This CD ROM contains an electronic version of appraisals for the Mortgaged
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Supplement. The information contained in this CD ROM does not appear elsewhere
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and together with, the information contained elsewhere in this Prospectus
Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference
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ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package,
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copy of the CD ROM.

               =================================================================

               COMPLETE APPRAISAL OF
               REAL PROPERTY

               Dover Mall & Commons
               Highway 13
               City of Dover
               Kent County, Delaware


               =================================================================

               IN A SELF-CONTAINED REPORT

               As of April 17, 1996



               Prepared For:

               Cadillac Fairview U.S., Inc.
               20 Queen Street West, Fourth Floor
               Toronto, Ontario M5H 3R4



               Prepared By:

               Cushman & Wakefield, Inc.
               Valuation Advisory Services
               51 West 52nd Street, 9th Floor
               New York, NY 10019

Cushman & Wakefield, Inc.                                              CUSHMAN &
51 West 52nd Street                                                 WAKEFIELD(R)
New York, NY 10019-6178                                     Improving your place
(212) 841-7500                                                  in the world.



June 24, 1996


Mr. John Macdonald
Cadillac Fairview U.S., Inc.
20 Queen Street West, Fourth Floor
Toronto, Ontario M5H 3R4

Re:  Complete Appraisal of Real Property
     Dover Mall & Commons
     Highway 13
     City of Dover
     Kent County, Delaware

Dear Mr. Macdonald:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the above referenced property. Specifically, we are providing an "As Is" Market Value estimate as of the date of inspection. Subject improvements consist of a 671,493+/- square foot enclosed regional mall known as the Dover Mall and a 51,976+/- square foot strip center known as the Dover Commons. Total site size is 92.86+/-. We are aware of four additional parcels totaling 78.37+/- acres and a drainage easement area totaling 9.34+/- acres which are located behind the mall and to the east and which are under mall ownership. These parcels are undeveloped and reportedly contain a substantial amount of wetlands. It is unclear how much of this land, if any, could be utilized for future development. Ownership has attempted to market the land, however aside from discussions with the adjacent Dover Downs Racetrack, there has been little interest. For purposes of this appraisal, this additional land behind the mall is excluded from our analysis.

     The value opinion(s) reported herein are qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report has been prepared for Cadillac Fairview U.S. Inc. ("Client") and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

     The property was inspected by and the report was prepared by Richard W. Latella, MAI and Brian J. Booth. Patrick T. Craig, MAI also provided significant professional assistance in the preparation of the analysis contained in this report.

Cushman & Wakefield, Inc.
Mr. John Macdonald
Cadillac Fairview U.S., Inc.
June 24, 1996
Page 2


     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 17, 1996, was:

                FIFTY NINE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $59,500,000

This value may be allocated to the following components:

     Dover Mall:                                          $55,500,000
     Dover Commons:                                       $ 4,000,000
     Total:                                               $59,500,000

This report has been prepared in accordance with our interpretation of your guidelines, and in compliance with the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.


Respectfully submitted,


Cushman & Wakefield, Inc.


/s/  Brian J. Booth

     Brian J. Booth
     Valuation Advisory Services




Patrick T. Craig, MAI
Associate Director
Valuation Advisory Services


/s/  Richard W. Latella

     Richard W. Latella, MAI
     Senior Director
     Retail Valuation Group
     State of Delaware Temporary Certified
     General Real Estate Appraiser No. V50000031


BJB:RWL:emf

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                          Dover Mall & Commons

Property Type:                          Enclosed regional mall and strip
                                        shopping center

Location:                               The subject property is located on the
                                        east side of North Highway 13 (DuPont
                                        Highway) just north of Colege Road in
                                        Dover, Delaware. Delaware State
                                        University is located directly across N.
                                        DuPont Highway from the subject.

Interest Appraised:                     Lease Fee Estate

Date of Value:                          April 17, 1996

Date(s) of Inspection:                  April 17, 1996

Ownership:                              Cadillac Fairview Corporation

Land Area
  Sears:                                10.79+/- acres
  Leggett:                               8.73+/- acres
  Boscov's:                             11.51+/- acres
  JC Penney:                            10.50+/- acres
  Developer Mall Parcel:                37.58+/- acres
  Commons Parcel:                        5.83+/- acres
  Drainage Easements:                    7.92+/- acres
  Total:                                92.86+/- acres

Zoning:                                 SC3 (Shopping Center 3 under the City of
                                        Dover Zoning Ordinance)

Highest and Best Use
  As If Vacant:                         Retail development built to maximum
                                        feasible F.A.R.

  As Improved:                          Continued retail use as a regional mall
                                        and strip shopping center.

Improvements:                           Single-level enclosed regional mall
                                        containing 671,493+/- square feet of
                                        gross leasable area and anchored by
                                        Sears, Leggett's, JC Penney, and
                                        Boscov's.

                                        Single-level strip shopping center
                                        containing 51,976+/- square feet of
                                        gross leasable area. Center currently
                                        has one major tenants (Pier 1 Imports)
                                        which totals 8,956+/- square feet, and a vacant major suite which totals 11,020+/- square feet which was formerly occupied by Silo.

                                   Summary of Salient Facts and Conclusions
================================================================================

Gross Leasable Area - Dover Mall
  Sears:                                111,039+/- SF
  Leggett:                               74,671+/- SF
  Boscov's*:                            137,000+/- SF
  JC Penney*:                           116,480+/- SF
  Mall Shops:                           232,033+/- SF
  -----------                           -------------
  Total GLA:                            671,493+/- SF
  Total Owned GLA:                      418,013+/- SF

* Anchors owned separately

  Year Built
     1982:                              Original Dover Mall Opening
     1988:                              Dover Commons Opening
     1993:                              JC Penney Opens at Dover Mall
     1995:                              Food Court Renovation

Summary of Income and Expense Information:

================================================================================
                         Dover Mall - Operating Summary
================================================================================
                                    Actual 1995          Budget 1996
================================================================================
         Minimum Rent               $4,551,242           $4,594,881
--------------------------------------------------------------------------------
         Overage Rent               $  456,987           $  484,454
--------------------------------------------------------------------------------
       Recoveries/Other             $2,124,940           $2,141,977
--------------------------------------------------------------------------------
         Total Expenses             $2,361,560           $2,482,706
--------------------------------------------------------------------------------
     Net Operating Income           $4,771,609           $4,738,606
================================================================================


================================================================================
                        Dover Commons - Operating Summary
================================================================================
                                   Actual 1995           Budget 1996
================================================================================
         Minimum Rent               $516,088              $553,975
--------------------------------------------------------------------------------
         Overage Rent               $  2,000              $   0.00
--------------------------------------------------------------------------------
       Recoveries/Other             $ 94,108              $ 88,850
--------------------------------------------------------------------------------
         Total Expenses             $119,3322             $115,014
--------------------------------------------------------------------------------
     Net Operating Income           $492,864              $527,811
================================================================================

Income Approach Assumptions

Current Occupancy:                      85.3% - Mall
                                        70.0% - Commons

Stabilized Occupancy:                   96.0% - Mall
                                        95.0% - Commons

Forecasted Date of Stabilization:       January 1998 - Mall
                                        April 1997 - Commons

Sales Growth (mall only):               2.0% - 1996

                                   Summary of Salient Facts and Conclusions
================================================================================

                                        3.0% - 1997-2005

Rent Growth:
Mall                                    Flat - 1996
                                        2.0% - 1997
                                        3.0% - 1998-2005

Commons                                 Flat - 1996
                                        3.0% - 1997-2005

Expense Growth (Mall & Commons):        3.5% - 1996-2005

Tax Growth (Mall & Commons):            3.5% - 1996-2005

Tenant Alterations
Mall
     New:                               $10.00/SF
     Renewal:                           $ 2.00/SF

Commons
     New:                               $ 5.00/SF
     Renewal:                           $ 1.00/SF

Renewal Probability Mall & Commons):    70.0%

Going-In Cap Rate:
   Mall                                 8.50 - 9.00%

   Commons                              9.75 - 10.25%

Terminal Cap Rate:
   Mall                                 9.25 - 10.00%

   Commons                              10.25 - 10.75%

Discount Rate:
   Mall                                 11.50 - 12.00%

   Commons                              12.00 - 12.50%


Value Indicators
  Cost Approach                         N/A

                                   Summary of Salient Facts and Conclusions
================================================================================

  Sales Comparison Approach
     Mall Component:                    $54,000,000 - $56,000,000
      Value Per Square Foot:            $129 - 134

    Dover Commons Strip Center          $4,160,000
      Value Per Square Foot:            $80.00

  Income Approach
    Discounted Cash Flow (Mall):        $55,500,000
    Direct Capitalization (Mall):       $55,500,000

    Discounted Cash Flow (Commons):     $3,900,000

Value Conclusion - Mall                 $55,500,000
  Value Per Square Foot:                $132.77 (GLA - 418,013 SF owned GLA)

Value Conclusion - Commons:             $4,000,000
  Value Per Square Foot:                $76.96 (GLA - 51,976 SF owned GLA)

Exposure Time Implicit
  In Market Value Estimate:             12+/- months

Special Assumptions Affecting Valuation:

     1. We are aware of four additional parcels totaling 78.37+/- acres and a drainage easement area totaling 9.34+/- acres which are located behind the mall and to the east and which are under mall ownership. These parcels are undeveloped and reportedly contain a substantial amount of wetlands. It is unclear how much of this land, if any, could be utilized for future development. Ownership has attempted to market the land, however aside from discussions with the adjacent Dover Downs Racetrack, there has been little interest. For purposes of this appraisal, this additional land behind the mall is excluded from our analysis.

     2. Throughout this analysis we have relied on information provided by ownership and management which we assume to be accurate. In this regard, we have reviewed lease abstracts for all tenants, a current rent roll, operating statements, and a 1996 budget for income and expenses at the subject property.

     3. Our cash flow analysis and valuation has recognized that all signed leases and any pending leases with a high probability of being consummated are implemented according to the terms presented to us by management. Such leases are identified within the body of this report.

     4. The forecasts of income, expenses, and absorption of vacant space are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

                                   Summary of Salient Facts and Conclusions
================================================================================

     5. The Americans With Disabilities Act (ADA) was enacted in 1990, requiring equal access to public places for disabled persons. Virtually all landlords of commercial facilities and tenants engaged in business that serve the public have compliance obligations under the law. While we are not experts in this field, our understanding of the law is that it is broad-based and that most existing commercial facilities are not in full compliance because of construction prior to enactment. We recommend a compliance study be performed by qualified personnel to determine the extent of potential non-compliance at the subject and any costs to cure.

     6. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================






                                [PHOTO OMITTED]


                                 [STREET SCENE]






                        View looking north on Highway 13.








                                [PHOTO OMITTED]


                                 [STREET SCENE]






                        View looking south on Highway 13.

                                            Photographs of Subject Property
================================================================================






                                [PHOTO OMITTED]


                                 [STREET SCENE]







                           Exterior of Leggett store.










                                [PHOTO OMITTED]


                                 [STREET SCENE]






                            Exterior of Sears store.

                                            Photographs of Subject Property
================================================================================







                                [PHOTO OMITTED]


                                 [STREET SCENE]






                           Exterior of Boscov's store.








                                [PHOTO OMITTED]


                                 [STREET SCENE]






                          Exterior of JC Penney store.

                                            Photographs of Subject Property
================================================================================











                                [PHOTO OMITTED]


                                 [STREET SCENE]






                         Exterior view of Dover Commons.








                                [PHOTO OMITTED]


                                 [STREET SCENE]






                           Exterior of Dover Commons.

                                            Photographs of Subject Property
================================================================================







                                [PHOTO OMITTED]


                                 [STORE SCENE]






                          View of mall concourse area.








                                [PHOTO OMITTED]


                                 [STORE SCENE]






                     View of typical in-line tenant spaces.

                                            Photographs of Subject Property
================================================================================







                                [PHOTO OMITTED]


                                 [STORE SCENE]






                 Looking down Sears throat at interior entrance.








                                [PHOTO OMITTED]


                                 [STORE SCENE]






                 View of JC Penney throat and interior entrance.

                                            Photographs of Subject Property
================================================================================







                                [PHOTO OMITTED]


                                 [STORE SCENE]






                          View of entrance to Leggett.








                                [PHOTO OMITTED]


                                 [STORE SCENE]






                   View of interior entrance to Fox Theatres.

                                            Photographs of Subject Property
================================================================================









                                [PHOTO OMITTED]


                                 [STORE SCENE]






                            View of food court area.








                                [PHOTO OMITTED]


                                 [STORE SCENE]






                            View of food court area.

                                                          TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION .............................................................     1
  Identification of Property .............................................     1
  Property Ownership and Recent History ..................................     1
  Purpose and Intended Use of the Appraisal ..............................     1
  Extent of the Appraisal Process ........................................     1
  Date of Value and Property Inspection ..................................     2
  Property Rights Appraised ..............................................     2
  Definitions of Value, Interest Appraised, and Other Pertinent Terms ....     2
  Legal Description ......................................................     3

REGIONAL ANALYSIS ........................................................     4

NEIGHBORHOOD ANALYSIS ....................................................    14

RETAIL MARKET ANALYSIS ...................................................    16

PROPERTY DESCRIPTION .....................................................    50
  Site Description .......................................................    50
  Improvements Description ...............................................    52

REAL PROPERTY TAXES AND ASSESSMENTS ......................................    56

ZONING ...................................................................    57

HIGHEST AND BEST USE .....................................................    58
  Highest and Best Use of Site ...........................................    58
  Highest and Best Use of Property as Improved ...........................    58
  Highest and Best Use of Property as Vacant .............................    59

VALUATION PROCESS ........................................................    61

SALES COMPARISON APPROACH ................................................    62

INCOME APPROACH ..........................................................    80

RECONCILIATION AND FINAL VALUE ESTIMATE ..................................   128

ASSUMPTIONS AND LIMITING CONDITIONS ......................................   131

CERTIFICATION OF APPRAISAL ...............................................   133

ADDENDA ..................................................................   134

                                                               INTRODUCTION
================================================================================

Identification of Property

     The subject of this appraisal is the Dover Mall and Commons, located in Dover, Delaware. The mall is a single-level regional mall anchored by Leggett, Sears, JC Penney and Bozcov's. It contains 671,0493+/- square feet of gross leasable area. JC Penney and Bozcov's own their own stores, resulting in an owned GLA of 418,013+/- square feet. Mall shops, kiosks, and food court contain 232,033+/- square feet. Dover Commons is a strip retail center located adjacent to the mall. It contains a total GLA of 51,976+/- square feet.

     The Dover Mall and Commons parcel contains 92.86+/- acres in total. JC Penney owns 10.50+/- acres of this total and Bozcov's owns 11.51+/- acres. The property is situated to the east of Highway 13 (DuPont Highway) directly across the street from Delaware State University and north of Dover Downs Racetrack.

Property Ownership and Recent History

     Title to the subject property is held by Cadillac Fairview which reportedly acquired the property in 1988. The original mall was built in 1982. Dover Commons was added in 1988 and JC Penney constructed their store in 1993.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of a leased fee estate of the subject property. The appraisal is to be used to establish asset value for mortgage collateralization.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of all buildings and site improvements and a representative sample of shop spaces with James Dolan, the property manager;

     o    Interviewed representatives of the property management company;

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager;

     o Reviewed a detailed history of income and expenses as well as a budget forecast for 1996;

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing shopping centers and offices which involved interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Prepared an estimate of stabilized income and expenses (for capitalization purposes);

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +plus software for the purpose of discounting the forecasted net income stream into a present value of the leased fee estate for the center;

     o Conducted market inquiries into recent sales of similar properties to ascertain sale prices per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers;

     o    Prepared Sales Comparison and Income Approaches to value:

     o Reconciled the value indications and concluded a final value estimate for the subject in its "as is" condition; and

     o Prepared a Complete Appraisal of real property, with the results conveyed in this Self-Contained Report.

Date of Value and Property Inspection

     The date of value is April 17, 1996. On that date, Brain J. Booth and Richard W. Latella, MAI inspected the property and its environs. Patrick T. Craig, MAI provided professional assistance in the preparation of this report, however, has did not inspect the property.

Property Rights Appraised

     Leased Fee Estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

     A complete metes and bounds description is included in the Addenda to this report.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [ROAD MAP OMITTED]


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          REGIONAL ANALYSIS
================================================================================

Introduction

     The short- and long-term value of real estate is influenced by a variety of factors and forces which interact within a given region. Regional analysis serves to identify those forces which affect property value and the role they play within the region. The four primary forces which influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.

--------------------------------
A. Environmental Characteristics
--------------------------------

     The primary environmental forces which influence the region include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.

General Overview

     The subject property is located within the City of Dover, Delaware. Dover is situated in the northeastern portion of the state approximately seven miles west of the Delaware Bay. Dover is the second largest city in the sate, as well as Delaware's State Capital and the Kent County Seat. Dover is geographically suited to agricultural and wildlife preservation, due to its location along Delaware Bay; and for the state's administrative services, due to centrality of location. A number of military installations also shape the area's market, including Dover Air Force Base, one of the largest aerial facilities on the East Coast. The city is located approximately 45 miles south of Wilmington, Delaware and approximately 60 miles north of Salisbury, Maryland. A number of military installations also shape the area's market, including Langley Air Force Base, the largest aerial port facility on the East Coast.

     The Dover MSA is composed of several small communities including Dover, Smyrna, Harrington, and Milford. The Facing Page chart presents an overview of demographic and economic data relating to the subject region. The chart on the Following Facing Page presents growth projections for the MSA through 2000.

Transportation

     The Dover MSA is generally well served by an integrated transportation network. The central portion of the MSA contains a majority of the area's transportation links. Highway 13 links Dover with Wilmington, Interstates 295 and 95 and the State of Pennsylvania to the north, as well as southern Delaware and the State of Maryland to the south. U.S. State Route 1 provides access throughout northern Dover, and Route 9 (Bayside Drive) runs along the Delaware Bay before joining with Route 1 to the south of Dover.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

     There are approximately five small airstrips within the Dover MSA however no public airservice is provided. The Civil Air Terminal at Dover Airforce Base can accommodate larger aircraft such as corporate jets. The closest airport offering public air service is the New Castle County Airport located approximately 45+/- miles north in Wilmington. The airport is served by mainly commuter airlines offering daily flights to most east coast cities.

     Other Services

     The MSA is also serviced by Trailways and Greyhound bus lines. Amtrak Rail service can be accessed in Wilmington.

--------------------------------
B. Governmental Characteristics
--------------------------------

     Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.

Government Structure

     Dover is the state capital as well as the seat for Kent County. The city is governed by a council-manager form of government, with a mayor, city council, and city manager. Over twenty city departments provide a full range of services, including zoning, planning, tax assessment, police, sheriff, and fire departments.

Services & Utilities

     Dover as well as Kent County, provide a range of municipal services, including police and fire protection, emergency medical services, street construction and maintenance, traffic signalization, planning and zoning, economic development, and parks and recreation. Major suppliers of electricity in the Dover MSA include Delmarva Power and Light Company, and the Delaware Electric Cooperative. Chesapeake Utilities provides natural gas, and Tidewater Utilities provides central water to many areas of the MSA.

Tax Structure

     The state of Delaware has an income tax, however, no cities in the Dover MSA tax income or wages, and there is no state sales tax. There is a state realty transfer tax equal to 2 percent, and some municipalities assess a property transfer tax as well. Properties within Kent County (includes Dover
MSA) are assessed at 60 percent of market value for property taxes. The current tax rate for Kent County is $0.265 per $100 of assessed value for fiscal year June 1 to May 31.

     Each of the six school districts within the MSA, including Smyrna, Capitol (Dover), Caesar Rodney (Camden), Lake Forest (Felton), Milford, and Woodbridge (Harrington), also collect a property tax, which varies in each district from $1.0652 per $100 of assessed value in Milford to $1.2531 per $100 of assessed value in Lake Forest.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

--------------------------------
C. Social Forces
--------------------------------

     Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.

Population

     The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.

     The Delaware MSA has a proportionately higher percentage of young people in its population mix. This is primary attributable to the military presence within the region. A young population generally bodes well for future labor force expansion, especially entry-level positions. These trends also have influences on consumer needs such as children's clothing, apparel, recreation equipment, and services.

     Population within the Dover MSA has grown at a relatively healthy pace over the past decade, showing increases of 1.3 percent per year from 1980 to 1990, and 1.6 percent annual growth from 1990 to 1996. By comparison, the State of Delaware has experienced population growth of 1.2 percent per year over the last six years, while the Mideastern region as a whole reports population growth of about 0.4 percent per year for the same period. Estimates for 1996 place the population of Dover at 122,500+/-, an aggregate increase of 9.7 percent over 1990. Through 2000, population growth within Dover is forecasted to be 1.2 percent per year, higher than the rate of growth projected for the state as a whole. Equifax National Decision Systems Decision Systems also projects population growth of 1.2 percent per year through 2000.

     A color graphic depicting projected population growth through 2000 is included at the end of this section. As can be seen, the largest areas of growth are forecasted to be within the city limits of Dover, as well as the community of Marydel. The entire area of the MSA is projected to see increases between 4.0 to 10.0 percent through 2000.

Households

     Household formation is an important component of demographic analysis which helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

     Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. This acceleration has been the result of several trends, namely the fact that the population is generally living longer, divorce rates have been on the rise, and many younger professionals are postponing marriage and/or leaving home at an earlier age, all resulting in increases of one- and two-person households. The total number of households in the Dover MSA has increased from 32,960+ in 1980 to 44,250+/- in 1996, a compound annual increase of about 2.0 percent per year. Accordingly, the number of persons per household within the MSA has decreased from 2.98 in 1980 to 2.76 in 1996.

     Projections through 2000 show household growth at 1.3 percent per year, slightly higher than population growth forecasts. Equifax is projecting annual household formation at a slightly higher rate of 1.5 percent per year. Combined, the consensus forecast shows annual household growth of 1.4 percent per year through 2000 for the Dover MSA.

Income

     Income levels, either on a per capita, per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has a direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate.

     Average income levels within the subject region are below state and national figures. On a per capita basis, Dover has a per capita income of $18,905 for 1996, about 30.2 percent below the state level of $24,618 and 24.1 percent below national statistics. Income growth has generally kept pace with state and national trends, experiencing annual growth of roughly 6.7 percent per year (1980-90); 4.4 percent per year from 1990 to 1996 (not adjusted for inflation). Equifax is projecting income growth of 6.7 percent per year through 2000. The consensus forecast is for growth of 5.6 percent per year.

     Although income levels are below average for the state, lower taxes and housing costs tend to improve the purchasing power of area residents. In an area such as unique as Dover, discretionary income numbers may actually understate true spending potential in the local market. Discretionary income (income less average mortgage payments, pension payments, and taxes) does not take into account the area's transient military population nor the impact of tourism within the region.

     The highest per capita incomes are found towards the northeastern portions of the Dover MSA. These areas are located on the coast, both east and north of the central Dover MSA.

     A color graphic displaying average household income by area is presented at the end of this section. As shown, areas on the north side of the MSA are generally more affluent than other sectors. The highest levels of income are located in Smyrna and Dover.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

--------------------------------
D. Economic Trends
--------------------------------

     Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

Overview

     The Dover MSA has a relatively diverse economic base which revolves around its military and governmental presence.

Dover Airforce Base

     The Dover Airforce Base is located approximately five miles south of the city of Dover. The base operates the largest aerial port facility on the East Coast and serves as a focal point for military cargo movement to Europe and the Middle East. The 7,372 active duty and reserve military, and 1,238 civilian workforce, with a total economic impact of approximately $470,581,600 per year, ranks the air base as Delaware's third largest industry, and the MSA's largest employer.

     The Dover Airforce base is the City's largest tourist attraction. The prime attraction throughout the year is the base's fleet of 36 giant C-5 Galaxy airplanes. The C-5 is the U.S. military's largest aircraft, primarily designed to carry oversized cargo. Each year, thousands of tourists travel to the base to see the C-5, as well as the Base Museum.

     Although defense cutbacks and government downsizing has spawned job reductions in this sector on a national basis over the past five years, this sector has remained stable within Dover, with military employment expected to grow as other installations are either closed or reorganized around the country.

Employment Distribution

     The largest sectors of non-agricultural employment within the Dover MSA include Government, Wholesale/Retail Trade, Services and Manufacturing. Government accounts for 30.2 percent of non-farm employment, growing at an annual rate of about 1.0 percent per year over the last six years. Wholesale/Retail Trade accounts for 23.6 percent of non-agricultural employment, growing by 5.4 percent per annum since 1990. Services and Manufacturing round out the top sectors of employment, accounting for approximately 22.6 percent and
9.7 percent of non-farm employment, respectively. The employment distribution for the Dover MSA as well as the State of Delaware is summarized on the Facing Page Chart.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Major Employers and Industries

     Citicorp Insurance Group (300 employees), Discover Card Services (200 employees), Milliken and Michaels (70 employees), MBNA (120 employees), and Nations Bank (130 employees) have all recently opened offices within the Dover MSA. The following table summarizes the major employers within Dover along with the estimated number of employees and type of business.

================================================================================
          Employer              Type Of Business                  Employees
================================================================================
Dover Airforce Base                 Military                        8,610*
--------------------------------------------------------------------------------
State of Delaware                  Government                       5,000
--------------------------------------------------------------------------------
Kent General                        Hospital                        1,500
--------------------------------------------------------------------------------
ConAgra                        Poultry Processing                   1,250
--------------------------------------------------------------------------------
General Foods                     Food Products                     1,100
--------------------------------------------------------------------------------
Playtex Products                  Personal Care                       950
--------------------------------------------------------------------------------
Playtex Apparel                     Garments                          600
--------------------------------------------------------------------------------
ILC Dover                      Protective Clothing                    450
================================================================================
     *    Includes both military and civilian employees.
================================================================================

Unemployment Rates

     Unemployment rates in the Dover MSA have historically been fairly consistent with state figures and below national figures. For 1995, the unemployment rate for Dover was 4.4 percent, 0.2 points above year-ago levels, and 0.2 points above the state unemployment rate of 4.2 percent. Mirroring national trends, unemployment peaked between 1992 and 1993 at 6.5 percent, followed by a declining trend through 1994. The following chart summarizes historic unemployment rates.

================================================================================
                           Historic Unemployment Rates
================================================================================
   Year                 Dover               Delaware           United States
================================================================================
   1995                  4.4%                 4.2%                 5.6%
--------------------------------------------------------------------------------
   1994                  4.2%                 4.0%                 5.4%
--------------------------------------------------------------------------------
   1993                  6.5%                 5.9%                 6.8%
--------------------------------------------------------------------------------
   1992                  6.0%                 5.3%                 7.4%
--------------------------------------------------------------------------------
   1991                  6.2%                 6.2%                 6.7%
--------------------------------------------------------------------------------
   1990                  5.3%                 5.1%                 5.5%
================================================================================
Source: Employment & Earnings; Bureau of Labor Statistics
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Employment Growth

     Over the past six years, while employment growth in the State of Delaware has moderated over the growth experienced between 1980 and 1990, growth in Dover has been consistent. Total non-farm employment in Dover grew at a compound annual rate of 2.6 percent per year from 1980 to 1990, and an annual rate of 2.5 percent from 1990 to 1996. The service, wholesale, and retail trade sectors have shown the greatest increase in recent years, and this trend is expected to continue. The finance, insurance, and real estate sector has also shown significant growth in the last six years with the increasing presence of financial companies in the Dover MSA. Farm and Agricultural Service employment has remained relatively stable while Manufacturing has experienced a loss in jobs since 1980.

     Woods & Poole Economics projects moderate non-farm employment growth for Dover over the next six years, with an annual rate of increase forecasted at 1.3 percent per year. Delaware as a state is forecased to witness a 0.9 percent increase over the same period.

Retail Sales

     Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United States today. As such, retail sales patterns have become an important indicator of the economic health of a region.

     Retail sales growth has been strong in Dover over the past nine years. Since 1985, total retail sales have grown at a compound annual rate of 9.1 percent per year, considerably higher than statewide growth of 5.1 percent. From 1990-94, sales growth has tracked at 7.7 percent per annum for the MSA, with Delaware showing annual growth of 2.2 percent per year. Woods & Poole forecasts the MSA to see annual retail sales growth of 0.66 percent per year above inflation through 2000 (adjusted to 1987 dollars).

--------------------------------
E. Critical Observations
--------------------------------

     The following bullet points summarize some of our general observations relating to the subject's region:

     o The region's economy is relatively diverse. However, the impact of military presence should not be understated.

     o Employment growth is projected to be 1.3 percent per year, led by Services and Wholesale/Retail Trade. Manufacturing is the only segment projected to see a decline in employment through 2000.

     o Population growth in the Dover MSA is forecasted to be 1.2 percent per year, while household formation will occur at an annual rate of 1.4 percent.

     o Income levels are projected to increase at an annual rate of about 5.6 percent per year for Dover through 2000.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

     o The MSA's demographic profile has many implications for its consumer and economic base. The high proportion of young people makes the basic apparel, consumer-electronics, and recreation equipment markets more attractive than other areas of the nation.

Conclusion

     The short- and long-term outlook for Dover and its surrounding region is for stability, with moderate-good growth in employment and population. The economy is relatively well diversified, with a relatively low cost of living and good transportation system. The Dover MSA is clearly the focal point for growth in the MSA. On balance, we are relatively optimistic about the short-term outlook of the subject region. Long-term, the region should see stability and moderate-good growth.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

DOVER AREA BY ZIP CODE




                               [ROAD MAP OMITTED]





POPULATION % GROWTH 1996-2001

DOVER AREA BY ZIP CODE




                               [ROAD MAP OMITTED]





HH 96 BY INCOME: AVERAGE (EST.)

                                                      NEIGHBORHOOD ANALYSIS
================================================================================

Introduction

     A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social, economic, governmental, and environmental forces that influence property value. The area most closely surrounding the subject, whether it contains residential property, commercial property, or a mixture of commercial and residential properties, is called a neighborhood.

General Overview

     The subject property is located on the east side of Highway 13, north of College Road and directly across the street from Delaware State University. The mall has become the center for commercial/retail development in this sector of Dover. DuPont Highway is the major commercial arterial through the city. Although very little development occurred in the neighborhood before 1980, current and recent development has been significant, including several retail projects across DuPont Highway.

Neighborhood Boundaries

     The subject neighborhood can generally be defined as the area bounded by the intersection of Highway 1 & Dyke Branch Road (north), Lockmeath Way Road (south), Bayside Drive (east), and the Dover City limits (west). This area has attracted several new retailers within recent years including Wal-Mart, Sams Club, and Service Merchandise.

Access

     Primary access to the subject neighborhood is gained via Highway 13 (DuPont Highway), Highway 1 and Willowgrove Road. Other large arterials in the area include Bayside Drive, and Halltown Road. The subject property has good access from Highway 13 via two signalized intersections providing access to Dover Mall Road.

Land Use Patterns

     The basic land use patterns along Highway 13 include commercial, retail, hotel/motel, and some residential development. On the west side of Highway 13, across from the subject is Delaware State University. Directly south of the subject is Dover Downs; a large regional automobile and harness racing track. North of the subject along Highway 13 are several retail developments including Service Merchandise and Wal-Mart.

Recent Development Activity

     Through conversations with the Kent County Planner, as well as those active within the Dover retail market, it was reported that there are currently no developments either under construction or proposed within the subject neighborhood. The most recently completed projects within the neighborhood are the two 'big-box' developments for Service Merchandise and Wal-Mart.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Neighborhood Analysis
================================================================================

Conclusion

     The subject neighborhood has experienced a controlled pace of new residential and retail development over recent years. Population growth trends and household income trends in the neighborhood have been favorable and are forecasted to continue for the near term. The subject's location within the neighborhood has developed into the principal commercial destination for Kent County.

     On balance, we are optimistic about the short- and long-term outlook of the subject's neighborhood. With continued population and employment growth in Dover, the subject's position in the market should continue to see improved market share and increasing retail sales.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a super-regional shopping center.

     A super-regional center(1) provides for extensive variety in general merchandise, apparel, furniture, home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. In theory, the typical size of a super regional center is about 800,000 square feet of gross leasable area. In practice, the size ranges from about 600,000 to more than 2,000,000 square feet.

     In order to define and analyze the market potential for the Dover Mall, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

     The subject is the only traditional regional mall in the Dover MSA/Kent County. Competition in the immediate area is limited to traditional strip centers. Christiana Mall, the nearest enclosed regional mall, is located in Newark, Delaware, 45 miles north of Dover Mall. The subject's capture rate of area expenditure potential is also influenced to a far lesser extent by other regional centers such as the Concord Mall, located 60 miles north of the subject, The Centre at Salisbury, located 62 miles southwest, and the Annapolis Mall, located 75 miles southwest of the subject. While none of these regional malls are considered to compete directly with Dover Mall, they are mentioned to the extent that their secondary trade areas could overlap that of the subject. There is also a large outlet center in Rehoboth Beach, located 40 miles southeast of the subject, that while seasonally-oriented, offers a large assortment of middle market and upscale off-price stores.

     Finally, there are a limited number of large strip centers anchored by discount department stores, supermarkets and specialty/category killer stores in the market. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as an established prime shopping district and generating more retail traffic to the area than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

----------
1    Urban Land Institute Dollars and Cents of Shopping Centers - 1995

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade are analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's Effective Trade Area, profiled by Equifax National Decision Systems, was defined based on the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customer's to determine the zip code of their primary residence.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     In order to examine the subject property in its proper context, we must first examine the nature of the competition. With respect to regional mall competition, the subject appears to be well positioned. Together with the Concord and Christiana Malls, the subject is one of three traditional, viable regional malls in the State of Delaware, and the only regional mall located within the Dover MSA or outside of the Wilmington MSA. Further, Dover Mall is the only regional mall located within its effective trade area. Only the Christiana Mall, which at 45 miles north of the subject is the most proximate of the competitive regional malls, is considered to offer any meaningful competition to Dover Mall, given its diverse anchor alignment and unique specialty/fashion mall shop tenant mix. The Concord Mall, The Centre at Salisbury and Annapolis Mall, all located in excess of 60 miles from the subject, are limited to periphery status.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competition

     While none of the regional malls listed below are considered directly competitive to the subject given their distance from Dover Mall, the following table identifies the larger alternative retail properties in the region with secondary trade areas that could overlap with that of the subject.

===================================================================================================
                                Competitive Retail Shopping Centers
===================================================================================================
                                  Year                                                   Distance
                                 Opened/          Total                                    from
No.    Center/Location          Renovated          GLA            Anchor Stores           Subject
---------------------------------------------------------------------------------------------------
 S       Dover Mall               1962           555,684            Boscov's
     1365 N. DuPont Hwy.                                           JC Penney
        Dover, Delaware                                              Leggett
                                                                     Sears
---------------------------------------------------------------------------------------------------
 1       Christiana Mall        1978/1990      1,280,000           JC Penney             45 miles
    715 Christiana Mall Rd.                                      John Wanamaker
       Newark, Delaware                                              Macy's
                                                             Strawbridge & Clothier
---------------------------------------------------------------------------------------------------
 2       Concord Mall           1969/1993        916,351            Boscov's             57 miles
       Naaman's Road @                                       Strawbridge & Clothier
         Concorde Pike                                                Sears
     Wilmington, Delaware                                          Woolworth's
---------------------------------------------------------------------------------------------------
 3     Center at Salisbury      1990/1991        884,709            JC Penney            62 miles
      2300 Salisbury Blvd.                                           Hecht's
      Salisbury, Maryland                                           Boscov's
                                                                 Montgomery Ward
                                                                      Sears
---------------------------------------------------------------------------------------------------
 4       Annapolis Mall         1980/1994        964,900            JC Penney             75 miles
      2002 Annapolis Mall                                            Hecht's
      Annapolis, Maryland                                        Montgomery Ward
                                                                    Nordstrom
---------------------------------------------------------------------------------------------------
       Total                                   4,601,644
===================================================================================================
Source:   Shopping Center Directory - 1995
===================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Subject Retail Center

Name:                                   Dover mall

Location:                               1365 N. DuPont Hwy.
                                        Dover, Delaware

Owner:                                  The Cadillac Fairview Corporation

Distance and Time from Subject:         NA

Year Opened:                            1962

Year(s) Expanded/Renovated:             1989

Total GLA:                              672,708+/- SF

Mall GLA:                               233,248+/- SF

Mall Shop Ratio:                        35%

Anchor Tenants:                         Boscov's                      137,000 SF
                                        JC Penney                     116,480 SF
                                        Leggett                        74,671 SF
                                        Sears                         111,309 SF
                                                                      ----------
                                        Total Anchor GLA              439,460 SF

Number of Mall Shops:                   88+/-

Occupancy (Mall GLA):                   90+/-%

Average Market Rent (Mall GLA):         $10-$20/SF

Land Area:                              88+/- AC

Parking/Ratio                           4,522; 6.7 spaces per 1,000 SF of GLA

Demographics:                           Primary Market Population:       270,000
                                        Average Household Income:        $34,200

Retail Sales:                           $258/SF - 1995

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments:

     Dover Mall is the only viable regional Mall located within the Dover/Kent County MSA or its effective trade area, with its nearest competition the upscale Christiana Mall, located 45 miles north in Newark, DE. Its anchor alignment of middle market retailers, including JC Penney, Boscov's, Sears and Leggett's, is well-suited to the average household income level of its effective trade area, and effectively differentiates the mall from its nearest competitor, whose anchors include Macy's and Lord & Taylor (Wanamaker's will be converted during 1996), and mall shop tenant base is positioned upscale.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 1

Name:                                   Christiana Mall

Location:                               715 Christiana Mall Rd.
                                        Newark, Delaware

Owner:                                  Rubin Strouse Retail

Distance and Time from Subject:         45+/- miles north
                                        (55+/- minute drive time)

Year Opened:                            1978

Year(s) Expanded/Renovated:             1990

Total GLA:                              1,280,000+/- SF

Mall GLA:                               508,596+/- SF

Mall Shop Ratio:                        40%

Anchor Tenants:                         JC Penney                     158,000 SF
                                        John Wanamaker                190,404 SF
                                        (Lord & Taylor)
                                        Macy's                        215,000 SF
                                        Strawbridge & Clothier        208,000 SF
                                                                      ----------
                                        Total Anchor GLA:             771,404 SF

Number of Mall Shops                    132+/-

Occupancy (Mall GLA):                   100%

Average Rent (Mall GLA):                $40-$50/SF

Land Area:                              120+/- AC

Parking/Ratio:                          6,318+/- cars; 5+/- per 1,000+/- SF

Demographics:                           Primary Market Population:       610,055
                                        Average Household Income:        $40,508

Retail Sales:                           $450 to $500/SF

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments:

     The May Co. will convert John Wanamaker's to Lord & Taylor during 1996. Recent expansion/renovation to mall included 160,000+ square feet of small shop space, leased primarily to upscale fashion and specialty tenants. Christiana Mall clearly differentiated from competing retail properties within region as upscale alternative, as evidenced by department store anchors and diverse small shop tenant base. Superior occupancy, rent levels and occupancy relative to subject. Given distance from subject and the solidly middle-class demographics of the Dover MSA and subject's Effective Trade Area, the Christiana Mall is considered secondary competition to subject for resident population. More formidable competition to subject for out-of-state shoppers traveling to Delaware to take advantage of sales-tax savings.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 2

Name:                                   Concord Mall

Location:                               Naaman's Road @ Concord Pike
                                        Wilmington, Delaware

Owner:                                  Heitman/JMB Advisory

Distance and Time from Subject:         60+/- miles north
                                        (65+/- minute drive time)

Year Opened:                            1969

Year(s) Expanded/Renovated:             1990/1993/1995

Total GLA:                              916,351+/- SF

Mall GLA:                               316,541+/- SF

Mall Shop Ratio:                        35%

Anchor Tenants:                         Boscov's                      175,065 SF
                                        Strawbridge & Clothier        150,000 SF
                                        Sears                         175,000 SF
                                        Woolworth's                    57,635 SF
                                        Pathmark Outparcel             42,110 SF
                                                                      ----------
                                        Total Anchor GLA:             599,810 SF

Number of Mall Shops                    89+/-

Occupancy (Mall GLA):                   98%

Average Rent (Mall GLA):                $20-$40 SF (estimated)

Land Area:                              59+/- AC

Parking/Ratio:                          6,620+/- cars; 7.2+/- per 1,000+/- SF

Demographics:                           Primary Market Population:       610,055
                                        Average Household Income:        $40,508

Retail Sales:                           $300/SF

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments:

     Originally constructed in 1969, last expansion included addition of Sears in 175,000+/- SF in 1993. Traditional, mid-market tenant mix comparable to subject. Strawbridge & Clothier recently sold to May Co., which may merge the change into one of their existing department store divisions. Given distance from subject, considered peripheral competition whose secondary trade area may overlap to a minimal degree with subject's Effective Trade Area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 3

Name:                                   Centre at Salisbury

Location:                               2300 Salisbury Blvd.
                                        Salisbury, Maryland

Owner:                                  The MaceRich Company

Distance and Time from Subject:         62+/- miles southwest
                                        (75+/- minute drive time)

Year Opened:                            1990

Year(s) Expanded/Renovated:             1991

Total GLA:                              884,709+/- SF

Mall GLA:                               279,909+/- SF

Mall Shop Ratio:                        32%

Anchor Tenants:                         JC Penney                      85,112 SF
                                        Hecht's                       140,000 SF
                                        Boscov's                      140,000 SF
                                        Montgomery Ward               107,384 SF
                                        Sears                         132,304 SF
                                                                      ----------
                                        Total Anchor GLA:             604,800 SF

Number of Mall Shops:                   110+/-

Occupancy (Mall GLA):                   91%

Average Rent (Mall GLA):                $22-$28+/-/SF

Land Area:                              109+/- AC

Parking/Ratio:                          4,630+/- cars; 5.2 per 1,000+/- SF

Demographics:                           Primary Market Population:       267,510
                                        Average Household Income:        $36,600

Retail Sales:                           $270/SF

Comments: Solid mid-market alignment and traditional tenant mix. Due to distance from subject, considered peripheral competition.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 4

Name:                                   Annapolis Mall

Location:                               2002 Annapolis Mall
                                        Annapolis, Maryland

Owner:                                  Westfield Corporation Inc.

Distance and Time from Subject:         75+/- miles southwest
                                        (90+/- minute drive time)

Year Opened:                            1980

Year(s) Expanded/Renovated:             1994

Total GLA:                              977,000+/- SF

Mall GLA:                               403,335+/- SF

Mall Shop Ratio:                        41%

Anchor Tenants:                         JC Penney                      83,695 SF
                                        Hecht's                       198,171 SF
                                        Montgomery Ward               139,033 SF
                                        Nordstrom                     152,766 SF
                                                                      ----------
                                        Total Anchor GLA:             573,665 SF

Number of Mall Shops:                   152+/-

Occupancy (Mall GLA):                   98%

Average Rent (Mall GLA)                 $40-$100 shops
                                        $120 Food Court

Land Area:                              88+/- AC

Parking/Ratio:                          4,809+/- cars; 4.9+/- per 1,000+/- SF

Demographics:                           Primary Market Population:       449,539
                                        Average Household Income:        $63,471

Retail Sales:                           $385/SF, non-anchor

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments:

     With the 1994 addition of Nordstrom's as the Mall's 5th anchor, and the attendant 103,000+/- square foot expansion of small shop space leased primarily to upscale retailers, Annapolis Mall has clearly positioned itself upscale to other regional competition. Given Annapolis Mall's distance from the subject, and the competitiveness of Delaware's tax -free status, this Mall presents limited competition to the subject.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     The mall properties cited above (inclusive of the subject) comprise approximately 4.6+/- million square feet of mall space. Together with the Concord and Christiana Malls, the subject is one of only three viable regional malls within the State of Delaware, and is the only regional mall within the Dover/Kent County MSA. Further, Dover Mall is the only regional mall located within its effective trade area. Together with Delaware's tax-free status, the subject is supported by favorable competitive market fundamentals.

Other Competition

     As discussed, there is no other direct mall competition for the subject in its immediate trade area. In addition to the facilities described, the balance of the retail inventory consists of certain big box stores and specialty tenants in neighborhood and community centers as well as free-standing retail facilities. Overall, the level of retail infill tenanted by strong nationals is limited. A brief description of the retail centers in the immediate area will serve to portray the balance of the neighborhood retail alignment.

o The Center at Dover is a 280,000+/- square foot (inclusive of outparcel development) community center on 32+/- acres located along Dupont Highway approximately 1+/- mile from the subject. The center is 98 percent occupied by anchors Hechinger (60,000+/- SF), Metro Supermarket (65,000+/- SF), AC Moore (21,000+/- SF) and approximately 10 small shop tenants. Center ownership reported that Hechinger considers this one of their better-producing-locations, and will be remaining at the center. Outparcel development includes Chi-Chi's, Red Lobster and the Olive Garden. AC Moore recently entered a 15 year lease, occupying its 21,000+/- SF store during the first quarter of 1996 at an initial rent of $8.50 per square foot, triple net. Two vacant small shop spaces are available at $15-$17 per square foot, triple net.

o North Dover Center is a 188,555+/- square foot community center on 20+/- acres located along DuPont Highway approximately 1+/- mile from the subject. The center is 98% occupied by anchors Toys "R" Us, TJ Maxx, and an Acme supermarket, and approximately 13, mostly national tenants. According to the center's leasing agent, lease rates for the most recent anchor tenants averaged $8 per square foot, triple net, while recent small shop leases have averaged between $13-$15 per square foot, triple net.

o Wal-mart and Sam's Club opened on a site approximately one mile north of the subject during 1992. A recently renovated, 85,000+/- square foot Kmart, which the retailer considers a well-performing store, is located approximately 1+/- mile from the subject.

o Blue Hen Corporate Center is a 485,000+/- square foot former regional mall located along U.S. 113 near Route 13. This property was taken back by its lenders in 1993, which repositioned the property as a corporate center in 1994. Aetna and NationsBank are the project's major tenants, and are located in the former anchor positions for a total of 180,000+/- square feet. On-site retail is service-oriented, and is meant to serve as an amenity to the office tenant base. According to the project's leasing agent, there are approximately 130,000+/- vacant square feet with frontage to Route 113 which could conceptually be re-leased as retail. However, it is more likely that this space will be leased as office space.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

o Ocean Outlets is a 375,000+/- square foot outlet complex consisting of three detached centers tenanted primarily by middle market manufacturers, and to a lesser extent, more upscale apparel makers such as Lacoste. The complex is located 40+/- miles south of the subject in the resort community of Rehoboth Beach. Overall, this facility caters to a large summer tourist population, and is considered to offer minimal competition to the subject in attracting the traditional regional mall shopper.

Future Regional Competition

     There are no proposed enclosed regional malls reported for the subject's trade area. However, a significant increase to the Wilmington area's retail inventory will come with the development of Brandywine Town Center, an 860,000+/- square foot power center to be located along Route 202 at Naaman's Road. This project is being developed by the Wilmington-based Delle Donna & Associates with a joint venture partner. Construction of Phase I commenced during April, 1995. Phase I tenants will include an 18-screen, 150,000+/- square foot Regal Cinemas and FunScape; Dick's Clothing and Sporting Goods in 60,000+/- square feet; Bed, Bath and Beyond in 50,000+/- square feet; Office Depot in 30,000+/- square feet and Home Depot in 108,000+/- square feet. Phase I is scheduled for an October/November 1996 completion. While negotiations are being finalized for Phase II occupants, the developer anticipates a Spring 1997 completion of the project.

GLA per Capita

     The data presented summarizes the extent of existing regional mall development inside the trade area. According to the National Research Bureau, 1995 GLA per capita, counting all retail centers in excess of 400,000+/- square feet, was 5.5+/- square feet for the United States and 8.8+/- square feet for the State of Delaware. It should be noted, however, that when counting viable enclosed regional malls only, the GLA per capita for the State of Delaware is 3.8+/- square feet. It should also be noted that the state's status as both a non-sales tax state and summer resort area results in a significant inflow of non-resident shoppers.

     As discussed previously, the subject is the only traditional regional mall in Kent County. With the Kent County/Dover MSA population of 122,879 (see Trade Area population discussion following), this results in approximately 4.5+/- square feet of regional mall GLA per capita. This is below the composite state and national averages, indicating that the market is not saturated and could potentially absorb some additional regional mall space and still be within the average parameters for the state and nation.

Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by JC Penney, Sears, Leggett's and Boscov's. The following is a profile of each of these anchor tenants.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     JC Penney, the fourth largest retailer in the United States (after Wal-Mart, K-Mart and Sears), operates 1,233 JC Penney department stores and 526 drug stores (Thrift Drug and Treasury Drug) throughout all 50 states and Puerto Rico. The $21 billion company has changed its historical image as a discount dime store and has targeted upper-middle-class consumers by adding brand-name soft goods and dropping hard goods from the in-store product mix. Today the company's product mix centers on apparel, shoes, jewelry, and home furnishings. In 1994, retail sales rose 7.4 percent to $20.4 billion, surpassing the $20 billion mark for the first time. Net income also exceeded $1 billion for the first time ever. Total revenues were up 7.7 percent to $21.1 billion. The company has experienced a ten year compound annual growth rate in retail sales (1984-1994) of about 4.2 percent. Overall, productivity among stores increased by 8.9 percent to $159 per square foot from $146 per square foot in 1993, and $137 per square foot in 1992. Catalog sales totaled $3.8 billion in 1994-95, accounting for 19 percent of total retail sales. Drug stores, under the Thrift Drug name, totaled 526 units in 1994-95 and accounted for 7.6 percent of total sales which achieved $243 per square foot. The company currently has approximately 113 million square feet of store space. In February 1995, the company acquired the 97 unit Kerr Drug Store chain. The company will continue to expand its private brand lines. In addition, the catalog operation is posed to continue to do well, coming off of its highest sales in its 31 year history. The company did not fare as well in fiscal 1995 (year ending January 1996) with earnings falling by 20 percent and same store sales declining by 2.5 percent in the fourth quarter and 1.4 percent for the fiscal year. The company is planning a $700 capital expenditure program over the next three years to help bolster store performance. Value Line reports that the company's financial strength warrants an "B++" rating. Standard & Poors has forecasted a continued modest rise in comparable store sales. They rate the company "A-".

     Sears, the world's third largest retailer continues to profit from its remarkable turnaround. Total revenues from operations increased by 6 percent to $54.56 billion in 1994. Sears Merchandising Group operates 800 department stores and 1,140 specialty stores throughout North America. The company is focusing on three core operations: apparel; home, including home appliances and electronics, home improvement and furniture; and automotive including Sears Auto Centers and Western Auto. Revenues per selling square foot were $340 in 1994, up from $321 in 1993. The restructuring that the company implemented in 1993 involved the closure of approximately 113 unprofitable department stores and the elimination of 50,000 jobs. Sears has also abandoned its once formidable catalog operation closing it in May, 1993. Also in 1993 the company sold 20 percent of Dean Witter/Discover Card to the public raising $900 million then sold the rest to shareholders. It also offered about 20 percent of Allstate, raising $2.4 billion in the nations largest IPO in 1992. In 1995, it spun off the balance of its 80.3 percent stake. During 1994 the company transferred ownership of Sears Tower and related mortgages to a trust. Also, at the end of 1995, Sears divested itself of Homart, its real estate development subsidiary.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     In 1994, Sears' dominance continued as the Merchandise Group generated income of $890 million, an 18.4 percent increase over 1993 income of $752 million. Comparable store growth was a very strong 8.3 percent which followed the 8.9 percent growth in 1993 and 3.6 percent in 1992. In addition to strong comparable store sales increases, core merchandising revenues per selling square foot have also shown steady increases in 1994 and 1993, up 7.8 percent and 11.1 percent, respectively. Department store revenues were up 8.5 percent in 1994, which added to the 10 percent increase in 1993. More recently, comparable store sales were up 5.8 percent in the fourth quarter of 1995.

     The company has implemented a $4.0 billion remodeling program and over the past two years, during which Sears has remodeled and modernized 240 department stores and converted 2.9 million square feet of non-selling space and 1.5 million square feet of selling space formerly occupied by furniture departments to apparel selling space. Free-standing store revenues increased 20.2 percent in 1994. This was fueled by 98 new Dealer stores, 22 Homelife stores and 11 Sears Hardware stores. Analysts are forecasting a 6 percent growth in revenues and 4 to 5 percent same store sales increases in 1996. Value Line rates the company's financial strength an "A", while Standard & Poor's ranks it "B".

     Boscov's Department Store, Inc., based in Reading Pennsylvania, is a privately held concern which owns and operates 29 full-line department stores throughout Delaware, Maryland, New Jersey, New York and Pennsylvania, often in secondary markets. The typical Boscov's store anchors a regional or super-regional mall and is 150,000+/- square feet in size. Boscov's stores are clearly targeted toward the mid-market customer, and are merchandised with a wide array of hard and soft lines, including home furnishings and appliances. As of year-end 1993 (the most recently available data), Boscov's posted sales of approximately $500,000,000 and employed 4,500.

     Leggett Stores, Inc., based in Danville, Virginia, is a privately held concern which owns and operates 43 department store units. While the majority of stores are concentrated in Virginia, Leggett's Stores has expanded into West Virginia, North Carolina, Maryland and Delaware. Leggett's merchandise mix emphasizes apparel, jewelry and cosmetics, and consists of a broad mix of both moderate and bridge designers. As of 1995, Leggett Stores, Inc. employed 5,300, and posted an estimated sales volume was $519,400,000.

Trade Area Definition

     Dover Mall is well-located along Route 13, the state's major north-south artery, with peripheral access also from Route 113. This location makes it one of the more accessible retail locations within the area. The advantage of interstate proximity has the effect of expanding the mall's trade area by virtue of reducing travel time for residents in more distant locations. This is especially relevant given the dearth of regional malls located south of the subject. As such, the percentage of in-flow sales tends to be greater for more dominant properties.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. As one of only three enclosed regional malls within the state and the only regional mall located outside of the Wilmington MSA, good access via Routes 13 and 113 maximizes its position within the state. We note that shopping alternatives within at least a 30 mile radius are marginal, allowing the subject to virtually dominate the market. Further to the north, expanding outward to a 40 mile ring, competition is more intense. However, to the south, where population density and growth remain solid, there is literally no competitive threat.

     We believe that it is also important to note that key community centers and free-standing "category killers" represent a force in the market's competitive environment. However, their primary stores (groceries, discount department stores, and drugs) are generally different from those which comprise the Dover Mall. Certainly there is a place for both in most retail environments, including the Route 13 and Route 113 corridors. Relative to other markets throughout the region, however, the influx of category killers and big boxes into the Dover marketplace has been limited. For those which have entered (Toys "R" Us, Sam's Club, Wal-mart), they collectively help balance out the retail infill and act as a traffic generator that increases the area's status as a destination retail hub.

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. The subject's location near the confluence of Routes 13 and 113 maximize its position as the only viable enclosed regional mall within the state located outside of the Wilmington MSA.

     2. The subject benefits from the Delaware's sales tax-free status, with both clothing and hard goods not subject to sales tax. This tax-free status is incentive for resident's of Maryland to travel to regional malls within Delaware, increasing the subject's effective trade area.

     3. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

     4. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     5. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     6. Adequate cross shopping occurs with the area strip centers, whose tenants compliment, rather than compete with the mall.

     In the Spring of 1995 Urban Retail Properties, Co. conducted a survey of mall shoppers, which included determining the zip code of their primary residence. This survey shows that the effective trade area of the mall extends throughout the entire state to the south and into the eastern corridor of Maryland, but does not penetrate the greater Wilmington MSA to the north. In contrast to the southern portion of the state, the Wilmington MSA is well-serviced by two regional malls and several community and power center formats.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis

================================================================================


     After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings. As such, we have elected to rely on some of the demographic results it has produced. An analysis of key demographic indicators can then be performed based upon this defined trade area.

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. ENDS provides historical, current and forecasted population estimates for the total trade area. Patterns of development density and migration are reflected in the current levels of population estimates.

     Comparisons have been made between the Dover/Kent County MSA and the State of Delaware to the Effective Trade Area's components to lend some perspective to the dynamics of the trade area. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the effective trade area increased by 29,961 to 272,865. This 12.3 percent increase (1.96 percent per annum) has marginally outpaced that of the Dover MSA's per annum growth rate of 1.71 percent, while both rates significantly outpace those of the State of Delaware (1.42 percent per annum) and the United States as a whole (1.07 per cent per annum). The current projection is for a continuation of this trend with additional growth of 1.47 and 1.28 percent per annum for the effective trade area and the Dover MSA, respectively. On balance, we note that population growth throughout the trade area has outpaced that of the country, state and most other metropolitan areas as the perceived higher quality of life has drawn population to the area.

     Provided on the Following Pages are graphic representations of the current population distribution and projected population growth. This graphic depicts that the more densely developed areas are found within the closest proximity to the mall.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================




                                   DOVER MALL
                              EFFECTIVE TRADE AREA

                               [GRAPHIC OMMITTED]

                                   DOVER MALL
                              EFFECTIVE TRADE AREA

                               (GRAPHIC OMMITTED)

                                                          Retail Market Analysis
================================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the effective trade area added 13,089 households, increasing by 14.7 percent to 102,276 units. This growth is equivalent to a compound annual increase of 2.31 percent. The Dover MSA added 5,385 households to 45,040, indicating a slightly slower 2.14 percent annual rate of growth. Again, both rates of growth noticeably outpaced household unit growth for both the State of Delaware and the nation as a whole.

     Between 1996 and 2001, the effective trade area is expected to grow by 8.7 percent (1.69 percent per annum) to 111,199 households. This rate of growth is slightly greater than that for the Dover MSA, which is expected to grow by 7.9 percent.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of a broad-based middle income market. According to Equifax National Decision Systems, average household income within the effective trade area is currently $40,247.

================================================================================

                                      -36-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     Available data shows an identifiable pattern of income levels throughout the effective area as shown below along with comparisons to the Dover MSA, the state and United States.

                   ========================================
                            Average Household Income
                   ========================================
                         Area           Average HH Income
                   ----------------------------------------
                   Effective Trade Area          $40,247
                   ----------------------------------------
                   Dover MSA                     $41,394
                   ----------------------------------------
                   State of Delaware             $50,147
                   ----------------------------------------
                   United States                 $49,031
                   ========================================


     These statistics show that the effective trade area has an average household income of $40,247, which is slightly below that of the Dover MSA's average household income of $41,394 and approximately 82 percent of state and national averages. These income levels reflect the largely blue-collar, government and service employment within the Dover MSA and the southern portion of the state.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the total trade area. As can be seen, the subject is positioned proximate to communities which generally post average household incomes of between $40,000 and $44,900 per annum. The more affluent (average household incomes between $45,000 and $49,999) communities within the effective trade area are located to the north and northeast, and include the municipalities of Townsend, DE and Sudlersville and Barclay, MD. The majority of the state south of Dover posts average household incomes between $35,000 and $39,999, with the enclaves of Seaford, Houston, Lewes and Harbeson posting average household incomes in excess of $40,000. We also note that average household income throughout the effective trade area is forecasted to increase at compound annual rate of 4.93 percent.

================================================================================

                                      -37-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                   DOVER MALL
                              EFFECTIVE TRADE AREA

                               (GRAPHIC OMMITTED)

                                                          Retail Market Analysis
================================================================================

Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power At the end of 1995, the Dover MSA had an aggregate EBI of $1.27 billion.

     A comparison can be made between Delaware as a whole and the Dover MSA.


=================================================================================================
                             Effective Buying Income
=================================================================================================
                                                                              Compound Annual
                         1990                          1994                        Change
-------------------------------------------------------------------------------------------------
               Total EBI       Med HH       Total EBI      Med HH                         Med HH
                (billions)       EBI        billions)       EBI         Total EBI         EBI
=================================================================================================
Delaware         $9.1         $27,947        $12.6          $40,807       8.40%          9.93%
-------------------------------------------------------------------------------------------------
Dover MSA        $1.3         $23,882        $ 1.7          $34,097       7.54%          9.31%
=================================================================================================


     The preceding data shows that the median household effective buying income for the Dover MSA trails that of the state. However, the total effective buying incomes and median household effective buying incomes for the state and the Dover MSA have been increasing at only marginally disparate rates. Since 1990, the total EBI for the Dover MSA has grown at a compound annual rate of 7.54 percent while the median household EBI has grown by 9.31 percent. Both of these measures have exceeded inflation over this period.

Retail Sales

     Retail sales growth for the Dover MSA were compared to the State of Delaware. The Dover MSA has trailed the state's composite growth as shown below.


=================================================================================================
                                  Retail Sales
=================================================================================================
                                                                            Compound Annual
                         1990                         1994                     Change
-------------------------------------------------------------------------------------------------
                             Retail Sales                 Retail Sales              Retail Sales
               Total Retail     per        Total Retail      per      Total Retail      per
                  Sales      Household        Sales       Household       Sales       Household
=================================================================================================
Delaware         $5,585.7     $22,883        $6,578.5       $24,890       4.17%          2.12%
-------------------------------------------------------------------------------------------------
Dover MSA        $  957.2     $24,481        $1,007.0       $23,473       1.28%         -1.05%
=================================================================================================


Mall Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is most germane to our analysis.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     We have been provided with a summary of comparable mall shop sales for the years 1991 to 1995. Per square foot sales figures represent the weighted average sales for the calendar year for small shop tenants in continuous occupancy of the same suite for the previous twenty four months. These results are summarized below.

      =================================================================
                      Summary of Comparable Sales
      =================================================================
       Year           Comparable PSF Sales            Percentage Change
      -----------------------------------------------------------------
       1991                    $233                           N/A
      -----------------------------------------------------------------
       1992                    $250                           7.30%
      -----------------------------------------------------------------
       1993                    $258                           3.20%
      -----------------------------------------------------------------
       1994                    $265                           2.71%
      -----------------------------------------------------------------
       1995                    $259                          -2.26%
      =================================================================


     As illustrated above, after posting consistent gains between 1991 and 1994, comparable sales posted a moderate decrease between 1994 and 1995 to $259 per square foot. This decrease in comparable mall shop sales is attributed primarily to a downward sales trend experienced by most apparel retailers during 1995.

     Total reporting mall shop sales for 1995 were $47.3 million. Based on a reporting GLA of 195,733 square feet, this results in mall shop sales of $242 per square foot. This measure shows reporting tenant performance only, since some tenants do not report sales by lease agreement or fail to report sales for a particular sales period. While the aggregate sales amount is reflective of the total sales generated by the mall shops, it is important to recognize that this includes all sales including sales from partial year tenants. Furthermore, since the unit rate is based upon a full reporting year, it has the effect of understating the mall shop sales performance on a unit rate basis.

     By comparison, the Urban Land Institute's Dollars and Cents of Shopping Centers (1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================


================================================================================
                         Regional/Super-Regional Centers
================================================================================
    Area             Average          Median       Lower Decile     Upper Decile
--------------------------------------------------------------------------------
United States        $176.16/        $163.54/        $125.88/        $285.40/
                     $203.09         $198.93         $140.46         $305.23
--------------------------------------------------------------------------------
    East             $204.96/        $183.05/        $126.07/        $323.74/
                     $220.64         $183.81         $130.46         $379.81
--------------------------------------------------------------------------------
    West             $188.63/        $167.46/        $124.00/        $264.89/
                     $190.51         $187.64         $143.01         $258.68
--------------------------------------------------------------------------------
    South            $156.27/        $154.18/        $129.63/        $195.24/
                     $210.30         $207.99         $145.75         $293.70
--------------------------------------------------------------------------------
   Midwest           $178.99/        $179.24/        $125.50/        $290.57/
                     $195.03         $192.42         $148.18        $261.09
================================================================================
Source:        Urban Land Institute Dollars and Cents of Shopping Centers (1995)
================================================================================

     As a regional mall in the eastern part of the country, the subject's 1995 sales performance of $259 per square foot can be compared to its peers as shown below.

       ==============================================================
                            Average      Subject           Variance
       ==============================================================
       United States           $203        $259               127%
       --------------------------------------------------------------
            East               $221        $259               117%
       ==============================================================

     On a relative basis, the subject is noticeably outperforming its peer group on average in terms of sales productivity.

Anchor Store Sales

     We have been provided with sales information for the anchor stores. This data can be summarized as follows:


================================================================================
                                   Dover Mall
                               Anchor Store Sales
================================================================================
Department Store         GLA (SIF)      1994             1995          % Change
--------------------------------------------------------------------------------
Sears                     111,309     $21,862,826     $25,028,136       +14.5%
                                      $196.41/SF      $224.85/SF
--------------------------------------------------------------------------------
Leggett                    74,671     $6,226,280      $6,264,414       + 0.6%
                                      $83.38/SF       $83.89/SF
--------------------------------------------------------------------------------
Boscov's*                 137,000         NA          $28,000,000         NA
                                                      $204.38
--------------------------------------------------------------------------------
JC Penney*                116,480         NA          $25,000,000         NA
                                                      $214.63
================================================================================

*    Estimated - JC Penney and Boscov's are not required to report sales.
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     In the aggregate, reporting anchor store (Sears, Leggett) sales were reported to be $31.3+/- million, equivalent to $168.26 per square foot. However, as shown above, Sears significantly exceeded this per square foot average, while Leggett reported significantly below this average. While Boscov's and JC Penney are not required to report sales, according to the mall manager, the stores' individual mangers indicated that Boscov's generated sales of approximately $28 million and JC Penney generated sales of approximately $25 million. Including the estimated sales JC Penney and Boscov's, the aggregate anchor stores sales for 1995 were $84.2 million, or $191.81 per square foot.

     Sears reported sales of $25.0+/- million, or nearly $225 per square foot, up an impressive 14.5% over 1994. As noted, Sears significantly outperforms Leggett on both a volume and per square foot basis, and is estimated to outperform both Boscov's and JC Penney on a per square foot basis.

     Leggett reported sales of $6.2+/- million, or nearly $84 per square foot, up 0.6% over 1994. Relative to the subject's other anchor department stores and regional and national averages, sales are considered well-below average for a full-line department store.

     Boscov's 1995 sales are estimated at $28.0+/- million, or approximately $204 per square foot.

     JC Penney's 1995 sales are estimated at $25.0+/- million, or $214 per square foot.

     A comparison of the subject's department store performance can be made to their peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================



========================================================================================
                           Department Store Sales Data
========================================================================================
                                             Average Sales        Top 10%       Top 2%
          Category/Region                        PSF               PSF           PSF
----------------------------------------------------------------------------------------
         Super-Regional U.S.
         Owned Dept. Stores                     $144.99          $247.99        $505.13
            National Chain                      $146.89          $271.91        $532.63
       Non-Owned Dept. Stores                   $154.34          $243.28        $367.33
            National Chain                      $154.34          $243.28        $367.33
            Eastern Region                      $152.35             ---           ---
            Western Region                      $147.26             ---           ---
          Midwestern Region                     $131.12             ---           ---
            Southern Region                     $159.23             ---           ---
========================================================================================
Average - All Super-Regional Centers            $148.82          $251.62        $443.11
========================================================================================
          Regional Malls U.S.
          Owned Dept. Stores                    $149.26          $245.53        $352.79
            National Chain                      $149.03          $237.27        $343.94
       Non-Owned Dept. Stores                   $162.14          $215.20        $266.01
            National Chain                      $163.08          $215.32        $266.09
            Eastern Region                      $174.78             ---           ---
            Western Region                      $165.36             ---           ---
          Midwestern Region                     $151.49             ---           ---
            Southern Region                     $150.39
========================================================================================
    Average - All Regional Centers              $158.19          $228.33        $307.21
========================================================================================
source:         Urban Land Institute Dollars & Cents of Shopping Centers (1995)
========================================================================================


     Data from ULI shows that the mean sales level for department stores in super-regional malls varies from $131.12 to $159.23 per square foot with an overall average of $148.82 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $252 while the top 2 percent average approximately $443 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     Data for department stores in regional malls shows that the mean ranges from $149.03 to $174.78 per square foot with an overall average of $158.19 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $228 and $307 per square foot, respectively.

     With sales averaging approximately $168 per square foot for reporting stores Sears and Leggett, and an estimated average of $192 per square foot for all anchor stores, the department stores at The Dover Mall outperform national and eastern regional averages, but fall well short of the top 10 percent.

Property Sales Ratios

     As previously discussed, anchor store sales at the subject property are reported to have been approximately $84.3 million in 1995, or approximately 64 percent of total sales at the mall. Mall shop sales in 1995 are reported to have been approximately $47.3 million, or approximately 36 percent of the mall's estimated sales

     Based upon our experience, typical mall shop sales ratios fall between 75 to 125 percent of department store anchor sales. It is not uncommon for higher end fashion-oriented centers or centers with a high ratio of mall shop GLA to fall toward the upper end of the range. The subject anchors have historically performed very well relative to regional and national averages as well as the subject's mall shops.

     Provided on the facing page is a chart which summarizes the actual sales performance at several malls with which we have had direct experience. Among the survey, the average mall shop ratio (mall GLA to total GLA) is 37.7 percent. Furthermore, it is shown that mall sales, as a ratio of total anchor sales, average 86.3 percent. Alternatively, mall shop sales account for 46.3 percent of total mall sales on average. The number of department stores and the ratio of mall GLA to total GLA has an important bearing on the relationship. Nonetheless, we see that the "leverage effect" of anchor sales on shop sales is generally in the 75 to 125 percent range.

     Total sales at Dover Mall may be allocated as follows:


        ============================================================
                       Retail Sales - 1995 Full Year Sales
        ============================================================
                                     Sales              Allocation
        ============================================================
        Department Stores        $ 84,292,550             64.04%
        ------------------------------------------------------------
           Mall Shops*           $ 47,329,910             35.96%
        ============================================================
              Total              $131,622,460            100.00%
        ============================================================
        * Total sales including new and vacated tenants.
        ============================================================

     Based on the above, we note that the above-average performance of Sears, JC Penney and Boscov's department stores, together with mall shop GLA distribution below that of industry averages and a 1995 small shop vacancy of approximately 10 percent, have resulted in mall shop sales at Dover Mall trailing industry averages as a percentage of total mall sales in comparison to other malls for which we have specific insight. Accordingly, there could likely be some spike in specialty shop sales during the 1996/97 sales season should the economy continue to strengthen.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Trade Area Expenditure Potential and Market Share

     On the basis of detailed population, income, and spending pattern analysis, estimates of household expenditures for shoppers goods merchandise have been developed for the trade area. Shoppers goods, or department store type merchandise (DSTM), comprise the overwhelming bulk of goods and products carried in regional malls and department stores. Specifically, shoppers goods expenditure potentials represent the dollar amounts available for the merchandise that is primarily sold in the following store types:

     o    general merchandise stores including department and other stores;

     o    apparel and accessory stores;

     o    furniture and home furnishing stores, and

     o    other miscellaneous shoppers goods stores.

     These categories are also commonly referred to as GAFO goods.

     DSTM or GAFO expenditure potential measures the ability of the market to purchase department store type goods. This expenditure potential is typically based upon current average household or per capita income levels in the market, and the estimated share of that income that has historically been spent on department store type merchandise.

     Retail sales potential of a trade area is determined after estimating the percent of total aggregate income spent on GAFO goods. The Department of Commerce tabulates the total GAFO sales by city, county and state every five years. The last tabulation was completed in 1992. Taking these figures for the pertinent area and dividing them against total aggregate income yields the percentage of total aggregate income spent on GAFO goods within an area. For the United States the average is approximately 14.0 percent. For various states, the overall percentage of income devoted to shopping goods purchases (expenditures) ranges from roughly 11.5 to 15.0 percent. This analysis relies on the 14.0 percent average.

     Based upon trended 1996 data as provided by ENDS and Strategic Mapping, we have estimated the total current GAFO Expenditure Potential for the effective trade area, based on the following calculation.

          ================================================================
                      Effective Area Expenditure Potential
          ================================================================
                   Trade Area                1996*              2001
          ================================================================
                   Households              102,276            111,199
          ----------------------------------------------------------------
           Average Household Income        x  $40,247         x $51,184
          ----------------------------------------------------------------
                  Total Income             $4.12 billion      $5.7 billion
          ----------------------------------------------------------------
              % GAFO Expenditure           14%                14%
          ----------------------------------------------------------------
               GAFO Expenditures           $576.3 million     $796.8 billion
          ----------------------------------------------------------------
          Source:          Equifax National Decision Systems
          ================================================================

     From the above we see that total income potential for GAFO expenditures of $4.12 billion and $5.7 billion are estimated for 1996 and 2001, respectively. The amount in 2001 is expressed in 1996 constant dollars, assuming 4.9 percent real growth as forecasted by Equifax National Decision Systems.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     Within the effective trade area it is forecasted in 1996 that the total GAFO expenditure potential will be approximately $576.3 million. Comparisons can usually be made to the MSA and the subject's overall capture rate. However, Dover Mall has such an extensive trade area draw, that its effective market has a greater number of households than Kent County or the Dover MSA.

     Based upon our experience, market share attainment levels for dominant malls typically run in the broad range of 10 to 25 percent of the trade area potential. If we assume a benchmark of 15 percent, the subject would have to achieve GAFO sales of approximately $86.4 million based on that market potential. As noted earlier, Dover Mall is the only regional mall located within the Dover MSA, as well as the only regional mall located within its effective trade area. With 100 percent of the total mall GLA, the subject would need to capture 15.0 percent of this market for GAFO sales, which is reasonable. Bear in mind also that this does not account for inflow sales from outside the trade area.

     We can test the subject's sales potential on the basis of its implied market share of GAFO expenditure potential within the effective trade area. Share of market analysis relies on the convenience of the center with respect to driving times to trading area residents and the strength of the center relative to competing projects. To estimate market share, the amount previously calculated for center sales is divided by the trade area GAFO potential. The GAFO potential has been estimated to be 14.0 percent of the total trade area's aggregate income. Actual center sales have been derived from a mix of actual and estimated department store sales and mall shop sales in 1995. Total center sales are typically reduced by non-GAFO center sales (i.e. restaurant, convenience and service establishments) which average about 8.0 to 10.0 percent industry-wide. This number has been derived from conversations we have had with market research personnel at some of the nation's largest retail development companies, including Urban Shopping Centers, Simon Property Group, Wilmorite and Pyramid. Also, as was previously mentioned, it is estimated that between 15 and 30 percent of trade area sales are due to secondary areas and inflow. While the shopper's survey upon which the subject's trade area was defined did not indicate well-defined primary or secondary trade areas, for the purpose of this analysis, we deduct from total sales to determine "Total GAFO Sales" from the effective trade area. These calculations can be seen on the chart on the facing page. The model presumes that 20 percent of the mall's sales will be inflow from outside of the primary market. This calculation shows GAFO sales from the effective trade area of $96.8 million.

     Within our estimated primary trade area, the subject has a market share of approximately 15.8 percent.

Summary

     As the only regional mall within the Dover MSA and within the state of Delaware outside of the Wilmington MSA, the Dover Mall is positioned to dominate its effective trade area. With anchor tenants of Sears, JC Penney, Boscov's and Leggett, the subject property is clearly positioned toward the broad center of the retail market. Given both the Dover MSA's and the effective trade area's solidly middle-class demographics, the middle-market anchor alignment and traditional tenant mix of the Dover Mall is well-matched to its customer base. This is evidenced by anchor sales in excess of $190 per square foot, which exceed national averages by approximately 20 percent and regional averages by approximately 10 percent. Filling out

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

the tenant mix are a broad selection of apparel retailers, including several Limited and Gap concepts; a strong mix of specialty and entertainment retailers; Fox Theaters and a large food court. This mix brings a balance of retail uses to the market which includes both familiar and first time tenants to the trade area

Conclusion

     We have analyzed the retail trade history and profile of the Dover MSA and the subject's Effective Trade Area in order to make reasonable assumptions as to the continued performance of the subject's trade area.

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed encompassed an MSA and zip code based survey for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine pattems of change and growth as it impacts the subject. This analysis entailed a review of the subject's actual and forecasted retail sales relative to the achieved market share of the mall. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     o The subject enjoys a visible and accessible location within the Dover MSA. Both the Dover MSA and the Effective Trade Area are expected to maintain a growth pattern which will outpace both state and national averages.

     o As the only regional mall within both the Dover MSA and its effective trade area, the Dover Mall faces limited direct competition for the regional mall shopper. Additionally, relative to other areas within region, the entry of category killers and big box tenants into the Dover MSA has been limited, further strengthening the mall's draw within the Dover MSA.

     o The region's affluence as measured by average household income and market expenditure potential has expanded substantially over the last decade paralleling the population growth.

     o The subject competes primarily with large community and traditional strip centers for tenants. The Dover Mall is well positioned as the only regional mall in the MSA. Given the subject's existing traditional tenant mix, it is important for ownership to focus on aggressively leasing the vacant space with national and regional retailers unique to the market. The high percentage of national and regional tenants is important to the extent that these merchants have the benefit of stronger name recognition and are more familiar to shoppers which typically results in high sales levels.

     o The mall is well positioned geographically to benefit from the continued growth of the Dover MSA and its environs. The Dover Mall is clearly the most convenient mall for current and future residents throughout the Dover MSA and communities located south of Dover Mall.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     o Peripheral development around the mall is complimentary rather than competitive.

     On balance, it is our opinion that with continued competent management and aggressive marketing, The Dover Mall should remain as the dominant mall in its market area. Our outlook for the area continues to be positive with moderate to good prospects for appreciating real estate values.

Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, one-level, super-regional mall containing 233,248+/- square feet of mall shop GLA anchored by four anchor stores for a combined mall GLA of 672,708+/- square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

     The subject is characterized as good quality mall which dominates its immediate trade area, representing a strong barrier to future competitive development. The subject's effective trade area has a current population of approximately 272,865 people, while the Dover MSA has a current population of 122,879. Both the effective trade area and the Dover MSA are projected to experience moderate but steady population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover, lease-up of existing vacant mall shop space, and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


 Site Description

 Location:                           The subject property is located on the east
                                     side of Highway 13 north of College Road within the city limits of Dover, Delaware.

 Land Area:                          The total site including the mall and the
                                     commons totals 92.86+/- acres and is broken down as follows:

    Sears: Leggett                   10.79+/- acres
    Boscov's:                         8.73+/- acres
    JC Penney:                       11.51+/- acres
    Developer Mall Parcel:           10.50+/- acres
    Commons Parcel:                  37.58+/- acres
    Drainage Easements:               5.83+/- acres
    TOTAL:                            7.92+/- acres
                                     --------------
                                     92.86+/- acres

                                     We are aware of four additional parcels
                                     totaling 78.37+/- acres and a drainage
                                     easement area totaling 9.34+/- acres which are located behind the mall to the east and under mall ownership. These parcels are undeveloped and reportedly contain a substantial amount of wetlands. It is unclear how much of this land could be used for future development. Ownership has attempted to market the land, however, aside from discussions with the adjacent Dover Downs Racetrack, there has been little interest. For purposes of this appraisal, this additional land behind the mall is excluded from our analysis.

 Zoning:                             SC3 (Shopping Center 3)

 Frontage/Terrain:                   The property has frontage along the east
                                     side of Highway 13, unnamed access roads and Dover Mall Road separate the highway from the subject improvements. There is also some limited exposure from Highway 1, located behind the mall to the east.

 Street Improvements:                Highway 13 is a six-lane arterial with
                                     left-hand turn lanes. Dover Mall Road
                                     connects with the Highway via two
                                     signalized intersections. Typical street improvements include sidewalks, curbing, landscaping, and lighting.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Access: The property has good access by virtue of its location along Highway 13 (Highway 13) which is the major commercial arterial through Dover. Dover Mall Road which circles the mall provides access to the mall site from the highway. Ingress/egress from Highway 13 is provided by two signalized entrances.

Site Improvements:                   Site improvements include surface parking,
                                     pole-mounted lighting, landscaping, and
                                     water run-off retention ponds.

Soil Conditions:                     We did not receive nor review a soil
                                     report. However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property.
                                     The tract's drainage appears to be
                                     adequate.

Utilities:                           All municipal utilities including water,
                                     sewer, electric, gas and telephone are
                                     available to the site.

Land Use Restrictions:               We were not given a title report to
                                     review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                        According to the Federal Emergency
                                     Management Agency (FEMA), the subject
                                     parcel is designated as Flood Hazard Zone
                                     C, areas of minimal flooding.

Wetlands:                            We were not given a wetlands survey. Other
                                     than the wetlands on the rear parcels we know of no other wetlands on the main mall site. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:                      To the best of our knowledge, the site is
                                     not located in a Special Study
                                     Zone.

Hazardous Substances:                We observed no evidence of toxic or
                                     hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


Comments:                            The total property is generally rectangular
                                     and of sufficient size to accommodate the existing improvements. The subject site is well suited for commercial development. As a regional mall site, it has no major drawbacks and commands excellent visibility from Highway 13. Overall, we believe the site is conducive for its current use as a regional mall.

Improvements Description

     Dover Mall

     The Dover Mall consists of a single-level, enclosed regional mall anchored by four department stores. The mall contains 671,493+/- square feet of total GLA, with approximately 418,013+/- square feet owned. Provided below is a detailed description of existing construction at the subject property. The following construction details are based on our field inspection, our review of architectural plans and specifications, and our discussions with management.

General Description

       Year Built:                   1982:        Original Dover Mall Opening

                                     1993:        JC Penney Opens at the mall

                                     1995:        Food Court Renovation

       Building Areas:               JC Penney*:  116,480+/- SF

                                     Boscov's*:   137,000+/- SF

                                     Sears:       111,039+/- SF

                                     Leggett:     74,671+/- SF

                                     Mall Shops:  232,033+/- SF
                                                  -------------
                                     Total GLA    671,463+/- SF

                                     Owned GLA    418,013+/- SF

                                                 * Anchors owned separately.

Construction Detail

      Structural:                    Reinforced concrete column pads and spread
                                     reinforced concrete footings on engineered fill.

      Framing:                       Structural steel columns and beams.

      Ceiling Height:                Exterior building height varies but
                                     typically ranges between 25 and 30 feet.
                                     There is an average of approximately 14+/- finished ceiling heights in the corridors and tenant areas. Interior heights in the department stores vary.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Exteriors:                           The mall building is basically rectangular,
                                     with an anchor store placed at the north and south ends, and at the mid- point of the east and west facades. Exterior walls vary from concrete tilt-up to concrete block. The JC Penney store is new and exhibits a good quality exterior. The Sears building and Leggett's have recently been painted and are in good condition. The
                                     Boscov's store has a dated exterior which is in average to below average condition.
                                     Management reported that attempts have been made requesting Boscov's to update the exterior of their store.

Loading: There are a total of five (5) truck courts provided. One for each anchor with depressed wells as well as one for the mall.

Roof: The main roofs are "flat" type metal deck and pitch toward roof drains.

Interiors:                           The basic design of the mall shows a large
                                     center court area with four wings
                                     terminating at the center court. Interior layouts and finishes are generally well suited for a shopping mall and typically consist of ceramic tile and slate flooring, painted gypsum board walls and soffits. A variety of finishes are used at tenant storefronts, which are typically 12 feet high. Ceilings are two by two acoustical tile with recessed lighting. There is also indirect florescent lighting above the mall shops.

                                     The common areas have the original marble floor. The court areas have been renovated and the original planters have been removed replaced by seating areas with skylights.

                                     The food court was completely renovated in December 1995. It has a bright finish with a ceramic tile floor and a blue 'sky-painted' ceiling. The food court seats a total of approximately 290 patrons.

HVAC: Tenant as well as common area heating and cooling is provided via roof mounted electrically operated package units. The units are directly monitored by the mall's building management system. Tenants have individual boxes for which are directly metered and billed.




================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

   Plumbing:                         A complete sanitary sewer system and
                                     domestic water service serves all required fixtures of each tenant and is tapped into the municipal water and sewer distribution lines. There are two sets of public toilet rooms for men and women. Tenants have their own toilet rooms, and the anchor stores have public mens and womens restrooms.

    Electrical:                      Service to all tenants is through common
                                     distribution systems. Energy is metered for in-space use directly by the local supplier. Anchors pay for their own electric usage directly.

    Life Safety/Security:            The building is fully sprinklered and there
                                     are smoke detectors and heat sensors
                                     throughout the entire property. The system is centrally monitored and tied into the local municipal police and fire stations via the building management system.
                                     Adequate mall security is provided
                                     throughout.

Site Improvements
    On-Site Parking:                 On-site parking is provided around each of
                                     the anchor stores as well as the mall
                                     entrances. There are approximately 4,110 on-site parking spaces provided.

    Ratio:                           6.1 spaces per 1,000 square feet of GLA.

    Landscaping:                     Adequate landscaping is provided.

    Other. Other site improvements consist of concrete and asphalt paving, curbing, yard lighting, all underground and overhead utilities, and mall signage along Highway 13.

Americans With Disabilities Act:     The Americans With Disabilities Act (ADA)
                                     became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA.
                                     It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

                                     Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Hazardous Substances:                We are not aware of any potentially
                                     hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Physical Condition:                  The mall was observed to be in good
                                     condition.

Comments:

     The structural integrity of the mall appears to be good. The layout and design of the mall is considered ideal from a visibility and shopper movement perspective. The department stores are properly positioned and facilitate adequate cross shopping. As previously mentioned, the Boscov's store is dated, especially with respect to the exterior condition. Overall analysis of the structural integrity of the existing improvements is beyond our expertise and best made by a professional engineer.

     Our review of the local environs reveals that there are no external influences which negatively impact the value of the subject property. We do note, however, that the final value of the subject is influenced by the existence of established leases as well as the property's performance with respect to competing properties. This effect will be reflected in the
 .valuation" section of this report.

Dover Commons

     Dover Commons is a single story strip center which is located adjacent to the of mall with access and exposure from Highway 13. It was built in 1988 and totals 51,976+/- square feet. There are 15 total tenant spaces with two, larger, anchor suites. The center has a masonry exterior and includes a metal awning which covers the sidewalk in front of the in-line shops. The roof is flat with a rubberized membrane cover. Interior improvements vary according to the build-out preference of the individual tenants.

     Dover Commons is accessed via a driveway off of Highway 13. The subject benefits from its high exposure from the highway. The largest suite (100) was formerly occupied by Silo, an electronics and appliance chain which went out of business. The space is currently vacant. The other anchor suite is occupied by Pier One Imports. Of the remaining 13 suites, three are vacant and the other ten are occupied by mostly regional/local tenants.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                             Real Property Taxes And Assessments
================================================================================


Overview

     The subject property is assessed by Kent County. The for billing purposes the subject property is broken into two components: Dover Mall and Dover Commons. The following chart presents an overview of the subject property's assessment for 1996.

             =============================================
                          Dover Mall & Commons
             =============================================
                Component                    Total Taxes
             ---------------------------------------------
                Dover Mall                    $389,791
             ---------------------------------------------
              Dover Commons                   $ 29,273
             ---------------------------------------------
                  TOTAL                       $419,064
             =============================================

     In total, the subject property has a tax liability of $419,064. The tax year runs from June through May.

Budget

     Ownership has budgeted a tax expense of $412,000 for Dover Mall and $32,500 for Dover Commons for tax year 1996/97. This is an overall increase of approximately 6 percent over the 1995/96 tax liability. We have utilized ownership's budged tax expense in our discounted cash flow analysis following.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                          Zoning
================================================================================


     The subject property is zoned SC3, Shopping Center 3, by the City of Dover. The general intent of this district is designed to provide for a large concentration of shopping and service needs for persons residing in the area. SC3 is the most inclusive commercial zone for retail developments within Dover.

     Based upon discussions with the City of Dover Planning Department, existing improvements are conforming uses. All development within the SC3 is subject to Planning Department review and approval.

     We are not experts in the interpretation of such local zoning ordinances. However, the subject improvements appear to be a conforming use based on our review of public information and conversations with the planning department.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Highest And Best Use
================================================================================

Highest and Best Use of Site

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     We have evaluated the site's highest and best use improved and as if vacant. In both cases the highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive. Because the site is improved with improvements that generate an important return, the focus of the highest and best use is on the site as improved.

Highest and Best Use of Property as Improved

Physical Factors

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our "Property Description" section of the report, the site is of sufficient size to accommodate the existing improvements. It is level and has all necessary utilities connected and in use. The site has good visibility and accessibility and its soil and topography do not physically limit its use. Its location adjacent to an interchange of two major arterials strongly supports its regional accessibility. The improvements have been designed as a viable regional shopping complex. The anchor alignment is unique to the market and serves to extend its draw beyond the immediate neighborhood. The layout and design are adequate for its use as a shopping center. Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, The Dover Mall is uniquely positioned as the only traditional mall in this MSA. It is well positioned to service both the resident and visitor population. Dover Commons, located at the southern entry to the mall, and benefits greatly from mall traffic, as well as its exposure from Highway 13. With all of this in mind, we are of the opinion that the current use of the property is physically possible.

Legal Factors

     Legal restrictions, as they apply to the subject property, are the public restrictions of zoning. To the best of our knowledge, the property complies with all of the zoning requirements under the SC3, Shopping Center Three classification. As noted, there are no private restrictions which are known to adversely affect the utilization of the site. Furthermore, we are not aware of any environmental constraints which might impact the property. Finally, it is recognized that the property has been in continuous operation as a retail use since 1982. As such, the existing leases and REAs which are in place dictate a retail use for the property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Highest And Best Use
================================================================================

Financial Feasibility/Maximum Productivity

     After analyzing the physically possible and legally permissible aspects of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

     As discussed in the "Locational and Retail Market Analysis" sections of this report, the subject is an important shopping destination for a substantial trade area that includes in excess of 270,000 people in its effective trade area. In the "Income Approach" to the valuation of the subject property, we have provided a detailed analysis of the subject's revenue producing ability as a shopping center. These projections have relied upon- certain market based assumptions that, in our opinion, closely mirror the subject's position in the marketplace. Consideration has been given to competitive properties in the surrounding market and their potential effects on the subject property. Accordingly, we find that the property, under the concept of continued use, will produce a sufficient income stream to an investor. An alternative use would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the property would provide as great a return. Therefore, we have concluded that the highest and best use of the property as improved is for retail utilization as a shopping center.

Highest and Best Use of Property as Vacant

Physical Factors

     The subject parcel is large enough to accommodate a variety of uses, including office, retail, hotel and residential. The subject's highway access and exposure greatly enhance its appeal for a use that relies upon the ability of patrons to be afforded quick and easy access. This is particularly true for a destination retail property which, by necessity, must attract consumers from points beyond its immediate neighborhood. As articulated, Highway 13 is the principal commercial arterial that is characterized by fast food restaurants, shopping centers and service-oriented retail buildings. Accordingly, we would find that a retail use of the site would be the most compatible with the environs. Overall, we view the site as being free of any physical limiting conditions that may restrict its development and as such, a large scale commercial project would be a potential use for the site as if vacant.

Legal Factors

     The second test concerns permitted uses. Legal restrictions, as they apply to the subject are public restrictions of zoning. The SC3 (Shopping Center) designation is designed for large commercial utilization. The requirements of this zone are very site specific and governed by review procedures of the City of Dover. Based on the site's size and layout, with consideration given to parking constraints, a shopping center of similar size to the existing improvements may be a permitted use. Due to the site's frontage and proximity to other commercial uses, we believe that retail uses would be a legally conforming use for the site.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Highest And Best Use
================================================================================

Financial Feasibility/Maximum Productivity

     After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. As indicated in the "Regional", "Neighborhood" and "Retail Market Analysis" sections of this report, the Dover MSA has been characterized by economic conditions that have not been impacted to the degree of that which the Philadelphia/Wilmington CMSA area witnessed over the past several years. In addition, the retail market has not been as negatively affected by the over-building and concessions which have plagued other commercial markets. In addition, we see no significant changes in the local demographics which might threaten the economic viability of the subject site.

     The last test of highest and best use is that of maximum productivity. While this implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental standards. In this case, the site is located in an area that has developed into the principal commercial/retail hub with substantial residential activity surrounding the property. Existing neighborhood uses further compliment the site. The subject's size, location and proximity to regional road networks and residential nodes, lead us to the conclusion that the Highest and Best Use for the subject property, as if vacant, would be for a new shopping center.

     A developer, mindful of the prospective lot coverage yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, we believe that the subject's development potential, as vacant, would be represented by a regional shopping center of 650,000 to 700,000 square feet. This premise assumes that parking would be provided to a level sufficient for the total project.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================


     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Regional mall properties are not typically purchased based on the Cost Approach. The fundamental principle underlying this approach is the principle of substitution, which holds that "no prudent person will pay more for a property than the price of a site and the cost of construction, without undue delay, an equally desirable and useful property". The subject improvements consist of a regional mall, and the economic feasibility of the development is based primarily on the department store anchor tenants which serve as the primary draw for the other major tenants and in-line space. Leases or other agreements with the anchor department stores are a fundamental component of the property's value, and replacing these anchors is an extremely speculative, costly, and time consuming process. The investment market aggressively underwrites quality regional malls because of the unique nature of the anchor tenant commitments and the difficulty in replacing the property both in terms of size and anchor commitments. The existence of the mall represents a major barrier to entry within a given marketplace. As such, the Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mall. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Approach.

     By definition, the subject property is considered an income/ investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Approach has been emphasized as our primary methodology for this valuation. This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

Methodology - Dover Mall

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price; and

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised;

     6.   Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area
(GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REIT's). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18+/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (19 square feet per person). As a consequence, institutional investors are more selective than ever with their underwriting criteria. Many investors are even shunning further retail investment at this time, content that their portfolios have a sufficient weighting in this segment.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the overwhelming consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 8.5 to 15.0 percent range. Reportedly, there are 50+/- malls on the market currently. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     1. Occupancy Costs - This "health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 13.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to
          18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

     2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

     3. Strong Anchor Alignment - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

     4. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

     5. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

     6. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

     7. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to 80.0 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

     8. Physical Condition - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     9. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

     10. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

Regional Mall Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980's a number of acquisitions, hostile takeovers and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Recently, most of the stores were acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies. The trend of continued consolidation and vulnerability of the regional chains continues into 1996.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we will show sales trends since 1991. The more recent sales (1994/1995) are provided herein. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide variety of prices on a per unit basis, ranging from $59 per square foot up to $556 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $647 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of
11.0 percent.

     One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows.

     o The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of
          1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of
          1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
          11.56 percent.

     o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

     o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.


     o Cushman & Wakefield has researched 14 mall transactions for 1995. The chart in the Addenda summarizes the pertinent facts regarding each sale. With the exception of Sale No. 95-1 (Natick Mall) and 95-2 (Smith Haven Mall), by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. Currently, it is shown to be $90.7 million which is even skewed upward by Sale Nos. 95-1 and 95-2. The average price per square foot of total GLA is calculated to be $152 per square foot. The range in values of mall GLA sold are $93 to $607 with an average of $275 per square foot. Characteristics of

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

====================================================================================================================================

REGIONAL MALL SALES                                                                                                             1995
1996 Transaction Chart
Cushman & Wakefield, Inc.

------------------------------------------------------------------------------------------------------------------------------------
  Sale                               Sale     Year                       Total     Sold        Shop      Shop      Occu-    Shop
  No.        Property/Location       Date    Built     Sale Price         GLA       GLA         GLA      Ratio     Pancy  Sales/sf
====================================================================================================================================
95- 1    Natick Mall                Dec-95    1944    $265,000,000     1,160,733   646,733     436,733    37.6%    99.0%     $416
         Natick, MA                        (redevel.)
------------------------------------------------------------------------------------------------------------------------------------
95- 2    Smith Haven Mall           Dec-95  1969/86   $221,000,000     1,351,913   813,786     505,626    37.4%    93.0%     $420
         Lake Grove, NY
------------------------------------------------------------------------------------------------------------------------------------
95- 3    Capitola Mall              Dec-95  1977/86    $52,500,000       577,396   577,396     197,396    34.2%    92.0%     $262
(1)      Capitola, CA
------------------------------------------------------------------------------------------------------------------------------------
95- 4    Centre at Sallisbury       Aug-95   1990      $78,000,000       884,825   744,825     278,915    31.5%    89.0%     $257
         Salisbury, MD
------------------------------------------------------------------------------------------------------------------------------------
95- 5    Piedmont Mall              Jul-95  1983/84    $39,000,000       534,135   409,135     188,049    35.2%      --      $250
         Danville, VA
------------------------------------------------------------------------------------------------------------------------------------
95- 6    River Oaks Center          Jul-95   1978      $26,200,000       574,657   493,791     219,099    38.1%      --      $200
         Decatur, AL
------------------------------------------------------------------------------------------------------------------------------------
95- 7    Columbia Mall              Jul-95   1998      $27,650,000       351,364   351,364     128,024    36.4%    96.0%     $165
         Bloomsberg, PA
------------------------------------------------------------------------------------------------------------------------------------
95- 8    Hot Springs Mall           Jun-95   1982      $22,775,000       389,914   318,033     156,000    40.0%    83.0%     $240
         Hot Springs, AR
------------------------------------------------------------------------------------------------------------------------------------
95- 9    Westgate Mall              May-95  1960/89    $43,000,000       649,185   448,268     253,993    39.1%    77.9%     $191
         San Jose, CA
------------------------------------------------------------------------------------------------------------------------------------
95-10    Silver City Galleria       Apr-95   1992     $159,106,000     1,005,595   749,595     349,107    34.7%    96.0%     $290
         East Taunton, MA
------------------------------------------------------------------------------------------------------------------------------------
95-11    Westgate Mall              Apr-95   1975      $25,300,000       768,000   449,974     272,630    35.5%    85.0%     $240
         Spartanburg, SC
------------------------------------------------------------------------------------------------------------------------------------
95-12    Hanover Mall               Jan-95  1971/93    $38,000,000       649,130   649,130     298,531    46.0%    90.0%     $204
         Hanover, MA
------------------------------------------------------------------------------------------------------------------------------------
95-13    Greenbrier Mall            Jan-95   1981      $84,700,000       774,201   594,201     318,595    41.2%    96.0%     $250
         Chesapeake, VA
------------------------------------------------------------------------------------------------------------------------------------
95-14    Galleria at Tyler          Jan-95  1970/91   $123,750,000     1,044,536   431,640     411,640    39.4%    86.0%     $244
(2)      Riverside, CA
====================================================================================================================================
         Survey Low:                                   $22,775,000       351,364   318,033     128,024    31.5%    77.9%     $165

         Survey High:                                 $265,000,000     1,351,913   813,786     505,626    46.0%    99.0%     $420
------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                                  $86,141,600       765,399   648,419     286,738    37.6%    90.2%     $269
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Unit Rate
                                                                   Capitalization Rates                  Comparison
                                                                   --------------------             ---------------------
  Sale                                                              Going-in   Terminal             Price/GLA  Price/Mall   Sales
  No.        Property/Location                 NOI      NOI/sf        OAR         OAR        IRR    Purchased   Shop GLA   Multiple
====================================================================================================================================
95- 1    Natick Mall                        $21,311,000  $32.95       8.04%     8.00%     10.75%      $410        $607       1.46
         Natick, MA
------------------------------------------------------------------------------------------------------------------------------------
95- 2    Smith Haven Mall                   $16,500,000  $20.28       7.47%        --         --      $272        $437       1.04
         Lake Grove, NY
------------------------------------------------------------------------------------------------------------------------------------
95- 3    Capitola Mall                       $4,987,500   $8.64       9.50%        --         --       $91        $266       1.02
(1)      Capitola, CA
------------------------------------------------------------------------------------------------------------------------------------
95- 4    Centre at Sallisbury                $7,020,000   $9.43       9.00%        --         --      $105        $280       1.09
         Salisbury, MD
------------------------------------------------------------------------------------------------------------------------------------
95- 5    Piedmont Mall                       $3,600,000   $8.80       9.23%        --         --       $95        $207       0.83
         Danville, VA
------------------------------------------------------------------------------------------------------------------------------------
95- 6    River Oaks Center                   $2,908,200   $5.89      11.10%        --         --       $53        $120       0.60
         Decatur, AL
------------------------------------------------------------------------------------------------------------------------------------
95- 7    Columbia Mall                       $2,958,500   $8.42      10.70%        --         --       $79        $216       1.31
         Bloomsberg, PA
------------------------------------------------------------------------------------------------------------------------------------
95- 8    Hot Springs Mall                    $2,277,500   $7.16      10.00%        --         --       $72        $146       0.61
         Hot Springs, AR
------------------------------------------------------------------------------------------------------------------------------------
95- 9    Westgate Mall                       $4,096,457   $9.14       9.53%        --         --       $96        $169       0.89
         San Jose, CA
------------------------------------------------------------------------------------------------------------------------------------
95-10    Silver City Galleria               $13,219,000  $17.63       8.31%     8.00%     11.00%      $212        $456       1.57
         East Taunton, MA
------------------------------------------------------------------------------------------------------------------------------------
95-11    Westgate Mall                       $2,403,500   $5.34       9.50%        --         --       $56         $93       0.39
         Spartanburg, SC
------------------------------------------------------------------------------------------------------------------------------------
95-12    Hanover Mall                        $3,811,400   $5.87      10.03%        --         --       $59        $127       0.62
         Hanover, MA
------------------------------------------------------------------------------------------------------------------------------------
95-13    Greenbrier Mall                     $6,600,000  $11.11       7.79%     8.00%     11.50%      $143        $266       1.06
         Chesapeake, VA
------------------------------------------------------------------------------------------------------------------------------------
95-14    Galleria at Tyler                   $9,600,000  $22.24       7.76%     8.00%     10.50%      $287        $301       1.23
(2)      Riverside, CA

====================================================================================================================================
         Survey Low:                         $2,277,500   $5.34       7.47%     8.00%     10.50%       $53         $93       0.39

         Survey High:                       $21,311,000  $32.95      11.10%     8.00%     11.50%      $410        $607       1.57
------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                        $7,236,218  $12.35       9.14%     8.00%     10.94%      $145        $264       0.98

====================================================================================================================================

----------------
(1)  Cash equivalent price.
(2)  Net of allocation to excess land.
====================================================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================

REGIONAL MALL SALES                                                                                                             1994
1994 Transaction Chart
Cushman & Wakefield, Inc.

------------------------------------------------------------------------------------------------------------------------------------
  Sale                               Sale     Year                       Total     Sold        Shop      Shop      Occu-    Shop
  No.        Property/Location       Date    Built     Sale Price         GLA       GLA         GLA      Ratio     Pancy  Sales/sf
====================================================================================================================================
94- 1    Independence Center        Dec-94  1974/88    $53,400,000       863,986   392,524     392,524    45.4%     84.0%    $200
(1)      Independence, MO
------------------------------------------------------------------------------------------------------------------------------------
94- 2    Biltmore Fashion Park      Dec-94  1963/92   $110,000,000       554,503   372,000     219,000    39.5%     97.0%    $380
(2)      Phoenix, Arizona
------------------------------------------------------------------------------------------------------------------------------------
94- 3    Confidential               Dec-94  1981/93   $108,000,000     1,123,580   333,468     333,468    29.7%     95.0%    $300
         Major Southwest MSA
------------------------------------------------------------------------------------------------------------------------------------
94- 4    CPI Portfolio              Dec-94            $151,500,000     2,110,051 1,142,386     750,436    35.6%     90.0%    $250
(3)      1)  Orange Park Mall               1975/91
             Orange Park, Florida
         2)  University Mall                1974/90
             Pensacola, Florida
         3)  Broadway Square Mall           1975/89
             Tyler, Texas
------------------------------------------------------------------------------------------------------------------------------------
94- 5    Fashion Valley Center      Nov-94    1969/   $128,500,000     1,370,262   518,900     373,725    27.3%     91.0%    $325
         San Diego, California                81/84
------------------------------------------------------------------------------------------------------------------------------------
94- 6    Mall of the Americas       Oct-94  1970/93+   $76,200,000       678,000   678,000     225,000    33.2%     98.5%    $325
         Miami, Florida
------------------------------------------------------------------------------------------------------------------------------------
94- 7    Corte Madera T.C.          Sep-94  1958/85    $70,500,000       425,572   425,572     237,453    55.8%     93.5%    $325
(4)      Marin County, California
------------------------------------------------------------------------------------------------------------------------------------
94- 8    Layton Hills Mall          Sep-94  1980/91    $51,375,000       710,030   620,030     399,001    56.2%     94.0%    $226
         Layton, Utah
------------------------------------------------------------------------------------------------------------------------------------
94- 9    North Shore Square         Jul-94    1985     $34,150,000       624,000   358,709     178,326    28.6%     94.0%    $218
         Slidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94-10    Chesterfield T.C.          Jun-94    1986/    $93,600,000       605,161   605,161     291,744    48.2%     95.0%    $290
(5)      Richmond, Virginia                   87/89
------------------------------------------------------------------------------------------------------------------------------------
94-11    Waterside Shops            Jun-94    1992     $65,500,000       250,000   250,000     173,930    69.6%     99.0%    $400
         Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94-12    Crossroads Mall            Apr-94    1974     $51,500,000     1,114,720   378,704     378,704    34.0%     95.0%    $189
         Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94-13    Riverchase Galleria        Feb-94    1986    $175,000,000     1,251,142   462,612     350,504    28.0%     95.0%    $350
         Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94-14    Stratford Square Mall      Jan-94    1981/   $119,000,000     1,294,682   493,404     493,404    38.1%     98.5%    $260
         Bloomingdale, Illinois               88/91
====================================================================================================================================
         Survey Low:                                   $34,150,000       250,000   250,000     173,930    27.3%     84.0%    $189

         Survey High:                                 $175,000,000     2,110,051 1,142,386     750,436    69.6%     99.0%    $400
------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                                  $92,016,071       926,835   502,248     342,659    40.6%     94.3%    $288
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Unit Rate
                                                                   Capitalization Rates                  Comparison
                                                                   --------------------             ---------------------
  Sale                                                              Going-in   Terminal             Price/GLA  Price/Mall   Sales
  No.        Property/Location                 NOI      NOI/sf        OAR         OAR        IRR    Purchased   Shop GLA   Multiple
====================================================================================================================================
94- 1    Independence Center                 $4,592,000  $11.70       8.60%        --         --      $136        $136       0.68
(1)      Independence, MO
------------------------------------------------------------------------------------------------------------------------------------
94- 2    Biltmore  Fashion Park              $8,600,000  $23.12       7.82%        --         --      $296        $502       1.32
(2)      Phoenix, Arizona
------------------------------------------------------------------------------------------------------------------------------------
94- 3    Confidential                        $7,538,400  $22.61       6.98%     7.25%     10.70%      $324        $324       1.08
         Major Southwest MSA
------------------------------------------------------------------------------------------------------------------------------------
94- 4    CPI Portfolio                      $13,350,000  $11.69       8.81%        --         --      $133        $202       0.81
(3)      1)  Orange Park Mall
             Orange Park, Florida
         2)  University Mall
             Pensacola, Florida
         3)  Broadway Square Mall
             Tyler, Texas
------------------------------------------------------------------------------------------------------------------------------------
94- 5    Fashion Valley Center               $9,637,500  $18.57       7.50%     8.00%     11.00%      $248        $344       1.06
         San Diego, California
------------------------------------------------------------------------------------------------------------------------------------
94- 6    Mall of the Americas                $6,706,000   $9.89       8.80%        --     11.80%      $112        $339       1.04
         Miami, Florida
------------------------------------------------------------------------------------------------------------------------------------
94- 7    Corte Madera T.C.                   $5,900,000  $13.86       8.37%     9.00%     11.00%      $166        $297       0.91
(4)      Marin County, California
------------------------------------------------------------------------------------------------------------------------------------
94- 8    Layton Hills Mall                   $4,730,000   $7.63       9.21%        --         --       $83        $129       0.57
         Layton, Utah
------------------------------------------------------------------------------------------------------------------------------------
94- 9    North Shore Square                  $3,073,000   $8.57       9.00%        --         --       $95        $192       0.88
         Slidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94-10    Chesterfield T.C.                   $8,424,000  $13.92       9.00%        --         --      $155        $321       1.11
(5)      Richmond, Virginia
------------------------------------------------------------------------------------------------------------------------------------
94-11    Waterside Shops                     $5,043,500  $20.17       7.70%        --         --      $262        $377       0.94
         Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94-12    Crossroads Mall                     $5,300,000  $14.00      10.29%        --         --      $136        $136       0.72
         Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94-13    Riverchase Galleria                $13,295,000  $28.74       7.60%        --     11.50%      $378        $378       1.43
         Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94-14    Stratford Square Mall               $8,962,500  $18.16       7.53%     8.25%     11.00%      $241        $241       0.93
         Bloomingdale, Illinois
====================================================================================================================================
         Survey Low:                         $3,073,000   $7.63       6.98%     7.25%     10.70%       $83        $129       0.57

         Survey High:                       $13,350,000  $28.74      10.29%     9.00%     11.80%      $378        $502       1.43
------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                        $7,510,850  $15.90       8.37%     8.13%     11.17%      $197        $288       0.96
====================================================================================================================================

----------------
(1) Inclusive of $2.4 million held back for deferred maintenance.
(2) Inclusive of partnership units.
(3) Net of allocation to excess land.
(4) Sale includes 75,712 square foot professional building.
(5) Adjusted to reflect 100% interest.
====================================================================================================================================

                                                  Sales Comparison Approach
================================================================================

          these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.47 to 11.1 percent with a mean of 9.14 percent, the highest average over the past five years. Most market participants feel that continued turmoil in the retail industry will force cap rates to move higher.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart summarizes the range and mean for this unit of comparison by year of sale.

================================================================================
                            Price/SF            Price/SF         Sales
      Transaction Year   Unit Rate Range*        Mean          Multiple
================================================================================
          1991            $203 - $556            $357            1.17
--------------------------------------------------------------------------------
          1992            $226 - $511            $320            1.07
--------------------------------------------------------------------------------
          1993            $173 - $647            $363            1.15
--------------------------------------------------------------------------------
          1994            $129 - $502            $288             .96
--------------------------------------------------------------------------------
          1995            $ 93 - $607            $264             .98
================================================================================
* Includes all sales by each respective year.
================================================================================

     As discussed, one of the factors which may influence the unit rate is whether, or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. Chart A, shown below makes this distinction.

=================================================================================================================
                                                      CHART A
                                                Regional Mall Sales
                                           Involving Mall Shop Space Only
=================================================================================================================
       1991                        1992                           1993                          1994
=================================================================================================================
Sale   Unit     NOI       Sale     Unit    NOI         Sale       Unit     NOI       Sale       Unit         NOI
No.    Rate    Per SF     No.      Rate   Per SF        No.       Rate    Per SF       No.      Rate       Per SF
=================================================================================================================
91- 1  $257    $15.93     92- 2    $348   $25.27       93- 1*     $355    $23.42     94- 1      $136       $11.70
-----------------------------------------------------------------------------------------------------------------
91- 2  $232    $17.65     92- 9    $511   $33.96       93- 4      $471    $32.95     94- 3      $324       $22.61
-----------------------------------------------------------------------------------------------------------------
91- 5  $203    $15.89     92-11    $283   $19.79       93- 5      $396    $28.88     94-12      $136       $14.00
-----------------------------------------------------------------------------------------------------------------
91- 6  $399    $24.23                                  93- 7      $265    $20.55     94-14      $241       $18.16
-----------------------------------------------------------------------------------------------------------------
91- 7  $395    $24.28                                  93-14      $268    $19.18
-----------------------------------------------------------------------------------------------------------------
91- 8  $320    $19.51
-----------------------------------------------------------------------------------------------------------------
91-10  $556    $32.22
-----------------------------------------------------------------------------------------------------------------
Mean   $337    $21.39     Mean     $381   $26.34       Mean       $351    $25.00     Mean       $209       $16.62
=================================================================================================================
*Sale included peripheral GLA.
=================================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $209 to $381 per square foot. We recognized that these averages may be skewed somewhat by the size of the sample. To date, there have been no 1995/96 transactions involving only mall shop GLA.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $227 per square foot in 1991, $213 per square foot in 1992, $196 per square foot in 1993, $193 per square foot in 1994 and $145 per square foot in 1995. Chart B following depicts this data.

=============================================================================================
                                          CHART B
                                    Regional Mall Sales
                          Involving Mall Shops and Anchor GLA
=============================================================================================
          1991                           1992                              1993
=============================================================================================
Sale      Unit      NOI        Sale      Unit       NOI         Sale       Unit         NOI
No.       Rate     Per SF       No.      Rate      Per SF       No.        Rate        Per SF
=============================================================================================
91- 3     $156     $11.30      92- 1     $258      $20.24      93- 2       $225        $17.15
---------------------------------------------------------------------------------------------
91- 4     $228     $16.50      92- 3     $197      $14.17      93- 3       $135        $11.14
---------------------------------------------------------------------------------------------
91- 9     $193     $12.33      92- 4     $385      $29.43      93- 6       $224        $16.39
---------------------------------------------------------------------------------------------
91-11     $234     $13.36      92- 5     $182      $14.22      93- 7       $ 73        $ 7.32
---------------------------------------------------------------------------------------------
91-12     $287     $17.83      92- 6     $203      $16.19      93- 9       $279        $20.66
---------------------------------------------------------------------------------------------
91-13     $242     $13.56      92- 7     $181      $13.60      93-10       $ 97        $ 9.13
---------------------------------------------------------------------------------------------
91-14     $248     $14.87      92- 8     $136      $ 8.18      93-11       $289        $24.64
---------------------------------------------------------------------------------------------
                               92-10     $161      $12.07      93-12       $194        $13.77
---------------------------------------------------------------------------------------------
                                                               93-13       $108        $ 9.75
---------------------------------------------------------------------------------------------
                                                               93-14       $322        $24.10
---------------------------------------------------------------------------------------------
                                                               93-15       $214        $16.57
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 Mean     $227     $14.25      Mean      $213      $16.01      Mean        $196        $15.51
=============================================================================================

================================================================================

                                                  Sales Comparison Approach
================================================================================

================================================================================
                                     CHART B
                               Regional Mall Sales
                       Involving Mall Shops and Anchor GLA
================================================================================
               1994                                      1995
================================================================================
    Sale       Unit          NOI            Sale         Unit           NOI
    No.        Rate         Per SF           No.         Rate          Per SF
================================================================================
   94- 2       $296         $23.12          95- 1        $410          $32.95
--------------------------------------------------------------------------------
   94- 4       $133         $11.69          95- 2        $272          $20.28
--------------------------------------------------------------------------------
   94- 5       248          $18.57          95- 3        $ 91          $ 8.64
--------------------------------------------------------------------------------
   94- 6       $112         $ 9.89          95- 4        $105          $ 9.43
--------------------------------------------------------------------------------
   94- 7       $166         $13.86          95- 5        $ 95          $ 8.80
--------------------------------------------------------------------------------
   94- 8       $ 83         $ 7.63          95- 6        $ 53          $ 5.89
--------------------------------------------------------------------------------
   94- 9       $ 95         $ 8.57          95- 7        $ 79          $ 8.42
--------------------------------------------------------------------------------
   94-10       $155         $13.92          95- 8        $ 72          $ 7.16
--------------------------------------------------------------------------------
   94-11       $262         $20.17          95- 9        $ 96          $ 9.14
--------------------------------------------------------------------------------
   94-13       $378         $28.74          95-10        $212          $17.63
--------------------------------------------------------------------------------
                                            95-11        $ 56          $ 5.34
--------------------------------------------------------------------------------
                                            95-12        $ 59          $ 5.87
--------------------------------------------------------------------------------
                                            95-13        $143          $11.11
--------------------------------------------------------------------------------
                                            95-14        $287          $22.24
--------------------------------------------------------------------------------
   Mean        $193         $15.62          Mean         $145          $12.35
================================================================================
*Sale included peripheral GLA.
================================================================================

Analysis of Sales

     Within Chart B, we have presented a summary of recent transactions (1991-1995) involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the "Sales Comparison Approach", when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

     =========================
     Application to Dover Mall
     =========================

     Because the subject is theoretically selling both mall shop GLA and owned department stores, we will look at the recent sales involving both types in Chart B more closely. As a basis for comparison, we will analyze the subject based upon projected NOI. The first year NOI has been projected to be $11.61 per square foot (FY 1997), based upon 418,013+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the "Income Approach" section of this report as calculated by the Pro-Ject model. With projected NOI of $11.61 per square foot, the subject falls below the range exhibited by the comparable sales.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls at the low end of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

================================================================================
          Sales Year         Mean NOI      Subject Forecast   Subject Ratio
================================================================================
            1991            $   14.25         $   11.61           81.5%
--------------------------------------------------------------------------------
            1992            $   16.01         $   11.61           72.5%
--------------------------------------------------------------------------------
            1993            $   15.51         $   11.61           74.9%
--------------------------------------------------------------------------------
            1994            $   15.62         $   11.61           74.9%
--------------------------------------------------------------------------------
            1995            $   12.35         $   11.61           94.0%
================================================================================

     With first year NOI forecasted at approximately 73 to 94 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

     Net Income Multiplier Method - Dover Mall

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from each of the improved sales. We have included only the recent sales data (1995). The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

                   NIM   =        Sales Price
                                  Net Operating Income

================================================================================
                        Net Income Multiplier Calculation
================================================================================
            Sale No.       Price/SF     /NOI/SF      = Net Income Multiplier
================================================================================
              95- 1         $410        $32.95               12.44
--------------------------------------------------------------------------------
              95- 2         $272        $20.28               13.41
--------------------------------------------------------------------------------
              95- 3         $ 91        $ 8.64               10.53
--------------------------------------------------------------------------------
              95- 4         $105        $ 9.43               11.13
--------------------------------------------------------------------------------
              95- 5         $ 95        $ 8.80               10.80
--------------------------------------------------------------------------------
              95- 6         $ 53        $ 5.89                9.00
--------------------------------------------------------------------------------
              95- 7         $ 79        $ 8.42                9.38
--------------------------------------------------------------------------------
              95- 8         $ 72        $ 7.16               10.06
--------------------------------------------------------------------------------
              95- 9         $ 96        $ 9.14               10.50
--------------------------------------------------------------------------------
              95-10         $212        $17.63               12.02
--------------------------------------------------------------------------------
              95-11         $ 56        $ 5.34               10.49
--------------------------------------------------------------------------------
              95-12         $ 59        $ 5.87               10.05
--------------------------------------------------------------------------------
              95-13         $143        $11.11               12.87
--------------------------------------------------------------------------------
              95-14         $287        $22.24               12.90
================================================================================
              Mean          $145        $12.35               11.11
================================================================================

     Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Approach section of this report.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================


================================================================================
                           Adjusted Unit Rate Summary
================================================================================
                                           Net Income         Indicated
                 Sale No.      NOI/SF      X Multiplier     Price = $/SF
================================================================================
                  95- 1        $11.61          12.44             $144
--------------------------------------------------------------------------------
                  95- 2        $11.61          13.41             $156
--------------------------------------------------------------------------------
                  95- 3        $11.61          10.53             $122
--------------------------------------------------------------------------------
                  95- 4        $11.61          11.13             $129
--------------------------------------------------------------------------------
                  95- 5        $11.61          10.80             $125
--------------------------------------------------------------------------------
                  95- 6        $11.61           9.00             $104
--------------------------------------------------------------------------------
                  95- 7        $11.61           9.38             $109
--------------------------------------------------------------------------------
                  95- 8        $11.61          10.06             $117
--------------------------------------------------------------------------------
                  95- 9        $11.61          10.50             $122
--------------------------------------------------------------------------------
                  95-10        $11.61          12.02             $140
--------------------------------------------------------------------------------
                  95-11        $11.61          10.49             $122
--------------------------------------------------------------------------------
                  95-12        $11.61          10.05             $117
--------------------------------------------------------------------------------
                  95-13        $11.61          12.87             $149
--------------------------------------------------------------------------------
                  95-14        $11.61          12.90             $150
================================================================================
                  Mean         $11.61          11.11             $129
================================================================================

     From the process above, we see that the indicated net income multipliers range from 9.00 to 13.41 with a mean of 11.11. The adjusted unit rates range from $104 to $156 per square foot of owned GLA with a mean of $129 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Considering the characteristics of the subject relative to the above, we believe that a unit rate range of $130 to $135 per square foot is appropriate. Applying this unit rate range to 418,013+/- square feet of owned GLA results in a value of approximately $54.34 million to $56.43 million for the subject as shown below.

                       418,013 SF                    418,013 SF
                      x      $130                   x      $135
                      -----------                   -----------
                      $54,340,000                   $56,430,000

           Rounded Value Estimate - Market Sales Unit Rate Comparison
                           $54,340,000 to $56,430,000

Sales Multiple Method - Dover Mall

     Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

     The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.0 as a benchmark, and will look to keep it within a range of .75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

     The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. As such, the sales multiples reported may be slightly distorted to the extent that the imputed value of the anchor's contribution to the purchase price has not been segregated.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

                  =============================================
                             Sales Multiple Summary
                  =============================================
                  Sale              Going-In            Sales
                   No.                 OAR             Multiple
                  =============================================
                  95- 1               8.04%              1.46
                  ---------------------------------------------
                  95- 2               7.47%              1.04
                  ---------------------------------------------
                  95- 3               9.50%              1.02
                  ---------------------------------------------
                  95- 4               9.00%              1.09
                  ---------------------------------------------
                  95- 5               9.23%              0.83
                  ---------------------------------------------
                  95- 6              11.10%              0.60
                  ---------------------------------------------
                  95- 7              10.70%              1.31
                  ---------------------------------------------
                  95- 8              10.00%               .61
                  ---------------------------------------------
                  95- 9               9.53%               .89
                  ---------------------------------------------
                  95-10               8.31%              1.57
                  ---------------------------------------------
                  95-11               9.50%              0.39
                  ---------------------------------------------
                  95-12              10.05%              0.62
                  ---------------------------------------------
                  95-13               7.79%              1.06
                  ---------------------------------------------
                  95-14               7.76%              1.23
                  =============================================
                   Mean               9.14%              0.98
                  =============================================

     The sales that are being compared to the subject show sales multiples that range from 0.39 to 1.57 with a mean of about 0.98. As is evidenced, the more productive malls with higher sales volumes on a per square foot basis tend to have higher sales multiples. Furthermore, the higher multiples tend to be in evidence where an anchor(s) is included in the sale.

     Based upon forecasted 1996 performance, as well as anticipated changes to the market area, the subject is projected to produce comparable sales of $260 per square foot for mall shop tenants. This implies little growth over 1995 comparable sales.

     In the case of the subject, the overall capitalization rate being utilized for this analysis is considered to be above the mean exhibited by the comparable sales. As such, we would be inclined to utilize a multiple below the mean indicated by the sales. As such, we will utilize a lower sales multiple to apply to just the mall shop space. Applying a ratio of say, 0.80 to 0.85 percent to the forecasted sales of $260 per square foot, the following range in value is indicated.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Unit Sales Volume (Mall Shops)               $260              $260
     Sales Multiple                        x     0 .80       x      0.85
                                           -----------       -----------
     Adjusted Unit Rate                        $208.00           $221.00

     Mall Shop GLA                         x   232,033       x   232,033
                                           -----------       -----------
     Value Indication                      $48,300,000       $51,300,000

     The analysis shows an adjusted value range of approximately $48.3 to $51.3 million. Inherent in this exercise are mall shop sales which are projections based on our investigation into the market which might not fully measure investor's expectations. It is clearly difficult to project with any certainty what the mall shops might achieve in the future, particularly as the lease-up is achieved and the property brought to stabilization. While we may minimize the weight we place on this analysis, it does, nonetheless, offer a reasonableness check against the other methodologies. We have also considered in this analysis the fact that the owned anchors and major tenants are forecasted to contribute approximately $500,000 in revenues in fiscal year 1997 (base rent obligations and overage). If we were to capitalize this revenue separately at a 10.0 percent rate, the resultant effect on value is approximately $5.0 million.

     Arguably, department stores have qualities that add certain increments of risk over and above regional malls, wherein risk is mitigated by the diversity of the store types. A recent Cushman & Wakefield survey of free-standing retail building sales consisting of net leased discount department stores, membership warehouse clubs, and home improvement centers, displayed a range in overall capitalization rates between 8.8 and 10.9 percent with a mean of approximately
9.6 percent. All of the sales occurred with credit worthy national tenants in place.

     Trends indicate that investors have shown a shift in preference to initial return and, as will be discussed in a subsequent section, overall capitalization rates have been showing increases over the past several years. Moreover, when the acquisition of a shopping mall includes anchor department stores, investors will typically segregate income attributable to the anchors and analyze these revenues with higher capitalization rates than those revenues produced by the mall shops. Therefore, based upon the preceding discussion, it is our opinion that overall capitalization rates for department stores are reasonably reflected by a range of 9.5 to 11.0 percent. We have chosen the mid point of the range due to the locational attributes of the subject's trade area and characteristics of the subject property.

     Therefore, adding the anchor income's implied contribution to value of $5.0 million, the resultant range is shown to be approximately $53.3 to $56.3 million. Giving consideration to all of the above, the following value range is warranted for the subject property based upon the sales multiple analysis.

                     Estimated Value - Sales Multiple Method
                      Rounded to $53,300,000 to $56,300,000

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     =============================
     Value Conclusion - Dover Mall
     =============================

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. The subject is the dominant mall in its market area and is benefited by having a good anchor alignment, with several major tenants and specialty stores that are unique to the market.

     After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

Unit Price Per Square Foot

Salable SF:                                   418,013+/-

Price Per SF of Salable Area:                 $130 to $135

Indicated Value Range:                        $54,340,000 to $56,430,000

Sales Multiple Analysis
Indicated Value Range                         $53,300,000 to $56,310,000

     The parameters above show a value range of approximately $53.3 to $56.3 million for the subject.

     Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a market value within the more defined range of $54.0 to $56.0 million for the subject as of April 17, 1996.

     =========================================
     Sales Comparison Approach - Dover Commons
     =========================================

     A separate analysis has been prepared to develop a value for Dover Commons via the Sales Comparison Approach. Sales of multi-tenant retail strip centers and shopping centers were researched. Due to the lack of recent, comparable sales within close proximity of the Commons, our search was expanded outside of Dover, as well as to larger and sometimes older centers. Five sales were found which can be used for comparison with the subject. Three of the sales are located in Delaware and the other two are across the bay in Maryland. The sales are summarized in the chart on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

=================================================================================================
                                     Improved Retail Center Sales
=================================================================================================
                          Sale       Bldg.       Yr.
    Sale Location         Date       Size       Built      Sale Price       Price/SF      OAR
=================================================================================================
1. US 13 & State St.      Aug-92     46,605      1976      $1,975,000         $42.38       10.6%
   Dover, DE
-------------------------------------------------------------------------------------------------
2. US 50 & MD Rt. 9       Nov-94     100,000     1987      $4,290,000*        $42.90       11.5%
   Stevensville, MD
-------------------------------------------------------------------------------------------------
3. Routes 4 & 7           Jun-94     162,365     1990     $13,350,000         $82.22        8.5%
   Christiana, DE
-------------------------------------------------------------------------------------------------
4. Elliott Rd. & Rt. 331  Sep-94     113,130     1991     $12,829,740        $113.41        9.9%
   Easton, MD
=================================================================================================
*    Actual consideration paid was $4.95 million. $660,000 of excess land deducted for comparison purposes.
=================================================================================================

Analysis of Sales

     Sale 1 is known as Carroll's Corner Shopping Center and is located along Highway 13 in Dover, approximately two miles south of the subject. The 46,605 square foot center sold in August 1992 for $1,975,000, or $42.38 per square foot. The property is a neighborhood shopping center with good access and exposure from Highway 13. It was built in 1976 and was unrenovated at the time of sale and in overall average condition. There are two anchor tenants and an estimated seven in-line spaces. Dover Commons has a similar location to sale 1 however benefits from its positioning adjacent to the Dover Mall increasing retail traffic exposure. In addition, the subject is considerably superior in terms of condition. Overall, the subject would be expected to sell for a unit price above $42.38 per square foot.

     Sale 2 is a larger, 100,000 square foot center known as Thompson Creek Mill, and constructed in 1987. It is located in Stevensville, Maryland along U.S. Route 50. The first phase of the property was constructed in 1987 and has a total of 72,000 square feet. The second phase added 28,000 square feet and was completed in 1989. Thompson Creek Mill sold in November 1994 for $4,950,000. This sales price included approximately $660,000 in excess land resulting in an comparable sales price of $4,290,000, or $42.90 per square foot. The subject is considerably smaller in size and would therefore expect to sell for a higher unit rate. Dover is an overall superior location compared with Stevensville, which also supports a sales price for the subject above $42.90 per square foot.

     Sale 3 is a good quality retail center located at the intersection of Routes 4 and 7 in Christiana Hundred, Delaware. It has excellent visibility from Route 4. The center totals 162,365 square feet and is anchored by Shop Rite (52,440 SF) and Cinemark (29,452 SF). It sold in June 1994 for $13,350,000, equivalent to $82.22 per square foot. Sale 4 is slightly superior in terms of quality, however it is considerably larger which makes it comparable with the subject. Overall sale four supports a unit rate near $82.22 per square foot for Dover Commons.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Sale 4 is an excellent quality shopping center known as the Shoppes at Easton. The center totals 113,130 square feet, was built in 1991 and is located in Easton, Maryland. It is anchored by a 65,000 square foot Giant Super market. Wal-Mart is located directly adjacent to the property which increases retail traffic. Sale 5 sold for $12,829,740, or $113.41 per square foot. Although it is larger than the subject, it is considerably superior in terms of condition and quality of the improvements. Its location between Routes 331 and 328 in Easton, Maryland as well as adjacent to a major retailer, is comparable to the subject. Overall sale 5 is superior to the subject and sets the upper end of the range at $113.41 per square foot.

     The sales presented indicate unit rates ranging from $42.38 per square foot to $113.41 per square foot. In order to further compare the sales with the subject, the net operating incomes (NOI) of each sale are compared with the subject. Within the Income Approach, the subject's first year's NOI is projected to be $361,647, or $6.96 per square foot. This can be compared to each of the comparable sales as follows:

                     ================================================
                     Sale          Sale NOI/SF        Subject NOI/SF
                     ================================================
                      1.               $4.48               $6.96
                     ------------------------------------------------
                      2.               $4.95               $6.96
                     ------------------------------------------------
                      3.               $6.97               $6.96
                     ------------------------------------------------
                      4.              $11.22               $6.96
                     ================================================

     As can be seen, comparing the sales based on their NOI per square foot with Dover Commons, the subject is superior to sales 1 and 2, approximately equal to sale 3 and inferior to sale 4. This analysis further supports our previous analysis of the sales.

     After considering all of the available market data in conjunction with the characteristics of the subject, both physical and economical, it would appear that the Sales Comparison Approach for Dover Commons indicates a value of approximately $80.00 per square foot, or $4,158,080, rounded to $4,160,000.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Introduction

     The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection.

     Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon the capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. In the case of the subject, operations are forecasted to be at or near stabilization. Thus, the direct capitalization method has also been utilized in the valuation process.

Discounted Cash Flow Analysis - Dover Mall

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     Investment holding periods typically range from seven to fifteen years. In this Income Approach to the valuation of the subject, we have utilized a 10 year holding period for the investment. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10 -year holding period for this investment is long enough to model the asset's performance and benefit from its continued lease-up and remerchandising, but short enough to reasonably estimate the expected income

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

and expenses of the real estate. This holding period also mirrors an investors logic in seeking the optimum time to sell the asset after a reasonable time frame. It is noted that the cash flows are presented on a fiscal year basis as of June 1, 1996. However, much of the basis of our analysis pertains to calendar year 1996. This is done for consistency with historical and budgeted data.

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject. In this regard, we see the subject as a long term investment opportunity for a competent owner/developer.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT+ Plus computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal assignment at hand. On the Facing Page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases, probable renewals at market rentals, and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income) less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.

Potential Gross Revenues

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; a reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

     The minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing of certain expenses on to tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property. In the initial fiscal year of the investment, 1997, it is projected that the subject property will generate approximately $7.5 million in potential gross revenues, equivalent to $17.96 per square foot of total appraised (owned) GLA of 418,013 square feet. This area is inclusive of mall shops and all owned department stores and major tenants. These forecasted revenues may be allocated to the following components:

================================================================================
                                   Dover Mall
                                 Revenue Summary
                    Initial Fiscal Year of Investment - 1997
================================================================================
Revenue Component                Amount          Unit Rate*       Income Ratio
--------------------------------------------------------------------------------
   Minimum Rent**              $4,717,601        $11.29               62.8%
--------------------------------------------------------------------------------
   Overage Rent***             $  450,354        $ 1.08                6.0%
--------------------------------------------------------------------------------
 Expense Recoveries            $2,212,177        $ 5.29               29.5%
--------------------------------------------------------------------------------
Miscellaneous Income           $  126,563        $ 0.30                1.7%
--------------------------------------------------------------------------------
         Total                 $7,506,695        $17.96                100%
================================================================================

*    Reflects total owned GLA of 418,013+/- SF

**   Net of free rent

***  Net of recaptures

================================================================================

Minimum Rental Income

     Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding the re-tenanting of the mall based upon deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

by case basis. We have incorporated all executed leases in our analysis. For those pending leases that are substantially along in the negotiating process and are believed to have a reasonable likelihood of being completed, we have reflected those terms in our cash flow. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

     In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping malls are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual leasing schedule at the particular property.

     As such, our a analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. Insomuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall.

     The minimum rents forecasted at the subject property are essentially derived from various tenant categories: major tenant revenue consisting of base rent obligations of the department and major tenant stores, and mall tenant revenues consisting of all in-line mall shops. Because of the various tenant types which comprise all of the mall GLA, we have essentially analyzed the mall shop space based upon the following categories:

     o Specialty In-Line Space

     o Food Court Space

     o Permanent Kiosks

Interior Mall Shops

     Rent from all interior mall tenants comprise the majority of minimum rent. Aggregate rent from specialty shops, food court and permanent kiosk tenant is forecasted to be approximately $4.1 million or $19.10 per square foot of total mall shop GLA in 1997 on a fiscal year basis. Minimum rent may be allocated to the following components:

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

================================================================================
                               Interior Mall Shops
                             Minimum Rent Allocation
================================================================================
                       FY 1997 Revenue       Applicable GLA       Unit Rate (SF)
================================================================================
 Mall Shops *             $3,706,817           204,150 SF           $ 18.16
--------------------------------------------------------------------------------
    Kiosks                $   73,434               455 SF           $161.39
--------------------------------------------------------------------------------
  Food Court              $ 304,873              9,218 SF           $ 33.07
--------------------------------------------------------------------------------
     Total                $4,085,124           213,832 SF           $ 19.10
================================================================================
*    Excludes theater.
================================================================================

     Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can sometimes distort this size/rate relationship. In this initial step of our analysis, we will look at actual achieved rents involving leased space only.

     The following table presents an analysis of minimum rent levels achieved within the subject property for in-line shop space. This would be inclusive of both existing as well as new leases. These revenues reflect in-line mall shop spaces only and exclude food court tenants, kiosks, department store and other major tenants (these tenant types are treated separately in a subsequent section of this report). We have allocated the space by size categories which appear to represent reasonable breaks for analysis purposes.

========================================================================================
                        Mall Shop Minimum Rent Attainment
                                Leases In-Place *
========================================================================================
        Suite Size           Annualized Rent     Applicable GLA**  Average Unit Rate/SF
========================================================================================
   Less Than       750 SF        $ 186,004         3,904 SF              $47.64
----------------------------------------------------------------------------------------
          751 - 1,200  SF        $  302,674        8,961 SF              $33.78
----------------------------------------------------------------------------------------
        1,201 - 2,000  SF        $  239,704        9,301 SF              $25.77
----------------------------------------------------------------------------------------
        2,001 - 3,500  SF        $1,009,012       44,931 SF              $22.46
----------------------------------------------------------------------------------------
        3,501 - 5,000  SF        $1,002,776       54,985 SF              $18.24
----------------------------------------------------------------------------------------
        5,001 - 10,000 SF        $  488,980       32,958 SF              $14.84
----------------------------------------------------------------------------------------
Greater Than    10,000 SF        $  412,953       32,392 SF              $12.75
----------------------------------------------------------------------------------------
             Total/Average       $3,642,103      187,432 SF              $19.43
========================================================================================

*    Represents actual annual rent based on leases in-place as of May 1, 1996;
     excludes food court tenants, kiosks, and any speculative lease-up of currently vacant space.

**   Considers leased space only in the mall on an annual basis as of May 1,
     1996.
========================================================================================

     It is noted that these rents reflect actual contract rents that include CPI escalations and scheduled rent steps for 1996.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     From the chart, we would expect to see a general pattern of an inverse relationship between suite size and rent. That is, as the suite size increases, the average unit base rent achieved declines. Overall, for the 187,432+/- square feet of in-line shop tenants surveyed, the average attained base rent for the mall is shown to be $19.43 per square foot for 1996 as of May 1, 1996. The objective here is to demonstrate a reasonably quantifiable pattern between suite size and rent. As such, a declining rent trend relative to suite size is generally in evidence. Category No. 1 (less than 750 square feet) shows an average of $47.64 per square foot, while the last category (over 10,000 square feet) shows an average of $12.75 per square foot.

     Typically, we would view the rent attainment levels in the existing mall as being representative of the total property. However, the center is characterized by several older leases that were negotiated several years ago. The following section details the more important tenant changes which have influenced the mall over the past number of years,

Recent Tenant Activity

     There has been a good amount of leasing activity at Dover Mall over the past year, including leases from several national tenants. A summary of the most recent deals follows:

o Spencer Gifts (2036) took this suite, totaling 2,015 square feet, for ten years in May 1995 at an initial rent of $46,345, or $23.00 per square foot. The rent will increase to $54,405 ($27.00 per square foot) by lease expiration.

o Just Sports (2046) this new tenant will take this space for a ten year term commencing September 1996 at an annual rent of $41,140, which will step up to $48,620 by lease expiration.

o Gift Design Gallery (3012) signed a ten year lease for 2,463 square feet which commenced November 1995. The initial annual rent of $26.00 per. square foot has three steps over the lease term and increases to $32.00 per square foot by expiration.

o Aeropastale (3024) began a ten year lease in November 1995 for $21.00 per square foot. After year five the lease increases to $27.00 per square foot.

o The Disney Store (4056) took 4,720 square feet for a ten year term commencing July 1995. The first year rent of $72,027 ($15.26/SF) increases to $99,120 ($21.00/SF) in August 1996 for the remainder of the lease.

o Legends Sporting Goods (5024) signed a ten year lease for this 3,100 square foot space which began in November 1995. The initial annual rent of $16.13 per square foot increases to $23.00 per square foot in November 1997 and $26.00 per square foot in November 2002.

o Lane Bryant (4036) began a 10 year lease for this 4,337 square foot space in May 1995. Annual lease payments are $78,066 or $18.00 per square foot, and remain flat over the term of the lease.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     On balance, we view the recent leasing activity as being positive for the property. Management has been successful in attracting a strong array of national and regional tenants which have enhanced the overall draw and appeal of the mall. Many of them are unique to the market.

Recent Leasing by Size

     We have looked at the most recent leasing in the mall, analyzing the beginning rent, ending rent and lease term. To further develop our market rent assumptions in the mall, we have arrayed the subject's most recent leases by size on the Facing Page chart. These leases include new deals and tenant renewals and relocations within the mall. As can be seen, 27 transactions have been included, totaling 80,804 square feet of space. The average rent achieved is equal to $21.32 per square foot. To better understand leasing activity at the subject, this type of analysis becomes more meaningful when broken down by size category.


=========================================================================================
                             Recent Leasing by Size
=========================================================================================
    Category          Area (SF)     Initial Rent/SF    Final Rent/SF    % Rental Increase
=========================================================================================
Under      750 SF       2,541          $46.44             $51.95            11.86%
-----------------------------------------------------------------------------------------
  751 -  1,200 SF       3,960          $32.67             $36.83            12.72%
-----------------------------------------------------------------------------------------
1,201 -  2,000 SF       6,597          $24.86             $25.46             2.44%
-----------------------------------------------------------------------------------------
2,001 -  3,500 SF      20,096          $22.71             $27.63            21.64%
-----------------------------------------------------------------------------------------
3,501 -  5,000 SF      17,507          $17.99             $21.01            16.74%
-----------------------------------------------------------------------------------------
5,001 - 10,000 SF      20,699          $18.00             $20.00            11.11%
-----------------------------------------------------------------------------------------
Over    10,000 SF      14,182          $1 9.00            $22.00            15.79%
-----------------------------------------------------------------------------------------
Total                  85,582          $21.32             $24.48            14.79%
=========================================================================================


     As can be seen, management is successful in getting rent steps. Over the lease term, the average rent is shown to increase by 14.8 percent.

     These transactions implicitly support the assumption that, typically, there is an inverse correlation between unit rates and the amount of space being leased, and they reflect average rates. We recognize that, in practice, there are unit rate gradations with tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions/tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rental levels paid at the property would be for the different tenant categories.

Market Comparisons - Occupancy Cost Ratios

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the
7.0 to 10.0 percent range in the initial year of the lease with 7.5 percent to
8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 13.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property. For instance, in higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the Following Page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

Occupancy Cost Analysis Chart

     From this analysis we see that the ratio of base rent to sales ranges from
7.1 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to 17.3 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

     These relative measures can be compared with two well known publications, The Score (1995) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent to sales ratios of approximately 7.0 to 8.0 percent and total occupancy cost ratios of 10.1 to 12.3 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

Conclusion - Market Rent Estimate for In-Line Shops

     Previously, in the Retail Market Analysis section of the appraisal, we discussed the subject's sales potential. Comparable mall sales (exclusive of the food court) in calendar year 1995 are reported to be approximately $259 per square foot. In light of the mall's performance, we are forecasting sales to remain relatively flat at $260 per square foot in 1996.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

====================================================================================================================================
OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                 Budget    Year      No.     Total     Shop      Avg.     Rec-     Avg.     Rent-  Total
No.      Area Location     State  Year     Built   Stories    GLA       GLA      Rent    overies   Sales    Sales   Cost  Location
====================================================================================================================================
 --   ULI-Super-Regional
      Malls                 US    1995       -        -      999,544  342,260   $16.30    $8.72   $203.09    8.0%   12.3%    --
------------------------------------------------------------------------------------------------------------------------------------
 --   ULI- Regional Malls   US    1995       -        -      582,893  261,553   $12.05    $5.82   $176.16    6.8%   10.1%    --
------------------------------------------------------------------------------------------------------------------------------------
 --   ICSC- All Enclosed
      Malls                 US    1995       -        -      582,893  261,553   $12.05    $5.82   $176.16    6.8%   10.1%    --
------------------------------------------------------------------------------------------------------------------------------------
 --   ICSC- Malls >
      1,000,000s            US    1995       -        -    1,206,874  407,060   $20.01   $12.57   $271.64    7.4%   12.0%    --
------------------------------------------------------------------------------------------------------------------------------------
  1.  Saratoga County MSA   NY    1995   1990/91/93   1      656,501  256,668   $15.79   $15.54   $194.00    8.1%   16.1%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  2.  Syracuse MSA          NY    1995    1954/96     2    1,035,525  410,818   $17.00   $12.90   $208.00    8.2%   14.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  3.  Syracuse MSA          NY    1995    1988/94     1      776,571  311,557   $17.00   $12.12   $196.00    8.6%   14.7%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  4.  Rochester MSA         NY    1995    1967/93     2    1,533,574  495,040   $18.00   $13.03   $247.00    7.3%   12.6%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  5.  Jefferson County MSA  NY    1995    1986/93     1      635,765  209,873   $21.96   $15.89   $231.00    9.5%   16.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  6.  Buffalo MSA           NY    1996    1985/89     1      753,105  285,771   $19.67   $14.83   $250.00    7.9%   13.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  7.  White Plains MSA      NY    1995    1980/83     4      882,689  326,774   $34.00   $25.31   $380.00    8.9%   15.6%  Urban
------------------------------------------------------------------------------------------------------------------------------------
  8.  Fairfield County MSA  CT    1995    1986/91     2    1,270,146  499,868   $32.00   $17.20   $425.00    7.5%   11.6%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
  9.  Meriden MSA           CT    1994    1971/94     2      711,626  292,877   $27.00   $14.20   $333.00    8.1%   12.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 10.  Worcester County MSA  MA    1996    1971/87     1      445,875  182,372   $22.36   $14.93   $288.00    7.8%   12.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 11.  Boston MSA            MA    1995    1980/93     1      322,120  155,080   $18.50   $17.40   $208.00    8.9%   17.3%  Urban
------------------------------------------------------------------------------------------------------------------------------------
 12.  Bristol County MSA    MA    1995     1992       2    1,005,595  349,107   $21.50   $22.09   $280.00    7.7%   15.6%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 13.  Bristol County MSA    MA    1995    1987/89     2      967,363  374,630   $31.00   $21.71   $404.00    7.7%   13.0%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 14.  Essex County MSA      MA    1995    1993/94     2      863,344  329,065   $36.95   $11.27   $350.00   10.6%   13.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 15.  Kingston MSA          MA    1994    1989/92     1      771,007  295,562   $18.44   $14.32   $211.00    8.7%   15.5%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 16.  Burlington MSA        VT    1995   1979/89/92   1      490,424  185,398   $23.00    $9.51   $294.00    7.8%   11.1%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 17.  Bucks County MSA      PA    1995    1968/75     1      348,309  305,212   $19.35   $10.00   $239.00    8.1%   12.3%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 18.  Monmouth County MSA   NJ    1994   1990/91/94   2    1,153,396  525,741   $31.00   $15.70   $338.00    9.2%   13.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 19.  Westminster MSA       MD    1995    1987/94     1      524,964  193,557   $16.74   $17.93   $228.00    7.3%   15.2%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 20.  Washington-Baltimore  MD    1995    1979/93     2      661,639  245,217   $22.10   $19.86   $285.00    7.8%   14.7%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 21.  Baltimore MSA         MD    1995    1956/91     1      863,376  242,376   $19.87   $14.93   $214.00    9.3%   16.3%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 22.  Prince William City
      MSA                   VA    1995    1972/96     1      716,796  278,494   $21.50   $15.11   $236.00    9.1%   15.5%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 23.  Arlington MSA         VA    1994     1986       4      491,057  222,800   $28.00   $12.98   $300.00    9.3%   13.7%  Urban
------------------------------------------------------------------------------------------------------------------------------------
 24.  Bloomingdale MSA      IL    1995   1981/88/91   2    1,292,186  427,609   $21.84   $10.37   $250.00    8.7%   12.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 25.  Minneapolis MSA       MN    1995    1962/94     1      982,228  201,561   $21.00   $22.51   $262.00    8.0%   16.6%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 26.  Genesee County MSA    MI    1995    1980/93     1      451,036  230,625   $16.00    $9.01   $219.00    7.3%   11.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 27.  Indianapolis MSA      IN    1995    1968/87     1    1,239,059  260,359   $22.43    $9.00   $235.00    9.5%   13.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 28.  Tampa MSA             FL    1995     1995       1      977,047  359,579   $27.00   $12.77   $300.00    9.0%   13.3%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 29.  Plantation MSA        FL    1995    1979/93     1    1,004,061  282,952   $28.22   $12.40   $314.00    9.0%   12.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 30.  Miami MSA             FL    1995     1982       1    1,120,827  290,385   $29.36   $16.55   $355.00    8.3%   12.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 31.  Coral Springs MSA     FL    1995    1984/96     1    1,171,127  293,183   $25.90   $11.55   $284.00    9.1%   13.2%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 32.  North/Central Kansas  KS    1995    1987/90     1      400,307  185,324   $14.97   $10.31   $212.00    7.1%   11.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 33.  Amarillo MSA          TX    1995    1982/86     1      889,508  316,190   $18.00    $7.53   $200.00    9.0%   12.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 34.  Las Vegas MSA         NV    1995     1992       1      241,580  241,580   $91.50   $22.04 $1,183.00    7.7%    9.6%  Urban
------------------------------------------------------------------------------------------------------------------------------------
 35.  Las Vegas MSA         NV    1994    1981/93     2      819,374  286,936   $35.00   $13.21   $405.00    8.6%   11.9%  Urban
------------------------------------------------------------------------------------------------------------------------------------
 36.  Knoxville MSA         TN    1995    1972/94     1    1,333,018  382,150   $23.80   $14.00   $333.00    7.1%   11.4%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 37.  Nashville MSA         TN    1995     1990       2      716,462  373,662   $15.25   $13.30   $180.00    8.5%   15.9%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 38.  Riverside County MSA  CA    1995    1970/91     1    1,044,536  411,640   $22.59   $17.00   $250.00    9.0%   15.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 39.  Orange County MSA     CA    1994    1975/94     1      810,470  273,970   $21.00   $10.28   $270.00    7.8%   11.6%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 40.  Bellingham MSA        WA    1994     1988       1      769,187  337,557   $20.85   $12.54   $283.00    7.4%   11.8%  Suburban
------------------------------------------------------------------------------------------------------------------------------------
 41.  Seattle MSA           WA    1995    1979/95     1    1,012,754  311,019   $27.35    $7.86   $325.00    8.4%   10.8%  Suburban
====================================================================================================================================
      Survey Mean:                                           833,950  304,724   $23.89   $13.86   $289.51    8.3%   13.4%
====================================================================================================================================

                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     In the previous discussions, the overall attained rent for the project was calculated to be $19.43 per square foot based upon annualized leases in-place through May 1996. Based upon recent leasing activity only, this average was shown to be $21.66 per square foot. This evidence might suggest that some of the older leases within the mall are above market. A comparison of leasing activity is shown on the following chart.

================================================================================
                        In-Line Mall Shop Rent Comparison
================================================================================
                            Attained        Recent Leasing      Projected
     Size Category             Rent            Activity        Market Rents
================================================================================
     Less Than  750 SF        $47.64            $46.44            $46.50
         751- 1,200 SF        $33.78            $33.13            $33.00
       1,201- 2,000 SF        $25.77            $24.86            $25.00
       2,001- 3,500 SF        $22.46            $22.71            $22.50
       3,501- 5,000 SF        $18.24            $19.54            $19.00
       5,001-10,000 SF        $14.84            $18.00            $18.00
Greater Than 10,000 SF        $12.75            $19.00            $15.00
================================================================================

     After considering all of the above, we have developed a weighted average rental rate of approximately $21.00 per square foot based upon a relative weighting of a tenant space by size. We have tested this average rent against total occupancy cost. Since total costs are projected to be at the mid to high end range, we feel that base rent should not exceed a 9.0 percent ratio (to sales) on average.

     The average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the Facing Page.

Occupancy Cost - Test of Reasonableness

     Our weighted average rent of $21.00 can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. Our total occupancy cost analyses can be found on the following chart.


================================================================================

                                      -88-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


================================================================================
                                   Dover Mall
                     Total Occupancy Cost Analysis - FY 1997
================================================================================
           Tenant Cost                                 Estimated Expenses/SF
================================================================================
Economic Base Rent                                            $21.00
                                                        (Weighted Average)
--------------------------------------------------------------------------------
Occupancy Costs (A)
--------------------------------------------------------------------------------
      Common Area Maintenance     (1)                        $  7.90
--------------------------------------------------------------------------------
      Real Estate Taxes           (2)                        $  1.80
--------------------------------------------------------------------------------
      Utility Expenses                                       $  1.20
--------------------------------------------------------------------------------
Total Tenant Costs                                           $ 31.90
--------------------------------------------------------------------------------
Projected Average Sales (Exclusive of Food Court)            $260.00
--------------------------------------------------------------------------------
Rent to Sales Ratio                                             8.1%
--------------------------------------------------------------------------------
Cost of Occupancy Ratio                                        12.3%
================================================================================
(A) Costs that are occupancy sensitive will decrease for new tenants on a unit rate basis as lease-up occurs and the property stabilizes.

(1) CAM recovery is determined on the basis of a tenants pro-rata share using average annual occupied area as the standard as opposed to GLA. Our standard lease provides for a 15 percent administrative factor less certain exclusions including anchor and major tenant contributions.

(2) Tax estimate for mall shops is exclusive of anchor contributions. Pro rata share based on average occupied area of the mall.
================================================================================

     The base rent to sales ratio is shown to be 8.1 percent for the subject property. This percentage is slightly in line with our survey totals which are shown to average 8.3 percent. Total costs, on average, are shown to be 12.3 percent of average retail sales, which falls below the mean of our survey which shows an occupancy cost ratio of 13.4 percent. Finally, since many costs are occupancy sensitive to the extent that they are passed through to tenants on the basis of GLOA, the total cost to a tenant will further moderate as occupancy increases. We have forecasted an absorption period of approximately eighteen months which should achievable at the current occupancy cost levels. On balance, the net effect is a reasonably good potential for rent growth that should tract at or in excess of our general inflation assumption.

Food Court

     We have also elected to ascribe an individual unit market rate to food court tenants. The leasing plan provides for a 9,218 square foot food court with ten units, indicating an size of 770 square feet per unit which is consistent with national averages. Signed food court rentals are summarized on the Facing Page. It is noted that leases are generally written for ten year terms with one or more step-ups in base rent over the term of the lease.



================================================================================

                                      -89-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     At this time, there are three vacant spaces. McDonalds has recently signed a ten year lease for space 3056. The lease began May 1, 1996 at an initial annual rent of $40,003($42.02 per square foot) which remains flat over the term of the lease. Aggregate 1996 rents range from a low of $18,000 (China Court) to a high of $52,872 (Bull on the Beach). Unit rates range from a low of $24.00 per square foot (Bull on the Beach) to a high of $57.32 per square foot (Sbarro). The average current rent is approximately $35,510 per unit or $34.83 square foot. We note that these rents reflected any escalations which may have occurred since lease commencement.

     In addition to the above, we have looked at a sampling of recent leasing activity in mall food courts. The table on the Following Page illustrates the average rent attainment levels for new food courts in various malls for which we have documented information.

     The chart shows that the surveyed food courts range in size from 5,502 to 10,337 square feet. The average attained rent is $78.96 per square foot. When matched against average food court sales, base rent to sales ratios range from
8.4 to 17.5 percent with a mean of 12 percent. Occupancy costs tend to be much higher for food court tenants compared to other in-line shops. In addition to paying all mall charges, food court tenants are often assessed an additional cost related to the operation and maintenance of the common seating area which typically contains 400 to 600 seats. A number of reimbursement structures are common including a pro-rata pass-through of the expense; a flat amount per square foot; multiple of tenant sales or some combination of each. As can be seen, total occupancy costs in our survey range from 13.9 to 23.4 percent and average 18.2 percent.

     With an average achieved rent of $34.83 per square foot, the subject falls near the bottom for the comparables presented. Based on projected 1996 sales of $350 per foot, its rent to sales ratio of 10.24 percent is at the lower end of the range compared to other centers.

     In addition to the standard mall changes which were shown to be approximately $10.90 per square foot, food court tenants at Dover Mall pay an additional maintenance charge for common seating. In fiscal year 1997, we calculate this to be approximately $8.00 per square foot on average. Thus, total charges are equal to approximately $18.90 per square foot.

     In view of the subject's relatively high operating costs, we have chosen an average market rent of $40.00 per square foot for a typical food court tenant. A summary of total occupancy costs is shown in the following table.


             =====================================================
                           Food Court Market Analysis
             =====================================================
              Base Rent                                    $40.00
             -----------------------------------------------------
              Average Sales                               $350.00
             -----------------------------------------------------
              Base rent/Sales Ratio                        11.43%
             -----------------------------------------------------
              Operating Costs*                             $18.90
             -----------------------------------------------------
              Total Occupancy Costs                        $58.90
             -----------------------------------------------------
              Occupancy Cost Ratio                         16.83%
             =====================================================
              * Includes Cafe Square charges.
             =====================================================



================================================================================

                                      -90-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Kiosks

     We have segregated permanent kiosks within our analysis since they typically pay a much higher unit rent.

     The leasing plan provides for five permanent kiosks at the subject property. However, one kiosk is a bank ATM machine (15 square feet) and another is considered closet space (AT&T) and are excluded from this analysis. The combined GLA for kiosks is 455 square feet with the typical unit totaling approximately 150 feet. The chart on the Facing Page presents the existing kiosk leases at the subject.

     Kiosks are generally leased on dollar amount basis as opposed to a price per square foot. Achieved rents range from approximately $15,000 to $26,000 for a kiosk. The is $21,333 per annum. Most kiosk leases are for five years with no rent change over the term. Permanent kiosk tenants also pay all mall charges.

     After considering all of the above, we have ascribed an initial market rent of approximately $22,500 for all kiosks over a lease term of five years.

Anchor/Major Tenants

     The final category of minimum rent is related to the anchor tenants which pay rent at the subject property.

     Anchor tenant revenues are forecasted to amount to approximately $488,928 in fiscal year 1997. This amount is equal to $2.63 per square foot of leased anchor store GLA represents 10.4 percent of total minimum rent. The following schedule summarizes tenant rent obligations.

================================================================================
                                   Dover Mall
                        Scheduled Anchor Tenant Revenues
================================================================================
Tenant  Demised Area(SF)  Term   Expiration    Options   Annual Rent  Unit Rate
================================================================================
Sears      111,309        20 yrs.  8/2002      1-10 yr.   $264,915     $2.38
--------------------------------------------------------------------------------
Leggett     74,671        20 yrs.  8/2002      1-10 yr.   $224,013     $3.00
--------------------------------------------------------------------------------
Total      185,980                     -                  $488,928     $2.63
================================================================================

     A third major tenant treated separately from the department stores is the 18,210 square foot Fox Theatre which leases space in the mall. Theatre revenue for fiscal year 1997 is shown to be $143,495, or $7.88 per square foot.

     While anchor/major tenants contribute a relatively low amount of rent on a unit rate basis, it is important to recognize that their aggregate contribution is quite substantial, While contributing in excess of 10 percent of minimum base revenues, anchor tenant provide stability to the cash flow by virtue of their creditworthiness.


================================================================================

                                      -91-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                       Food Court Comparisons
                                                     Rent & Sales Productivity*
                                                      Cushman & Wakefield, Inc.
====================================================================================================================================
                                                                                                            Total         Total
                                          Mall         Food         Avg.           Avg.      Rent/Sales   Occupancy     Occupancy
         Property                       Shop GLA    Court GLA    Base Rent        Sales        Ratio        Cost**        Ratio
====================================================================================================================================
The Score - 1995                             N/A        8,591       $39.77         $472          8.4%       $65.75         13.9%
All US Enclosed Malls
------------------------------------------------------------------------------------------------------------------------------------
The Score - 1995                             N/A       10,337       $59.42         $599         10.3%       $91.86         15.3%
Malls >1,000,000 Sq. Ft
------------------------------------------------------------------------------------------------------------------------------------
Natick Mall                              436,700        7,299      $136.39         $779         17.5%      $176.00         22.7%
Natick, MA
------------------------------------------------------------------------------------------------------------------------------------
Galleria at Crystal Run                  360,735        8,085      $109.13         $667         16.4%      $147.00         22.0%
Midddletown, NY
------------------------------------------------------------------------------------------------------------------------------------
Smith Haven Mall                         505,200        6,047       $85.67         $815         10.5%      $157.50         23.4%
Lake Grove, NY
------------------------------------------------------------------------------------------------------------------------------------
Carousel Center                          652,700       10,154      $134.34         $800         16.8%      $187.00         14.6%
Syracuse, NY
------------------------------------------------------------------------------------------------------------------------------------
Alderwood Mall                           311,000        8,252       $73.24         $600         12.2%       $88.00         14.6%
Lynnwood, WA
------------------------------------------------------------------------------------------------------------------------------------
Silver City Galleria                     349,107        9,412      $106.44         $616         17.3%      $139.00         22.5%
Taunton, MA
------------------------------------------------------------------------------------------------------------------------------------
Galleria at White Plains                 326,800        9,693       $67.19         $773          8.9%      $136.00         17.6%
White Plains, NY
------------------------------------------------------------------------------------------------------------------------------------
Wilton Mall                              256,700        7,303       $46.33         $515          9.0%       $75.00         14.5%
Saratoga, NY
------------------------------------------------------------------------------------------------------------------------------------
Manassas Mall                            278,500        6,231       $49.85         $363         14.8%       $76.00         21.0%
Manassas, VA
------------------------------------------------------------------------------------------------------------------------------------
University Mall                          185,400        5,502       $60.10         $489         12.3%       $69.50         14.0%
South Burlington, VT
------------------------------------------------------------------------------------------------------------------------------------
Mall at Fairfield Commons                327,200        9,080       $90.09         $661         13.6%      $100.50         15.2%
Beavercreek, OH
------------------------------------------------------------------------------------------------------------------------------------
Brandon Town Center                      359,600        7,337       $65.56         $500         13.1%       $95.25         19.1%
Brandon, FL
------------------------------------------------------------------------------------------------------------------------------------
Boulevard Mall                           260,749        8,945       $60.84         $496         12.3%       $94.04         18.1%
Amherst, NY
------------------------------------------------------------------------------------------------------------------------------------

Hi:                                      652,700       10,337      $136.39         $815         17.5%      $187.00         23.4%
Low:                                     185,400        5,502       $39.77         $363          8.4%       $65.75         13.9%

MEAN:                                    354,645        8,151       $78.96         $610         12.9%      $113.23         18.2%
====================================================================================================================================
 * All values are reported per square foot unless otherwise noted.
** Inclusive of all operating expenses including food court charges.
====================================================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Concessions

     Free Rent

     Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has been a relative non-issue with new retail tenants. A review of the most recent leasing confirms this observation. It has generally been limited to one or two months to prepare a suite for occupancy when it has been given. Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject. It is noted that while we have not ascribed any free rent to the retail tenants, we have, however, made rather liberal allowances for tenant workletters which acts as a form of inducement to convince a tenant to locate at the subject.

     Tenant Improvements

     Similar to free rent, tenant improvement allowances have also been a relative non-issue. Over the course of leasing, some tenants have received tenant build-out allowances as part of their lease transaction.

     All space in the mall has been built-out to some degree. For this analysis, we have made an allowance of $10.00 per square foot (1996) for future turnover space where a is projected to leave their space. Upon lease expiration, however, a cosmetic remodel only be needed as opposed to a complete renovation or reconfiguration of the space. Furthermore, it is not uncommon for tenants to bear the cost of remodeling space at their expense. Also many existing materials can typically be recycled. Nonetheless, we have made a provision of $2.00 per square foot to be applied to renewal tenants. This assumption further support for the attainment of projected rent levels within the mall.

Absorption

     Finally, our analysis concludes that the current vacant retail space will be absorbed over an eighteen month period through January 1998. We have identified 34,128 square feet of vacant space, net of newly executed leases and pending deals which have good likelihood coming to fruition by July 1, 1996. This is equivalent to 16.0 percent of mall shop GLA and 5.1 percent overall.

     The chart on the Facing Page details our projected absorption schedule.

     We have assumed that the space will all lease at 1996 base date market rent estimates as previously referenced. Effectively, this assumes no rent inflation for absorption space. We have assumed a ten year average lease term with a 10 percent rent step after the fifth year in-line space and a five year term for a kiosk without a percentage step.



================================================================================

                                      -92-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Rent Growth Rates

     Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows projections generally range between 3.0 and 4.0 percent for retail centers. Cushman & Wakefield's Winter 1995 survey of pension funds, REIT's, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. (see Addenda for survey results). The Peter F. Korpacz Investor Survey (Fourth Quarter 1995) shows slightly more conservative results with average rent growth of 3.16 percent.

     It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. The Dover metropolitan area in general has been moderately impacted by the last recession. Sales at many retail establishments have been down for the past few years and competition has increased from discounters and category killers. While the subject has been impacted to a modest degree by the global troubles of some national retailers, it has actually done a good job at maintaining its occupancy and levels. The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal.

     We view the subject as the dominant mall in the market that continues to enhance its appeal and draw. In order to enhance absorption at the subject, increases in rent have been stepped-up starting with zero growth for 1996. On balance, we have reflected the following stabilized growth rate forecast.

                  =============================================
                        Market Rent Growth Rate Forecast
                  =============================================
                   Period                   Annual Growth Rate*
                  =============================================
                    1996                          +0.0%
                  ---------------------------------------------
                    1997                          +2.5%
                  ---------------------------------------------
                    1998 - 2005                   +3.0%
                  =============================================
                   * Indicated growth rate over the previous
                     year's rent
                  =============================================

Releasing Assumption

     The typical lease term for new in-line retail leases in centers such as the subject generally ranges from five to twelve years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

     For new leases in the regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal finish. This allows the retailer to finish the suite in accordance with their specifications. Because of the up-front costs incurred by the tenants, they require a ten lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance.

================================================================================

                                      -93-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Upon lease expiration, it is our best estimate that there is a 70 percent probability that an existing tenant will renew their lease while the remaining 30 percent will vacate their space at this time. While the 30 percent may be slightly high by some historic measures, we think that it is a prudent assumption in light of what has happened over the past several months to the retail industry. Furthermore, the on-going targeted remerchandising will result in terminations and relocations that will likely result in some expenditures by ownership. An exception to this assumption exists with respect to existing tenants who, at the expiration of their lease, have sales that are substantially below the mall average and have no chance to ever achieve percentage rent. In these instances, it is our assumption that there is a 100 percent probability that the tenant will vacate the property. This is consistent with ownership's philosophy of carefully and selectively weeding out under-performers.

     As stated above, it is not uncommon to get increases in base rent over the life of a lease. Previously we had demonstrated the ability of ownership to achieve a 26 percent rent bump on average over the lease term. Our global market assumptions for non-anchor tenants may summarized in the following chart.

================================================================================
                               Renewal Assumptions
================================================================================
                 Lease                         Free      Tenant        Lease
Tenant Type      Term         Rent Steps       Rent    Alterations  Commissions
================================================================================
Mall Shops and
  Food Court     10 yrs.  10% after 5th year    No         Yes          Yes
--------------------------------------------------------------------------------
Kiosks           5 yrs.   None                  No         No           Yes
================================================================================

     The rent step schedule upon lease expiration applies in most instances. However, there is one exception to this assumption with respect to tenants who are forecasted to be percentage rent situation during the onset renewal period. This could occur due to the fact that a tenant's sales were well above its non-natural breakpoint at the expiration of the lease. In these instances, we have assumed a flat rent during the ensuing lease term. This conservative assumption presumes that ownership will not achieve rent steps from a tenant who is also paying overage rent from day one of the renewal term. Nonetheless, we do note that ownership has shown some modest success in some instances in achieving rent steps when a tenant's sales place him in a percentage rent situation from the onset of a new lease.

     Upon lease rollover/turnover, space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market as detailed previously increasing by our market rent growth rate assumption.

Conclusion - Minimum Rent

     In the initial year of the investment (FY 1997), it is projected that the subject property will produce approximately $4.7 million in minimum rental income. This estimate of base rental income is equivalent to $11.29 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 64.2 percent of all potential gross revenues. Further analysis shows that over the holding period (FY 1997-2006), minimum rent advances at an average compound annual rate of 4.1 percent. This increase is a synthesis of the mall's lease-up, rental increases as well as market rents from rollover or turnover of space.


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                                      -94-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Overage Rent

     In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent with food court and kiosk tenants generally at 7.0 to 10.0 percent. Anchor tenants typically have the lowest percentage clause with ranges of 1.5 to 3.0 percent common.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     In the Retail Market Analysis section of this report, we discussed the historic and forecasted sales levels for the mall tenants. Because of the dynamics in the marketplace, it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have employed the following methodology:

     o For existing tenants who report sales, we have forecasted that sales will continue at our projected sales growth rate as discussed herein.

     o For tenants who do not report sales or who do not have percentage clauses, we have assumed that a non-reporting tenant will always occupy that particular space.

     o For new tenants, we have projected sales at the forecasted average for the center at the start of the lease. In 1996 this would be approximately $260 per square foot for specialty tenants and $350 per square foot for food court tenants.

     o For tenants which turnover a 100 percent turnover probability, we have projected that they are released and have initial sales equal to the mall average.

     On balance, our forecasts are deemed to be reasonable. The cash flow shows that overage rent is reasonable based upon the established sales level. From our experience we know that a significant number of new tenant will be into a percentage rent situation by at the midpoint of their leases.

     The standard lease provides for a natural breakpoint, which for mall shops, would typically be 6.0+/- percent. Assuming an average initial rent of about $21.00 per square foot and a 6.0 percent natural breakpoint, a tenant would need to achieve a sales level of $350 per square foot before generating any overage rent.

     We have applied an average breakpoint of 6.0 percent to new tenants. To the extent that we are assuming a natural breakpoint which is affected by annual rent, the level of overage rent forecasted for the subject is never a significant percentage of gross income over the holding period. In the initial year of the investment holding period, overage revenues are estimated to amount to $450,354 (net of any recaptures) equivalent to $2.11 per square foot of



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                                      -95-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

mall shop GLA and 6.1 percent of potential gross revenues (see previously displayed cash flow model). During the course of the holding period, overage revenues in our cash model vary slightly and never exceed 5.0 percent of forecasted effective gross income after the first two years. From an investment underwriting perspective, that is important since overage rent is sometimes not given full dollar credit from the market's perception.

Sales Growth Rates

     In the Retail Market Analysis section of this report, we discussed that retail specialty store sales at the subject property have been declining in recent years.

     Retail sales in the Dover MSA have been increasing at a compound annual rate of 4.2 percent per annum since 1990, according to Sales and Marketing Management. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially to a high of 5 percent in their computational parameters. Most typically, growth rates of 3 percent to 4 percent are seen in these surveys.

     Nationally, total retail sales have been increasing at a compound annual rate of 6.2 percent since 1980 and 4.9 percent per annum since 1990. Between 1990 and 1994, GAFO sales have grown at a compound annual rate of 5.83 percent per year. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO are projected to grow by 5.04 percent annually.

     The subject, however, has shown better growth and potential. After considering all of above, we have forecasted that sales for existing tenants will increase by 2.0 percent in 1996, and 3.0 percent per annum thereafter

                   ===========================================
                           Sales Growth Rate Forecast
                   ===========================================
                      Period            Annual Growth Rate
                   ===========================================
                    1996                        2.0%
                   -------------------------------------------
                    1997-2005                   3.0%
                   ===========================================
                   * This growth rate applies to the
                     following year's sales.
                   ===========================================

     In all, we believe we have been conservative in our sales forecast for new and tenants upon the expiration of an initial lease. At lease expiration, we have forecasted a 30 percent probability that a tenant will vacate. In most instances, no overage rent is from new tenants due to our forecasted rent steps which serve to change the breakpoint.


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                                      -96-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Expense Reimbursement and Miscellaneous Income

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, insurance, area maintenance (CAM) and utilities. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, Christmas kiosks and other charges including special pass-throughs. In the first full year of the investment, it is projected that the subject property will generate approximately $2.2 million in reimbursements for these operating expenses and approximately $125,000 in other miscellaneous income.

Common Area Maintenance

     Common area maintenance and real estate tax recoveries are generally based upon the tenants pro-rata share of the expense item. Because it is an older center, there exists numerous variations to the calculation procedure of each. We have relied upon ownership's calculation for the various recovery formula's for taxes and CAM. Standard lease terms require in-line tenants to reimburse ownership for their pro rata share of common area costs. Typically a 15 percent fee is added to common area costs to cover administrative expenses. CAM recovery is generally based on a tenant's pro rata share based on either GLA or leased (occupied) mall area, depending on each individual lease. The majority of the existing tenants pay based on leased mall area. We note that anchor tenant contributions to common area maintenance are excluded before calculating the mall tenant recovery.

     As stated, under our assumed standard lease, mall tenants pay their pro-rata share of the balance of the CAM expense after anchor contributions are deducted and an administrative charge of 15.0 percent is added.

         Provided below is a summary of our assumed standard clause for a new tenant at the mall.

           ===========================================================
                  Common Area Maintenance Recovery Calculation
           ===========================================================
            CAM Expense              Actual hard cost for year
           -----------------------------------------------------------
                Add                   15% Administration fee
           -----------------------------------------------------------
               Less            Contributions from department stores
           -----------------------------------------------------------
              Equals:             Net pro-ratable CAM billable to
                                   mall tenants on the basis of
                               gross leasable occupied area (GLOA).
           ===========================================================

     Along with Sears and Leggett, JC Penney pays CAM charges to the mall. The department store contributions are collectively detailed under CAM-Anchors tenants on the cash flow. The current forecasted CAM billings for the majors are shown to total $97,949.

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                                      -97-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Food Court

     Food court tenants are assessed an additional seating charge for the costs associated with maintaining the food court area, including common seating costs, trash and maintenance services. The assessment is passed through on the basis of pro rata share calculated over occupied area of the food court. The formula is tied partially to a tenant's sales. In 1996, the average charge is expected to be approximately $18.90 per square foot on the basis of total food court GLA. This is inclusive of a 15 percent administrative fee.

Real Estate Taxes

     Along with mall shops, Sears and Leggett also make contributions to real estate taxes. In general, the mall standard is for the mall tenants to pay their pro-rata share net of anchor contributions, based upon the average occupied area during the year. Some mall shop tenants pay their pro-rata share net of anchor tenant contributions, as well as the Theatre Ruby Tuesday, and kiosk contributions.

     Our assumption for new and renewal leases will be consistent with the current lease structure. The new standard bills tenants based upon a pro rata share of the actual expense minus anchor tax contributions. In fiscal year 1997, contributions from Sears and Leggett is shown to be $49,666 on the cash flow under the designation Tax Anchors tenants. Mall shop tax contributions for fiscal year 1997 are $280,284.

Other Recoveries

     Other recoveries consist of a utility charge billed to mall shop tenants for 1996. This charge is estimated at $1.20 per square foot.

Specialty Leasing and Miscellaneous Income

     Miscellaneous revenues are derived from a number of sources. One of the more important is specialty leasing. The specialty leasing is related to temporary tenants that occupy vacant in-line space as well as temporary kiosks or push carts. Management has relatively successful with this procedure at many of their malls. Tenants are given either straight fixed rent deals or are put on a percentage deal until management any of their malls can better gauge their potential. Typically, the leases are written on a gross basis and tenants are not assessed any mall charges. Bump backs, which consist of shallow temporary demising walls generally written as percentage only leases. Seasonal kiosks are for the push carts displays that are typically brought in around Christmas time. Our experience has shown that the typical rate for push carts ranges from approximately $6,000 to $10,000 for the two month Christmas period and $1,200 to $1,500 per month thereafter.

     In the initial calendar year of the investment we have forecasted specialty leasing revenues of $100,000. We project that temporary leasing will grow 3.0 percent per year throughout the remainder of the analysis period so that in our fiscal model it $101,250.

     Other sources of miscellaneous revenues included forfeited security deposits, phone revenues, lottery commissions, interest income and income from the renting of strollers. We have forecasted miscellaneous income of $25,000 in 1996.



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                                      -98-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Allowance for Vacancy and Credit Loss

     The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied with all tenants actually paying rent in full and on time. It is normally a prudent practice to some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. We have reflected a 4.0 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally and is exclusive of all revenues generated by anchor stores.

     We have phased in the 4.0 percent factor as the mall leases up based upon the following schedule.

                   =========================================
                    1996                               2.0%
                   -----------------------------------------
                    1997                               2.5%
                   -----------------------------------------
                    Thereafter                         4.0%
                   =========================================

     In this analysis we have also forecasted that there is a 70 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing the space back on line. Thus, minimum rent as well as overage rent and certain income has been reduced by this forecasted probability.

     We have calculated the effect of the total provision of vacancy and credit loss on the in-line shops. Through the 10 years of this cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 4.3 percent of total potential gross revenues to a high of
9.8 percent. On average, the total allowance for vacancy and credit loss over the 10 year projection period averages 5.9 percent of these revenues.

================================================================================
                           Total Rent Loss Forecast *
================================================================================
Calendar Year      Credit Loss        Physical Vacancy     Total Loss Provision
================================================================================
FY 1997               2.0%                  7.8%                   9.8%
--------------------------------------------------------------------------------
FY 1998               2.5%                  1.6%                   4.1%
--------------------------------------------------------------------------------
FY 1999               4.0%                   .7%                   4.7%
--------------------------------------------------------------------------------
FY 2000               4.0%                  0.3%                   4.3%
--------------------------------------------------------------------------------
FY 2001               4.0%                   .3%                   5.4%
--------------------------------------------------------------------------------
FY 2002               4.0%                  1.4%                   4.3%
--------------------------------------------------------------------------------
FY 2003               4.0%                  2.1%                   6.1%
--------------------------------------------------------------------------------
FY 2004               4.0%                  3.2%                   7.2%
--------------------------------------------------------------------------------
FY 2005               4.0%                  1.3%                   5.3%
--------------------------------------------------------------------------------
FY 2006               4.0%                  3.3%                   7.3%
--------------------------------------------------------------------------------
Avg.                  4.0%                  1.9%                   5.9%
================================================================================
* Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
================================================================================



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                                      -99-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     As discussed, if an existing mall tenant is a consistent under-performer with sales substantially below the mall average, then the turnover probability applied is 100 percent. This assumption, while adding a degree of conservatism to our analysis, reflects the reality that management will continually strive to replace under performers. On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would conservatively allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of vacancy in this subject's market area as well as the current leasing structure at the subject.

Effective Gross Income

     In the initial year of the investment, FY 1997, effective gross revenues ("Total Income" line on cash flow) are forecasted to amount to approximately $7.34 million, equivalent to $19.96 per square foot of total owned GLA.

     ======================================================================
                         Effective Gross Revenue Summary
                    Initial Fiscal Year of Investment - 1997
     ======================================================================
                                   Aggregate Sum    Unit Rate  Income Ratio
     ======================================================================
     Potential Gross Income          $7,506,695       $17.96      100.0%
     ----------------------------------------------------------------------
     Less: Vacancy and Credit Loss   $  163,644       $ 0.39        2.2%
     ----------------------------------------------------------------------
     Effective Gross Income          $7,343,051       $19.96       97.8%
     ======================================================================

Expenses

     Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, common area maintenance, insurance, utilities food court. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, ownership's contribution to the merchants association/marketing fund, and miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, leasing commissions and capital repairs deemed necessary for the continued operation of the mall.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history for prior years as well as the 1996 Budget for these items. We have compared this information to published data which are available, as well as comparable expense information. Reference is made to the chart on the Following Facing Page. Finally, this information has been tempered by our experience with other regional shopping centers.



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                                     -100-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
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                                                     ---------------------------

                                                            Income Approach
================================================================================

Expense Growth Rates

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than necessarily with competitive market forces. The Winter 1995 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.75 percent. The First Quarter 1996 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 5.0 percent with an average of 3.92 percent, down 13 basis points from one year ago. Unless otherwise cited, expenses are forecasted to grow by 3.5 percent per annum over the holding period.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period. Please note that expenses are analyzed on a calendar year basis but are adjusted to a fiscal basis in the cash flow.

     Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, insurance, landscaping, snow removal, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. In addition, ownership can generally recoup the cost of certain extraordinary capital items from the tenants. Typically, this is limited to certain miscellaneous capital expenditures. As discussed, our implied standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied gross leasable area. Furthermore, the interest and depreciation expense is a nonoperating item that serves to increase the basis of reimbursement from mall tenants. Mall renovation costs may also be passed along. Historically, the annual CAM expense (net of food court and management) can be summarized as follows:

                  ============================================
                             Historical CAM Expense
                  ============================================
                    Year                    Aggregate Amount
                  ============================================
                    1995                       $1,318,427
                  --------------------------------------------
                    1996 Budget                $1,329,331
                  ============================================

     The 1996 CAM budget is shown to be $1,329,331. An allocation of this budget by line item provided in the Addenda. It is noted that this expense includes food court expenses which we have treated separately. Deducting budgeted food court expenses of $45,000 results in a 1996 CAM budget of $1,284,331. We have used $1,285,000 in our analysis, equal to $6.01 per square foot of mall shop GLA for calendar year 1996. Provided on the Following Facing Page is a survey of comparable CAM budgets of other regional malls which support this estimate.



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                                     -101-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Real Estate Taxes - The projected taxes to be incurred in CY 1996 are equal to $411,959. As discussed, the standard recovery for this expense is charged on the basis of average occupied area of non-major mall tenant GLA. Taxes are assumed to be charged to the mall tenants after first deducting department store contributions.

     Utilities - In CY 1996, the utility expense for the mall is budgeted at approximately $436,731. We have utilized a cost of $435,000, equivalent to $2.03 per square foot of mall shop GLA and $1.04 per square foot of total owned GLA.

     Food Court CAM - The additional cost associated with maintaining the common seating areas in the food court are forecasted to be $45,000. Included here are charges for cleaning and janitorial services, repairs and maintenance and water charges.

Non-Reimbursable Expenses

     Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Unless otherwise stated, it is our assumption that these expenses will increase by 3.5 percent per annum thereafter.

     General and Administrative - Expenses related to the administrative aspects of the mall include costs particular to the operation of the mall, including salaries for leasing personnel, travel and entertainment, and dues and subscriptions. A provision is also made for professional services including legal and accounting fees and other professional consulting services. In CY 1996, we reflect general and administrative expenses of $40,000.

     Marketing - Mall tenants are obligated to make contributions to the promotional or marketing fund. The expense is typically tied to the revenue so that the net effect is a complete wash. Typically, ownership is obligated to pay a percentage (up to 25 percent) of the total association dues. A marketing expense of $35,000 has been estimated for 1996, equal to $35,510 when projected for fiscal year 1997.

     Miscellaneous - This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts excess of our credit loss provision would be included here. In the initial year, miscellaneous items are forecasted to amount to approximately $50,000.



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                                     -102-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Management - The annual cost of managing the subject property is projected to be 3.0 percent of minimum and percentage rent. In the initial year of our analysis (FY 1997), this amount is shown to be approximately $155,038. Alternatively, this amount is equivalent to approximately 2.1 percent of effective gross income, or $1.67 per square foot of mall shop GLA. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex this size. Our investigation into the market for this property type indicates an overall range of fees of 3 to 5 percent. Since we have reflected a structure ownership separately charges leasing commissions, we have used the mid-point of the range as providing for compensation for these services.

     Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. For currently vacant space, as well as at the expiration of an existing lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $10.00 per square foot for new lease-up and turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 30 percent. We have forecasted a rate of $2.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 70 percent. The blended rate based on our 70/30 turnover probability is therefore $4.40 per square foot. It is also noted that ownership has been moderately successful in releasing space in its "as is" condition. Evidence of this is seen in our previously presented summary of recent leasing activity at the mall. The provisions made here for tenant work lends additional conservatism our analysis. These costs are forecasted to increase at our implied expense growth rate.

     Leasing Commissions - Many owners now charge leasing commissions internally. A typical structure is either a flat amount per square foot or a percentage of the rent payment. We have chosen a rate of $3.50 per square foot for new tenants to the mall and $1.50 for renewal leases. This structure implies a payout up front at the start of a lease. We have elected to model this formula as it is within the of charges we have seen for these services. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration, a leasing charge of $2.10 per square foot would be incurred. This expense has been escalated over the analysis period at $0.50 per square foot every five years for new leases and $0.25 per square foot every five years for renewal leases.



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                                     -103-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. Due to the inclusion of many of the capital items in the maintenance expense category, the reserves for replacement classification need not be sizeable. This becomes a more focused issue when the CAM expense starts to get out of reach and tenants begin to complain. For purposes of this report, we have estimated an expense of $0.20 per square foot of owned GLA during the first year, thereafter increasing by our expense growth rate throughout our cash flow analysis.

     Capital Repairs - Regional malls are typically remodeled every five to ten years. The subject was constructed in 1982. Recent improvements to the mall have included a new food court, exterior painting, and common area remodeling. Ownership has budgeted $400,000 toward capital improvements in 1996. A potential buyer would expect to refurbish other areas of the mall within the next several years. Although there are several methods to account for this type of expenditure, we have budgeted an expense of $400,000 in 1996 and $200,000 per year throughout the holding period.

Net Operating Income/Net Cash Flow

     The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $4.85 million which is equivalent to 66.1 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $4.0 million.

     ======================================================================
                                   Dover Mall
                                Operating Summary
                    Initial Fiscal Year of Investment - 1997
     ======================================================================
                             Aggregate Sum    Unit Rate*   Operating Ratio
     ======================================================================
      Effective Gross Income  $7,343,051        $17.57          100.0%
     ----------------------------------------------------------------------
      Operating Expenses      $2,489,702        $ 5.96           33.9%
     ----------------------------------------------------------------------
      Net Operating Income    $4,853,349        $11.61           66.1%
     ----------------------------------------------------------------------
      Other Expenses           $ 853,566        $ 2.04           11.6%
     ----------------------------------------------------------------------
      Cash Flow               $3,999,783        $ 9.57           54.5%
     ======================================================================
      *  Based on total owned GLA of 418,013 square feet.
     ======================================================================



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                                     -104-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Our cash flow model has forecasted the following compound annual growth rates over the holding period 1997-2006 on a fiscal year basis

                    Net Operating Income         4.1%

                         Cash Flow:              5.3%

     Growth rates are shown to be 4.1 and 5.3 percent, respectively. We note that this annual growth is a result of the atypical income in the early years of the cash flow due to vacancy and free rent. On a stabilized basis (FY 1999-2006), net income growth is shown to be only 2.0 percent which is a conservative forecast for a real estate investment of the subject's caliber.

Investment Parameters

     After protecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of the appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

     Overall Capitalization Rate

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are also affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

     For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of the product that has been selling. Sellers of the better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls which have sold over the past 18 to 24 months are found in less desirable second or third tier locations or represent turnaround situations with properties that are posed for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.

================================================================================

                                     -105-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       ===================================================================
                          Overall Capitalization Rates
                               Regional Mall Sales
       ===================================================================
        Year             Range             Mean        Basis Point Change
       ===================================================================
        1988         5.00% - 8.00%         6.16%               -
       -------------------------------------------------------------------
        1989         4.58% - 7.26%         6.05%             -11
       -------------------------------------------------------------------
        1990         5.06% - 9.11%         6.33%             +28
       -------------------------------------------------------------------
        1991         5.60% - 7.82%         6.44%             +11
       -------------------------------------------------------------------
        1992         6.00% - 7.97%         7.31%             +87
       -------------------------------------------------------------------
        1993         7.00% -10.10%         7.92%             +61
       -------------------------------------------------------------------
        1994         6.98% -10.29%         8.37%             +45
       -------------------------------------------------------------------
        1995         7.47% -11.10%         9.14%             +79
       ===================================================================


     The data above shows that, with the exception of 1989, the average cap rate has shown a rising trend each year. Between 1988 and 1989, the average rate declined by 11 basis points. This was partly a result of dramatically fewer transactions in 1989 as well as the sale of Woodfield Mall at a reported cap rate of 4.58 percent. In 1990, the average cap rate jumped 28 basis points to
6.33 percent. Among the 16 transactions we surveyed that year, there was a marked shift of investment criteria upward, with additional basis point risk added due to the deteriorating economic climate for commercial real estate. Furthermore, the problems with department store anchors added to the perceived investment risk.

     Much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

     The Cushman & Wakefield's Winter 1995 survey reveals that going-in cap rates for regional shopping centers range between 7.0 and 9.0 percent with a low average of 7.47 and high average of 8.25 percent, respectively; a spread of 78 basis points. Generally, the change in average capitalization rates over the Spring 1995 survey shows that the low decreased by 3 basis points, while the upper average increased by 15 points. Terminal, or going-out rates are now averaging 8.17 and 8.83 percent, representing a decrease of 22 basis points and 23 basis points, from Spring 1995 averages.

                                           Cushman & Wakefield Valuation Advisory Services
                                            National Investor Survey - Regional Malls (%)
============================================================================================================================
  Investment                          Winter 1994                    Spring 1995                     Winter 1995
  Parameters                      Low            High             Low            High             Low           High
============================================================================================================================
OAR/Going-In                   6.50-9.50       7.50-9.50       7.00-8.50       7.50-8.50       7.00-8.00       7.50-9.00
                                  7.6             8.4            7.50             8.1            7.47           8.25
----------------------------------------------------------------------------------------------------------------------------
OAR/Terminal                   7.00-9.50       7.50-10.50      7.50-8.75       8.00-9.25       7.00-9.00       8.00-10.00
                                  8.0             8.8            7.95             8.6            8.17           8.83
----------------------------------------------------------------------------------------------------------------------------
IRR                           10.00-11.50     10.00-13.00     10.00-11.50     11.00-12.00     10.00-11.50     10.50-12.00
                                  10.50          11.5            10.70           11.4            10.72          11.33
============================================================================================================================



================================================================================

                                      -106-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The First Quarter 1996 Peter F. Korpacz survey finds that average cap rates have been increasing over the past year. They recognize that there is extreme competition for the few premier malls that are offered for sale which should exert downward pressure on rates. However, most of the available product is B or C quality which are not attractive to most institutional investors. The survey did, however, note a dramatic change for the top tier investment category of 20 to 30 true "trophy" assets in that investors think it is unrealistic to assume that cap rates could fall below 7.0 percent.

================================================================================
                          NATIONAL REGIONAL MALL MARKET
                               FIRST QUARTER 1996
================================================================================
    KEY INDICATORS                 CURRENT           LAST
Free & Clear Equity IRR            QUARTER          QUARTER         YEAR AGO
================================================================================
RANGE                            10.00%-14.00%   10.00%-14.00%   10.00%-14.00%
AVERAGE                             11.50%          11.55%          11.60%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                 --              -5              -9
--------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
--------------------------------------------------------------------------------
RANGE                            6.25%-11.00%    6.25%-11.00%    6.25%-11.00%
Average                              8.11            7.86            7.78%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                 --              +25             +33
--------------------------------------------------------------------------------
Residual Cap Rate
--------------------------------------------------------------------------------
RANGE                            7.00%-11.00%    7.00%-11.00%    7.00%-11.00%
AVERAGE                              8.56%           8.45%           8.38%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                 --              +11             +18
================================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey
        First Quarter - 1996
================================================================================


     As can be seen from the above, the average IRR has decreased by 10 basis points to 11.50 percent from one year ago. However, it is noted that this measure has been relatively stable over the past three months. The quarter's average initial free and clear equity cap rate rose 33 basis points to 8.11 percent from a year earlier, while the residual cap rate increased 18 basis points to 8.56 percent.

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1996 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. (The reader is referred to the National Retail Overview in the Addenda of this report). Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that



================================================================================

                                      -107-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best.

     Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

     Cap Rate Range                Category

     7.0% to 7.5%                  Top 20 to 25 +/- malls in the country.

     7.5% to 8.5%                  Dominant Class A investment grade property,
                                   high sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area.

     8.5% to 10.5%                 Somewhat broad characterization of investment
                                   quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

     10.5% to 12.0%                Remaining product which has limited appeal or
                                   significant risk which will attract only a smaller, select group of investors.

Conclusion - Initial Capitalization Rate

     Dover Mall is a well positioned center. It is the dominant retail destination for the Dover MSA. In addition to its strong department stores, mall shops are well merchandised and there are several complimentary major tenants. The trade area is relatively affluent showing moderate growth, and the mall is in good condition. The potential for future mall competition is unlikely in this region but category killers and discounters pose somewhat of a threat.

     On balance, a property with the characteristics of the subject would potentially trade at an overall rate between 8.75 and 9.25 percent based on first year income if operating on a stabilized operating income basis.




================================================================================

                                      -108-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Terminal Capitalization Rate

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 38 basis point differential.

     Therefore, to the range of stabilized overall capitalization rates, we have added 25 basis points to arrive at a projected terminal capitalization rate ranging from 9.00 to 9.50 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well, as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 9.25 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $76.8 million based on fiscal year 2007 net income of approximately $7.1 million.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

     ======================================================================
                            Net Proceeds at Reversion
     ======================================================================
     FY 2007     Gross Sale Price     Less Costs of Sale and
     Net Income  at Disposition    Miscellaneous Expenses a 3% Net Proceeds
     ======================================================================
     $7,102,658    $76,785,492             $2,303,565           $74,481,927
     ======================================================================


Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.



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                                      -109-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 1995 survey, investors in regional malls are currently looking at broad rates of return between 10.0 and 12.00 percent, down slightly from our last two surveys. The indicated low and high means are 10.72 and 11.33 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.50 percent for the First Quarter 1996, down 9 basis points from the year ago level.

     The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.

             =======================================================
               Market Rates and Bond Yields (%)          May, 1996
             =======================================================
                  Reserve Bank Discount Rate                5.00
             -------------------------------------------------------
                 Prime Rate (Monthly Average)               8.25
             -------------------------------------------------------
                    3-Month Treasury Bills                  5.02
             -------------------------------------------------------
                      U.S. 1O-Year Notes                    6.71
             -------------------------------------------------------
                      U.S. 30-Year Bonds                    6.89
             -------------------------------------------------------
                        Telephone Bonds                     8.03
             -------------------------------------------------------
                        Municipal Bonds                     6.08
             =======================================================
              Source:  New York Times
             =======================================================


     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a three month treasury bill at 5.02 percent. A more risky investment, such as telephone bonds, would currently yield a much higher rate of 8.03 percent. The prime rate is currently 8.25 percent, while the discount rate is 5.00 percent. Ten year treasury notes are currently yielding around 6.71 percent, while 30-year bonds are at 6.89 percent.

     Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.





================================================================================

                                     -110-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

     Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $300 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract high interest from institutional investors if offered for sale in the current marketplace. There is not an abundance of regional mall assets of comparable quality currently available, and many regional malls have been included within REITs, rather than offered on an individual property basis. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. A complete expiration report is included in the Addenda. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.

      ====================================================================
                            Lease Expiration Schedule
      ====================================================================
      Fiscal Year      No. of Leases          GLA (SF)      Cumulative %
      ====================================================================
         1997                 7               15,162            7.1%
      --------------------------------------------------------------------
         1998                14               28,913           20.6%
      --------------------------------------------------------------------
         1999                 7               28,918           34.1%
      --------------------------------------------------------------------
         2000                 3                1,708           34.9%
      --------------------------------------------------------------------
         2001                 3                7,876           38.6%
      --------------------------------------------------------------------
         2002                 2                3,213           40.0%
      --------------------------------------------------------------------
         2003                 7                3,975           42.0%
      --------------------------------------------------------------------
         2004                10               14,182           48.6%
      --------------------------------------------------------------------
         2005                 7               16,670           56.4%
      --------------------------------------------------------------------
         2006                 8               28,920           69.9%
      --------------------------------------------------------------------
         2007                16               37,168           87.3%
      ====================================================================
       * Includes mall shops, kiosks and food court.
      ====================================================================

     From the above, we see that 34.9 percent) of the GLA will expire by 2000. Over the total projection period, the mall will completely turnover. Overall, consideration is given to this in our selection of an appropriate risk rate. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.




================================================================================

                                     -111-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.75 and 12.25 percent.

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 8 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a 10 year period commencing on June 1, 1996. This period reflects the optimum time to sell over a 8 to 12 year time frame.

     A sale or reversion is deemed to occur at the end of the 10th fiscal year (May 31, 2006), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in that year is basing his buying decision on the following years net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

  ---------------------
  Cash Flow Assumptions
  ---------------------

     Our cash flows forecasted for the mall have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

     1. The pro forma is presented on a fiscal basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period commencing from that date. This period reflects 10 years of operations and follows an adequate time for the property to proceed through an orderly lease-up and continue to benefit from any remerchandising. In this regard, we have projected that the investment will be sold at fiscal year ending May 31, 2006.

     2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is a 70 percent probability that existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.


================================================================================

                                     -112-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     3. 1996 base date market rental rates for existing tenants have been established according to tenant size with consideration given to location within the mall, the specific merchandise category, as well as the tenants sales history. Lease terms throughout the total complex vary but for new in-line mall tenants are generally 5 to 12 years. While some have been flat, others have either annual CPI or stipulated step-ups over the course of the term. It is assumed that new leases are written for an average of 10 years with a rent step of 10 percent after year 5. Kiosk leases are written for 5 year terms without a percent rent increase.

     4. Market rents have been established for 1996 based upon an overall average of about $21.00 per square foot for in-line mall shop space. Subsequently, it is our assumption that market rental rates for mall tenants will be 3.0 percent per year after 1996 which is kept flat to encourage lease-up of the vacant spaces.

     5. Most tenants have percentage rental clauses providing for the payment of overage rent. We have relied upon average sales data as provided by management. In our analysis, we have forecasted that sales will increase by 2.0 percent in 1996 over 1995 levels, and 3.0 percent throughout the balance of the holding period.

     6. Expense recoveries are based upon terms specified in the various lease contracts. The existing Urban Properties lease structure provides for a variety of recoveries methods which we have modified. Our assumed standard lease contract for real estate taxes, insurance and common area maintenance billings for interior mall tenants is based upon a tenants pro rata share with CAM charges carrying an administrative surcharge of 15 percent. Pro-rata share is generally calculated on leased (occupied) area as opposed to leasable area. Department store and major contributions are deducted before pass through to the mall shops. Other recoveries for utilities are also reflected.

     7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss. Upon the expiration of a lease, there is 30 percent probability that the retail tenant will vacate the suite. At this time we have forecasted that rent loss equivalent to 6 months rent would be incurred to account for the time associated with bringing the space back on-line. In addition, we have forecasted an annual global vacancy and credit loss of gross rental income which we have stepped-up to a stabilized level of 4.0 percent. This global provision is applied to all tenants excepting anchor department and major stores.

     8. Specialty leasing and miscellaneous income consists of several categories. Specialty leasing is generated by the mall's successful temporary in-line tenant program which fill in during periods of downtime between permanent in-line tenants. Miscellaneous income is generated by chargebacks for tenant work, forfeited security deposits, stroller rentals, telephones, etc. We have grown all miscellaneous revenues by 3.0 percent per annum.



================================================================================

                                     -113-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     9. Operating expenses have been developed from management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience in appraising regional malls throughout the country. Operating expenses are generally forecasted to increase by 3.5 percent per year except for management which is based upon 3.0 percent of minimum and percentage rent annually. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

     10.  A provision for initial capital reserves of approximately $83,603 (FY
          1997) equal to approximately $0.20 per square foot of total owned GLA has been reflected. An alteration charge of $10.00 per square foot has been utilized for new mall tenants. Renewal tenants have been given an allowance of $2.00 per square foot. Leasing commissions reflect a rate structure of $4.00 per square foot for new leases and $2.00 per square foot for renewal leases. A $400,000 revenue for capital repairs is taken in the initial year followed by $200,000 per annum thereafter.

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.75 to 12.25 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value within this range of yield rates at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the facing page.

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $54.0 to $57.0 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 12.00 percent and a terminal rate around 9.25 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a prospective market value of approximately $55.5 million for the subject property as of June 1, 1996. The indices of investment generated through this indicated value conclusion are shown on the Following Page.

     We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

================================================================================

                                     -114-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Direct Capitalization

     To further support our value conclusion derived via the discounted cash flow analysis, we have also utilized the direct capitalization method. In direct capitalization an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey. We have demonstrated that more recently, capitalization rates have ranged from approximately 7.0 to 11.0 percent. The mean was 7.92 percent for 1993 transactions, 8.37 percent for 1994 transactions and 9.14 percent for 1995. These rates are summarized in the following chart.

     =====================================================================
                          Overall Capitalization Rates
     =====================================================================
                Source                                    Average Rate
     =====================================================================
     Cushman & Wakefield Survey        Low                    7.50
                                       High                   8.10
     ---------------------------------------------------------------------
     Korpacz Survey                                           8.11
     ---------------------------------------------------------------------
     Recent Transactions (1994-1995)                    8.37 - 9.14(mean)
     =====================================================================


     Generally, new construction and centers leased at economic rates tend to sell for relatively high overall capitalization rates. Conversely, centers that are older, contain below-market leases, and reflect leasing profiles with good upside potential tend to sell with lower overall capitalization rates. The subject is the dominant mall in a trade area that is forecasted to continue to gain in scope and affluence.

     In view of all of this analysis, we would anticipate that the subject would trade at an overall rate of approximately 8.50 to 9.00 percent applied to the first year income. As described earlier, first year (FY 1997) net income is calculated by PRO-JECT to be $4,853,349. The sensitivity of the subject's net income is demonstrated as follows:

     =====================================================================
                          Direct Capitalization Method
     =====================================================================
      Capitalization Rates                        Indicated Value ($Mil)
     =====================================================================
             8.50%                                    $57,098,224
     ---------------------------------------------------------------------
             8.75%                                    $55,466,846
     ---------------------------------------------------------------------
             9.00%                                    $53,926,100
     =====================================================================

     From the above, we see a range of approximately $53.9 million to $57.1 million. Giving consideration to all of the above, we would be inclined to conclude at a value of approximately $55.5 million by direct capitalization, as of June 1, 1996. This would indicate an overall rate of 8.75 percent and confirms the results of the discounted cash flow methodology. While failing towards the middle of the range, we are giving recognition to the property's future potential. Specifically, it is shown that based on fiscal year 1998 net income, the implied return increases to 10.0 percent.



================================================================================

                                     -115-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
DISCOUNTED CASH FLOW ANALYSIS
Dover mall (Dover, Delaware)
Cushman & Wakefield Survey
====================================================================================================================================
Year                          New Cash               Discount Factor            Present Value    Composition      Annual Cash
No.         Year                Flow                      12.00%                of Cash Flows     of Yield      on Cash Returns
====================================================================================================================================
1           0                $3,999,783        x        0.8928571        =        $3,571,235        6.44%             7.21%
2           1                $4,904,638        x        0.7971939        =        $3,909,947        7.05%             8.84%
3           2                $5,551,455        x        0.7117802        =        $3,951,416        7.13%            10.00%
4           3                $6,071,064        x        0.6355181        =        $3,858,271        6.96%            10.94%
5           4                $6,129,461        x        0.5674269        =        $3.478,021        6.27%            11.04%
6           5                $6.120,690        x        0.5066311        =        $3,100,932        5.59%            11.03%
7           6                $6,274,625        x        0.4523492        =        $2,838,322        5.12%            11.31%
8           7                $6,120,614        x        0.4038832        =        $2,472,013        4.46%            11.03%
9           8                $6,223,961        x        0.3606100        =        $2,244,423        4.05%            11.21%
10          9                $6,351,274        x        0.3219732        =        $2,044,940        3.69%            11.44%

------------------------------------------------------------------------------------------------------------------------------------
Total Present Value of Cash Flows:                                               $31,469,520       56.75%            10.40%
                                                                                                   Total            Average
------------------------------------------------------------------------------------------------------------------------------------

Reversion Year               N0I/Income       /      Terminal OAR        =         Reversion
--------------               ----------              ------------                -----------
11         10                $7,102,658       /              9.25%       =       $76,785,492
                             Less: Cost of Sale              3.00%               ($2,303,565)
                             Less: Tls & Commissions                                      $0
                             -----------------------                             -----------
                             Net Reversion                                       $74,481,927
                             x Discount Factor                                     0.3219732
                             -----------------------                             -----------
                             Total Present Value of Reversion                    $23,981,187       43.25%


Total Present Value of Cash Flows & Reversion:                                   $55,450,707      100.00%

                             ---------------------------------------------------------------
                             ROUNDED VALUE via
                             DISCOUNTED CASH FLOW:                               $55,500,000
                             ---------------------------------------------------------------

                             ===============================================================
                             Owned Net Rentable Area:                                418,013
                             Value Per Square Foot Owned GLA):                       $132.77

                             Owned Mall Shop Area:                                   232,033
                             Value Per Square Foot (Shop GLA):                       $239.19

                             Year One N0I (    12 months):                        $4,853,349
                             Implicit Going-In Capitalization Rate:                     8.74%

                             Compound Annual Growth Rate                                3.32%
                             Concluded Value to Net Reversion Value:

                             Compound Annual Growth Rate
                             Net Cash Flow:                                             5.27%

                             ===============================================================




====================================================================================================================================


                                                            Income Approach
================================================================================

Discounted Cash Flow Analysis - Dover Commons

     A discounted cash flow model prepared for Dover Commons is summarized on the Facing Page. Similar to the mall, we have utilized a ten year holding period for the investment. The cash flows are presented on a fiscal year basis as of June 1, 1996.

Potential Gross Revenues

     In the first fiscal year of investment, fiscal year 1997, it is projected that the Dover Commons will generate approximately $564,576 in gross revenues, equivalent to $10.86 per square foot of appraised GLA of 51,976 square feet. The majority of this revenue is generated through minimum rent from the in-line tenants which is shown to be $486,929, or $9.37 per square foot ($414,824 after free rent).

Minimum Rental Income

     Minimum rent produced by the Commons is derived from the fifteen in-line spaces. We have separated the spaces into two categories. Twelve smaller suites ranging from 800 to 3,226 square feet, and three larger suites ranging from 8,956 to 11,020 square feet. Four spaces are currently vacant totaling 15,520 square feet. One of these spaces is suite 100, formerly leased by Silo, and totaling 11,020 square feet. Annualized leases in place for 1996 indicate an average rent for the strip center of $11.71 per square foot. There were four leases which began in 1995. These leases are summarized as follows.

     Progressive Casual (109) took this 1,297 square foot space in March 1995. The four year lease is for $15,564 per year ($12.00 per square foot) and remains flat over the term of the lease.

     Al's TV Service (113) signed a lease for 1,400 square feet which commenced March 1995. The lease is for five years with an initial rent of $12.50 per square foot, increasing to $14.00 over the term of the lease through annual step-ups.

     Airwave Technology (129) began leasing this 800 square foot space in May 1995 for an annual rent of $12.00 per square foot. The lease steps to $12.50 in May 1996 and $13.00 in May 1997.

     Rainbow Records (143) began a three year lease for 8,995 square feet in June 1995. The annual lease payment is $80,955 ($9.00/SF) and remains flat over the term of the lease.

Conclusion Market Rent - Dover Commons

     We have ascribed a market rent of $12.00 per square foot per year for the twelve smaller spaces. This rate is supported by the leases in place for 1996 as well as the recent Progressive Travel ($12.00/SF) and Al's TV Service ($12.50/SF) leases. For the three larger spaces a 1996 market rent of $8.00 per square foot has been estimated. Rainbow Records totals 8,995 square feet and recently rented for $9.00 per square foot. A slightly lower rate ($8.00/SF) has been estimated to expedite the leasing of the former Silo space.



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                                      -116-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     All leases are for five years. A three percent rent step per annum has been included with support from recent leasing as well as local brokers and management.

Concessions

     Free Rent

     Free rent has become a necessary inducement to rent vacant strip center in-line spaces within the Dover market. Steve O'Mally, a broker with Metro Commercial and familiar with the local market, said that free rent is typically given on a per square foot basis and typically ranges between $3.00 and $10.00 per square foot, with $5.00 being the most typical. This estimate was supported by mall management. We have estimated free rent of $5.00 per square foot for all new leases.

     Tenant Improvements

     Similar to free rent, tenant improvement allowances have been a necessary tool to attract new tenants. All space within the center is built-out to some degree. For this analysis, we have made an allowance of $5.00 per square foot
(1996) for future turnover space where a tenant is projected to leave their space. The exemption is Suite 100, the former Silo space. Due to the importance of having a large national or regional tenant occupy this space, we have applied an allowance of $10.00 per square foot. In regards to renewal tenants, a tenant improvement allowance of $1.00 per square foot is applied.

Absorption

     We have identified four vacant spaces totaling 15,520 square feet. This is equivalent to approximately 29 percent of the center. However, the majority of this space is within Suite 100 which totals 11,020 square feet. It is estimated that the current vacant space will be absorbed over a ten month period through April 1997. This is equivalent to one space every three months, beginning in July 1996.

     The chart below details our absorption schedule:

     ======================================================================
                          Lease-Up Absorption Schedule
     ======================================================================
                                                                Projected
     Suite No. Size (SF)  Description     Rent/SF  Annual Rent  Lease Date
     ======================================================================
       100      11,020    Large Retail    $88,160    $ 8.00      Jan 1997
     ----------------------------------------------------------------------
       101       1,640    In-Line Space   $19,680    $12.00      Jul 1996
     ----------------------------------------------------------------------
       103       1,600    In-Line Space   $19,200    $12.00      Oct 1996
     ----------------------------------------------------------------------
       111       1,260    In-Line Space   $15,120    $12.00      Apr 1997
     ======================================================================


     We have assumed that the spaces will all lease at 1996 base date market rent estimates as previously referenced. We have assumed a five year average lease term with a 3 percent annual step in rent.


================================================================================

                                      -117-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Rent Growth Rates

     We have reflected the following stabilized growth rate forecast.

                 ==============================================
                        Market Rent Growth Rate Forecast
                 ==============================================
                    Period                 Annual Growth Rate
                 ==============================================
                    1996                        +0.00%
                 ----------------------------------------------
                    1997-2005                   +3.00%
                 ==============================================
                  * Indicated growth rate over the previous
                    year's rent
                 ==============================================

Releasing Assumption

     The typical lease term for new retail tenants at Dover Commons generally ranges from three to seven years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the consumer price index (CPI). For new leases at a strip center, five year terms are most typical, with annual steps in rent.

     Upon lease expiration, it is our best estimate that there is a 70 percent probability that an existing tenant will renew their lease while the remaining 30 percent will vacate their space at this time. Our global market assumption for retail tenants at Dover Commons may be summarized in the following chart.

  ============================================================================
                               Renewal Assumptions
  ============================================================================
                                                         Tenant       Lease
  Tenant Type      Lease Term  Rent Steps  Free Rent  Alterations  Commissions
  ============================================================================
  Commons In-Line  5 yrs.      3% Annually    Yes         Yes          Yes
  ============================================================================

Conclusion - Minimum Rent

     In the initial year of the investment (FY 1997), it is projected that the subject will produce approximately $486,929 in minimum rental income. This estimate of base rental income is equivalent to $9.37 per square foot of total owned GLA. Over the holding period (FY 1997-2006), minimum rent advances at an average compound rate of 6.15 percent. This increase is a synthesis of the centers lease-up and fixed rental increases as well as market rents from rollover or turnover space. Deducting free rent results in an initial year minimum rent of $414,824.

Overage Rent

     To the best of our knowledge, no tenant at Dover Commons pays a percentage rent. Overage rent is not projected over the holding period.

Expense Reimbursement

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes and common area maintenance charges.



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                                      -118-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Common Area Maintenance

     Common area maintenance recoveries are based on the tenants' pro-rata share of the expense. Typically a 15 percent fee is added to common area costs to cover administrative expenses. CAM recovery is generally based on a tenants' pro-rata share based on occupied area.

     Provided below is a summary of our assumed standard clause for a new tenant at the mall.

         ===============================================================
                  Common Area Maintenance Recovery Calculation
         ===============================================================
          CAM Expense              Actual hard cost for year
         ---------------------------------------------------------------
              Add                   15% Administrative Fee
         ---------------------------------------------------------------
            Equals          Net pro-ratable CAM billable to center
                             tenants on the basis of gross leasable
                                     occupied area (GLA).
         ===============================================================

Real Estate Taxes

     In addition to CAM charges, tenants also make contributions to real estate taxes. The centers standard is for tenants to pay their pro-rata share based upon the average occupied area during the year. This is also the formula we have utilized within our model.

Total Recoveries

     CAM and real estate tax recoveries are estimated at $77,647 for fiscal year 1997. This is equivalent to $1.49 per square foot of GLA.

Allowance for Vacancy and Credit Loss

     Due to the shorter lease terms and typically more locally oriented tenants, vacancy within Dover Commons can be expected to be somewhat higher than the mall. We have reflected a 5 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss.

     We have phased-in the 5.0 percent factor as the center leases-up based upon the following schedule:

                      ====================================
                       1996                          2.5%
                      ------------------------------------
                       1997                          3.5%
                      ------------------------------------
                       Thereafter                    5.0%
                      ====================================

     In this analysis, we have also forecasted that there is a 70 percent profitability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing the space back on-line. This minimum rent has been reduced by this forecasted probability.



================================================================================

                                      -119-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Effective Gross Income

     In the initial year of the investment, fiscal year 1997, effective gross income "Total Income" line on cash flow) are forecasted to amount to approximately $478,064, equivalent to $9.20 per square foot of GLA.

Expenses

     Total expenses incurred in the production of income are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes and common area maintenance. The non-reimbursable expenses associated with Dover Commons include certain general and administrative expenses, utility expenses, water and sewer expenses, management charges, and miscellaneous expenses. Other expenses include a reserve for replacement of short-lived capital items, alteration costs associated with bringing space up to occupancy standards, and leasing commissions.

     We have reviewed the subject's component operating history as well as the 1996 budget to estimate these expenses. This information can be found in the Addenda.

Expense Growth Rates

     A full discussion of expense growth rates was previously presented. Unless otherwise cited, expenses are forecasted to grow by 3.5 percent per annual over the holding period.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. Please note that the expenses are adjusted to a fiscal year basis.

     Common Area Maintenance - CAM expenses include the annual cost of building maintenance, recoverable labor and benefits, -security, insurance, landscaping, snow removal, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. The 1996 CAM budget is shown to be $50,755. In 1995 the actual expense was $51,604. We have used $50,000 in our analysis.

     Real Estate Taxes - The projected taxes to be incurred in calendar year 1996 are equal to $32,236. For our analysis this figure is rounded to $32,500, equal to $32,974 in fiscal year 1997.

Non-Reimbursable Expenses

     General and Administrative - Expenses related to the administrative aspects of the strip center include costs particular to the center, including salaries for leasing personnel, travel and entertainment, and dues and subscriptions. In calendar year 1996, we reflect general and administrative expenses of $2,800.




================================================================================

                                      -120-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Utility Expenses - Utility expenses include charges not passed-through CAM. In 1996 Urban Properties budgets this expense at $6,779. In calendar year 1996 we reflect a utility expense of $7,000.

     Water and Sewer - Water and sewer charges are budgeted at $905 for calendar year 1996, which we have rounded to $1,000.

     Management - The annual cost of managing the subject property is projected to be 3.0 percent of minimum and percentage rent. In the initial full year of our analysis, this amount is shown to be $20,741.

     Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. For currently vacant in-line space, we have applied an allowance of $5.00 per square foot as an inducement to expedite lease-up. The exception to this is the former Silo space (Suite 100) to which an allowance of $10.00 per square foot has been applied. An allowance of $1.00 per square foot has been given for renewal leases. The overall weighted average results in a tenant allowance of $8.00 per square foot. These costs are forecasted to increase at our implied expense growth rate.

     Leasing Commissions - Many owners now charge leasing commissions internally. A typical structure is either a flat amount per square foot or a percentage of the rent payment. We have chosen a rate of $3.50 per square foot for new tenants to the mall and $1.50 for renewal leases. This structure implies a payout up front at the start of a lease. We have elected to model this formula as it is within the range of charges we have seen for these services. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commission charge of $2.10 per square foot would be incurred. This expense has been escalated over the analysis period at $.50 per square foot every five years for new leases and $.25 per square foot every five years for renewal leases.

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot, and certain mechanical items. We feel that over a holding period, some repairs or replacements will be needed that will not be passed on to the tenants. Due to the inclusion of many of the capital items in the maintenance expense category, the reserves for replacement classification need not be sizeable. This becomes a more focused issue when the CAM expense starts to get out of reach and tenants begin to complain. For purposes of this report, we have estimated an expense of approximately $0.20 per square foot of owned GLA during the first year (roughly $10,000), thereafter increasing by 3.5 percent per year throughout our cash flow analysis.

     Miscellaneous - Over the holding period, an owner will likely encounter unforeseen non-recoverable capital expenditures. The initial provision of $1,000 per annum should be sufficient for these items.



================================================================================

                                      -121-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Net Income/Net Cash Flow

     The total expenses of the subject property including alterations, commissions, and reserves are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial full year of investment, the net cash flow (before debt service) which the subject property is projected to generate is $146,651.

                        Operating Summary - Dover Commons
                  Initial Full Fiscal Year of Investment - 1997
     ======================================================================
                              Aggregate Sum    Unit Rate*   Operating Ratio
     ======================================================================
     Effective Gross Income     $478,064         $9.20          100.0%
     ----------------------------------------------------------------------
     Operating Expenses         $116,417         $2.24           24.4%
     ----------------------------------------------------------------------
     Net Income                 $361,647         $6.96           75.6%
     ----------------------------------------------------------------------
     Other Expenses             $214,996         $4.14           45.0%
     ----------------------------------------------------------------------
     Cash Flow                  $146,651         $2.82           30.5%
     ======================================================================
     *  Based on total owned GLA of 51,976 square feet
     ======================================================================


  ---------------------
  Investment Parameters
  ---------------------

     A full discussion of investment parameters was previously presented. In order to determine the appropriate capitalization rates and discount rate for Dover Commons, a comparison of the strip center retail market and regional mall market can be made. The chart below summarizes average trends in rates for the national strip shopping center market as reported by Peter F. Korpacz.

================================================================================
                      NATIONAL STRIP SHOPPING CENTER MARKET
                               FIRST QUARTER 1996
================================================================================
    KEY INDICATORS                 CURRENT           LAST
Free & Clear Equity IRR            QUARTER          QUARTER         YEAR AGO
================================================================================
RANGE                            10.00%-14.00%   10.00%-14.00%   10.00%-14.00%
AVERAGE                             11.70%           11.72%          11.80%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                 -                -2              -10
--------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
--------------------------------------------------------------------------------
RANGE                            8.25%-13.00%     8.25%-12.50%    8.50%-12.50%
AVERAGE                             9.87%            9.74%             9.91%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                 -               +13               -4
--------------------------------------------------------------------------------
Residual Cap Rate
--------------------------------------------------------------------------------
RANGE                            8.25%-13.50%     8.25%-13.50%    8.50%-12.00%
AVERAGE                            10.10%            9.98%             8.38%
--------------------------------------------------------------------------------
CHANGE (Basis Points)                +12              +21               +21
================================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey First
        Quarter - 1996
================================================================================



================================================================================

                                      -122-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The First Quarter 1996 Peter Korpacz survey finds that average cap rates have been increasing and the average IRR has been decreasing over the past year. The average IRR has decreased by 1 basis points to 11.70 percent from one year ago. The quarter's average initial free and clear equity cap rate rose 13 basis points to 9.87 percent from the previous quarter, while the residual cap rate increased 12 basis points to 10.10 percent.

     A compassion of rates can be made between regional malls and strip centers. The following chart compares rates of national regional malls and strip retail centers.

     ======================================================================
                               FIRST QUARTER 1996
     ======================================================================
              Key                        Regional    Strip       Overall
          Indicators                       Mall      Center     Difference
     ======================================================================
     Free & Clear Equity IRR              11.50%     11.70%       + .20
     ----------------------------------------------------------------------
     Free & Clear Going-in Cap Rate        8.11%      9.87%       +1.76
     ----------------------------------------------------------------------
     Residual Cap Rate                     8.56%     10.10%       +1.54
     ======================================================================
     Source: Peter Korpacz Associates, Inc.
     ======================================================================


     Since the rates for the Dover Mall have already been chosen, this information can be useful in deciphering rates which would be appropriate for Dover Commons.

     Initial Capitalization Rate

     Dover Commons is a good quality strip center with a high exposure location within Dover. It has one solid anchor and will benefit when the other anchor space is filled. The center benefits from its location adjacent to, as well as its association with, the Dover Mall.

     On balance, a property with the characteristics of the subject would potentially trade at an overall rate between and 9.75 and 10.25 percent based on first year income if operating on a stabilized operating income basis.

     Terminal Capitalization Rate

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 23 basis point differential.



================================================================================

                                      -123-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Therefore, to the range of stabilized overall capitalization rates, we have added 25 basis points to arrive at a projected terminal capitalization rate ranging from 10.25 to 10.75 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 10.50 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $5.54 million based on fiscal year 2007 net income of approximately $581,186. The terminal cap rate is approximately 125 basis points higher than the rate applied to the Dover mall. This figure is in line with national averages which show a difference of approximately 154 basis points.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

     ======================================================================
                    Net Proceeds at Reversion - Dover Commons
     ======================================================================
      FY 2007    Gross Sale Price    Less Costs of Sale and
     Net Income  at Disposition    Miscellaneous Expenses @3%  Net Proceeds
     ======================================================================
      $581,186      $5,535,105              $166,053            $5,369,052
     ======================================================================

Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

     Please refer to the previous discussion with respect to Dover Mall for a full discussion of market discount rates. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 12.00 and 12.50 percent. These rates range approximately 25 basis points from the range estimated for Dover Mall.





================================================================================

                                      -124-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 8 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a 10 year period commencing on June 1, 1996. This period reflects the optimum time to sell over a 8 to 12 year time frame.

     A sale or reversion is deemed to occur at the end of the 10th fiscal year (May 31, 2006), based upon capitalization of the following years net operating income. This is based upon the premise that a purchaser in that year is basing his buying decision on the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

  ---------------------
  Cash Flow Assumptions
  ---------------------

     Our cash flows forecasted for the mall have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

     1. The pro forma is presented on a fiscal basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period commencing from that date. This period reflects 10 years of operations and follows an adequate time for the property to proceed through an orderly lease-up and continue to benefit from any remerchandising. In this regard, we have projected that the investment will be sold at fiscal year ending May 31, 2006.

     2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is a 70 percent probability that existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.

     3. 1996 base date market rental rates for existing tenants have been established according to tenant size. Lease terms throughout the total complex vary but for new in-line mall tenants are generally 10 years. While some have been flat, the majority have either annual CPI or stipulated step-ups over the course of the term. It is assumed that new leases are written for an average of 5 years with an annual rent increase of 3.0 percent.






================================================================================

                                      -125-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     4. Market rents have been established for 1996 based upon an overall average of about $12.00 per square foot for smaller in-line space, and $8.00 per square foot for the two anchor spaces. Subsequently, it is our assumption that market rental rates for mall tenants will grow by
          3.0 percent per year after 1996 which is kept flat to encourage lease-up of the vacant spaces.

     5. Tenants at Dover Commons do not report sales nor do they pay percentage rent.

     6. Expense recoveries are based upon terms specified in the various lease contracts. The existing Urban Properties lease structure provides for a variety of recoveries methods which we have modified. Our assumed standard lease contract for real estate taxes, insurance and common area maintenance billings for interior mall tenants is based upon a tenants pro rata share with CAM charges carrying an administrative surcharge of 15 percent. Pro-rata share is generally calculated on leased (occupied) area as opposed to leasable area.

     7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss. Upon the expiration of a lease, there is 30 percent probability that the retail tenant will vacate the suite. At this time we have forecasted that rent loss equivalent to 6 months rent would be incurred to account for the time associated with bringing the space back on-line. In addition, we have forecasted an annual global vacancy and credit loss of gross rental income which we have stepped-up to a stabilized level of 5.0 percent. This global provision is applied to all tenants excepting anchor department and major stores.

     8. Operating expenses have been developed from management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience in appraising regional malls throughout the country. Operating expenses are generally forecasted to increase by 3.5 percent per year except for management which is based upon 3.0 percent of minimum and percentage rent annually. Taxes are also forecasted to grow in accordance with a predetermined rate schedule. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

     9.   A provision for initial capital reserves of approximately $10,395 (FY
          1997) equal to approximately $0.20 per square foot of total owned GLA has been reflected. An alteration charge of $5.00 per square foot has been utilized for new in-line tenants with the exception of the former Silo space which has been allocated an alteration charge of $10.00 per square foot to expedite leasing. Renewal tenants have been given an allowance of $1.00 per square foot. Leasing commissions reflect a rate structure of $3.50 per square foot for new leases and $1.50 per square foot for renewal leases.





================================================================================

                                      -126-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 12.00 to 12.50 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value within this range of yield rates at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the facing page.

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $3,794,000 to $4,001,000. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 12.25 percent and a terminal rate around 10.50 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a prospective market value of approximately $3,900,000 for the subject property as of June 1, 1996. The indices of investment generated through this indicated value conclusion are shown on the Following Page.







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                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
DISCOUNTED CASH FLOW ANALYSIS
Dover Commons (Dover, Delaware)
Cushman & Wakefield Inc.
====================================================================================================================================
====================================================================================================================================
Year                          New Cash               Discount Factor            Present Value    Composition      Annual Cash
No.         Year                Flow                      12.25%                of Cash Flows     of Yield      on Cash Returns
====================================================================================================================================
1          1997                $146,651        x        0.8908686        =          $130,647        3.35%             3.76%
2          1998                $438,698        x        0.7936469        =          $348,171        8.94%            11.25%
3          1999                $299,050        x        0.7070351        =          $211,439        5.43%             7.67%
4          2000                $455,740        x        0.6298753        =          $287,059        7.37%            11.69%
5          2001                $546,654        x        0.5611362        =          $306,747        7.88%            14.02%
6          2002                $383,527        x        0.4998986        =          $191,725        4.92%             9.83%
7          2003                $476,524        x        0.4453439        =          $212,217        5.45%            12.22%
8          2004                $430,758        x        0.3967429        =          $170,900        4.39%            11.05%
9          2005                $430,564        x        0.3534458        =          $152,181        3.91%            11.04%
10         2006                $613,263        x        0.3148738        =          $193,100        4.96%            15.72%

Total Present Value of Cash Flows:                                                $2,204,187       56.59%            10.82%
                                                                                                   Total           Average

Reversion  Year              N0I/Income       /      Terminal OAR        =         Reversion
---------  ----              ----------              ------------                -----------
11         2007              $581,186         /             10.50%                $5,535,105
                             Less: Cost of Sale              3.00%                 ($166,053)
                             Less: Tls & Commissions                                       0
                             -----------------------                             -----------
                             Net Reversion                                        $5,369,052
                             x Discount Factor                                     0.3148738
                             -----------------------                             -----------
                             Total Present Value of Reversion                     $1,690,574       43.41%

Total Present Value of Cash Flows & Reversion:                                    $3,894,761      100.00%

                             ---------------------------------------------------------------
                             ROUNDED VALUE via
                             DISCOUNTED CASH FLOW:                                $3,900,000
                             ---------------------------------------------------------------

                             ===============================================================
                             Owned Net Rentable Area:                                418,013
                             Value Per Square Foot (Owned GLA):                        $9.33

                             Owned mall Shop Area:                                   232,033
                             Value Per Square Foot (Shop GLA):                        $16.81

                             Year One NOI  (   12 months):                        $4,853,349
                             Implicit Going-In Capitalization Rate:                   124.44%

                             Compound Annual Growth Rate
                             Concluded Value to Net Reversion Value:                    3.62%

                             Compound Annual Growth Rate
                             Net Cash Flow:                                            17.23%
                             ===============================================================






====================================================================================================================================


                                       RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     Application of the Sales Comparison and Income Approaches used in the valuation of both the Dover Mail and Commons produced results which fall within a reasonably acceptable range for each property. Restated, these are:


     =====================================================================
                                   DOVER MALL
     =====================================================================
             Methodology                       Market Value Conclusion
     =====================================================================
     Sales Comparison Approach               $54,000,000 - $56,000,000
     Income Approach
           Discounted Cash Flow                            $55,500,000
           Direct Capitalization                           $55,500,000
     =====================================================================
                                  DOVER COMMONS
     =====================================================================
             Methodology                       Market Value Conclusion
     =====================================================================
     Sales Comparison Approach                              $4,160,000
     Income Approach
           Discounted Cash Flow                             $3,900,000
           Direct Capitalization                                    --
     =====================================================================

     This is considered a narrow ranges in possible values given the magnitude of the value estimates. Both approaches are well supported by data extracted from the market. There are, however, strengths and weaknesses in each of these two approaches which require reconciliation before a final conclusion of value can be rendered.

Sales Comparison Approach

     The Sales Comparison Approach arrived at a value indicted for the Dover Mall by analyzing historical arms-length transaction, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable and net rentable area sold. An analysis of the subject on the basis of its implicit sales multiple was also utilized.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, the writers are of the opinion that this methodology is best suited as support for the conclusions of the Income Approach. It does provide useful market extracted rates of return such as overall rates to simulate investor behavior in the Income Approach.



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                                     -128-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       Reconciliation and Final Value Estimate
================================================================================

     Five sales were extracted from the market and compared with Dover Commons. Each sale was analyzed based on its physical appearance and locational qualities compared with the subject as well as it's income producing capabilities. After determining the most comparable sale, a value was concluded based on a price per square foot. The weakness of this approach for the Commons is the lack of comparable sales within close proximity of the subject and the subjective adjustments which were required to compare the sales with the subject. In our final analysis, the Sales Comparison Approach for Dover Commons is given supportive weight.

Income Approach

     Discounted Cash Flow Analysis

     Both the Dover Mall and Commons are suited to analysis by the discounted cash flow method as they will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital. Both properties, as investment vehicles, are sensitive to changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject properties, the Income Approach can analyze existing leases, the probabilities of future rollovers and turnovers and reflect the expectations of overage rents. Essentially, the Income Approach can model many of the dynamics of a complex property. The writers have considered the results of the discounted cash flow analysis because of the applicability of this method in accounting for the particular characteristics of the property, as well as being the tool used by many purchasers.

Capitalization

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income stream that is over or understated, this error is compounded by the capitalization process. For this reason, Direct Capitalization has not been used in this analysis because the subject property is operating below stabilized performance.

Conclusions

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodology. The value exhibited by the Income Approach is consistent with the leasing profile of the property. Overall, it indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.


================================================================================

                                      -129-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     Reconciliation and Final Value Estimate
================================================================================
     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the Dover Mail, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 17, 1996, was:

                FIFTY FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $55,500,000

     In our opinion, the market value of the leased fee estate in the Dover Commons, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 17, 1996, was:

                              FOUR MILLION DOLLARS
                                   $4,000,000














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                                     -130-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                           ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.





================================================================================

                                      -131-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                           Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

8. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

9. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

10. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.




================================================================================

                                      -132-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1.   Richard W. Latella, MAI and Brian J. Booth inspected the property. Patrick
     T. Craig, MAI did not inspect the property but has contributed to the analysis contained herein.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella and Patrick T. Craig have completed the requirements of the continuing education program of the Appraisal Institute.



/s/ Brian J. Booth
Brian J. Booth                                    Patrick T. Craig, MAI
Valuation Advisory  Services                      Associate Director
                                                  Valuation Advisory Services



/s/ Richard W. Latella
Richard W. Latella,  MAI
Senior Director
Retail Valuation Group
State of Delaware Temporary Certified
General Real Estate Appraiser No. V50000031




================================================================================

                                     -133-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                       ADDENDA
================================================================================




                         NATIONAL RETAIL MARKET OVERVIEW

                  OPERATING EXPENSE BUDGET AND RENT ROLL (1996)

                           TENANT SALES REPORT (1995)

                          PROJECT LEASE ABSTRACT REPORT

                       PROJECT PROLOGUE ASSUMPTIONS REPORT

                         PROJECT TENANT REGISTER REPORT

                         PROJECT LEASE EXPIRATION REPORT

             ENDS FULL DATA REPORT FOR PRIMARY AND TOTAL TRADE AREA

                       CUSHMAN & WAKEFIELD INVESTOR SURVEY

                           APPRAISERS' QUALIFICATIONS

                               PARTIAL CLIENT LIST







================================================================================

                            CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW




                             Retail Valuation Group
                             Richard W. Latella, MAI
                                 Senior Director

                                               NATIONAL RETAIL MARKET OVERVIEW
================================================================================

Introduction

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     During the period 1980 through 1995, total retail sales in the United States increased at a compound annual rate of 6.16 percent. Data for the period 1990 through 1995 shows that sales growth has slowed to an annual average of
4.93 percent. This information is summarized on the following chart. The Commerce Department reports that total retail sales fell three-tenths of a percent in January 1996.

    ======================================================================
                           Total U.S. Retail Sales(1)
    ======================================================================
             Year              Amount (Billions)       Annual Change
    ======================================================================
             1980                  $  957,400                N/A
    ----------------------------------------------------------------------
             1985                  $1,375,027                N/A
    ----------------------------------------------------------------------
             1990                  $1,844,611                N/A
    ----------------------------------------------------------------------
             1991                  $1,855,937                .61%
    ----------------------------------------------------------------------
             1992                  $1,951,589               5.15%
    ----------------------------------------------------------------------
             1993                  $2,074,499               6.30%
    ----------------------------------------------------------------------
             1994                  $2,236,966               7.83%
    ----------------------------------------------------------------------
             1995                  $2,346,577               4.90%
    ----------------------------------------------------------------------
    Compound Annual Growth Rate
              1980-1995                                    +6.16%
          CAGR: 1990 - 1995                                +4.93%
    ======================================================================
    (1) 1985 - 1995 data reflects recent revisions by the U.S. Department of Commerce, Combined Annual and Revised Monthly Retail Trade.
    ======================================================================
    Source: Monthly Retail Trade Reports Business Division, Current
            Business Reports, Bureau of the Census, U.S. Department
            of Commerce.
    ======================================================================


     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns.

Personal Income and Consumer Spending

     Americans' personal income advanced by six-tenths of a percent in December, which helped raise income for all of 1995 by 6.1 percent, the highest gain since
6.7 percent in 1990. This growth far outpaced the 2.5 percent in 1994 and 4.7 percent in 1993. Reports for February 1996 however, reported that income grew at an annual rate of eight-tenths of a percent, the biggest gain in thirteen months, and substantially above January's anemic growth rate of one-tenth of a percent.


================================================================================

                                               National Retail Market Overview
================================================================================

     Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.8 percent in 1995, slightly off of the 5.5 percent rise in 1994 and 5.8 percent in 1993. These increases followed a significant lowering on unemployment and bolstered consumer confidence. The Commerce Department reported that spending rose at a
1.1 percent annual pace, the largest gain in two years, in February 1996, led by a sharp increase in automobile sales.

Unemployment Trends

     The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

                         Selected Employment Statistics
     ========================================================================
             Civilian Labor Force                 Employed
     ===========================================================
                 Total Workers            Total Workers          Unemployment
       Year(1)      (000)       % Change     (000)       % Change    Rate
     ========================================================================
       1990        124,787          .7      117,914         .5        5.5
     ------------------------------------------------------------------------
       1991        125,303          .4      116,877        -.9        6.7
     ------------------------------------------------------------------------
       1992        126,982         1.3      117,598         .6        7.4
     ------------------------------------------------------------------------
       1993        128,040          .8      119,306        1.5        6.8
     ------------------------------------------------------------------------
       1994        131,056         2.4      123,060        3.1        6.1
     ------------------------------------------------------------------------
       1995        132,337         .98      124,926        1.5        5.6
     ------------------------------------------------------------------------
       CAGR                       1.18                     1.16
     1990-1995
     ========================================================================
     (1) Year ending December 31
     ========================================================================
     Source: Bureau of Labor Statistics U.S. Department of Labor
     ========================================================================

     During 1995, the labor force increased by 1,281,000 or approximately 1.0 percent. Correspondingly, the level of employment increased by 1,866,000 or 1.5 percent. As such, the year end unemployment rate dropped by five-tenths of a percent to 5.6 percent. For 1995, monthly job growth averaged 144,000. On balance, over 8.0 million jobs have been created since the recovery began. Evidence of continued strengthening continues into 1996 with first quarter job growth averaging 206,000. At the end of March 1996 the nation's unemployment rate stood at 5.6 percent.

Housing Trends

     Housing starts were down in 1995 by 7 percent from 1994 with 1.35 million units started. This compared with 1.46 million units in 1994 and 1.29 million in 1993. Single-family starts totaled 1.07 million units in 1995, down 10 percent from 1994. Multi-family starts, however, reversed this trend with their second consecutive yearly increase to 277,000 units.

================================================================================

                                               National Retail Market Overview
================================================================================

     For 1995, sales of new homes slipped nine-tenths of a percent to 664,000 from 670,000 in 1994. This was the lowest level since 610,000 new homes were sold in 1992. In a surprise to most analysts, new home sales rose by 4.2 percent in January 1996 to a seasonally adjusted annual rate of 693,000. The 3 81,000 homes for sale represented a supply of six to seven months, the highest since 1980. The median new home price of new homes sold in the first nine months of 1995 was $132,000. The median was $130,000 for all of 1994. The Commerce Department reported that construction spending rose 2.9 percent in October to an annual rate of $207.7 billion, compared to $217.9 billion in all of 1994.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1995, the share of households that own their homes was 64.8 percent, compared to 64.0 percent for a year earlier. Lower mortgage rates are cited as a factor.

Gross Domestic Product

     The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995, the weakest showing in four years since the 1991 recession. The .5 percent rise in the fourth quarter was much slower than the 1.7 percent expected by most analysts. Revised first quarter 1996 data shows that the economy grew at an annual rate of 2.3 percent which was in line with most forecasts by private economists. The 'Fed sees the U.S. economy expanding at a 2.0 to 2.25 percent pace during 1996 which is in-line with White House forecasts.

     The following chart cites the annual change in real GDP since 1990.

               ===================================================
                                    Real GDP
               ===================================================
                     Year                            % Change
               ===================================================
                     1990                               1.2
               ---------------------------------------------------
                     1991                               -.6
               ---------------------------------------------------
                     1992                               2.3
               ---------------------------------------------------
                     1993                               3.1
               ---------------------------------------------------
                     1994                               4.1
               ---------------------------------------------------
                     1995*                              2.0
               ===================================================
                  * Reflects new chain weighted system of
                    measurement.  Comparable 1994 measure
                    would be 3.5 %
               ===================================================
                    Source: Bureau of Economic Analysis
               ===================================================

Consumer Prices

     The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.


================================================================================

                                               National Retail Market Overview
================================================================================

     The following chart tracks the annual change in the CPI since 1990.

               ===================================================
                             Consumer Price Index(1)
               ===================================================
                 Year                 CPI                % Change
               ===================================================
                 1990                133.8                  6.1
               ---------------------------------------------------
                 1991                137.9                  3.0
               ---------------------------------------------------
                 1992                141.9                  2.9
               ---------------------------------------------------
                 1993                145.8                  2.7
               ---------------------------------------------------
                 1994                149.7                  2.7
               ---------------------------------------------------
                 1995                153.5                  2.5
               ===================================================
               (1) All Urban Workers
               ===================================================
               Source: Dept. of Labor, Bureau of Labor Statistics
               ===================================================

     Data through April 1996 shows the consumer prices are increasing in-line with expectations. The index was up four-tenths of a percent in April due to changes in energy prices. Excluding food and energy, the underlying inflation rate was only one-tenth of a percent

Other Indicators

     The government's main economic forecasting gauge, the Index of Leading Economic Indicators is intended to project economic growth over the next six months. The Conference Board, an independent business group, reported that the index increased two-tenths of a percent in March following the increase of 1.3 percent in February 1996, the biggest jump in 20 years. It has become apparent that the Federal Reserve's conservative monetary policy has had an effect on the economy and some economists are calling for a further reduction in short term interest rates. In recent months, evidence has been mounting that the economy is in the midst of a pick-up.

     The Conference Board also reported that consumer confidence rebounded in February 1996, following reports suggesting lower inflation. The board's index of consumer confidence rose 9 points to 97 over January when consumers worried about the government shutdown, the stalemate over the Federal budget and the recent flurry of layoff announcements by big corporations.

     In another sign of increasingly pinched household budgets, consumers sharply curtailed new installment debt in September 1995, when installment credit rose $5.4 billion, barely half as much as August. Credit card balances increased by $2.8 billion, the slimmest rise of the year. For the twelve months through September 1995, outstanding credit debt rose 13.9 percent, down from a peak of 15.3 percent in May. Still, installment debt edged to a record 18.8 percent of disposable income, indicating that consumers may be reaching a point of discomfort with new debt.





================================================================================

                                               National Retail Market Overview
================================================================================

     The employment cost index is a measure of overall compensation including wages, salaries and benefits. In 1995 the index rose by only 2.9 percent, the smallest increase since 1980. This was barely ahead of inflation and is a sign of tighter consumer spending over the coming year. However, the productivity of American workers grew 1.1 percent in 1995, the largest gain since a 3.2 percent advance in 1992. Productivity is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices.

Economic Outlook

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will remain in the 2.5 to 3.0 percent range into the foreseeable future. This will have a direct influence on consumption (consumer expenditures) and overall inflation rates (CPI).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate between 2.0 and 2.5 percent over the next year and at 2.3 percent through 2003 as the output gap is reduced between real GDP and potential GDP. After 2003, annual real GDP growth will moderate, tapering to 2.2 percent per annum.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow to 2.0 percent per year by 2006 as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1986 at 67.4 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that consumption's share of aggregate output will decline to 64.5 percent by 2003 and 62.7 percent by 2018.

Retail Sales

     In their publication, NRB/Shopping Centers Today 1995 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve in 1995. Total shopping center sales increased 5.0 percent to $893.8 billion in 1995, up from $851.3 billion in 1994. Retail sales in shopping centers (excluding automotive and gasoline service station sales) now account for about 55.0 percent of total retail sales in the United States.



================================================================================

                                               National Retail Market Overview
================================================================================

     Total retail sales per square foot have shown positive increases over the past several years, rising by 26.5 percent from approximately $161 per square foot in 1 990, to $180 per square foot in 1995. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.

====================================================================================================================================
                                                 Selected Shopping Center Statistics
                                                             1990 -1995
====================================================================================================================================
                                                                                                               %         Compound
                                                                                                             Change       Annual
                                           1990       1991       1992       1993       1994       1995       1990-95      Growth
====================================================================================================================================
Retail Sales in Shopping Centers*        $706.40    $716.90    $768.20    $806.60    $851.30    $893.81       36.5%        4.8%
------------------------------------------------------------------------------------------------------------------------------------
Total Leasable Area**                       4.39       4.56       4.68       4.77       4.86       4.97       13.2%        2.5%
------------------------------------------------------------------------------------------------------------------------------------
Unit Rate                                $160.89    $157.09    $164.20    $169.08    $175.13    $179.94       11.8%        2.3%
====================================================================================================================================
*  Billions of Dollars
** Billions of Square Feet
====================================================================================================================================
Source:  National Research Bureau
====================================================================================================================================

     To put retail sales patterns into perspective, the following discussion highlights key trends over the past few years.

     o As a whole, 1993 was a good year for most of the nation's major retailers. Sales for the month of December were up for most, however, the increase ranged dramatically from 1.1 percent at Kmart to 13.3 percent at Sears for stores open at least a year. It is noted that the Sears turnaround after years of slippage was unpredicted by most forecasters.

     o With the reporting of December 1994 results, most retailers posted same store gains between 2.0 and 6.0 percent. The Goldman Sachs Retail Composite Comparable Store Sales Index, a weighted average of monthly same store sales of 52 national retail companies rose 4.5 percent in December. The weakest sales were seen in women's apparel, with the strongest sales reported for items such as jewelry and hard goods. Most department store companies reported moderate increases in same store sales, though largely as a result of aggressive markdowns. Thus, profits were negatively impacted for many companies.

     o For 1995, specialty apparel sales were lackluster at best, with only .4 percent comparable sales growth. This is of concern to investors since approximately 30.0 percent of a mall's small shop space is typically devoted to apparel tenants. Traditional department stores experienced 3.4 percent same store growth in 1995, led by Dillard's
          5.0 percent increase. Mass merchants' year-to-year sales increased by
          6.7 percent in 1994, driven by Sears' 7.9 percent increase. Mass merchants account for 35.0 to 55.0 percent of the anchors of regional malls and their resurgence bodes well for increased traffic at these centers.



================================================================================

                                               National Retail Market Overview
================================================================================

     o Sales at the nation's largest retailer chains saw reasonably good increases in May 1996, evidencing a pent up demand for soft goods. Discounters such as Target, Wal-Mart and Kmart did particularly well among department stores. Sears and May had a strong performance while Federated and JC Penney were off. Appliance sales were very good as evidenced by Best Buy with a 7 percent increase in comparable store sales. The Goldman Sachs retail composite index of same store sales rose 4.6 percent, well above the 3.5 percent rise in May 1995.

     Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.

     ======================================================================
                   Same Store Sales for the Month of May 1996
     ======================================================================
                                              % Change From Previous Year
                                           --------------------------------
           Name of Retailer                  Overall       Same Store Basis
     ======================================================================
                Wal-Mart                     +12.0%            + 5.0%
     ----------------------------------------------------------------------
                 Kmart                       + 3.0%            + 5.4%
     ----------------------------------------------------------------------
       Sears, Roebuck & Company              +14.0%            +10.2%
     ----------------------------------------------------------------------
              J.C. Penney                       .0%            - 0.8%
     ----------------------------------------------------------------------
       Bayton Hudson Corporation             +10.0%            + 3.3%
     ----------------------------------------------------------------------
        May Department Stores                +14.0%            + 7.2%
     ----------------------------------------------------------------------
      Federated Department Stores            +10.0%            + 2.1%
     ----------------------------------------------------------------------
            The Limited Inc.                 +14.0%            + 4.0%
     ----------------------------------------------------------------------
                Gap Inc.                     +27.0%            + 8.0%
     ----------------------------------------------------------------------
               Ann Taylor                    + 1.0%            -11.2%
     ----------------------------------------------------------------------
              Woolworths                     - 3.0%            - 1.8%
     ----------------------------------------------------------------------
                Best Buy                     +34.0%            + 7.0%
     ======================================================================
     Source: New York Times
     ======================================================================

     The outlook for retail sales growth is one of cautious optimism. It appears as if the low price department stores and off price apparel segment is poised to continue to do well, as they tend to be representative of those industry segments which have gone through mergers and are benefiting from fewer competitors. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long run. Consumer loans by banks continue to rise. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAFO and Shopping Center Inclined Sales

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. These types of goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:


================================================================================

                                               National Retail Market Overview
================================================================================

     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores; and

     o    Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores.

     Total retail sales grew by 7.8 percent in the United States in 1994 to $2.237 trillion, an increase of $1 62 billion over 1993. This followed an increase of $125 billion over 1992. Automobile dealers captured $69 +/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 40.0 percent of the increase ($ 64 billion). GAFO sales increased by $38.6 billion. This group was led by department stores which posted an $18.0 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

================================================================================
                        Retail Sales by Major Store Type
                                1993-1994 ($MIL.)
================================================================================
                                                                       1993-1994
              Store Type                  1994             1993         % Change
================================================================================
GAFO:
General Merchandise                   $  282,541       $  264,617         6.8%
Apparel & Accessories                    109,603          107,184         2.3%
Furniture & Furnishings                  119,626          105,728        13.1%
Other GAFO                                80,533           76,118         5.8%
--------------------------------------------------------------------------------
GAFO Subtotal                         $  592,303       $  553,647         7.0%
--------------------------------------------------------------------------------
Convenience Stores:
Grocery                               $  376,330       $  365,725         2.9%
Other Food                                21,470           19,661         9.2%
--------------------------------------------------------------------------------
Subtotal                              $  397,800       $  385,386         3.2%
Drug                                      81,538           79,645         2.4%
--------------------------------------------------------------------------------
Convenience Subtotal                  $  479,338       $  465,031         3.1%
--------------------------------------------------------------------------------
Other
Home Improvement &
 Building Supplies Stores             $  122,533       $  109,604        11.8%
Shopping Center-Inclined              $1,194,174       $1,128,282         5.8%
Subtotal                                 526,319          456,890        15.2%
Automobile Dealers                       142,193          138,299         2.8%
Gas Stations                             228,351          213,663         6.9%
Eating and Drinking Places               145,929*         137,365         6.2%
All Other                                                              I
--------------------------------------------------------------------------------
Total Retail Sales                    $2,236,966       $2,074,499         7.8%
================================================================================
* Estimated sales
================================================================================
Source: U.S. Department of Commerce and Dougal M. Casey: Retail Sales and
        Shopping Center Development Through The Year 2000 (ICSC White Paper)
================================================================================



================================================================================

                                               National Retail Market Overview
================================================================================

     GAFO sales grew by 7.0 percent in 1994 to $592.3 billion, led by furniture and furnishings which grew by 13.1 percent. From the above it can be calculated that GAFO sales accounted for 26.5 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales.

     The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that sales per square foot rose by
1.8 percent to $256 per square foot in 1994. The following chart identified the most recent year-end results.







================================================================================

                                               National Retail Market Overview
================================================================================



================================================================================
                           Index Sales per Square Foot
                            1993-1994 Percent Change
================================================================================
            Store Type                      1994        1993       ICSC Index
================================================================================
GAFO:
Apparel & Accessories:
Women's Ready-To-Wear                       $189        $196         - 3.8%
Women's Accessories and Specialties          295         283         + 4.2%
Men's and Boy's Apparel                      231         239         - 3.3%
Children's Apparel                           348         310         +12.2%
Family Apparel                               294         292         + 0.4%
Women's Shoes                                284         275         + 3.3%
Mens Shoes                                   330         318         + 3.8%
Family Shoes                                 257         252         + 1.9%
Shoes (Misc.)                                340         348         - 2.2%
SUBTOTAL                                    $238        $238         - 0.2%
--------------------------------------------------------------------------------
Furniture & Furnishings:
Furniture  & Furnishings                    $267        $255         + 4.5%
Home Entertainment Electronics               330         337         - 2.0%
Miscellaneous                                291         282         + 3.3%
SUBTOTAL                                    $309        $310         - 0.3%
--------------------------------------------------------------------------------
Other GAFO:
Jewelry                                     $581        $541         + 7.4%
Other                                        258         246         + 4.9%
SUBTOTAL                                    $317        $301         + 5.3%
TOTAL GAFO                                  $265        $261         + 1.6%
NON-GAFO
--------------------------------------------------------------------------------
FOOD:
Fast Food                                   $365        $358         + 2.0%
Restaurants                                  250         245         + 2.2%
Other                                        300         301         - 0,4%
SUBTOTAL                                    $304        $298         + 1.9%
--------------------------------------------------------------------------------
OTHER NON-GAFO:
Supermarkets                                $236        $291         -18.9%
Drug/HBA                                     254         230         +10.3%
Personal Services                            264         253         + 4.1%
Automotive                                   149         133         +12.2%
Home Improvement                             133         127         + 4.8%
Mall Entertainment                            79          77         + 3.2%
Other Non-GAFO Miscellaneous                 296         280         + 5.7%
SUBTOTAL                                    $192        $188         + 2.4%
TOTAL NON-GAFO                              $233        $228         + 2.5%
TOTAL                                       $256        $252         + 1.8%
================================================================================
Note: Sales per square foot numbers are rounded to whole dollars. Three categories illustrated here have limited representation in the ICSC sample: Automotive, +12.2%; Home Improvement, +4.8%; and Supermarkets, -18.9%.
================================================================================
Source:   U.S. Department of Commerce and Dougal M. Casey.
================================================================================


     GAFO, sales have risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.




================================================================================

                                               National Retail Market Overview
================================================================================




================================================================================
   Determinants of Retail Sales Growth and U.S. Retail Sales by Key Store Type
================================================================================
                                           1990            1994            2000
================================================================================
Determinants
Population                          248,700,000     260,000,000     276,200,000
Households                           91,900,000      95,700,000     103,700,000
Average Household Income                $37,400         $42,600         $51,600
Total Census Money Income            $3.4 Tril.      $4.1 Tril.      $5.4 Tril.
--------------------------------------------------------------------------------
% Allocations of Income to Sales
GAFO Stores                                13.9%           14.4%           14.7%
Convenience Stores                         12.9%           11.7%           10.7%
Home Improvement Stores                     2.8%            3.0%            3.3%
Total Shopping Center-Inclined
  Stores                                   29.6%           29.1%           28.8%
Total Retail Stores                        54.3%           54.6%           52.8%
--------------------------------------------------------------------------------
Sales (Million)
GAFO Stores                                $472            $592            $795
Convenience Stores                          439             479             580
Home Improvement Stores                      95             123             180
Total Shopping Center-
  Inclined Stores                        $1,005          $1,194          $1,555
TOTAL RETAIL SALES                       $1,845          $2,237          $2,850
================================================================================
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year.
          P = Projected.
================================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current Population Reports; Consumer Income P6-168, 174, 180, 184 and 188; Berna Miller with Linda Jacobsen, "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC White Paper
================================================================================

     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                         ==============================
                          1990/91                2.9%
                         ------------------------------
                          1991/92                7.0%
                         ------------------------------
                          1992/93                6.6%
                         ------------------------------
                          1993/94                7.0%
                         ==============================

     According to a recent study by the ICSC, GAFO sales are expected to grow by
5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

================================================================================

                                               National Retail Market Overview
================================================================================




================================================================================
             Retail Sales in the United States, by Major Store Type
================================================================================
                                  1994         2000(P)      Percent Change
--------------------------------------------------------------------------------
                                                                 Compound Annual
           Store Type        ($ Billions) ($ Billions)    Total      Annual
================================================================================
GAFO:
General Merchandise                  $283         $370       30.7%      4.6%
Apparel & Accessories                 110          135       22.7%      3.5%
Furniture/Home Furnishings            120          180       50.0%      7.0%
Other Shoppers Goods                   81          110       35.8%      5.2%
--------------------------------------------------------------------------------
GAFO Subtotal                        $592         $795       34.3%      5.0%
--------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                          $398         $480       20.6%      3.2%
Drugstores                             82          100       22.0%      3.4%
--------------------------------------------------------------------------------
Convenience Subtotal                 $479         $580       21.1%      3.2%
--------------------------------------------------------------------------------
Home Improvement                      123          180       46.3%      6.6%
--------------------------------------------------------------------------------
Shopping Center-Inclined
  Subtotal                         $1,194       $1,555       30.2%      4.5%
--------------------------------------------------------------------------------
All Other                           1,043        1,295       24.2%      3.7%
--------------------------------------------------------------------------------
Total                              $2,237       $2,850       27.4%      4.1%
================================================================================
Note:     P = Projected. Some figures rounded.
================================================================================
Source:   U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
================================================================================

     In considering the six-year period January 1995 through December 2000, it may help to look at the six-year period extending from January 1989 through December 1994 and then compare the two time spans.

     Between January 1989 and December 1994, shopping center-inclined sales in the United States increased by $297 billion, a compound growth rate of 4.9 percent. These shopping center-inclined sales are projected to increase by $361 billion between January 1995 and December 2000, a compound annual growth rate of
4.5 percent. GAFO sales, however, are forecasted to increase by 34.3 percent or
5.0 percent per annum.


Industry Trends

     According to the National Research Bureau, there were a total of 41,235 shopping centers in the United States at the end of 1995. During this year, 867 new centers opened, an 18.0 percent increase over the 735 that opened in 1994. This followed a 10 percent increase in 1994. The greatest growth came in the small center category (less than 100,000 square feet) where 551 centers were constructed. In terms of GLA added, new construction in 1995 was up 2.2 percent resulting in an addition of 106.2 million square feet of GLA from approximately
4.86 billion to 4.97 billion square feet. In other important trends, the development of regional and super-regional malls hit a three year high in 1995 with the opening of eight centers, twice as many as in 1994. This boosted the nation's total of regionals to 301 and super-regionals to 380. Power and community center development in 1995 was up 17.9 percent in terms of the number of centers opening. The following chart highlights trends over the period 1987 through 1995.



================================================================================

                                               National Retail Market Overview
================================================================================


====================================================================================================================================
                                                     Census Data - 9-Year Trends
====================================================================================================================================
                                                 Total         Average        Average         % Change                    % Increase
               No. Of           Total            Sales         GLA per       Sales per         In Sales         New         In Total
   Year        Centers          GLA            (Billions)       Center         Sq. Ft.        per Sq. Ft.     Centers       Centers
====================================================================================================================================
   1987         30,641    3,722,957,095      $602,294,426       121,502        $161.78           2.41%         2,145          7.53%
------------------------------------------------------------------------------------------------------------------------------------
   1988         32,563    3,947,025,194      $641,096,793       121,212        $162.43           0.40%         1,922          6.27%
------------------------------------------------------------------------------------------------------------------------------------
   1989         34,683    4,213,931,734      $682,752,628       121,498        $162.02          -0.25%         2,120          6.51%
------------------------------------------------------------------------------------------------------------------------------------
   1990         36,515    4,390,371,537      $706,380,618       120,235        $160.89          -0.70%         1,832          5.28%
------------------------------------------------------------------------------------------------------------------------------------
   1991         37,975    4,563,791,215      $716,913,157       120,179        $157.09          -2.37%         1,460          4.00%
------------------------------------------------------------------------------------------------------------------------------------
   1992         38,966    4,678,527,428      $768,220,248       120,067        $164.20           4.53%           991          2.61%
------------------------------------------------------------------------------------------------------------------------------------
   1993         39,633    4,770,760,559      $806,645,004       120,373        $169.08           2.97%           667          1.71%
------------------------------------------------------------------------------------------------------------------------------------
   1994         40,368    4,860,920,056      $851,282,088       120,415        $175.13           3.58%           735          1.85%
------------------------------------------------------------------------------------------------------------------------------------
   1995         41,235    4,967,160,331      $893,814,776       120,460        $179.94           2.75%           867          2.15%
------------------------------------------------------------------------------------------------------------------------------------
Compound
 Annual
 Growth         +3.78%            +3.67%            +5.06%         -.11%         +1.34%           N/A            N/A           N/A
====================================================================================================================================
Source: National Research Bureau Shopping Center Database and Statistical Model
====================================================================================================================================


     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.7 percent since 1987. New construction was up 2.2 percent in 1995, a slight increase over 1994 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 139 new centers opening, followed by North Carolina (64) and Florida (53).

     Among the 41,235 centers in 1995, the following breakdown by size can be shown.

     ======================================================================
                U.S. Shopping Center Inventory, YE December 1995
     ======================================================================
                                Number of Centers    Square Feet (Millions)
                              ---------------------------------------------
       Size Range (SF)          Amount     Percent    Amount       Percent
     ======================================================================
      Under     100,000         26,001       63.1%    1,266.9        25.5%
     ----------------------------------------------------------------------
      100,001-  200,000          9,974       24.2%    1,367.9        27.5%
     ----------------------------------------------------------------------
      200,001-  400,000          3,345        8.1%      886.2        17.8%
     ----------------------------------------------------------------------
      400,001-  800,000          1,234        3.0%      668.7        13.5%
     ----------------------------------------------------------------------
      800,001-1,000,000            301         .7%      271.0         5.5%
     ----------------------------------------------------------------------
      Over    1,000,000            380         .9%      486.4         9.8%
     ----------------------------------------------------------------------
             Total              41,235      100.0%    4,967.2       100.0%
     ======================================================================
     Source: National Research Bureau (some numbers slightly rounded).
     ======================================================================


     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.06 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up 5.5 percent nationwide from $851.3 billion (1994) to $893.8 billion (1995). In 1995, average sales were $179.94 per square foot, up nearly 2.7 percent over 1994 and 1.34 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $201.05 per square foot.



================================================================================

                                               National Retail Market Overview
================================================================================

     The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

================================================================================
                          Sales Trends by Size Category
                                    1993-1995
================================================================================
                          Average Sales Per Square Foot         % Change
                         -------------------------------------------------------
      Category               1993      1994      1995      1994-95     1993-95*
================================================================================
Less than    100,000 SF    $193.10   $199.70   $204.94       +2.6%       +3.0%
--------------------------------------------------------------------------------
100,001 to   200,000 SF    $156.18   $161.52   $166.00       +2.8%       +3.1%
--------------------------------------------------------------------------------
200,001 to   400,000 SF    $147.57   $151.27   $153.96       +1.8%       +2.1%
--------------------------------------------------------------------------------
400,001 to   800,000 SF    $157.04   $163.43   $168.21       +2.9%       +3.5%
--------------------------------------------------------------------------------
800,001 to 1,000,000 SF    $194.06   $203.20   $210.40       +3.5%       +4.1%
--------------------------------------------------------------------------------
More than  1,000,000 SF    $183.90   $193.13   $201.05       +4.1%       +4.6%
--------------------------------------------------------------------------------
         Total             $169.08   $175.13   $179.94      +2.75%       +3.2%
================================================================================
* Compound Annual Change
================================================================================
Source: National Research Bureau
================================================================================

     Empirical data shows that the average GLA per capita is increasing. In 1995, the average for the nation was 18.9. This was up 17 percent from 16.1 in 1988 and more recently, 18.7 square feet per capita in 1994. Among states, Arizona surpassed Florida and now has the highest GLA per capita with 28.1 square feet. South Dakota has the lowest at 9.08 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.5 in 1995. This information is presented on the following chart.

              ====================================================
                                 GLA per Capita
              ====================================================
                Year             All Centers       Regional Malls
              ====================================================
                1988                16.1                 5.0
              ----------------------------------------------------
                1989                17.0                 5.2
              ----------------------------------------------------
                1990                17.7                 5.3
              ----------------------------------------------------
                1991                18.1                 5.3
              ----------------------------------------------------
                1992                18.3                 5.5
              ----------------------------------------------------
                1993                18.5                 5.5
              ----------------------------------------------------
                1994                18.7                 5.4
              ----------------------------------------------------
                1995                18.9                 5.5
              ====================================================
              Source: International Council of Shopping Center;
                      The Scope of The Shopping Center Industry
                      and National Research Bureau
              ====================================================

     The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.


================================================================================

                                               National Retail Market Overview
================================================================================

     The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw-Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that 10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country. This is up 2.9 percent over 1991.

Market Shifts - Contemporary Trends in the Retail Industry

     During the 1980s, the department store and specialty apparel store industries competed in a tug of war for consumer dollars. Specialty stores emerged largely victorious as department store sales steadily declined as a percentage of total GAFO sales during the decade, slipping from 47.0 percent in 1979 to 44.0 percent in 1989. During this period, many anchor tenants teetered from high debt levels incurred during speculative takeovers and leveraged buyouts of the 1980s. Bankruptcies and restructuring, however, have forced major chains to refocus on their customer and shed unproductive stores and product lines. At year end 1994, department store sales, as a percentage of GAFO sales, were approximately 37.5 percent.

     The continued strengthening of some of the major department store chains, including Sears, Federated/Macy's, May and Dayton Hudson, is in direct contrast to the dire predictions made by analysts about the demise of the traditional department store industry. This has undoubtedly been brought about by the heightened level of merger and acquisition activity in the 1980s which produced a burdensome debt structure among many of these entities. When coupled with reduced sales and cash flow brought on by the recession, department stores were unable to meet their debt service requirements.

     Following a round of bankruptcies and restructurings, the industry has responded with aggressive cost-cutting measures and a focused merchandising program that is decidedly more responsive to consumer buying patterns. The importance of department stores to mall properties is tantamount to a successful project since the department store is still the principal attraction that brings patrons to the center.

     On balance, 1994/95 was a continued period of transition for the retail industry. Major retailers achieved varying degrees of success in meeting the demands of increasingly value conscious shoppers. Since the onset of the national economic recession in mid-1990, the retail market has been characterized by intense price competition and continued pressure on profit margins. Many national and regional retail chains have consolidated operations, closed underperforming stores, and/or scaled back on expansion plans due to the uncertain spending patterns of consumers. Consolidations and mergers have produced a more limited number of retail operators, which have responded to changing spending patterns by aggressively repositioning themselves within this evolving market. Much of the recent retail construction activity has involved the conversion of existing older retail centers into power center formats, either by retenanting or through expansion. An additional area of growth in the retail sector is in the "supercenter" category, which consists of the combined grocery and department stores being developed by such companies as Wal-Mart and Kmart. These formats require approximately 150,000 to 180,000 square feet in order to carry the depth of merchandise necessary for such economies of scale and market penetration.

================================================================================

                                               National Retail Market Overview
================================================================================

     Some of the important developments in the industry over the past year can be summarized as follows:

     o The discount department store industry emerged as arguably the most volatile retail sector, lead by regional chains in the northeast. Jamesway, Caldor and Bradlees each filed for Chapter 11 within six months and Hills Stores is on the block. Jamesway is now in the process of liquidating all of its stores. Filene's Basement was granted relief from some covenant restrictions and its stock price plummeted. Ames, based in Rocky Hill, Connecticut, will close 17 of its 307 stores. Kmart continues to be of serious concern. Its debt has been downgraded to junk bond status. Even Wal-Mart, accustomed to double digit sales growth, has seen some meager comparable sales increases. These trends are particularly troubling for strips since these tenants are typical anchors.

     o The attraction of regional malls as an investment has diminished in view of the wave of consolidations and bankruptcies affecting in-line tenants. Some of the larger restructurings include Melville with plans to close up to 330 stores, sell Marshalls to TJX Companies, split into three publicly traded companies, and sell Wilsons and This End Up; Petrie Retail, which operates such chains as M.J. Carroll, G&G, Jean Nicole, Marianne and Stuarts, has filed for bankruptcy protection; Edison Brothers (Jeans West, J. Riggins, Oak Tree, 5-7-9 Shops, etc.) announced plans to close up to 500 stores while in Chapter 11; J. Baker intends to liquidate Fayva Shoe division (357 low-price family footwear stores); The Limited announced a major restructuring, including the sale of partial interests in certain divisions- Charming Shoppes, will close 290 Fashion Bug and Fashion Bug Plus Stores; Trans World Entertainment (Record Town) has closed 115 of its 600 mall shop locations. Other chains having trouble include Rickel Home Centers which filed Chapter 11; Today's Man, a 35 store Philadelphia based discount menswear chain has filed; nine subsidiaries of Fretta, including Dixon's, U.S. Holdings and Silo, filed Chapter 11; and Clothestime, also in bankruptcy will close up to 140 of its 540 stores. Merry-Go-Round, a chain that operates 560 stores under the names Merry-Go-Round, Dejaiz and Cignal is giving up since having filed in January 1994 and will liquidate its assets. Toys "R" Us has announced a global reorganization that will close 25 stores and cut the number of items it carries to 11,000 from 15,000. Handy Andy, a 50 year old chain of 74 home improvement centers which had been in Chapter 11, has decided to liquidate, laying off 2,500 people.

     o Overall, analysts estimate that 4,000 stores closed in 1995 and as many as 7,000 more will close in 1996. Mom-and-Pop stores, where 75 percent of U.S. retailers employ fewer than 10 people have been declining for the past decade. Dun and Bradstreet reports that retail failures are up 1.4 percent over Last year - most of them small stores who don't have the financial flexibility to renegotiate payment schedule.



================================================================================

                                               National Retail Market Overview
================================================================================

     o With sales down, occupancy costs continue to be a major issue facing many tenants. As such, expansion oriented retailers like The Limited, Ann Taylor and The Gap, are increasingly shunning mall locations for strip centers. This has put further pressure on mall operators to be aggressive with their rent forecasts or in finding replacement tenants.

     o While the full service department store industry led by Sears has seen a profound turnaround, further consolidation and restructuring continues. Woodward & Lothrop was acquired by The May Department Stores Company and JC Penney; Broadway Stores was acquired by Federated Department Stores; Elder Beerman has filed Chapter 11 and will close 102 stores; Steinbach Stores will be acquired by Crowley, Milner & Co.; Younkers will merge with Proffitts; and Strawbridge and Clothier has hired a financial advisor to explore strategic alternatives for this Philadelphia based chain.

     o Aside from the changes in the department store arena, the most notable transaction in 1995 involved General Growth Properties' acquisition of the Homart Development Company in a $1.85 billion year-end deal. Included were 25 regional malls, two current projects and several development sites. In November, General Growth arranged for the sale of the community center division to Developers Diversified for approximately $505 million. Another notable deal involved Rite Aid Corporation's announcement that it will acquire Revco Drug Stores in a $1.8 billion merger to form the nation's largest drug store company with sales of $11 billion and 4,500 +/- stores.

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down 3.1 percent through November 1995.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in the office products superstores category where three companies are battling for market share - OfficeMax, Office Depot and Staples.




================================================================================

                                               National Retail Market Overview
================================================================================

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the night formula is a difficult task.

Investment Criteria and Institutional Investment Performance

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1996 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1996. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 13.0 percent of the respondents recommended buying malls. Rents and values are expected to remain flat (in real terms) and no one disputes their contention that 15 to 20 percent of the existing malls nationwide will be out of business by the end of the decade. For those centers that will continue to reposition themselves, entertainment will be an increasingly important part of their mix.

     Investors do cite that, after having been written off, department stores have emerged from the shake-out period as powerful as ever. The larger chains such as Federated, May and Dillard's, continue to acquire the troubled regional chains who find it increasingly difficult to compete against the category killers. Many of the nations largest chains are reporting impressive profit levels, part of which has come about from their ability to halt the double digit sales growth of the national discount chains. Mall department stores are aggressively reacting to power and outlet centers to protect their market share. Department stores are frequently meeting discounters on price.

     While power centers are considered one retail property type currently in a growth mode, most respondents feel that the country is over-stored and value gains with these types of centers will lag other property types, including malls, over five and ten year time frames.


================================================================================

                                               National Retail Market Overview
================================================================================

     The following chart summarizes the results of their current survey.

================================================================================
                     Retail Property Rankings and Forecasts
================================================================================
                      Investment Potential             Predicted Value Gains
                      -------------------- 1996 Rent  ------------------------
Property Type         Rating(1) Ranking(2) Increase    1 Yr.    5 Yrs.   10 Yrs.
================================================================================
Regional Malls           4.9      8th        2.0%       2%      20%      40%
--------------------------------------------------------------------------------
Power Centers            5.3      6th        2.3%       1%      17%      32%
--------------------------------------------------------------------------------
Community Centers        5.4      5th        2.4%       2%      17%      33%
================================================================================
(1) Scale of 1 to 10
(2) Based on 9 property types
================================================================================

     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the third quarter of 1995 shows that the retail index posted a positive 1.23 percent increase in total return. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. As such, the -2.01 percent decline in value reported by the retail subindex for the year were in line with investors' expectations.

     ======================================================================
                             Retail Property Returns
                                  NCREIF Index
                               Third Quarter 1995
     ======================================================================
        Period         Income       Appreciation    Total     Change in CPI
     ======================================================================
     3rd Qtr. 1995      1.95           -.72         1.23            .46
     ----------------------------------------------------------------------
       One Year         8.05          -2.01         5.92           2.55
     ----------------------------------------------------------------------
     Three Years        7.54          -3.02         4.35           2.73
     ----------------------------------------------------------------------
      Five Years        7.09          -4.61         2.23           2.92
     ----------------------------------------------------------------------
       Ten Years        6.95            .54         7.52           3.53
     ======================================================================
     Source: Real Estate Performance Report
             National Council of Real Estate Investment Fiduciaries
     ======================================================================

     It is noted that the positive total return continues to be affected by the capital return component which has been negative for the last five years. However, as compared to the CPI, the total index has performed relatively well.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

================================================================================

                                               National Retail Market Overview
================================================================================

     As of November 30, 1995, there were 297 REITs in the United States, about
79.0 percent (236) which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of November, equity REITs posted a 9.3 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 29.4 percent total return. This was followed by self-storage (27.3% ), hotels (26.7% ), triple-net lease (20.6% ), and health care (18.8%). Two equity REIT sectors were in the red - outlet centers and regional malls.

Retail REITs

     As of November 30, 1995, there were a total of 47 REITs specializing in retail, making up approximately 16 percent of the securities in the REIT market. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart shown as Table A on the following page, shows a two-year summary of the total retail REIT market as well as the performance of the three composite categories.



================================================================================

                                               National Retail Market Overview
================================================================================



================================================================================
                       Table A - REIT Performance Indicies
================================================================================
                       Y-T-D Total     Dividend    No. of REIT       Market
                          Return         Yield      Securities   Capitalization*
================================================================================
                            As of November 30, 1995
================================================================================
TOTAL RETAIL               0.49%         8.36%           47        $14,389.1

    Strip Centers          2.87%         8.14%           29         $8,083.3
    Regional Malls        -2.47%         9.06%           11         $4,886.1
    Outlet Centers        -2.53%         9.24%            6         $1,108.7

================================================================================
                             As of November 30,1994
================================================================================
TOTAL RETAIL              -3.29%         8.35%           46        $12,913.1

    Strip Centers         -4.36%         7.98%           28         $7,402.7
    Regional Malls         2.84%         8.86%           11         $4,459.1
    Outlet Centers       -16.58%         8.74%            7         $1,051.4
================================================================================
*   Number reported in thousands.
    Source: Realty Stock Review
================================================================================



     As can be seen, the 47 REIT securities have a market capitalization of approximately $14.4 billion, up 11.5 percent from the previous year. Total returns were positive through November 1995, reversing the negative return for the comparable period 12 months earlier. It is noted that the positive return was the result of the strength of the shopping center REITs which constitute nearly 60 percent of the market capitalization. Total retail REITs dividend yields have remained constant over the last year at approximately 8.36 percent. Regional mall and shopping center REITs dominate the total market, making up approximately 85 percent of the 47 retail REITs.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

Regional Mall REITs

     The accompanying exhibit Table B summarizes the basic characteristics of eight REITs and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPO's have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.



================================================================================

                                               National Retail Market Overview
================================================================================

     The nine companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments. Excluding the Rouse Company, however, these companies have been publicly traded for only a short period, and there is not an established track record. General Growth was the star performer in 1995 with a 15 percent increase in its stock price following the acquisition of the Homart retail portfolio from Sears for $1.85 billion - the biggest real estate acquisition of the decade.



====================================================================================================================================
Table 8 REGIONAL MALL REIT ANALYSIS
Cushman Wakefield,. Inc.
====================================================================================================================================
REIT Portfolio                          CBL        CWN        EJD        GGP        MAC       ROUS        SPG        TC0        URB
                                      CBL &      Crown     Edward    General   Macerich      Rouse      Simon    Taubman      Urban
                                     Assoc.  Arnercian  Debartolo     Growth    Company    Company   Property    Centers   Shopping
====================================================================================================================================
-----------------------------
Company Overview
-----------------------------

Total Retail Centers                     95         23         51         40         16         67         56         19         12
     - Super Regional Center*             5          1         28         14          4         27         21         16          7
     - Regional Centers                  11         22         23         25         10         27         35          3          2
     - Community Centers                 79         --         11          1          2         13         55         --          3
     - Other                             --         --         --         --         --         --          3         --         --
Total Mall GLA**                     17,129     12,686     44,460     28,881     10,620     44,922     39,329     22,031      8,895
Total Mall Shop GLA**                 6,500      4,895     15,300     12,111         --     19,829     15,731      9,088      2,356
Avg. Total GLA/Center**                 180        552        872        722        664        670        702      1,160        741
Avg. Mall Shop GLA/Center**              68        213        300        303         --        296        281        478        196

====================================================================================================================================
-----------------------------
Mall Operations
-----------------------------

Reporting Year                         1994       1994       1994       1994       1994       1994       1994       1994       1994
Avg. Sales PSF of Mall GLA             $226       $204       $260       $245       $262       $285       $259       $335       $348
Minimum Rent/Sales Ratio                8.6%       7.1%       8.3%        --         --         --        6.8%      10.2%       8.1%
Total Occupancy Cost/Sales Ratio       12.2%      10.0%      12.4%                 11.2%        - -      10.2%      14.8%      11.7%
Mall Shop Occupancy Level              88.7%      84.0%      85.0%      87.0%      92.9%        --       86.2%      86.6%      93.3%

====================================================================================================================================
-----------------------------
Share Prices
-----------------------------

IPO Date                           10/27/93     8/9/93    6/30/94     4/8/93     3/9/94       1966   12/26/93   11/18/92    10/6/93
IPO Price                            $19.50     $17.25     $14.75     $22.00     $19.00         --     $22.25     $11.00     $23.50
Current Price (12/15/95)             $21.63      $7.38     $13.00     $19.13     $19.75     $19.63     $25.13      $9.75     $21.75
52 - Week High                       $22.00     $14.13     $15.13     $22.63     $21.88     $22.63     $26.00     $10.38     $22.50
52 - Week Low                        $17.38      $6.50     $12.00     $18.13     $19.25     $17.50     $22.50      $8.88     $18.75

====================================================================================================================================
-----------------------------
Capitalization & Yields
-----------------------------

Outstanding Shares***                 30.20      36.85      89.60      43.37      31.45      47.87      95.64     125.85      21.19
Market Capitalization***               $653       $272     $1,165       $830       $621       $940     $2,403     $1,227       $461
Annual Dividend                       $1.59      $0.80      $1.26      $1.72      $1.68      $0.80      $1.97      $0.88      $1.94
Dividend Yield (12/15/95)              7.35%     10.84%      9.69%      8.99%      8.51%      4.08%      7.84%      9.03%      8.92%
FFO 1995****                          $1.85      $1.50      $1.53      $1.96      $1.92      $1.92      $2.28      $0.91      $2.17
FFO Yield (12/15/95)                   8.55%     20.33%     11.77%     10.25%      9.72%      9.78%      9.07%      9.33%      9.98%
====================================================================================================================================
Source: Salomon Bothers and Realty Stock Review; Annual Reports
*    Super Regional Center (>= 800,000 Sq. Ft.).
**   Numbers in thousands (000) includes malls only.
***  Numbers in millions.
**** Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assists and before minority interests in the Operating Partnership.
====================================================================================================================================

================================================================================

                                               National Retail Market Overview
================================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 29 out of the total 47 securities. General characteristics of eight of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the eight companies totaled $6.1 billion as of December 15, 1995. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.5 percent of the group total.

     While the regional mail and outlet center REIT markets struggled through 1995, shopping center REITs showed a positive November 30, 1995 year-to-date return of 2.87%. Through 1995, transaction activity in the national shopping center market has been moderate. Most of the action in this market is in the power center segment. As an investment, power centers appeal to investors and REITs because of the high current cash returns and long-term leases. However, with their popularity, the potential for overbuilding is high. Also creating skepticism within this market is the stability of several large discount retailers such as Kmart, and other discount department stores which typically anchor power centers. Shopping center REITs which hold numerous properties where struggling retailers are located are currently keeping close watch over these centers in the event of these anchor tenants vacating their space.

     Similar to the regional mall REITs, shopping center REITs have been publicly traded for only a short period and do not have a defined track record. While the REITs have been in existence for a relatively short period, the growth requirements of the companies should place upward pressure on values due to continued demand for new product.







================================================================================

                                               National Retail Market Overview
================================================================================


====================================================================================================================================
Table C - SHOPPING CENTER REIT ANALYSIS
Cushman & Wakefield, Inc.
====================================================================================================================================
REIT PORTFOLIO                      DDR          FRT          ORT          JPR          KIM           WR          VNO          WRI
                                 Devel.      Federal     Glimcher           JP        Kimco     New Plan       Vomado   Weingarten
                            Diversified   Realty Inv       Realty   Realty Inc  Realty Corp       Realty       Realty       Realty
====================================================================================================================================
-----------------------------
Company Overview
-----------------------------

Total Properties                    111           53           84           46          193          123           65          161
Total Retail Centers                104           53           84           40          193          102           56          141
Total Retail GLA*                23,600       11,200       12,300        6,895       26,001       14,500        9,501       13,293
Avg. Total GLA Center*              227          211          146          172          135          142          170           94

====================================================================================================================================
-----------------------------
Mall Operations
-----------------------------

Reporting Year                       --           --         1994           --         1994           --           --         1994
Total Rental Income                  --           --      $71,101           --     $125,272           --           --     $112,233
Average Rent/Square Foot          $6.04           --        $5.78           --        $4.82           --           --        $8.44
Total Operating Expenses             --           --      $45,746           --      $80,563           --           --      $76,771
Operating Expenses/Square Foot       --           --        $3.72           --        $3.10           --           --        $5.78
Operating Expense Ratio              --           --         64.3%          --         64.3%          --           --         68.4%
Total Occupancy Level              96.6%        95.1%        96.3%        94.0%        94.7%        95.4%        94.0%        92.0%

====================================================================================================================================
-----------------------------
Share Prices
-----------------------------

IPO Date                           1992         1993         1994         1994         1991         1973         1993         1985
IPO Price                        $19.50       $17.25       $14.75       $22.00       $19.00       $22.25                        --
Current Price (12/15/95)         $29.88       $23.38       $17.75       $20.63       $42.25       $21.63       $36.13       $36.13
52 - Week High                   $32.00       $23.75       $22.38       $21.38       $42.25       $23.00       $38.13       $38.13
52 - Week Low                    $26.13       $19.75       $16.63       $17.38       $35.00       $18.75       $32.75       $32.75


====================================================================================================================================
-----------------------------
Capitalization & Yields
-----------------------------

Outstanding Shares**              18.96        32.22        24.48        19.72        22.43        53.26        24.20        26.53
Market Capitalization**            $567         $753         $435         $407         $948       $1,152         $874         $959
Annual Dividend                   $2.40        $1.64        $1.92        $1.68        $2.16        $1.39        $2.24        $2.40
Dividend Yield (12/15/95)          8.03%        7.01%       10.82%        8.14%        5.11%        6.43%        6.20%        6.64%
FFO 1995***                       $2.65        $1.78        $2.25        $1.83        $3.15        $1.44        $2.67        $2.80
FFO Yield (12/15/95)               8.87%        7.61%       12.68%        8.87%        7.46%        6.66%        7.39%        7.75%

====================================================================================================================================
Source: Salomon Bothers and Realty Stock Review, Annual Reports
*    Numbers in thousands (000) includes retail properties only.
**   Numbers in millions.
***  Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating Partnership.
====================================================================================================================================





================================================================================

                                               National Retail Market Overview
================================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion, shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1694 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.





================================================================================


                                                      URBAN RETAIL PROPERTIES CO.
Property: DOVER MALL                               1996 COMMERCIAL OPERATING BUDGET
Company #: 9135
GLA - Small Shop: 232,361                             YR-TO-YR BUDGET COMPARISON
------------------------------------------------------------------------------------------------------------------------------------
                                           1995    1995 Budget 1995 Proj   1995 Proj   1996   1996 Budget   Variance     % Variance
                                          Budget   /sq. Feet     Actual    Act/Sq Ft  Budget    Sq Ft    96 Bud/95 Act 96 Bud/95 Act
====================================================================================================================================
INCOME:
Rental Income                            4,464,850    $15.22    4,551,242   $19.60  4,594,881   $19.78        43,639      0.96%
Percentage Rent                            476,987      2.05      456,987     1.97    484,454     2.09        27,467      6.01%
Common Area Income                       1,654,757      7.12    1,596,200     6.87  1,607,477     6.92        11,277      0.71%
Food Court Income                           74,029      0.32       66,100     0.28     49,932     0.21       (16,168)   -24.46%
Real Estate Tax Income                     326,941      0.98      342,011     1.04    294,756     1.27        52,745     21.79%
??Liability Income                         176,824      0.76      175,616     0.76    180,975     0.78         5,359      3.05%
Other Tenant Charges                         3,405      0.01        1,713     0.01      1,512     0.01          (201)   -11.73%
Miscellaneous Income                         3,600      0.02       13,300     0.19      7,325     0.03       (35,975)   -83.08%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                             7,080,393     30.48    7,133,169    30.71  7,221,312   $31.09        88,143      1.24%
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion                            0     $0.00        5,400    $0.02          0    $0.00        (5,400)  -100.00%
Administrative                              43,830      0.19       40,460     0.17     39,940     0.17        (1,520)    -3.76%
Janitorial/Cleaning                        201,600      0.87      200,400     0.86    212,400     0.91        12,000      5.99%
Building Decorating                          8,100      0.03       11,370     0.05      3,000     0.01        (8,370)   -73.61%
Lawn Maintenance                           104,700      0.45      113,328     0.49    105,176     0.45        (8,152)    -7.19%
Security                                   214,850      0.93      214,850     0.93    258,755     1.11        43,905     20.44%
Rubbish Removal                             81,000      0.35       45,000     0.19          0     0.00       (45,000)   100.00%
Snow Removal                                29,700      0.07       10,510     0.07    15,???0     0.07         4,670     44.15%
Parking Lot Repairs & Maintenance           45,670      0.20       17,500     0.16     29,000     0.12       (8,5000)    22.67%
Building Maintenance & Repair              170,209      0.73      139,102     0.60    233,185     1.00        94,083     67.64%
Payroll - Salary/Bonus                     234,019      1.01      238,019     1.02    247,634     1.07         9,615      4.04%
Payroll - Taxes/Insurance                   48,852      0.21       47,603     0.20     49,528     0.21         1,925      4.04%
Other Operating Expenses                    69,994      0.30       64,999     0.28     60,553     0.26        (4,446)     6.84%
Management Fees                            194,443      0.84      200,329     0.86    205,102     0.88         4,773      2.38%
General Insurance                           70,822      0.30       71,174     0.31     74,773     0.32         3,599      5.06%
Professional Services                      112,900      0.49       95,200     0.41    100,700     0.43         5,500      5.78%
Utility - Electricity                      420,376      1.81      419,519     1.81    420,882     1.81         1,363      0.32%
         - Gas/Fuel                              0      0.00            0     0.00          0     0.00             0      0.00%
         - Water/Sewer                      13,081      0.06       15,485     0.07     15,919     0.07           434      2.80%
Real Estate Taxes (Inc.Consultant Fees)    426,028      1.83      391,292     1.68    411,959     1.77        20,667      5.28%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                           2,481,174    $10.68    2,361,560   $10.17  2,482,706   $10.69       121,146      5.13%
------------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                     4,599,219    $19.80    4,771,609   $20.54  4,738,606   $20.40       (33,003)    -0.69%
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest                        3,204,204    $13.80    3,204,204   $13.80  3,204,204   $13.80             0      0.00%
Mortgage Principal                               0      0.00            0     0.00          0     0.00             0      0.00%
Additional Mortgage Interest                     0      0.00            0     0.00          0     0.00             0      0.00%
Land Rent                                    4,750      0.02        4,750     0.02      4,750     0.02             0      0.00%
Additional Land Rent                             0      0.00            0     0.00          0     0.00             0      0.00%
Owner Interest Expense                           0      0.00            0     0.00          0     0.00             0      0.00%
------------------------------------------------------------------------------------------------------------------------------------
   SUB-TOTAL OPERATING CASH FLOW         1,390,265     $5.99    1,562,655    $6.73  1,529,652     6.59       (33,003)    -2.11%
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)             0     $0.00            0    $0.00          0    $0.00             0      0.00%
------------------------------------------------------------------------------------------------------------------------------------
   OPERATING CASH FLOW                   1,390,265     $5.99    1,562,655    $6.73  1,529,652    $6.59       (33,003)    -2.11%
------------------------------------------------------------------------------------------------------------------------------------
Tenant Improvements                        610,000     $2.63      550,000    $2.37    240,000    $1.03      (310,000)   -56.36%
Rental Improvements                        360,000      1.55      400,000     1.72    389,000     1.67       (11,000)    -2.75%
Case Commissions                                 0      0.00            0     0.00          0     0.00             0      0.00%
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOW                                  420,265     $1.81      612,655    $2.64    900,652    $3.88       287,997     47.01%
====================================================================================================================================
----------------------------------------------------------------------------------------------
                                       Reference
                                         Pg No   GENERAL INFORMATION
=====================================================================
INCOME:                                          GLA with all Department Stores =       671,7?
Rental Income                            30
Percentage Rent                          30      GLA with Owned Department Stores =     418,2?
Common Area Income                       30
Food Court Income                        30          DEPARTMENT STORES                  SQUARE
Real Estate Tax Income                   30          -----------------                  ------
??Liability Income                       61          1.  LEGGETT                         74,6?
Other Tenant Charges                     61          2.  SEARS                          111,3?
Miscellaneous Income                     61          3.  BOSCOV'S                       137,0?
-------------------------------------------          4.  JC PENNEY                      116,4?
TOTAL INCOME                                         5.
-------------------------------------------          6.
EXPENSES:                                              -----------------------          ------
Advertising/Promotion                    62              DEPT. STORE TOTAL              439,4?
Administrative                           62
Janitorial/Cleaning                      63
Building Decorating                      63        Date of Purchase:         01-Dec-86
Lawn Maintenance                         64          Purchase Price:
Security                                 64               Ownership: CADILLAC FAIRVIEW
Rubbish Removal                          64           Cash Invested:
Snow Removal                             64
Parking Lot Repairs & Maintenance        64        Sales PSF (Rolling 12 Months)          5271
Building Maintenance & Repair            67        -------------------------------------------
Payroll - Salary/Bonus                   66
Payroll - Taxes/Insurance                66      PAYROLL NOTES
Other Operating Expenses                 69      =============
Management Fees                          70                                       1995 Budgets
General Insurance                        70
Professional Services                    70
Utility - Electricity                    71                              1995 Projected Actual
         - Gas/Fuel                      71
         - Water/Sewer                   72
Real Estate Taxes (Inc.Consultant Fees)  72                                       1996 Budgets
-------------------------------------------
TOTAL EXPENSES
-------------------------------------------
    NET OPERATING INCOME                                         Variance - 1996 Budget vs 199?
----------------------------------------------------------------------------------------------
Mortgage Interest                        72      MARKETING FUND NOTES
Mortgage Principal                       72      ====================
Additional Mortgage Interest             72                              Marketing Fund Income
Land Rent                                72                  Owner's Contribution & Subsidiary
Additional Land Rent                     72                                  Media Fund Income
Owner Interest Expense                   72
-------------------------------------------                        ---------------------------
   SUB-TOTAL OPERATING CASH FLOW                                                  TOTAL INCOME
-------------------------------------------                        ---------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)                                Marketing & Media Expenses
-------------------------------------------                        ---------------------------
   OPERATING CASH FLOW                                             Net Marketing & Media Funds
-------------------------------------------                        ===========================
Tenant Improvements                      73
Rental Improvements                      73
Base Commissions                         73
-------------------------------------------
CASH FLOW
==============================================================================================

                                                      URBAN RETAIL PROPERTIES CO.
Property: DOVER COMMONS                           1996 COMMERCIAL OPERATING BUDGET
Company #: 9134
GLA - Small Shop: 23,005                             YR-TO-YR BUDGET COMPARISON
------------------------------------------------------------------------------------------------------------------------------------
                                            1995  1995 Budget   1995 Proj 1995 Proj    1996   1996 Budget   Variance      Variance
                                           Budget  /Sq. Feet     Actual   Act/Sq Ft   Budget    /Sq Ft     96Bud/95Act 96Bud/95Act
====================================================================================================================================
INCOME:
Total Income                               458,291    $19.92      516,088   $22.43    553,975   $24.08        37,887        7.34%
Percentage Rent                                  0      0.00        2,000     0.09          0     0.00        (2,000)    -100.00%
Common Area Income                          44,527      1.92       53,711     2.33     59,545     2.59         5,834       10.86%
Food Court Income                                0      0.00            0     0.00          0     0.00             0        0.00%
Real Estate Tax Income                      17,587      0.76       20,956     0.91     29,305     1.27         8,349       39.84%
??Liability Income                               0      0.00            5     0.00          0     0.00            (5)    -100.00%
Other Tenant Charges                             0      0.00            0     0.00          0     0.00             0        0.00%
Miscellaneous Income                             0      0.00       19,436     0.84          0     0.00       (19,436)    -100.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                               520,005    $22.60      612,196   $26.61    642,825   $27.94        30,629        5.00%
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion                            0     $0.00            0    $0.00          0    $0.00             0        0.00%
Administrative                               2,024      0.09        1,499     0.07      2,799     0.12         1,300       86.72%
Janitorial/Cleaning                             60      0.00           60     0.00         60     0.00             0        0.00%
Building Decorating                              0      0.00            0     0.00          0     0.00             0        0.00%
Lawn Maintenance                             6,400      0.28        7,200     0.31      8,300     0.36         1,100       15.28%
Security                                         0      0.00            0     0.00          0     0.00             0        0.00%
Rubbish Removal                              4,560      0.20        4,560     0.20      4,560     0.20             0        0.00%
Snow Removal                                 2,200      0.10          960     0.04      2,200     0.10         1,240      129,17%
Parking Lot Repairs & Maintenance           14,800      0.64        8,100     0.35      6,100     0.27        (2,000)     -24.69%
Building Maintenance & Repair                4,250      0.18        4,960     0.22      6,160     0.27         1,200       24.19%
Payroll - Salary/Bonus                      10,241      0.45       10,241     0.45     10,381     0.45           140        1.37%
Payroll - Taxes/Insurance                        0      0.00            0     0.00          0     0.00             0        0.00%
Other Operating Expenses                       968      0.04          632     0.04        832     0.04             0        0.00%
Management Fees                             18,331      0.80       20,643     0.90     22,139     0.96         1,496        7.25%
General Insurance                            8,700      0.38        8,155     0.35      8,563     0.37           408        5.00%
Professional Services                        5,400      0.23       11,208     0.49      3,000     0.13        (8,208)     -73.23%
Utility - Electricity                        5,069      0.22        7,728     0.34      6,779     0.29          (949)     -12.28%
         - Gas/Fuel                              0      0.00            0     0.00          0     0.00             0        0.00%
         - Water/Sewer                       1,230      0.05        2,413     0.10        905     0.04        (1,508)     -62.49%
Real Estate Taxes (Inc. Consultant Fees)    28,776      1.25       30,773     1.34     32,236     1.40         1,463        4.75%

------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                             113,009     $4.91      119,332    $5.19    115,014    $5.00        (4,318)      -3.62%
------------------------------------------------------------------------------------------------------------------------------------
   NET OPERATING INCOME                    406,996    $17.69      492,864   $21.42    527,811   $22.94        34,947        7.09%
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest                                0      0.00            0     0.00          0     0.00             0        0.00%
Mortgage Principal                               0      0.00            0     0.00          0     0.00             0        0.00%
Additional Mortgage Interest                     0      0.00            0     0.00          0     0.00             0        0.00%
Land Rent                                        0      0.00            0     0.00          0     0.00             0        0.00%
Additional Land Rent                             0      0.00            0     0.00          0     0.00             0        0.00%
Owner Interest Expense                           0      0.00            0     0.00          0     0.00             0        0.00%
------------------------------------------------------------------------------------------------------------------------------------
   SUB-TOTAL OPERATING CASH FLOW           406,996    $17.69      492,884   $21.42    527,811   $22.94        34,947        7.09%
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)             0     $0.00            0    $0.00          0    $0.00             0        0.00%
------------------------------------------------------------------------------------------------------------------------------------
   OPERATING CASH FLOW                     406,996    $17.69      492,864   $21.42    527,811   $22.94        34,947        7.09%
------------------------------------------------------------------------------------------------------------------------------------
Tenant Improvements                              0     $0.00            0    $0.00          0    $0.00             0        0.00%
Rental Improvements                         35,000      1.52       38,000     1.65          0     0.00       (38,000)    -100.00%
Case Commissions                                 0      0.00       14,000     0.61          0     0.00       (14,000)    -100.00%
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOW                                  371,996    $16.17      440,864   $19.16    527,811   $22.94        86,947       19.72%
====================================================================================================================================
-------------------------------------------------------------------------------------------------
                                         Reference
                                           Pg No    GENERAL INFORMATION
========================================================================
INCOME:                                             GLA With All Department Stores =          51.
Total Income                                24
Percentage Rent                             24      GLA With Owned Department Stores =        51.
Common Area Income                          24
Food Court Income                           24          DEPARTMENT STORES                  SQUARE
Real Estate Tax Income                      24          -----------------                  ------
??Liability Income                          35          1.  SILO                              11.
Other Tenant Charges                        35          2.  PIER 1                             8.
Miscellaneous Income                        35          3.  RAINBOW RECORDS                    8.
----------------------------------------------------    4.
TOTAL INCOME                                            5.
----------------------------------------------------    6.
EXPENSES:                                                       -----------------          ------
Advertising/Promotion                       36                  DEPT. STORE TOTAL             28.
Administrative                              36
Janitorial/Cleaning                         37
Building Decorating                         37        Date of Purchase:         01-JAN-88
Lawn Maintenance                            38          Purchase Price:
Security                                    38               Ownership:      CADILLAC FAIRVIEW
Rubbish Removal                             38           Cash Invested:
Snow Removal                                38
Parking Lot Repairs & Maintenance           38        Sales PSF (Rolling 12 Months)          $17?
Building Maintenance & Repair               39        -------------------------------------------
Payroll - Salary/Bonus                      40
Payroll - Taxes/Insurance                   40      PAYROLL NOTES
Other Operating Expenses                    42      =============
Management Fees                             43                                       1995 Budgets
General Insurance                           43
Professional Services                       43
Utility - Electricity                       44                              1995 Projected Actual
         - Gas/Fuel                         44
         - Water/Sewer                      45
Real Estate Taxes (Inc. Consultant Fees)    45                                       1996 Budgets

----------------------------------------------------
TOTAL EXPENSES
----------------------------------------------------               Variance - 1996 Budget vs 199?
   NET OPERATING INCOME                             ---------------------------------------------
----------------------------------------------------MARKETING FUND NOTES
Mortgage Interest                           45      ====================
Mortgage Principal                          45                              Marketing Fund Income
Additional Mortgage Interest                45                  Owner's Contribution & Subsidiary
Land Rent                                   45                                  Media Fund Income
Additional Land Rent                        45
Owner Interest Expense                      45                        ---------------------------
----------------------------------------------------
   SUB-TOTAL OPERATING CASH FLOW                                                     TOTAL INCOME
----------------------------------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)                                  ---------------------------
----------------------------------------------------
   OPERATING CASH FLOW                                                 Marketing & Media Expenses
----------------------------------------------------
Tenant Improvements                         46                        ---------------------------
Rental Improvements                         46                        Net Marketing & Media Funds
Base Commissions                            46                        ===========================
----------------------------------------------------
CASH FLOW
================================================================================================

FEB 1,1996 03:20

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC., 95
                                                          9135: DOVER MALL
                                          ------------DECEMBER----------------------  ------------YEAR TO DATE---------------------
                                            AREA      1995         1994       +/-%       AREA        1995         1994        +/-%
                                          -------- ----------- ------------ -------- ------------ ----------- ------------- --------
*** ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                                           174,088   9,025,239    9,690,466     -6.9      169,159  43,746,717    44,394,003     -1.5
------------------------------------------------------------------------------------------------------------------------------------
*** ALL COMPARABLE TENANTS INCLUDING ANCHORS ***
                                           192,298   9,202,526    9,868,856     -6.8      187,369  45,325,890    46,079,366     -1.6
------------------------------------------------------------------------------------------------------------------------------------
*** NON COMPARABLE TENANTS ***

ACTIVE MALL SHOPS                           21,645     908,358       39,231 ********       26,574   3,401,051       878,379    287.2
INACTIVE MALL SHOPS                          3,848           0      260,163   -100.0        3,848     182,143     2,289,163    -92.0
ACTIVE MAJORS                              185,980           0            0      0.0      185,980  31,292,550    28,089,106     11.4
INACTIVE MAJORS                                  0           0            0      0.0            0           0             0     0.0

ACTIVE NONCOMPARABLE TENANTS are tenants which DO NOT have sales reported for each month of the reporting period (month, year-to-date, rolling-12) but which are still operating in the center. INACTIVE NONCOMPARABLE TENANTS are tenants which have CLOSED in the last twenty four months.
------------------------------------------------------------------------------------------------------------------------------------
**** TOTAL MALL SHOP SALES ***

LEASED SALES AREA                          195,733   9,933,597    9,989,860     -0.6      195,733  47,329,910    47,561,546     -0.5

LEASED SALES AREA uses area of open sales reporting tenants as the sales per square foot divisor, and sales from all stores.
------------------------------------------------------------------------------------------------------------------------------------
*** TOTAL SALES ***

SALES REPORTING AREA                       399,923  10,110,884   10,168,250     -0.6      399,923  80,201,633    77,336,014      3.7

SALES REPORTING AREA uses area of open sales reporting tenants INCLUDING MAJORS as the sales per square foot divisor.
------------------------------------------------------------------------------------------------------------------------------------

TOTAL SALES IN 1994:                                77,336,013
NONREPORTING SQUARE FOOTAGE:                            16,256
GROSS LEASABLE AREA OF MALL:                           215,837
PERCENTAGE OF MALL AREA WITH 12-MONTH COMPARABLE SHOPS:               78.37
PERCENTAGE OF SALES REPORTING TENANTS THAT ARE 12-MONTH COMPARABLE:   86.30
------------------------------------------------------------------------------------------------------------------------------------
                                           -----------------ROLLING 12 MONTHS THROUGH--------------------------------
                                              AREA        12/95         PSF         12/94         PSF         +/-%
                                           ---------- ------------- ----------- -------------- ------------ ---------
*** ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                                               169,159    43,746,717      258.61     44,394,003       262.44       -1.5
-----------------------------------------------------------------------------------------------------------------------
*** ALL COMPARABLE TENANTS INCLUDING ANCHORS ***
                                               187,369    45,325,890      241.91     46,079,366       245.93       -1.6
-----------------------------------------------------------------------------------------------------------------------
*** NON COMPARABLE TENANTS ***

ACTIVE MALL SHOPS                               26,574     3,401,051      127.98        878,379        33.05      287.2
INACTIVE MALL SHOPS                              3,848       182,143       47.33      2,289,163       594.90      -92.0
ACTIVE MAJORS                                  185,980    31,292,550      168.26     28,089,106       151.03       11.4
INACTIVE MAJORS                                      0             0        0.00              0         0.00        0.0


ACTIVE NONCOMPARABLE TENANTS are tenants which DO NOT have sales reported for each month of the reporting period (month, year-to-date, rolling-12) but which are still operating in the center. INACTIVE NONCOMPARABLE TENANTS are tenants which have CLOSED in the last twenty four months.
-----------------------------------------------------------------------------------------------------------------------------------
**** TOTAL MALL SHOP SALES ***

LEASED SALES AREA                              195,733    47,329,910      241.81     47,561,546       242.99       -0.5

LEASED SALES AREA uses area of open sales reporting tenants as the sales per square foot divisor, and sales from all stores.
-----------------------------------------------------------------------------------------------------------------------------------
*** TOTAL SALES ***

SALES REPORTING AREA                           399,923    80,201,633      200.54     77,336,014       193.38        3.7

SALES REPORTING AREA uses area of open sales reporting tenants INCLUDING MAJORS as the sales per square foot divisor.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    COMPARABLE MALL SHOP SALES PER SQUARE FOOT

                                                                                                    CURRENT YEAR    PREVIOUS YEAR
                                                                                     MONTHLY:            51.84          55.66
                                                                                YEAR TO DATE:           258.61         262.43
                                                                                ROLLING YEAR:           258.61         262.43
-----------------------------------------------------------------------------------------------------------------------------------

FEB 1, 1996 03:20
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                         COMPARABLE SUMMARY
                                                          9135: DOVER MALL


                                     -----------------DECEMBER-------------------     ------------------YEAR TO DATE--------------
                                       AREA         1995        1994         +/-%       AREA        1995          1994        +/-%
                                     -------     ---------    ---------     -----     -------     ---------     ---------    -----
GENERAL MERCHANDISE                    2,500       142,372      130,373       9.2       2,500       805,773       726,124     11.0
FOOD SPECIALTY                         3,723       214,101      272,159     -21.3       3,723     1,462,084     1,446,870      1.1
RESTAURANTS                           10,930       385,948      394,677      -2.2      10,938     2,855,940     2,905,882     -1.7
FOOD COURT                             6,051       322,611      322,713      -0.0       6,051     2,220,163     2,245,525     -1.1
WOMEN'S SPECIALTY                     10,505       620,993      620,998       0.0      10,505     2,529,236     2,437,513      3.8
WOMEN'S READY-TO-WEAR                 28,843       616,551      764,185     -19.3      28,843     3,494,968     3,885,631    -10.1
MEN'S READY-TO-WEAR                    2,524        99,311      108,591      -8.5       2,524       468,556       494,728     -5.3
UNISEX APPAREL                        25,546     1,016,538    1,174,269     -13.4      25,546     4,844,528     5,255,972     -7.8
OTHER APPAREL                          2,480       212,654      240,697     -11.7       2,480       600,944       652,276     -7.9
FAMILY SHOES                           7,397       181,045      186,041      -2.7       7,397     1,474,006     1,510,860     -2.4
MEN'S & BOYS' SHOES                    4,056       141,665      147,001      -3.6       4,056       826,181       865,331     -4.5
ATHLETIC SHOES                         5,140       408,680      429,177      -4.8       5,140     2,994,693     2,834,144      5.7
HOME FURNISHINGS                       4,489       167,610      192,044     -12.7         685       203,743       257,381    -20.8
MUSIC & ELECTRONICS                   11,996     1,098,030    1,179,260      -6.9      11,996     4,779,953     4,879,182     -2.0
HOBBY & SPECIAL INTEREST               5,302       450,115      482,753      -6.8       5,302     1,617,867     1,605,021      0.8
GIFTS & SPECIALTY                     12,342       803,044      832,296      -3.5      12,182     2,948,485     3,073,231     -4.1
COSTUME JEWELRY                          910       165,143      177,768      -7.1         910       699,618       666,985      4.9
JEWELRY                                8,518     1,293,737    1,345,599      -3.9       8,518     4,707,215     4,506,090      4.5
HEALTH & BEAUTY AIDS                   6,067       184,551      104,792       0.1       6,067       963,123       975,113     -1.2
OTHER RETAIL                           3,511       272,054      203,520       1.0       9,911     1,479,061     1,490,810      1.1
PERSONAL SERVICES                      6,153       170,143      159,951       6.4       5,188     1,242,360     1,144,581      8.5
RECREATION & COMMUNITY                 5,097        57,543       61,602      -6.6       5,097       528,216       526,735      0.3
                                     -------     ---------    ---------       ---     -------    ----------    ----------      ---
TOTAL                                174,088     9,025,239    9,690,466      -6.9     169,159    43,746,717    44,394,003     -1.5
ANCHORS                               18,210       177,287      178,391      -0.6      18,210     1,579,173     1,685,362     -6.3
                                     -------     ---------    ---------       ---     -------    ----------    ----------      ---
TOTAL                                192,298     9,202,526    9,868,856      -6.8     187,369    45,325,890    46,079,366     -1.6


                                  --------------------ROLLING 12 MONTHS THROUGH------------------------
                                    AREA         12/95        PSF         12/94          PSF       +/-%
                                  -------     ----------     ------    ----------       -----      ----
GENERAL MERCHANDISE                 2,500        805,773     322.31       726,124       290.45     11.0
FOOD SPECIALTY                      3,723      1,462,084     392.72     1,446,870       388.63      1.1
RESTAURANTS                        10,938      2,855,940     261.10     2,905,882       265.67     -1.7
FOOD COURT                          6,051      2,220,163     366.91     2,245,525       371.10     -1.3
WOMEN'S SPECIALTY                  10,505      2,529,236     240.76     2,437,513       232.03      3.8
WOMEN'S READY-TO-WEAR              28,843      3,494,968     121.17     3,885,631       134.72    -10.1
MEN'S READY-TO-WEAR                 2,524        468,556     185.64       494,728       196.01     -5.3
UNISEX APPAREL                     25,546      4,844,528     189.64     5,255,972       205.75     -7.8
OTHER APPAREL                       2,480        600,944     242.32       652,276       263.01     -7.5
FAMILY SHOES                        7,397      1,474,006     199.27     1,510,860       204.25     -2.4
MEN'S & BOYS' SHOES                 4,056        826,181     203.69       865,331       213.35     -4.5
ATHLETIC SHOES                      5,140      2,994,693     582.63     2,834,144       551.39      5.7
HOME FURNISHINGS                      685        203,743     297.43       257,381       375.74    -20.8
MUSIC & ELECTRONICS                11,996      4,779,953     398.46     4,879,182       406.73     -2.0
HOBBY & SPECIAL INTEREST            5,302      1,617,867     305.14     1,605,021       302.72      0.8
GIFTS & SPECIALTY                  12,182      2,948,485     242.04     3,073,231       252.28     -4.1
COSTUME JEWELRY                       910        699,618     768.81       666,985       732.95      4.9
JEWELRY                             8,518      4,707,215     552.62     4,506,090       529.01      4.5
HEALTH & BEAUTY AIDS                6,067        963,123     158.75       975,113       160.72     -1.2
OTHER RETAIL                        9,011      1,479,063     421.27     1,498,810       424.90     -1.1
PERSONAL SERVICES                   5,188      1,242,360     239.47     1,144,581       220.62      8.5
RECREATION & COMMUNITY              5,097        528,216     103.63       526,735       103.34      0.3
                                  -------     ----------     ------    ----------       ------      ---
TOTAL                             169,159     43,746,717     258.61    44,394,003       262.44     -1.5
ANCHORS                            18,210      1,579,173      86.72     1,685,362        92.55     -6.3
                                  -------     ----------     ------    ----------       ------      ---
TOTAL                             187,369     45,325,890     241.91    46,079,366       245.93     -1.6

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                         COMPARABLE SUMMARY
                                                          9135: DOVER MALL

                                         -------------------DECEMBER---------------     ---------------YEAR TO DATE----------------
                                           AREA         1995       1994        +/-%        AREA          1995          1994    +/-%
GENERAL MERCHANDISE                       2,500       142,372      130,373      9.2       2,500       805,773       726,124    11.0
FOOD SPECIALTY                            3,723       214,101      272,159    -21.3       3,723     1,462,084     1,446,870     1.1
RESTAURANTS                              13,346       385,948      415,334     -7.1      13,346     2,979,485     3,017,414    -1.3
FOOD COURT                                7,003       322,611      341,286     -5.5       7,003     2,295,820     2,390,305    -4.0
WOMEN'S SPECIALTY                        10,505       620,993      620,998      0.0      10,505     2,529,236     2,437,513     3.8
WOMEN'S READY-TO-WEAR                    28,843       616,551      764,185    -19.3      28,843     3,494,968     3,885,631   -10.1
MEN'S READY-TO-WEAR                       2,524        99,311      108,591     -8.5       2,524       468,556       494,728    -5.3
UNISEX APPAREL                           33,996     1,355,982    1,174,269     15.5      33,996     5,657,246     5,255,972     7.6
OTHER APPAREL                             2,480       212,654      240,697    -11.7       2,480       600,944       652,276    -7.9
FAMILY SHOES                              7,397       181,045      186,041     -2.7       7,397     1,474,006     1,510,860    -2.4
MEN'S & BOYS' SHOES                       4,056       141,665      147,001     -3.6       4,056       826,181       865,331    -4.5
ATHLETIC SHOES                            5,140       408,680      429,177     -4.8       5,140     2,994,693     2,834,144     5.7
HOME FURNISHINGS                          4,489       167,610      192,044    -12.7       4,489       793,046       717,939    10.5
MUSIC & ELECTRONICS                      11,996     1,098,030    1,179,260     -6.9      11,996     4,779,953     4,879,182    -2.0
HOBBY & SPECIAL INTEREST                  8,402       583,516      482,753     20.9       8,402     1,769,410     1,605,021    10.2
GIFTS & SPECIALTY                        19,077     1,238,557      832,296     48.8      19,077     4,379,040     3,181,290    37.6
COSTUME JEWELRY                             910       165,143      177,768     -7.1         910       699,618       666,985     4.9
JEWELRY                                   8,518     1,293,737    1,345,599     -3.9       8,518     4,707,215     4,506,090     4.5
HEALTH & BEAUTY AIDS                      6,067       184,551      184,792     -0.1       6,067       963,123       975,113    -1.2
OTHER RETAIL                              3,511       272,854      203,520      3.8       1,511     1,479,063     1,498,830     1.1
PERSONAL SERVICES                         6,153       170,143      159,951      6.4       6,153     1,460,090     1,198,031    21.9
RECREATION & COMMUNITY                    5,097        57,543       61,602     -6.6       5,097       528,216       526,735     0.3
                                        -------    ----------    ---------    -----     -------    ----------    ----------   -----
TOTAL                                   195,733     9,933,597    9,729,696      2.1     195,733    47,147,767    45,272,382     4.1
ANCHORS                                 204,190       177,287      178,391     -0.6     204,190    32,871,723    29,774,468    10.4
                                        -------    ----------    ---------    -----     -------    ----------    ----------   -----
TOTAL                                   399,923    10,110,884    9,908,087      2.0     399,923    80,019,490    75,046,851     6.6


                                     -------------------------ROLLING 12 MONTHS THROUGH-------------------
                                       AREA         12/95        PSF        12/94           PSF       +/-%
                                     -------     ----------     ------    ----------       ------    -----
GENERAL MERCHANDISE                    2,500        805,773     322.31       726,124       290.45     11.0
FOOD SPECIALTY                         3,723      1,462,084     392.72     1,446,870       388.63      1.1
RESTAURANTS                           13,346      2,979,485     223.25     3,017,414       226.09     -1.3
FOOD COURT                             7,003      2,295,820     327.83     2,390,305       341.33     -4.0
WOMEN'S SPECIALTY                     10,505      2,529,236     240.76     2,437,513       232.03      3.8
WOMEN'S READY-TO-WEAR                 28,843      3,494,968     121.17     3,885,631       134.72    -10.1
MEN'S READY-TO-WEAR                    2,524        468,556     185.64       494,728       196.01     -5.3
UNISEX APPAREL                        33,996      5,657,246     166.41     5,255,972       154.61      7.6
OTHER APPAREL                          2,480        600,944     242.32       652,276       263.01     -7.9
FAMILY SHOES                           7,397      1,474,006     199.27     1,510,860       204.25     -2.4
MEN'S & BOYS' SHOES                    4,056        826,181     203.69       865,331       213.35     -4.5
ATHLETIC SHOES                         5,140      2,994,693     582.63     2,834,144       551.39      5.7
HOME FURNISHINGS                       4,489        793,046     176.66       717,939       159.93     10.5
MUSIC & ELECTRONICS                   11,996      4,779,953     398.46     4,879,182       406.73     -2.0
HOBBY & SPECIAL INTEREST               8,402      1,769,410     210.59     1,605,021       191.03     10.2
GIFTS & SPECIALTY                     19,077      4,379,040     229.55     3,181,290       166.76     37.6
COSTUME JEWELRY                          910        699,618     768.81       666,985       732.95      4.9
JEWELRY                                8,518      4,707,215     552.62     4,506,090       529.01      4.5
HEALTH & BEAUTY AIDS                   6,067        963,123     158.75       975,113       160.72     -1.2
OTHER RETAIL                           1,511      1,479,063     421.27     1,498,830       426.90     -1.1
PERSONAL SERVICES                      6,153      1,460,090     237.30     1,198,031       194.71     21.9
RECREATION & COMMUNITY                 5,097        528,216     103.63       526,735       103.34      0.3
                                     -------     ----------     ------    ----------       ------    -----
TOTAL                                195,733     47,147,767     240.88    45,272,382       231.30      4.1
ANCHORS                              204,190     32,871,723     160.99    29,774,468       145.82     10.4
                                     -------     ----------     ------    ----------       ------    -----
TOTAL                                399,923     80,019,490     200.09    75,046,851       187.65      6.6

FEB 1, 1996 03:20


                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                         COMPARABLE SUMMARY
                                                          9135: DOVER MALL

                                      --------------------DECEMBER-----------------     ----------------YEAR TO DATE---------------
                                       AREA          1995          1994        +/-%       AREA        1995          1994       +/-%
                                      -------     ---------      ---------    -----     -------     ---------    ----------   -----
GENERAL MERCHANDISE                     2,500       142,372        130,373      9.2       2,500       805,773       726,124    11.0
FOOD SPECIALTY                          3,723       214,101        272,159    -21.3       3,723     1,462,084     1,446,870     1.1
RESTAURANTS                            13,346       385,948        415,334     -7.1      13,346     2,979,485     3,017,414    -1.3
FOOD COURT                              7,003       322,611        363,581    -11.3       7,003     2,324,681     2,558,309    -9.1
WOMEN'S SPECIALTY                      10,505       620,993        620,998      0.0      10,505     2,529,236     2,437,513     3.8
WOMEN'S READY-TO-WEAR                  28,843       616,551        941,315    -34.5      28,843     3,615,843     5,280,603   -31.5
MEN'S READY-TO-WEAR                     2,524        99,311        108,591     -8.5       2,524       468,556       605,791   -22.7
UNISEX APPAREL                         33,996     1,355,982      1,174,269     15.5      33,996     5,657,246     5,255,972     7.6
OTHER APPAREL                           2,480       212,654        240,697    -11.7       2,480       600,944       652,276    -7.9
FAMILY SHOES                            7,397       181,045        186,041     -2.7       7,397     1,474,006     1,516,894    -2.8
MEN'S & BOYS' SHOES                     4,056       141,665        166,478    -14.9       4,056       826,181     1,101,212   -25.0
ATHLETIC SHOES                          5,140       408,680        429,177     -4.8       5,140     2,994,693     2,834,144     5.7
HOME FURNISHINGS                        4,489       167,610        192,044    -12.7       4,489       793,046       717,939    10.5
MUSIC & ELECTRONICS                    11,996     1,098,030      1,179,260     -6.9      11,996     4,779,953     4,879,182    -2.0
HOBBY & SPECIAL INTEREST                8,402       583,516        515,155     13.3       8,402     1,801,818     1,729,328     4.2
GIFTS & SPECIALTY                      19,077     1,238,557        832,296     48.8      19,077     4,379,040     3,181,290    37.6
COSTUME JEWELRY                           910       165,143        177,768     -7.1         910       699,618       666,985     4.9
JEWELRY                                 8,518     1,293,737      1,345,599     -3.9       8,518     4,707,215     4,506,090     4.5
HEALTH & BEAUTY AIDS                    6,067       184,551        184,792     -0.1       6,067       963,123       975,113    -1.2
OTHER RETAIL                            3,511       272,854        203,520      3.8       1,511     1,479,063     1,498,830     1.1
PERSONAL SERVICES                       6,153       170,143        168,811      0.8       6,153     1,460,090     1,446,933     0.9
RECREATION & COMMUNITY                  5,097        57,543         61,602     -6.6       5,097       528,216       526,735     0.3
                                      -------    ----------     ----------    -----     -------    ----------    ----------   -----
TOTAL                                 195,733     9,933,597      9,989,860     -0.6     195,733    47,329,910    47,561,546    -0.5
ANCHORS                               204,190       177,287        178,391     -0.6     204,190    32,871,723    29,774,468    10.4
                                      -------    ----------     ----------    -----     -------    ----------    ----------   -----
TOTAL                                 399,923    10,110,884     10,168,250     -0.6     399,923    80,201,633    77,336,014     3.7


                                        ----------------------ROLLING 12 MONTHS THROUGH----------------------
                                          AREA         12/95         PSF         12/94         PSF       +/-%
                                        -------     ----------      ------    ----------      ------   ------
GENERAL MERCHANDISE                       2,500        805,773      322.31       726,124      290.45    11.0
FOOD SPECIALTY                            3,723      1,462,084      392.72     1,446,870      388.63     1.1
RESTAURANTS                              13,346      2,979,485      223.25     3,017,414      226.09    -1.3
FOOD COURT                                7,003      2,324,681      331.95     2,558,309      365.32    -9.1
WOMEN'S SPECIALTY                        10,505      2,529,236      240.76     2,437,513      232.03     3.8
WOMEN'S READY-TO-WEAR                    28,843      3,615,843      125.36     5,280,603      183.08   -31.5
MEN'S READY-TO-WEAR                       2,524        468,556      185.64       605,791      240.01   -22.7
UNISEX APPAREL                           33,996      5,657,246      166.41     5,255,972      154.61     7.6
OTHER APPAREL                             2,480        600,944      242.32       652,276      263.01    -7.9
FAMILY SHOES                              7,397      1,474,006      199.27     1,516,894      205.07    -2.8
MEN'S & BOYS' SHOES                       4,056        826,181      203.69     1,101,212      271.50   -25.0
ATHLETIC SHOES                            5,140      2,994,693      582.63     2,834,144      551.39     5.7
HOME FURNISHINGS                          4,489        793,046      176.66       717,939      159.93    10.5
MUSIC & ELECTRONICS                      11,996      4,779,953      398.46     4,879,182      406.73    -2.0
HOBBY & SPECIAL INTEREST                  8,402      1,801,818      214.45     1,729,328      205.82     4.2
GIFTS & SPECIALTY                        19,077      4,379,040      229.55     3,181,290      166.76    37.6
COSTUME JEWELRY                             910        699,618      768.81       666,985      732.95     4.9
JEWELRY                                   8,518      4,707,215      552.62     4,506,090      529.01     4.5
HEALTH & BEAUTY AIDS                      6,067        963,123      158.75       975,113      160.72    -1.2
OTHER RETAIL                              1,511      1,479,063      421.27     1,498,830      426.90    -1.1
PERSONAL SERVICES                         6,153      1,460,090      237.30     1,446,933      235.16     0.9
RECREATION & COMMUNITY                    5,097        528,216      103.63       526,735      103.34     0.3
                                        -------     ----------      ------    ----------      ------   -----
TOTAL                                   195,733     47,329,910      241.81    47,561,546      242.99    -0.5
ANCHORS                                 204,190     32,871,723      160.99    29,774,468      145.82    10.4
                                        -------     ----------      ------    ----------      ------   -----
TOTAL                                   399,923     80,201,633      200.54    77,336,014      193.38     3.7

FEB 1, 1996 03:20                                                                                                             PAGE 5


                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                          9135: DOVER MALL

                                       OPEN        SQ FT/    1994         ---------DECEMBER--------    --------YEAR TO DATE---------
TENANT                                 DATE        CLOSE     SALES         1995       1994    +/-%        1995        1994      +/-%
----------------------------------    -----        ------  ---------      -------   -------   -----    ---------   ---------    ----
*** GENERAL MERCHANDISE ***                       SIC CLASS: GENL
DOLLAR TREE                           11/88        2,500     726,124      142,372   130,373     9.2      805,773     726,124    11.0
----------------------------------                                        -------   -------   -----    ---------   ---------  ------
COMPARABLE SUBTOTALS                                                      142,372   130,373     9.2      805,773     726,124    11.0
                                                                             AREA:     2,500                AREA:       2,500
------------------------------------------------------------------------------------------------------------------------------------
*** FOOD SPECIALTY ***                            SIC CLASS: FOOD

AUNTIE ANNE'S PRETZEL                 05/92        1,015     444,379       63,755    63,249     0.8      443,427     444,379    -0.2
GENERAL NUTRITION CEN                 08/93        1,194     519,414       38,242    99,809   -61.7      519,864     519,414     0.1
SWEET FACTORY                         07/93          651     189,628       26,304    26,733    -1.6      174,035     189,628    -8.2
THE COFFEE BEANERY, L                 04/92          863     293,449       85,800    82,368     4.2      324,757     293,449    10.7
----------------------------------                         ---------      -------   -------   -----    ---------   ---------  ------
COMPARABLE SUBTOTALS                                                      214,101   272,159   -21.3    1,462,084   1,446,870     1.1
                                                                            AREA:     3,723                 AREA       3,723
------------------------------------------------------------------------------------------------------------------------------------
*** RESTAURANTS ***                               SIC CLASS: REST

BULL ON THE BEACH                     01/89        2,203     551,508       96,576    87,239    10.7      558,043     551,508     1.2
LA ROUTA PIZZA                        12/88        2,408     111,532            0    20,657   NOCMP      123,545     111,532   NOCMP
MCDONALDS                             11/82        3,951     891,737      122,175   126,963    -3.8      862,633     891,737    -3.3
RUBY TUESDAY                          04/93        4,784   1,462,637      167,196   180,475    -7.4    1,435,264   1,462,637    -1.9
----------------------------------                         ---------      -------   -------   -----    ---------   ---------  ------
COMPARABLE SUBTOTALS                                                      385,948   394,677    -2.2    2,855,940   2,905,882    -1.7
                                                                            AREA:    10,938                AREA:      10,938
------------------------------------------------------------------------------------------------------------------------------------
*** FOOD COURT ***                                SIC CLASS: FCRT

1 POTATO 2                            08/82        03/95     168,004       Closed    22,294   NOCMP       28,860     168,004   NOCMP
A&W HOT DOGS AND MORE                 01/93          828     183,531       33,035    28,891    14.3      188,931     183,531     2.9
BAIN'S DELI                           12/90          952     144,780            0    18,574   NOCMP       75,658     144,780   NOCMP



                                          ----------ROLLING 12 MONTHS SALES THROUGH-----------   ------BREAK POINT-------
TENANT                                       12/95       PSF       12/94       PSF       +/-%     AMOUNT         &     #
----------------------------------        ---------    ------   ---------     ------    -----    ---------     ----   ---
*** GENERAL MERCHANDISE ***
DOLLAR TREE                                 805,773    322.30     726.124     290.44     11.0      500,000     6.00    1
----------------------------------        ---------    ------   ---------     ------    -----
COMPARABLE SUBTOTALS                        805,773    322.30     726,124     290.44     11.0
                                                        AREA:       2,500
-------------------------------------------------------------------------------------------------------------------------
*** FOOD SPECIALTY ***

AUNTIE ANNE'S PRETZEL                       443,427    436.87     444,379     437.81     -0.2      342,562     8.00    1
GENERAL NUTRITION CEN                       519,864    435.39     519,414     435.02      0.1      511,714     7.00    1
SWEET FACTORY                               174,035    267.33     189,628     291.28     -8.2      375,000     8.00    1
THE COFFEE BEANERY, L                       324,757    376.31     293,449     340.03     10.7      514,285     7.00    1
----------------------------------        ---------    ------   ---------     ------    -----
COMPARABLE SUBTOTALS                      1,462,084    392.71   1,446,870     388.63      1.1
                                                        AREA:       3,723
-------------------------------------------------------------------------------------------------------------------------
*** RESTAURANTS ***

BULL ON THE BEACH                           558,043    253.31     551,508     250.34      1.2      629,482     7.00    1
LA ROUTA PIZZA                              123,545     51.30     111,532      46.31    NOCMP      597,000     6.00    1
MCDONALDS                                   862,633    218.33     891,737     225.69     -3.3    1,086,525     5.00    1
RUBY TUESDAY                              1,435,264    300.01   1,462,637     305.73     -1.9    1,530,880     6.00    1
----------------------------------        ---------    ------   ---------     ------    -----
COMPARABLE SUBTOTALS                      2,855,940    261.10   2,905,882     265.66     -1.7
                                                        AREA:      10,938
-------------------------------------------------------------------------------------------------------------------------
*** FOOD COURT ***

1 POTATO 2                                   28,860     39.42     168,004     229.51    NOCMP
A&W HOT DOGS AND MORE                       188,931    228.17     183,531     221.65      2.9      270,000    10.00    1
BAIN'S DELI                                  75,658     79.47     144,780     152.08    NOCMP      375,000     8.00    1
Notes:  NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only.  Total sales are summarized at the beginning of the report.

FEB 1,1996 03:20


                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                          9135: DOVER MALL

                                            OPEN     SQ FT/     1994    ----------DECEMBER----------  ---------YEAR TO DATE---------
TENANT                                      DATE     CLOSE      SALES     1995        1994      +/-%      1995        1994      +/-%
--------------------                        ----     -----      -----   --------     -------   -----  ---------   ---------    -----
BROADWALK FRIES                             01/93      834     273,575    32,945      39,231   -16.0    230,410     273,575    -15.8
CHICK-FIL-A                                 11/93    1,044     477,281    75,273      65,901    14.2    534,683     477,281     12.0
CHINA COURT                                 02/86      490     212,261    28,041      27,501     2.0    210,415     212,261     -0.9
EL SOMBRERO EXPRESS                         07/92      304     115,880    17,317      16,865     2.7    115,289     115,880     -0.5
HARDEE'S                                    08/86    1,046     181,331    30,284      29,592     2.3    185,310     181,331      2.2
ORIGINAL COOKIE CO.                         01/93      720     272,758    34,497      39,687   -13.1    241,564     272,758    -11.4
SBARRO                                      08/82      785     528,908    71,219      75,043    -5.1    513,561     528,908     -2.9
--------------------                                                     -------     -------   -----  ---------   ---------    -----
COMPARABLE SUBTOTALS                                                     322,611     322,713     0.0  2,220,163   2,245,525     -1.1
                                                                           AREA:       6,051              AREA:       6,051

====================================================================================================================================
*** WOMEN'S SPECIALTY *** SIC CLASS: WSPC

LANE BRYANT                                 05/95    4,337   1,126,819   228,098     226,732     0.6  1,146,900   1,126,819      1.8
VICTORIA'S SECRET                           04/93    6,168   1,310,694   392,895     394,266    -0.3  1,382,336   1,310,694      5.5
--------------------                                                     -------     -------   -----  ---------   ---------    -----
COMPARABLE SUBTOTALS                                                     620,993     620,998     0.0  2,529,236   2,437,513      3.8
                                                                           AREA:      10,505              AREA:      10,505

====================================================================================================================================
*** WOMEN'S READY-TO-WEAR *** SIC CLASS: WRTW

CASUAL CORNER                               08/82   03/95      723,235    Closed     177,130   NOCMP    120,875     723,235    NOCMP
DEB SHOP                                    08/82    6,192     711,230   141,101     145,669    -3.1    769,558     711,230      8.2
FASHION BUG                                 08/82    8,120   1,243,401   114,252     213,174   -46.4    954,339   1,243,401    -23.2
LERNER NEW YORK, INC.                       04/93    7,311   1,042,512   224,071     224,972    -0.4  1,031,313   1,042,512     -1.1
LIMITED                                     09/93    7,220      88,487   137,127     180,371   -24.0    739,758     888,487    -16.7
ORMOND                                      08/85   12/94      671,736    Closed           0   NOCMP          0     671,736    NOCMP
--------------------                                                     -------     -------   -----  ---------   ---------    -----
COMPARABLE SUBTOTALS                                                     616,551     764,185   -19.3  3,494,968   3,885,631    -10.1
                                                                           AREA:      28,843              AREA:      28,843



                                                   ----------ROLLING 12 MONTHS SALES THROUGH---------     --------BREAK POINT-------
TENANT                                                12/95       PSF       12/94      PSF       +/-%     AMOUNT      %            #
--------------------                               ---------     ------  ---------    ------    -----
BROADWALK FRIES                                      230,410     276.27    273,575    328.02    -15.8     350,000    10.00         1
CHICK-FIL-A                                          534,683     512.14    477,281    457.16     12.0     511,734     6.00         1
CHINA COURT                                          210,415     429.41    212,261    433.18     -0.9     200,000    10.00         1
EL SOMBRERO EXPRESS                                  115,289     379.23    115,880    381.18     -0.5     243,750     8.00         1
HARDEE'S                                             185,310     177.16    181,331    173.35      2.2     480,000     5.00         1
ORIGINAL COOKIE CO.                                  241,564     335.50    272,758    378.83    -11.4     370,000    10.00         1
SBARRO                                               513,561     654.21    528,908    673.76     -2.9     450,000    10.00         1
--------------------                               ---------     ------  ---------    ------    -----
COMPARABLE SUBTOTALS                               2,220,163     366.90  2,245,525    371.09     -1.1
                                                                 AREA        6,051

====================================================================================================================================
*** WOMEN'S SPECIALTY *** SIC CLASS: WSPC

LANE BRYANT                                        1,146,900     264.44  1,126,819    259.81      1.8   1,561,320     5.00         1
VICTORIA'S SECRET                                  1,382,336     224.11  1,310,694    212.49      5.5   2,220,480     5.00         1
--------------------                               ---------     ------  ---------    ------    -----
COMPARABLE SUBTOTALS                               2,529,236     240.76  2,437,513    232.03      3.8
                                                                 AREA:      10,505

====================================================================================================================================
*** WOMEN'S READY-TO-WEAR *** SIC CLASS: WRTW

CASUAL CORNER                                        120,875      38.79    723,235    232.10    NOCMP
DEB SHOP                                             769,558     124.28    711,230    114.86      8.2   1,114,560     5.00         1
FASHION BUG                                          954,339     117.52  1,243,401    153.12    -23.2   1,786,400     5.00         1
LERNER NEW YORK, INC.                              1,031,313     141.06  1,042,512    142.59     -1.1   2,631,960     5.00         1
LIMITED                                              739,758     102.45    888,487    123.05    -16.7   2,599,200     5.00         1
ORMOND                                                     0       0.00    671,736    129.45    NOCMP   1,364,171     5.04         1
--------------------                               ---------     ------  ---------    ------    -----
COMPARABLE SUBTOTALS                               3,494,968     121.17  3,885,631    134.71    -10.1
                                                                 AREA:      28,843

------------------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
       SALES figures are for the PERIOD ending in DECEMBER 1995
       SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                             PAGE 7

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                          9135: DOVER MALL

                                            OPEN    SQ FT/     1994    ------------DECEMBER---------   ---------YEAR TO DATE--------
TENANT                                      DATE    CLOSE      SALES        1995        1994    +/-%      1995        1994     +/-%
------------------                          ----   -------    -------  ---------   ---------    ----   ---------   ---------  ------
*** MEN'S READY-TO-WEAR *** SIC CLASS: MRTW

CHESS KING                                  08/82  08/94      111,063     Closed           0    NOCMP          0     111,063   NOCMP
J. RIGGINGS                                 03/91    2,524    494,728     99,311     108,591     -8.5    468,556     494,728    -5.3
--------------------                                                   ---------   ---------    -----  ---------     -------   -----
COMPARABLE SUBTOTALS                                                      99,311     108,591     -8.5    468,556     494,728    -5.3
                                                                           AREA:       2,524               AREA:       2,524

====================================================================================================================================
*** UNISEX APPAREL *** SIC CLASS: USEX

AEROPOSTALE                                 11/95    4,274          0    151,333           0    NOCMP    191,772           0   NOCMP
AMERICAN EAGLE OUTFIT                       03/95    4,176          0    188,111           0    NOCMP    620,946           0   NOCMP
COUNTY SEAT                                 03/91    3,213    828,643    167,573     198,140    -15.4    791,009     828,643    -4.5
EXPRESS/STRUCTURE                           06/92   14,182  2,418,003    453,539     598,031    -24.2  2,134,338   2,418,003   -11.7
JEANS WEST                                  03/91    2,139    365,423     67,555      66,384      1.8    358,278     365,423    -2.0
MERRY-GO-ROUND                              08/85    2,365    584,665    105,276      99,055      6.3    498,539     584,665   -14.7
THE GAP                                     07/85    3,647  1,059,239    222,595     212,659      4.7  1,062,364   1,059,239     0.3
--------------------                                                   ---------   ---------    -----  ---------     -------   -----
COMPARABLE SUBTOTALS                                                   1,016,538   1,174,269    -13.4  4,844,528   5,255,972    -7.8
                                                                           AREA:      25,546               AREA:      25,546

====================================================================================================================================
*** OTHER APPAREL *** SIC CLASS: OAPL

WILSON'S LEATHER                            08/86    2,480    652,276    212,654     240,697    -11.7    600,944     652,276    -7.9
--------------------                                                   ---------   ---------    -----  ---------     -------   -----
COMPARABLE SUBTOTALS                                                     212,654     240,697    -11.7    600,944     652,276    -7.9
                                                                           AREA:       2,480               AREA:       2,480

====================================================================================================================================
*** FAMILY SHOES *** SIC CLASS: FSHO

BURLINGTON SHOES                            10/86    4,457    901,793    114,543     112,109      2.2    884,844     901,793    -1.9
KINNEY SHOES                                08/92  12/94        6,034     Closed           0    NOCMP          0       6,034   NOCMP



                                                  ----------ROLLING 12 MONTHS SALES THROUGH----------     ------BREAK POINT-----
TENANT                                                12/95       PSF        12/94      PSF     +/-%         AMOUNT     %      #
------------------                                ---------    -------   ---------    ------    ----      ---------   ------  ---
*** MEN'S READY-TO-WEAR *** SIC CLASS: MRTW

CHESS KING                                                0      0.00      111,063     54.98    NOCMP       454,500    6.00    1
J. RIGGINGS                                         468,556    185.64      494,728    196.00     -5.3       967,533    6.00    1
--------------------                              ---------    ------    ---------    ------    -----
COMPARABLE SUBTOTALS                                468,556    185.64      494,728    196.00     -5.3
                                                               AREA:        2,524

====================================================================================================================================
*** UNISEX APPAREL *** SIC CLASS: USEX

AEROPOSTALE                                         191,772     44.86            0      0.00    NOCMP     1,795,080    5.00    1
AMERICAN EAGLE OUTFIT                               620,946    148.69            0      0.00    NOCMP     1,252,800    6.00    1
COUNTY SEAT                                         791,009    246.19      828,643    257.90     -4.5     1,338,750    6.00    1
EXPRESS/STRUCTURE                                 2,134,448    150.49    2,418,003    170.49    -11.7     5,389,160    5.00    1
JEANS WEST                                          358,278    167.49      365,423    170.83     -2.0     1,033,850    6.00    1
MERRY-GO-ROUND                                      498,539    210.79      584,665    247.21    -14.7       709,500    5.00    1
THE GAP                                           1,062,364    291.29    1,059,239    290.44      0.3     1,167,040    6.00    1
--------------------                                -------    ------      -------    ------     ----
COMPARABLE SUBTOTALS                              4,844,528    189.63    5,255,972    205.74     -7.8
                                                               AREA:        25,546

====================================================================================================================================
*** OTHER APPAREL *** SIC CLASS: OAPL

WILSON'S LEATHER                                    600,944    242.31      652,276    263.01     -7.9       694,400    5.00    1
--------------------                                -------    ------      -------    ------     ----
COMPARABLE SUBTOTALS                                600,944    242.31      652,276    263.01     -7.9
                                                               AREA:         2,480

====================================================================================================================================
*** FAMILY SHOES *** SIC CLASS: FSHO

BURLINGTON SHOES                                    884,844    198.52      901,793    202.33     -1.9       510,683    6.00    1
KINNEY SHOES                                              0      0.00        6,034      1.82    NOCMP       882,400    6.00    1



Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
       SALES figures are for the PERIOD ending in DECEMBER 1995
       SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                         PAGE 8
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                9135: DOVER MALL

TENANT                              OPEN      SQ FT/     1994    -----------DECEMBER------ ----  ----------YEAR TO DATE----------
                                    DATE      CLOSE     SALES         1995       1994      +/-%      1995         1994      +/-%
--------------------------------  ------  ---------  ----------  ----------  ---------  -------  -----------  -----------  ------
PAYLESS SHOE SOURCE                12/87      2,940     609,066      66,503     73,932    -10.0      589,162      609,066    -3.3
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                181,045    186,041     -2.7    1,474,006    1,510,860    -2.4
                                                                      AREA:      7,397                 AREA:        7,397
---------------------------------------------------------------------------------------------------------------------------------
*** MEN'S & BOYS' SHOES *** SIC CLASS: MSHO

FATHER &  SON SHOES                08/82      12/94     235,881      Closed     19,477    NOCMP            0      235,881   NOCMP
HANOVER SHOES                      01/95        898     429,530      63,171     73,334    -13.9      374,974      429,530   -12.7
THOM MCAN                          08/82      3,158     435,801      78,495     73,667      6.6      451,207      435,801     3.5
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                141,665    147,001     -3.6      826,181      865,331    -4.5
                                                                      AREA:      4,056                 AREA:        4,056
---------------------------------------------------------------------------------------------------------------------------------
*** ATHLETIC SHOES *** SIC CLASS: ASHO

FOOTACTION U.S.A                   01/95      3,010   1,072,611     201,368    182,145     10.6    1,350,217    1,072,611    25.9
FOOTLOCKER                         08/92      2,130   1,761,533     207,312    247,032    -16.1    1,644,476    1,761,533    -6.6
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                408,680    429,177     -4.8    2,994,693    2,834,144     5.7
                                                                      AREA:      5,140                 AREA:        5,140
---------------------------------------------------------------------------------------------------------------------------------
*** HOME FURNISHINGS *** SIC CLASS: FURN
CARGO FURNITURE                    07/87        685     257,381      11,296     23,263    -51.4      203,743      257,381   -20.8
THE BOMBAY COMPANY                 05/94      3,804     460,558     156,314    168,781     -7.4      589,303      460,558   NOCMP
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                167,610    192,044    -12.7      203,743      257,381   -20.8
                                                                      AREA:      4,489                  AREA:         685
---------------------------------------------------------------------------------------------------------------------------------


TENANT                            -------------ROLLING 12 MONTHS SALES THROUGH------------  ----------BREAK POINT---------
                                      12/95        PSF         12/94        PSF      +/-%        AMOUNT         %        #
--------------------------------  -----------  ---------  ------------  ---------  -------  ------------  --------  ------
PAYLESS SHOE SOURCE                   589,162     200.39       609,066     207.16     -3.3       833,000      6.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                1,474,006     199.27     1,510,860     204.25     -2.4
                                                   AREA:         7,387
---------------------------------------------------------------------------------------------------------------------------
*** MEN'S & BOYS' SHOES *** SIC CLASS: MSHO

FATHER &  SON SHOES                         0          0       235,881     244.68    NOCMP
HANOVER SHOES                         374,974     417.56       429,530     478.31    -12.7       600,000      7.00       1
THOM MCAN                             451,207     142.87       435,801     137.99      3.5
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                  826,181     203.69       865,331     213.34     -4.5
                                                   AREA:         4,056
---------------------------------------------------------------------------------------------------------------------------
*** ATHLETIC SHOES *** SIC CLASS: ASHO

FOOTACTION U.S.A                    1,350,217     448.57     1,072,611     356.34     25.9     1,254,166      6.00       1
FOOTLOCKER                          1,644,476     772.05     1,761,533     827.01     -6.6       568,000      6.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                2,994,693     582.62     2,834,144     551.38      5.7
                                                   AREA:         5,140
---------------------------------------------------------------------------------------------------------------------------
*** HOME FURNISHINGS *** SIC CLASS: FURN
CARGO FURNITURE                       203,743     297.43       257,381     375.73    -20.8       366,666      6.00       1
THE BOMBAY COMPANY                    589,303     154.91       460,558     121.07    NOCMP     1,394,800      6.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                  203,743     297.43       257,381     375.73    -20.8
                                                   AREA:           685
---------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
          SALES figures are for the PERIOD ending in DECEMBER 1995
          SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                         PAGE 9
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                9135: DOVER MALL

TENANT                              OPEN     SQ FT/     1994     -----------DECEMBER-----------  ----------YEAR TO DATE----------
                                    DATE      CLOSE     SALES         1995       1994      +/-%      1995         1994      +/-%
--------------------------------  ------  ---------  ----------  ----------  ---------  -------  -----------  -----------  ------
*** MUSIC & ELECTRONICS *** SIC CLASS: ELEC

ELECTRONICS BOUTIQUE               03/93      1,412     912,362     263,787    232,632     13.4    1,017,169      912,362    11.5
RADIO SHACK                        01/93      2,449   1,015,459     246,278    243,445      1.2      990,836    1,015,459    -2.4
RECORD TOWN                        05/93      3,975     979,801     215,557    245,286    -12.1      939,757      979,801    -4.1
SAM GOODY                          11/86      4,160   1,971,560     372,408    457,897    -18.7    1,832,191    1,971,560    -7.1
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                              1,098,030  1,179,260     -6.9    4,779,953    4,879,182    -2.0
                                                                      AREA:     11,996                 AREA:       11,996
---------------------------------------------------------------------------------------------------------------------------------
*** HOBBY & SPECIAL INTERESTS *** SIC CLASS: HOBY

CUTLER CAMERA                      11/90      1,474     585,089     101,794    111,965     -9.1      648,569      585,089    10.8
KAY BEE TOYS                       07/94      3,828   1,019,932     348,321    370,788     -6.1      969,298    1,019,932    -5.0
                                thru 06/30/94 in 3,100 square feet.
LEGENDS SPORTING GOOD              11/95      3,100           0     133,401          0    NOCMP      151,543            0   NOCMP
SPORTS FANS                        08/88      08/95     124,307      Closed     32,402    NOCMP       32,407      124,307   NOCMP
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                450,115    482,753     -6.8    1,617,867    1,605,021     0.8
                                                                      AREA:      5,302                 AREA:        5,302
---------------------------------------------------------------------------------------------------------------------------------
***  GIFTS & SPECIALTY *** SIC CLASS: GIFT

B. DALTON BOOKS                    02/93      2,676     663,000     148,747    157,429     -5.5      606,891      663,000    -8.5
GIFT DESIGN GALLERIES              11/95      2,463     560,243     209,936    186,133     12.8      562,243      560,243     0.4
                                thru 10/31/95 in 1,498 square feet.
MATTHEW'S HALLMARK                 03/93      3,726     949,248     214,743    238,214     -9.9      941,961      949,248    -0.8
SPENCER GIFTS                      05/95      2,015           0     181,140          0    NOCMP      492,816            0   NOCMP
THE DISNEY STORE                   07/95      4,720           0     254,373          0    NOCMP      777,849            0   NOCMP
THINGS REMEMBERED ENG              05/94        160     108,059      34,688     36,295     -4.4      159,890      108,059   NOCMP
WALDENBOOKS                        02/94      3,317     900,740     194,929    214,224     -9.0      836,906      900,740    -7.1


TENANT                            -------------ROLLING 12 MONTHS SALES THROUGH------------  ----------BREAK POINT---------
                                      12/95        PSF         12/94        PSF      +/-%        AMOUNT         %        #
--------------------------------  -----------  ---------  ------------  ---------  -------  ------------  --------  ------
*** MUSIC & ELECTRONICS *** SIC CLASS: ELEC

ELECTRONICS BOUTIQUE                1,017,169     720.37       912,362     646.14     11.5       600,000      6.00       1
RADIO SHACK                           990,836     404.58     1,015,459     414.64     -2.4     1,346,950      3.00       1
RECORD TOWN                           939,757     236.41       979,801     246.49     -4.1     1,523,750      6.00       1
SAM GOODY                           1,832,191     440.43     1,971,560     473.93     -7.1     1,414,400      6.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                4,779,953     398.46     4,879,182     406.73     -2.0
                                                   AREA:        11,996
---------------------------------------------------------------------------------------------------------------------------
*** HOBBY & SPECIAL INTERESTS *** SIC CLASS: HOBY

CUTLER CAMERA                         648,569     440.00       585,089     396.93     10.8       442,200      6.00       1
KAY BEE TOYS                          969,298     253.21     1,019,932     266.43     -5.0     1,531,200      6.00       1

LEGENDS SPORTING GOOD                 151,543      48.88             0          0    NOCMP     1,033,333      6.00       1
SPORTS FANS                            32,407      38.44       124,307      147.45   NOCMP
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                1,617,867     305.14     1,605,021     302.71      0.8
                                                  AREA:          5,302
---------------------------------------------------------------------------------------------------------------------------
***  GIFTS & SPECIALTY *** SIC CLASS: GIFT

B. DALTON BOOKS                       606,891     226.79       663,000     247.75     -8.5
GIFT DESIGN GALLERIES                 562,728     228.47       560,243     227.46      0.4     1,067,300      6.00       1

MATTHEW'S HALLMARK                    941,961     252.80       949,248     254.76     -0.8       931,500      8.00       1
SPENCER GIFTS                         492,816     244.57             0          0    NOCMP       772,416      6.00       1
THE DISNEY STORE                      777,849     164.79             0          0    NOCMP     2,478,000      4.00       1
THINGS REMEMBERED ENG                 159,890     999.31       108,059     675.36    NOCMP       210,000     10.00       1
WALDENBOOKS                           836,906     252.30       900,740     271.55     -7.1     1,400,978      6.00       1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
          SALES figures are for the PERIOD ending in DECEMBER 1995
          SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                        PAGE 10
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                9135: DOVER MALL

TENANT                              OPEN      SQ FT/     1994    -----------DECEMBER-----------  ----------YEAR TO DATE----------
                                    DATE      CLOSE     SALES         1995       1994      +/-%      1995         1994      +/-%
--------------------------------  ------  ---------  ----------  ----------  ---------  -------  -----------  -----------  ------
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                803,044    832,296     -3.5    2,948,485    3,073,231    -4.1
                                                                      AREA:     12,342                 AREA:       12,182
---------------------------------------------------------------------------------------------------------------------------------
*** COSTUME JEWELRY *** SIC CLASS: CJWL

CLAIRE'S BOUTIQUES                 07/94        750     350,548      76,840     81,686     -5.9      368,520      350,548     5.1
PIERCING PAGODA                    01/94        160     316,437      88,304     96,082     -8.1      331,099      316,437     4.6
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                165,143    177,768     -7.1      699,618      666,985     4.9
                                                                      AREA:        910                 AREA:          910
---------------------------------------------------------------------------------------------------------------------------------
*** JEWELRY *** SIC CLASS: JWLY

BEST JEWELERS                      11/87      2,316     653,251     336,237    220,326    -38.2      627,232      653,251    -4.0
FOLEY JEWELERS                     10/87        947     880,380     205,058    278,511    -26.4      848,698      880,380    -3.6
GORDON'S JEWELERS                  08/82      1,143     593,424     169,911    163,597      3.9      645,852      593,424     8.8
LITTMAN JEWELERS                   11/86      1,230   1,263,141     415,000    391,521      6.0    1,295,070    1,263,141     2.5
ZALES JEWELERS                     12/94      2,882   1,115,894     367,532    291,644     26.0    1,290,363    1,115,894    15.6
                               Thru 11/16/94 in 1,103 square feet.
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                              1,293,737  1,345,599     -3.9    4,707,215    4,506,090     4.5
                                                                      AREA:      8,518                  AREA:       8,518
---------------------------------------------------------------------------------------------------------------------------------
*** HEALTH & BEAUTY AIDS *** SIC CLASS: H&BA

C.V.S.                             08/82      6,067     975,113     184,551    184,792     -0.1      963,123      975,113    -1.2
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                184,551    184,792     -0.1      963,123      975,113    -1.2
                                                                      AREA:      6,067                  AREA:       6,067
---------------------------------------------------------------------------------------------------------------------------------


TENANT                            -------------ROLLING 12 MONTHS SALES THROUGH------------  ----------BREAK POINT---------
                                      12/95        PSF         12/94        PSF      +/-%        AMOUNT         %        #
--------------------------------  -----------  ---------  ------------  ---------  -------  ------------  --------  ------
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                2,948,485     242.03     3,073,231     252.27     -4.1
                                                   AREA:        12,182
---------------------------------------------------------------------------------------------------------------------------
*** COSTUME JEWELRY *** SIC CLASS: CJWL

CLAIRE'S BOUTIQUES                    368,520     491.35       350,548     467.39      5.1       344,314      8.00       1
PIERCING PAGODA                       331,099   2,069.36       316,437   1,977.72      4.6       260,000     10.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                  699,618     768.81       666,985     732.95      4.9
                                                   AREA:           910
---------------------------------------------------------------------------------------------------------------------------
*** JEWELRY *** SIC CLASS: JWLY

BEST JEWELERS                         627,232     270.82       653,251     282.06     -4.0       926,400      6.00       1
FOLEY JEWELERS                        848,698     896.19       880,380     929.65     -3.6       741,816      6.00       1
GORDON'S JEWELERS                     645,852     565.05       593,424     519.18      8.8       750,000      6.00       1
LITTMAN JEWELERS                    1,295,070   1,052.90     1,263,141   1,026.94      2.5       717,500      6.00       1
ZALES JEWELERS                      1,290,363     447.73     1,115,894     387.19     15.6     1,250,000      6.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                4,707,215     552.61     4,506,090     529.00      4.5
                                                   AREA:         8,518
---------------------------------------------------------------------------------------------------------------------------
*** HEALTH & BEAUTY AIDS *** SIC CLASS: H&BA

C.V.S.                                963,123     158.74       975,113     160.72     -1.2     2,022,333      3.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                  963,123     158.74       975,113     160.72     -1.2
                                                   AREA:         6,067
---------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
          SALES figures are for the PERIOD ending in DECEMBER 1995
          SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                        PAGE 11
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                9135: DOVER MALL

TENANT                              OPEN      SQ FT/     1994    -----------DECEMBER-----------  ----------YEAR TO DATE----------
                                    DATE      CLOSE     SALES         1995       1994      +/-%      1995         1994      +/-%
--------------------------------  ------  ---------  ----------  ----------  ---------  -------  -----------  -----------  ------
*** OTHER RETAIL *** SIC CLASS: OTHR

PEARLE VISION CENTER               10/93        903     376,959      25,811     29,577    -12.7      336,955      376,959   -10.6
SUNCOAST MOTION PICTURES           03/90      2,350     892,181     220,566    225,430     -2.2      925,939      892,181     3.8
SUNGLASS HUT                       12/90        258     229,690      26,477     28,513     -7.1      216,169      229,690    -5.9
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                272,854    283,520     -3.8    1,479,063    1,498,830    -1.3
                                                                      AREA:      3,511                 AREA:        3,511
---------------------------------------------------------------------------------------------------------------------------------
*** PERSONAL SERVICES *** SIC CLASS: PSVC

ELEGANT IMAGES                     07/93      12/94     165,903      Closed      8,860    NOCMP            0      165,903   NOCMP
EXPRESSLY PORTRAITS                01/93      1,442     263,807      76,367     61,090     25.0      322,314      263,807    22.2
FAST FEET                          07/92        420     124,937      14,889     14,135      5.3      134,022      124,937     7.3
MASTER CUTS FAMILY HA              10/94        965      53,450      22,168     21,460      3.3      217,729       53,450   NOCMP
SMALL'S                            11/86      1,033     250,984      15,469     11,439     35.2      274,842      250,984     9.5
UNISEX HAIR PALACE                 01/93      1,873     388,707      31,375     40,828    -23.2      401,296      388,707     3.2
UNISEX PALACE II                   05/89        420     116,146       9,875     11,000    -10.2      109,886      116,146    -5.4
YOUR FATHER'S MUSTACHE             08/82      09/94      82,999      Closed          0    NOCMP            0       82,999   NOCMP
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                170,143    159,951      6.4    1,242,360    1,144,581     8.5
                                                                      AREA:      6,153                 AREA:        5,188
---------------------------------------------------------------------------------------------------------------------------------
*** RECREATION & COMMUNITY *** SIC CLASS: COMM

JOLLY TIME                         04/84      5,097     526,735      57,543     61,602     -6.6      528,216      526,735     0.3
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                 57,543     61,602     -6.6      528,216      526,735     0.3
                                                                      AREA:      5,097                 AREA:        5,097
---------------------------------------------------------------------------------------------------------------------------------


TENANT                            -------------ROLLING 12 MONTHS SALES THROUGH------------  ----------BREAK POINT---------
                                      12/95        PSF         12/94        PSF      +/-%        AMOUNT         %        #
--------------------------------  -----------  ---------  ------------  ---------  -------  ------------  --------  ------
*** OTHER RETAIL *** SIC CLASS: OTHR

PEARLE VISION CENTER                  336,955     373.15       376,959     417.45    -10.6       391,300      6.00       1
SUNCOAST MOTION PICTURES              925,939     394.01       892,181     379.65      3.8     1,128,000      5.00       1
SUNGLASS HUT                          216,169     837.86       229,690     890.27     -5.9       338,541      8.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                1,479,063     421.26     1,498,830     426.89     -1.3
                                                   AREA:         3,511
---------------------------------------------------------------------------------------------------------------------------
*** PERSONAL SERVICES *** SIC CLASS: PSVC

ELEGANT IMAGES                              0       0.00       165,903     171.92    NOCMP       500,000      7.00       1
EXPRESSLY PORTRAITS                   322,314     223.51       263,807     182.94     22.2       500,000      8.00       1
FAST FEET                             134,022     319.10       124,937     297.46      7.3       293,666      6.00       1
MASTER CUTS FAMILY HA                 217,729     225.62        53,450      55.38    NOCMP       418,166      6.00       1
SMALL'S                               274,842     266.06       260,984     242.96      9.5       249,426      6.00       1
UNISEX HAIR PALACE                    401,296     214.25       388,707     207.53      3.2       412,060     10.00       1
UNISEX PALACE II                      109,886     261.63       116,146     276.53     -5.4       125,000      6.00
YOUR FATHER'S MUSTACHE                      0          0        82,999      67.15    NOCMP
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                1,242,360     239.46     1,144,581     220.62      8.5
                                                   AREA:         5,188
---------------------------------------------------------------------------------------------------------------------------
*** RECREATION & COMMUNITY *** SIC CLASS: COMM

JOLLY TIME                            528,216     103.63       526,735     103.34      0.3       500,000     15.00       1
--------------------------------  -----------  ---------  ------------  ---------  -------
COMPARABLE SUBTOTALS                  528,216     103.63       526,735     103.34      0.3
                                                   AREA:         5,097
---------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
          SALES figures are for the PERIOD ending in DECEMBER 1995
          SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                        PAGE 12
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                9135: DOVER MALL

TENANT                              OPEN      SQ FT/     1994    -----------DECEMBER-----------  ----------YEAR TO DATE----------
                                    DATE      CLOSE     SALES         1995       1994      +/-%      1995         1994      +/-%
--------------------------------  ------  ---------  ----------  ----------  ---------  -------  -----------  -----------  ------
*** ANCHORS *** SIC CLASS: ANCHOR

FOX THEATER                        07/83     18,210   1,685,362     177,287    178,391     -0.6    1,579,173    1,685,362    -6.3
LEGGETT                            08/82     74,671   6,226,280  Reports in January.               6,264,414    6,226,280   NOCMP
SEARS                              08/82    111,309  21,862,826  Reports in August.               25,028,136   21,862,826   NOCMP
--------------------------------                                 ----------  ---------  -------  -----------  -----------  ------
COMPARABLE SUBTOTALS                                                177,287    178,391     -0.6    1,579,173    1,685,362    -6.3
                                                                      AREA:     18,210                 AREA:       18,210
---------------------------------------------------------------------------------------------------------------------------------
*** NON REPORTING TENANTS *** SIC CLASS: NONREP

BANK OF DELAWARE                   11/91         15                 Does not report sales.
BOARDWALK FRIES                    08/82      12/92           0      Closed
BOSCOV'S                           11/95      12/95           0      Closed
COUNTRY CLUBS GOLF                 10/93      2,385                 Does not report sales.
CREATIVE * IMPRESSION              11/95      3,309                 Does not report sales.
DELAWARE ARMY NATIONAL             12/93      1,463                 Does not report sales.
NUBIAN EXPRESSIONS                 04/94      1,360                 Does not report sales.
SATURN OF NEWARK                   09/95        965                 Does not report sales.
SHEILA'S WORLD                     09/95      1,033                 Does not report sales.
SPORTS FANS                        08/95        843                 Does not report sales.
U.S. BLUES                         09/94      1,779                 Does not report sales.
VACANT UNIT  4068                  00/00        609                 Does not report sales.
VACANT UNIT  5004                  00/00      1,192                 Does not report sales.


TENANT                            -------------ROLLING 12 MONTHS SALES THROUGH------------  ----------BREAK POINT---------
                                      12/95        PSF         12/94        PSF      +/-%        AMOUNT         %        #
--------------------------------  -----------  ---------  ------------  ---------  -------  ------------  --------  ------
*** ANCHORS *** SIC CLASS: ANCHOR

FOX THEATER                         1,579,173      86.72     1,685,362      92.55     -6.3     1,255,800     10.00       1
LEGGETT                             6,264,414      83.89     6,226,280      83.38    NOCMP     8,960,520      2.50       1
SEARS                              25,028,136     224.85    21,862,826     196.41    NOCMP
--------------------               ----------     ------    ----------     ------    -----
COMPARABLE SUBTOTALS                1,579,173      86.72     1,685,362      92.55     -6.3
                                                   AREA:        18,210
---------------------------------------------------------------------------------------------------------------------------

FEB 1, 1996 03:20                                                        PAGE 12
                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                    SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                           SALES REPORTS NOT RECEIVED
                                9135: DOVER MALL

                           ---------------------------------1994--------------------------------
TENANTS NAME      SLSCAT   Jan   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
------------      ------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
BAIN'S DELI        CFC
LA ROUTA PIZZA     CO2                  X                       X     X


                           ---------------------------------1995---------------------------------
TENANTS NAME      SLSCAT   Jan   Feb    Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
------------      ------   ---   ---    ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
BAIN'S DELI        CFC                                                       X     X     X     X
LA ROUTA PIZZA     CO2                                           X                 X     X     X

                                                             DOVER MALL
                                                        LEASE ABSTRACT REPORT
                                                           FOR ALL TENANTS
                                                           6/24/96 @ 9:00

                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT       %     (000's)  (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------
#1-SUITE 0015             3        15  12/91   11/96     --        560.00    8,400                       NATURAL  UTILITY RECOVERY
BANK OF DELAWARE          9

#2-SUITE 1004             1     2,940  12/87    6/97     --         17.00   49,980     6.00 UNLIMITED        833  UTILITY RECOVERY
PAYLESS SHOES             4                                                                                       CAM RECOVERY

#3-SUITE 1008             1     2,350   3/90    3/02     --         24.00   56,400     5.00 UNLIMITED      1,128  UTILITY RECOVERY
SUNCOAST MOTION           4                                   4/00  28.00   65,800                                C

#4-SUITE 1016             1     2,408   1/98   12/07     --         23.06   55,535     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    4                                   1/03  24.75   59,598                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

#5-SUITE 1020             1     4,784   4/93    4/08     --         16.00   76,544     6.00 UNLIMITED      1,531  CAM
RUBY TUESDAY             11                                   5/98  17.00   81,328                                T
                                                              5/03  18.00   86,112

#6-SUITE 1028             1     1,143   1/88   12/97     --         39.37   45,000     6.00 UNLIMITED        750  UTILITY RECOVERY
GORDONS JEWELERS          2                                                                                       CAM

#7-SUITE 1036             1     3,975   5/93    5/03     --         23.00   91,425     6.00 UNLIMITED      1,601  UTILITY RECOVERY
RECORD TOWN               5                                   6/96  25.00   99,375                                CAM
                                                              6/00  27.00  107,325                                T

#8-SUITE 1040             1     2,130   8/82   12/97     --         16.00   34,080     6.00 UNLIMITED        568  UTILITY RECOVERY
FOOTLOCKER                4                                                                                       C
                                                                                                                  T

#9-SUITE 1044             1     1,360   1/98   12/07     --         25.00   34,000     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    3                                   1/03  27.50   37,400                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

#10-SUITE 1056            1    14,182   5/92    5/04     --         19.00  269,458     5.00 UNLIMITED      5,389  C
EXPRESS/STRUCTURE         7                                   6/98  22.00  312,004                                T

#11-SUITE 1060            1     7,311   4/93    4/03     --         18.00  131,598     5.00 UNLIMITED      2,632  C
LERNER NY                 6                                   5/98  20.00  146,220                                T

#12-SUITE 1068            1     3,309  11/96   10/06     --         18.00   59,562     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
CHILDRENS PLACE           4                                  11/99  20.00   66,180                                TAX1-RECOVERY TAX1
                                                             11/03  22.00   72,798                                UTILITY RECOVERY

#13-SUITE 1072            1     3,647   7/85    7/97     --         16.00   58,532     6.00 UNLIMITED      1,167  UTILITY RECOVERY
THE GAP                   5                                                                                       C
                                                                                                                  T

#14-SUITE 1076            1     3,726   5/93    6/03     --         20.00   74,520     8.00 UNLIMITED        932  UTILITY RECOVERY
MATHEW'S HALLMARK         5                                   1/98  25.00   93,150                                C
                                                                                                                  T

#15-SUITE 1080            1     4,160  11/86   12/98     --         17.00   70,720     6.00 UNLIMITED      1,414  UTILITY RECOVERY
SAM GOODY                 5                                                                                       C
                                                                                                                  T

#16-SUITE 1084            1     2,449   1/93   12/02     --         22.00   53,878     3.00 UNLIMITED      1,347  UTILITY RECOVERY
RADIO SHACK               4                                                                                       C
                                                                                                                  T





                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT       %     (000's)  (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------
# 17-SUITE 1088           1     3,951   1/98   12/07     --         19.48   79,946     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    5                                   1/03  20.00   82,576                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 18-SUITE 1092           1     2,139   3/91     3/01    --         29.00   62,031     6.00 UNLIMITED      1,034  UTILITY RECOVERY
JEANS WEST                4                                   1/98  31.00   33,309                                C

# 19-SUITE 1096           1     3,804   5/94    4/04     --         22.00   83,688     6.00 UNLIMITED      1,395  UTILITY RECOVERY
BOMBAY COMPANY            5                                   5/99  24.00   91,296                                C
                                                                                                                  T

# 20-SUITE 1110           4     4,176   3/95    1/06     --         18.00   75,168     6.00 UNLIMITED      1,253  UTILITY RECOVERY
AMERICAN EAGLE           10                                                                                       C
                                                                                                                  T

# 21-SUITE 2000           1     74,671  8/82    8/02     --          3.00  224,013     2.50 UNLIMITED      8,961  C
LEGGETT                   4                                                                                       T

                                                      1-120          3.00  224,013     2.50 UNLIMITED      8,961  C
                                                                                                                  T

# 22-SUITE 2008           1     2,882  11/94   12/04     --         26.02   74,990     6.00 UNLIMITED      1,250  UTILITY RECOVERY
ZALES JEWELERS            4                                  12/97  29.46   84,904                                C
                                                             12/01  32.96   94,991                                T

# 23-SUITE 2016           1     2,016   1/97   12/06     --         22.50   45,360     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    4                                   1/02  24.75   49,896                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY
# 24-SUITE 2024           1     6,168   4/93    1/04     --         18.00  111,024     6.00 UNLIMITED      2,220  C
VICTORIA'S SECRET         4                                   5/98  20.00  123,360                                T

# 25-SUITE 2032           1     3,010   1/95   12/04     --         25.00   75,250     6.00 UNLIMITED      1,254  UTILITY RECOVERY
FOOT ACTION               4                                   1/98  27.00   81,270                                C
                                                              1/02  29.00   87,290                                T

# 26-SUITE 2036           1     2,015   5/95    1/06     --   4/98  23.00   46,345     6.00 UNLIMITED        772  UTILITY RECOVERY
SPENCER GIFTS             4                                   4/02  25.00   50,375                                C
                                                                    27.00   54,405                                T

# 27-SUITE 2040           1     3,828   7/94    7/04     --         24.00   91,872     6.00 UNLIMITED      1,531  UTILITY RECOVERY
KAY BEE TOYS              5                                   8/97  26.00   99,528                                C
                                                              8/01  28.00  107,184                                T

# 28-SUITE 2044           1     3,213   3/91    3/01     --         25.00   80,325     6.00 UNLIMITED      1,339  UTILITY RECOVERY
COUNTY SEAT               4                                                                                       C

# 29-SUITE 2046           1     1,870   9/96    8/06     --         22.00   41,140     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
JUST SPORTS               3                                   9/99  24.00   44,880                                TAX1-RECOVERY TAX1
                                                              9/03  26.00   48,620                                UTILITY RECOVERY

# 30-SUITE 2050           1     1,033  11/86   12/97     --         14.50   14,979     6.00 UNLIMITED        250  UTILITY RECOVERY
SMALL'S                   2                                                                                       C
                                                                                                                  T

# 31-SUITE 2052           1     1,474  11/90   11/02     --         18.00   26,532     6.00 UNLIMITED        442  UTILITY RECOVERY
CUTLER CAMERA             3                                  11/98  20.00   29,480                                C

# 32-SUITE 3000           4   111,309   8/82    8/02     --          2.38  264,915     2.50    12,574     10,574  C
SEARS                    10                                                            1.75    16,574             T
                                                                                       1.25    20,574
                                                                                       1.00 UNLIMITED

                                                             Dover Mall
                                                        LEASE ABSTRACT REPORT
                                                           FOR ALL TENANTS
                                                           6/24/96 @ 9:00

                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT       %     (000's)  (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------
                                                      1-120          2.38  264,915     2.50    12,574     10,574  C
                                                                                       1.75    16,574             T
                                                                                       1.25    20,574
                                                                                       1.00 UNLIMITED



 #33-SUITE 3004           1     1,015   5/92    3/98     --         27.00   27,405     8.00 UNLIMITED        371  UTILITY RECOVERY
AUNTIE ANNE'S PRET        2                                   4/96  30.00   30,450                                C
                                                                                                                  T

#34-SUITE 3012            1     2,463  11/95    1/06     --         26.00   64,038     6.00 UNLIMITED      1,067  UTILITY RECOVERY
GIFT DESIGN GALLER        4                                   1/98  28.00   68,964                                C
                                                              1/00  30.00   73,890                                T
                                                              1/03  32.00   78,816

#35-SUITE 3020            5    18,210   7/83   12/98     --          7.88  143,495    10.00 UNLIMITED      1,435  C
FOX THEATER              11                                                                                       T

#36-SUITE 3024            1     4,274  11/95    1/06     --         21.00   89,754     5.00 UNLIMITED      1,795  UTILITY RECOVERY
AEROPASTALE               5                                  11/00  27.00  115,398                                C
                                                                                                                  T

#37-SUITE 3028            1     1,194   8/93    7/03     --         30.00   35,820     7.00 UNLIMITED        529  UTILITY RECOVERY
GENERAL NUTRITION         2                                   8/96  32.50   38,805                                C
                                                              8/00  35.00   41,790                                T

#38-SUITE 3032            1     2,676   2/93    3/03     --         25.00   66,900     6.00 UNLIMITED      1,197  UTILITY RECOVERY
B. DALTON BOOKS           4                                   4/96  27.00   72,252                                C
                                                              4/00  29.00   77,604                                T

#39-SUITE 3036            1       720   1/93   12/99     --         51.39   37,001    10.00 UNLIMITED        370  UTILITY RECOVERY
ORIGINAL COOKIE           1                                   1/98  55.56   40,003                                C
                                                                                                                  T

#40-SUITE 3040            2     1,046   7/96    6/06     --         40.00   41,840     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT FOOD COURT         8                                   7/01  44.00   46,024                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY
                                                                                                                  FOOD COURT CHARGE

#41-SUITE  3042           2       490   2/86    6/96     --         36.73   17,998    10.00 UNLIMITED        100  UTILITY RECOVERY
CHINA COURT               8                                                                                       C
                                                                                                                  T
                                                                                                                  FOOD COURT CHARGE

#42-SUITE 3044            2       304   2/86    6/06     --         40.00   12,160     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT FOOD COURT         8                                   7/01  49.50   15,048                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY
                                                                                                                  FOOD COURT CHARGE

#43-SUITE 3048            2       732   7/96    9/07     --         40.00   29,280     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT FOOD COURT         8                                  10/02  44.00   32,208                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY
                                                                                                                  FOOD COURT CHARGE

#44-SUITE 3052            2       828   1/93   12/99     --         32.61   27,001    10.00 UNLIMITED        270  UTILITY RECOVERY
A & W                     8                                  12/97  35.02   28,997                                C
                                                                                                                  T
                                                                                                                  FOOD COURT

#45-SUITE 3056            2       952   5/96    4/06     --         42.02   40,003    10.00 UNLIMITED    NATURAL  FOOD COURT CHARGE
                                                                                                                  CAM1-RECOVERY CAM1
MCDONALD'S                8                                                                                       TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY






                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT       %     (000's)  (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------
# 46-SUITE 3060           2       785   1/89   12/98     --         57.32   44,996    10.00 UNLIMITED        450  UTILITY RECOVERY
SBARRO                    8                                                                                       C
                                                                                                                  FOOD COURT

# 47-SUITE 3064           2       834   1/93    2/03     --         41.97   35,003    10.00 UNLIMITED        350  UTILITY RECOVERY
BOARDWALK FRIES           8                                                                                       FOOD COURT CHARGE
                                                                                                                  C
                                                                                                                  T
                                                                                                                  FOOD COURT

# 48-SUITE 3068           2     1,044  11/93   10/03     --         29.41   30,704     6.00 UNLIMITED        512  UTILITY RECOVERY
CHICK-FIL-A               8                                  11/96  31.67   33,063                                C
                                                             11/00  33.94   35,433                                T
                                                                                                                  FOOD COURT

# 49-SUITE 3072           2     2,203   1/89   12/96     --         24.00   52,872    10.00 UNLIMITED    NATURAL  UTILITY RECOVERY
BULL ON THE BEACH         8                                                                                       C
                                                                                                                  T
                                                                                                                  FOOD COURT

# 50-SUITE 3076           1       567   7/97    6/07     --         62.50   35,438     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    1                                   7/02  68.75   38,981                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 51-SUITE 3080           1       685   6/87    6/97     --         32.12   22,002     6.00 UNLIMITED        367  UTILITY RECOVERY
CARGO FURNITURE           1                                                                                       C
                                                                                                                  T

# 52-SUITE 3084           1     1,412   3/93    3/03     --         25.50   36,006     6.00 UNLIMITED        625  UTILITY RECOVERY
ELECTRONICS BOUTIQ        3                                   4/96  26.91   37,997                                C
                                                              4/00  28.33   40,002                                T

# 53-SUITE 3088           1       863   3/92    2/02     --         45.89   39,603     7.00 UNLIMITED        514  UTILITY RECOVERY
THE COFFEE BEANERY        2                                   3/97  48.44   41,804                                C
                                                                                                                  T

# 54-SUITE 3092           1       258  12/90   11/97     --        108.53   28,001     8.00 UNLIMITED        350  UTILITY RECOVERY
SUNGLASS HUT              1                                                                                       C

# 55-SUITE 3088           1       651   8/93    6/03     --         46.08   29,998     8.00 UNLIMITED        375  UTILITY RECOVERY
SWEET FACTORY             1                                   6/98  53.76   34,998                                C
                                                                                                                  T

# 56-SUITE 3098           1       843   7/96    6/06     --         33.00   27,819     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    2                                   7/01  36.30   30,601                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 57-SUITE 4004           1     5,097   1/87   12/96     --         14.71   74,977    15.00 UNLIMITED        500  UTILITY RECOVERY
JOLLY TIME                6                                                                                       C
                                                                                                                  T

# 58-SUITE 4008           1     4,457  10/86    6/96     --          6.87   30,620     6.00 UNLIMITED        255  UTILITY RECOVERY
BURLINGTON SHOE           5                                                                                       C
                                                                                                                  T

# 59-SUITE 4012           1     1,873   1/93   12/98     --         25.00   46,825                       NATURAL  UTILITY RECOVERY
UNISEX                    3                                                                                       C
                                                                                                                  T

# 60-SUITE 4016           1       420   6/92    6/97     --         42.86   18,001     6.00 UNLIMITED        300  UTILITY RECOVERY
FAST FEET                 1                                                                                       C
                                                                                                                  T






                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT       %     (000's)  (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------

# 61-SUITE 4018           1       420   3/89    2/97     --         42.86   18,001     6.00 UNLIMITED        125  UTILITY RECOVERY
UNISEX II                 1                                                                                       C

# 62-SUITE 4020           1       947  10/87    3/98     --         47.00   44,509     6.00 UNLIMITED        742  UTILITY RECOVERY
FOLEY JEWELERS            2                                  11/97  50.00   47,350                                C
                                                                                                                  T

# 63-SUITE 4024           1     7,220   9/93    1/06     --         18.00  129,960     5.00 UNLIMITED      2,599  C
LIMITED                   6                                  10/99  20.00  144,400                                T

# 64-SUITE 4036           1     4,337   5/95     4/05    --         18.00   78,066     5.00 UNLIMITED      1,561  UTILITY RECOVERY
LANE BRYANT               5                                         18.00                                         C
                                                                                                                  T

# 65-SUITE 4040           1     6,192   8/82    1/98     --          9.00   55,728     5.00 UNLIMITED      1,115  UTILITY RECOVERY
DEB SHOP                  6                                                                                       C
                                                                                                                  T

# 66-SUITE 4044           1     2,989  10/96    9/06     --         22.50   67,253     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    4                                  10/01  24.75   73,978                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 67-SUITE 4056           1     4,720   7/95    6/05     --         15.26   72,027     4.00 UNLIMITED      2,478  UTILITY RECOVERY
THE DISNEY STORE          5                                   8/96  21.00   99,120                                C
                                                                                                                  T

# 68-SUITE 4060           1       898   1/95   12/04     --         46.77   41,999     7.00 UNLIMITED        600  UTILITY RECOVERY
HANOVER SHOES             2                                   1/98  50.11   44,999                                C
                                                              1/02  53.45   47,998                                T

# 69-SUITE 4062           1     1,442  12/93    2/04     --         27.74   40,001     8.00 UNLIMITED        500  UTILITY RECOVERY
EXPRESSLY PORTRAIT        3                                                                                       C
                                                                                                                  T

# 70-SUITE 4068           1       609  10/97    9/07     --         46.50   28,319          UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    1                                  10/02  68.75   41,869                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 71-SUITE 5000           4   116,480   8/93    8/48     --          0.00        0          UNLIMITED    NATURAL  C
JC PENNEY                10

                                                      1-120          0.00        0          UNLIMITED    NATURAL  C

# 72-SUITE 5004           1     1,192  10/97    9/07     --         33.00   39,336     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                    2                                  10/02  36.30   43,270                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 73-SUITE 5008           1       903  10/93    9/03     --         26.00   23,478     6.00 UNLIMITED        391  UTILITY RECOVERY
PEARLE VISION             2                                   9/96  28.00   25,284                                C
                                                              9/00  30.00   27,090                                T

# 74-SUITE 5012           1     1,230   9/86    8/98     --         35.00   43,050     6.00 UNLIMITED        752  UTILITY RECOVERY
LITTMAN JEWELERS          3                                   9/96  40.00   49,200                                C
                                                                                                                  T

# 75-SUITE 5014           1       750   7/94   12/04     --         44.00   33,000     8.00 UNLIMITED        413  UTILITY RECOVERY
CLAIRE'S BOUTIQUE         1                                   7/97  48.00   36,000                                C
                                                              7/00  50.67   38,003                                T
                                                              7/02  52.00   39,000

# 76-SUITE 5016           1     2,524   3/91    3/01     --         23.00   58,052     6.00 UNLIMITED        968  UTILITY RECOVERY
J. RIGGINGS               4                                   1/98  28.00   70,672                                C


                       PRIMARY/                                              ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF      RENT    %    (000's)     (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------
# 77-SUITE 5020          1     2,480   8/86    1/97     --          14.00   34,720     5.00 UNLIMITED        694  UTILITY RECOVERY
WILSON'S LEATHER         4                                                                                        C
                                                                                                                  T

# 78-SUITE 5024          1     3,100  11/95     1/06    --          16.13   50,003     6.00 UNLIMITED      1,033  UTILITY RECOVERY
LEGENDS SPORTING         4                                  11/97   23.00   71,300                                C
                                                            11/02   26.00   80,600                                T

# 79-SUITE 5028          1     6,067   8/82    1/98     --          10.00   60,670     3.00 UNLIMITED      2,022  UTILITY RECOVERY
CVS                      6                                                                                        C
                                                                                                                  T

# 80-SUITE 5032          1     3,158  10/96    9/06     --          22.50   71,055     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                   4                                  10/01   24.75   78,161                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 81-SUITE 5036          1     3,317   2/94    1/04     --          26.00   86,242     6.00 UNLIMITED      1,437  UTILITY RECOVERY
WALDENBOOKS              4                                   2/98   28.00   92,876                                C
                                                             2/01   30.00   99,510                                T

# 82-SUITE 5040          1     8,120   1/97   12/06     --          18.00  146,160     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                   6                                   1/02   19.80  160,776                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 83-SUITE 5048          1       965  10/94    9/04     --          26.00   25,090     6.00 UNLIMITED      418    UTILITY RECOVERY
MASTER CUTS              2                                  10/97   28.00   27,020                                C
                                                            10/01   30.00   28,950                                T

# 84-SUITE 5052          1       965   7/97    6/07     --          33.00   31,845     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                   2                                   7/02   36.30   35,030                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY


# 85-SUITE 5056          1     2,500  11/88   12/98     --          12.00   30,000     6.00 UNLIMITED        500  UTILITY RECOVERY
DOLLAR TREE              4                                                                                        C


# 86-SUITE 5061          1     2,385   4/97    3/07     --          22.50   53,663     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                   4                                   4/02   27.50   59,029                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 87-SUITE 5062          1     1,483   4/97    3/07     --          25.00   37,075     6.00 UNLIMITED    NATURAL  CAM1-RECOVERY CAM1
VACANT                   4                                   4/02   27.50   40,783                                TAX1-RECOVERY TAX1
                                                                                                                  UTILITY RECOVERY

# 88-SUITE 5066          3     2,316  11/87    6/97     --          24.00   55,584     6.00 UNLIMITED        926  UTILITY RECOVERY
BEST JEWELERS            9                                                                                        C
                                                                                                                  T

# 89-SUITE A002          3         1   4/95    3/15     --        2000.00    2,000                       NATURAL   NONE
AT&T TRIDOM             11                                   4/97 3600.00    3,600


# 90-SUITE K002          3       160   1/94   12/99     --         162.50   26,000    10.00 UNLIMITED        260  UTILITY RECOVERY
PIERCING PAGODA         11                                                                                        C
                                                                                                                  T

# 91-SUITE K003          3       160   5/94    4/99     --         131.25   21,000    10.00 UNLIMITED        224  UTILITY RECOVERY
THINGS REMEMBERED       11                                   5/96  143.75   23,000                                C
                                                             5/97  156.25   25,000                                T

# 92-SUITE K005          3       120   2/93    1/98     --         125.00   15,000                       NATURAL  UTILITY RECOVERY
CRYSTAL GARDEN          11                                                                                        C
                              -------                                                                             T



                       PRIMARY/                                             ANNUAL
                      SECONDARY SQUARE LEASE   LEASE  OPTION     MINIMUM    MINIMUM  OVERAGE CEILING   BREAKPOINT
     TENANT             CODES    FEET  BEGIN    END   #/MOS     RENT/ SF     RENT      %    (000's)     (000'S)      RECOVERIES
-------------------   --------- ------ -----   -----   -----  ------------  -------  ------- -------   ---------  ----------------

                             534,494                                                                              C
                             =======


                                 DOVER COMMONS
                             LEASE ABSTRACT REPORT
                                FOR ALL TENANTS
                                 6/24/96 @ 8:57

                             PRIMARY/                                                                 ANNUAL
                             SECONDARY    SQUARE      LEASE    LEASE    OPTION      MINIMUM          MINIMUM
         TENANT                CODES       FEET       BEGIN     END     #/MOS       RENT/SF           RENT
----------------------  ---------------  --------  ---------  -------  --------  ----------------  -----------
#1-SUITE 100                     4        11,020       1/97    12/01      --               8.00       88,160
VACANT                          10                                                 1/98    8.24       90,805
                                                                                   1/99    8.49       93,529
                                                                                   1/00    8.74       96,335
                                                                                   1/01    9.00       99,225

#2-SUITE 101                     1         1,640       7/96     6/01      --              12.00       19,680
VACANT                           1                                                 7/97   12.36       20,270
                                                                                   7/98   12.73       20,879
                                                                                   7/99   13.11       21,505
                                                                                   7/00   13.51       22,150

#3-SUITE 103                     1         1,600      10/96     9/01      --              12.00       19,200
VACANT                           1                                                10/97   12.36       19,776
                                                                                  10/98   12.73       20,369
                                                                                  10/99   13.11       20,980
                                                                                  10/00   13.51       21,610

#4-SUITE 105                     1         2,987      12/93    11/98      --              10.00       29,870
PLAY IT AGAIN SPO                1

#5-SUITE 109                     1         1,297       3/95    11/98      --              12.00       15,564
PROGRESSIVE CASUAL               1

#6-SUITE 111                     1         1,260       4/97     3/02      --              12.00       15,120
VACANT                           1                                                 4/98   12.36       15,574
                                                                                   4/99   12.73       16,041
                                                                                   4/00   13.11       16,522
                                                                                   4/01   14.00       17,018

#7-SUITE 113                     1         1,400       3/95    12/99      --              12.50       17,500
AL'S TV SERVICE                  1                                                 2/97   13.00       18,200
                                                                                   2/98   13.50       18,900
                                                                                   3/99   14.00       19,600

#8-SUITE 115                     1         1,400       7/89     5/96      --              13.00       18,200
NORTH AMERICAN                   1

#9-SUITE 117                     1         2,400       4/94     3/99      --              10.40       24,960
HOUSEHOLD FINANCE                1                                                 4/96   10.82       25,968
                                                                                   4/97   11.25       27,000
                                                                                   4/98   11.70       28,080

#10-SUITE 121                    1         2,404       9/92     8/97      --              12.50       30,050
WEIGHT WATCHERS                  1                                                 9/96   13.00       31,252

#11-SUITE 125                    1         3,226       5/92     4/97      --               9.50       30,647
CATHERINE'S                      1

#12-SUITE 129                    1           800       5/95     4/98      --              12.00        9,600
AIRWAVE TECHNOLOGY               1                                                 5/96   12.50       10,000
                                                                                   5/97   13.00       10,400

#13-SUITE 131                    1         2,591       9/90    12/96      --              14.00       36,274
UNITED STATES ARMY               1

#14-SUITE 143                    4         8,995       6/95     6/98      --               9.00       80,955
RAINBOW RECORDS                 10


                                OVERAGE    CEILING      BREAKPOINT
         TENANT                    %       (000's)       (000'S)           RECOVERIES
----------------------  -----  ---------  ----------  -------------  ---------------------------
#1-SUITE 100                                                          NATURAL  CAM1-RECOVERY CAM1
VACANT                                                                         REAL ESTATE TAXES




#2-SUITE 101                                                          NATURAL  CAM1-RECOVERY CAM1
VACANT                                                                         REAL ESTATE TAXES




#3-SUITE 103                                                          NATURAL  CAM1-RECOVERY CAM1
VACANT                                                                         REAL ESTATE TAXES




#4-SUITE 105                                                          NATURAL  CAM1-RECOVERY CAM1
PLAY IT AGAIN SPO                                                              REAL ESTATE TAXES

#5-SUITE 109                                                          NATURAL  CAM1-RECOVERY CAM1
PROGRESSIVE CASUAL                                                             REAL ESTATE TAXES

#6-SUITE 111                                                          NATURAL  CAM1-RECOVERY CAM1
VACANT                                                                         REAL ESTATE TAXES




#7-SUITE 113                                                          NATURAL  CAM1-RECOVERY CAM1
AL'S TV SERVICE                                                                REAL ESTATE TAXES



#8-SUITE 115                                                          NATURAL  CAM1-RECOVERY CAM1
NORTH AMERICAN                                                                 REAL ESTATE TAXES

#9-SUITE 117                                                          NATURAL  CAM1-RECOVERY CAM1
HOUSEHOLD FINANCE                                                              REAL ESTATE TAXES



#10-SUITE 121                                                         NATURAL  CAM1-RECOVERY CAM1
WEIGHT WATCHERS                                                                REAL ESTATE TAXES

#11-SUITE 125                                                         NATURAL  CAM1-RECOVERY CAM1
CATHERINE'S                                                                    REAL ESTATE TAXES

#12-SUITE 129                                                         NATURAL  CAM1RECOVERY CAM1
AIRWAVE TECHNOLOGY                                                             REAL ESTATE TAXES


#13-SUITE 131                                                         NATURAL  NONE
UNITED STATES ARMY

#14-SUITE 143                                                         NATURAL  CAM1-RECOVERY CAM1
RAINBOW RECORDS                                                                REAL ESTATE TAXES

                             PRIMARY/                                                                 ANNUAL
                             SECONDARY    SQUARE      LEASE    LEASE    OPTION      MINIMUM          MINIMUM
         TENANT                CODES       FEET       BEGIN     END     #/MOS       RENT/SF           RENT
----------------------  ---------------  --------  ---------  -------  --------  ----------------  -----------
#15-SUITE 150                    4         8,956       2/89     2/99      --              14.75      132,101
PIER ONE IMPORTS                10
                                          ------
                                          51,976
                                          ======



                                OVERAGE    CEILING      BREAKPOINT
         TENANT                    %       (000's)       (000'S)           RECOVERIES
----------------------  -----  ---------  ----------  -------------  ---------------------------
#15-SUITE 150                                                         NATURAL  CAM1-RECOVERY CAM1
PIER ONE IMPORTS                                                               TAX1-RECOVERY TAX1




                                   DOVER MALL
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS
                                 6/24/96 @ 8:59



BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF DOVER MALL BEGINNING 6/1995
FOR 15 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

FGLA
DESCRIBED AS GROSS LEASABLE AREA; FOOD COURT TENANTS
1995 VALUE -         9,218
THEREAFTER - CONSTANT

AGLA
DESCRIBED AS GROSS LEASABLE AREA; ANCHOR TENANTS
1995 VALUE -       439,460
THEREAFTER - CONSTANT

OGLA
DESCRIBED AS GROSS LEASABLE AREA; TOTAL OWNED GLA
1995 VALUE -       418,014
THEREAFTER - CONSTANT

SGLA
DESCRIBED AS MALL SHOP AREA; EXCLUDES ANCHORS AND THEATRE
1995 VALUE -       213,822
THEREAFTER - CONSTANT

CAM1
DESCRIBED AS GROSS OCCUPIED AREA: USED FOR CAM RECOVERY TYPE 1 (EXCLUDES PRIMARY CODE 4/ANCHOR TENANTS)
1995  VALUE  -     178,404
1996  VALUE  -     196,033
1997  VALUE  -     218,500
1998  VALUE  -     228,700
1999  VALUE  -     227,419
2000  VALUE  -     231,749
2001  VALUE  -     230,721
2002  VALUE  -     231,376
2003  VALUE  -     227,549
2004  VALUE  -     226,416
2005  VALUE  -     229,268
2006  VALUE  -     224,747
2007  VALUE  -     225,601
2008  VALUE  -     226,821
2009  VALUE  -     227,419
THEREAFTER   - CONSTANT

MGLA
DESCRIBED AS OCCUPIED AREA; MALL SHOP TENANTS (EXCLUDES PRIMARY CODES 4 (ANCHORS) AND 5 (THEATRE)
1995  VALUE  -     160,194
1996  VALUE  -     177,182
1997  VALUE  -     197,243
1998  VALUE  -     210,490
1999  VALUE  -     212,244
2000  VALUE  -     213,539
2001  VALUE  -     210,957
2002  VALUE  -     213,166
2003  VALUE  -     209,339
2004  VALUE  -     206,938
2005  VALUE  -     211,058
2006  VALUE  -     206,713

2007 VALUE -       207,442
2008 VALUE -       208,384
2009 VALUE -       212,244
THEREAFTER -  CONSTANT

EXCR
DESCRIBED AS AREA MEASURE; INCLUDES RUBY TUESDAY, FOX THEATRE, AND KIOSKS; THIS AREA MEASURE IS DEDUCTED FROM CAM1 FOR TAX1 RECOVERY
1995 VALUE -        23,434
THEREAFTER - CONSTANT

TAX1
DESCRIBED AS GROSS OCCUPIED AREA; USED FOR TAX RECOVERY TYPE 1
(EXCLUDES PRIMARY CODE #_/___, #_/____)
+100.0% OF CAM1-100.0% OF EXCR

TAX2
DESCRIBED AS GROSS OCCUPIED AREA; USED FOR TAX RECOVERY TYPE 2
(EXCLUDES PRIMARY CODE #_/___, #_/____)
ZERO

GROWTH RATES
-------------

SALG
DESCRIBED AS GROWTH RATE FACTOR; SALES GROWTH
1995 VALUE -          0.00
1996 VALUE -          2.00
1997 VALUE -          3.00
THEREAFTER - CONSTANT

RENG
DESCRIBED AS GROWTH RATE FACTOR; MARKET RENT GROWTH
1995 VALUE -          0.00
1996 VALUE -          0.00
1997 VALUE -          2.50
1998 VALUE -          3.00
THEREAFTER - CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; GENERAL EXPENSE GROWTH
1995 VALUE -          3.50
1996 VALUE -          3.50
THEREAFTER - CONSTANT

TAXG
DESCRIBED AS GROWTH RATE FACOTR; TAX EXPENSE GROWTH
1995 VALUE -          3.50
1996 VALUE -          3.50
THEREAFTER - CONSTANT

UTLG
DESCRIBED AS GROWTH RATE FACTOR; MISCELLANEOUS INCOME GROWTH
1995 VALUE -          3.00
1996 VALUE -          3.00
THEREAFTER - CONSTANT

MISG
1995 VALUE -          3.00
1996 VALUE -          3.00
THEREAFTER - CONSTANT

MARKET RATES
------------

MKT1

DESCRIBED AS MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE -        46.50
1996 VALUE -        46.50
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE -        33.00
1996 VALUE -        33.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 1201-2000 SQ/FT
1995 VALUE -        25.00
1996 VALUE -        25.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT4
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 2001-3500 SQ/FT
1995 VALUE -        22.50
1996 VALUE -        22.50
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 3501-5000 SQ/FT
1995 VALUE -        19.00
1996 VALUE -        19.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT6
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 5001-10000 SQ/FT
1995 VALUE          18.00
1996 VALUE          18.00
THEREAFTER    GROWING AT  GROWTH RATE RENG

MKT7
DESCRIBED AS  MARKET RENTAL RATE; TENANTS > 10000 SQ/FT
1995 VALUE -        15.00
1996 VALUE -        15.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT8
DESCRIBED AS  MARKET RENTAL RATE; FOOD COURT TENANTS
1995 VALUE -        40.00
1996 VALUE -        40.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT9
DESCRIBED AS  MARKET RENTAL RATE; KIOSK TENANTS
1995 VALUE -           150
1996 VALUE -           150
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKTO
DESCRIBED AS  MARKET RENTAL RATE; OTHER
1995 VALUE -          0.00
1996 VALUE -          0.00
THEREAFTER -  GROWING AT  GROWTH RATE RENG

ALTN
DESCRIBED AS  ALTERATION  RATE; NEW TENANTS
1995 VALUE -        10.00
1996 VALUE -        10.00
THEREAFTER -  GROWING AT  GROWTH RATE EXPG

ALTR
DESCRIBED AS  ALTERATION  RATE; RENEWAL TENANTS
1995 VALUE -         2.00

1996 VALUE -        2.00
THEREAFTER -  GROWING AT GROWTH RATE EXPG

ALTB
DESCRIBED AS ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF ALTN +70.0% OF ALTR

COMN
DESCRIBED AS  COMMISSION RATE; NEW TENANTS
1995 VALUE  -       3.50
1996 VALUE  -       3.50
1997 VALUE  -       3.50
1998 VALUE  -       3.50
1999 VALUE  -       3.50
2000 VALUE  -       3.50
2001 VALUE  -       4.00
2002 VALUE  -       4.00
2003 VALUE  -       4.00
2004 VALUE  -       4.00
2005 VALUE  -       4.00
2006 VALUE  -       4.50
THEREAFTER  - CONSTANT

COMR
DESCRIBED AS  COMMISSION RATE; RENEWAL TENANTS
1995 VALUE  -       1.50
1996 VALUE  -       1.50
1997 VALUE  -       1.50
1998 VALUE  -       1.50
1999 VALUE  -       1.50
2000 VALUE  -       1.50
2001 VALUE  -       1.75
2002 VALUE  -       1.75
2003 VALUE  -       1.75
2004 VALUE  -       1.75
2005 VALUE  -       1.75
2006 VALUE  -       2.00
THEREAFTER  - CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF CONN +70.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE -        0.20
1996 VALUE -        0.20
THEREAFTER -  GROWING AT GROWTH RATE EXPG

UTLR
DESCRIBED AS  EXPENSE RATE; MALL SHOP UTILITIES
1995 VALUE -        1.20
1996 VALUE -        1.20
1997 VALUE -        1.20
THEREAFTER -  GROWING AT GROWTH RATE UTLG

W/SR
DESCRIBED AS  EXPENSE RATE; MALL SHOP WATER/SEWER
1995 VALUE -        0.00
1996 VALUE -        0.00
THEREAFTER -  GROWING AT GROWTH RATE UTLG

FDCT
1995 VALUE  -       7.86
1996 VALUE  -       7.86
THEREAFTER  - GROWING AT GROWTH RATE EXPG

SALM

1995 VALUE -          260
1996 VALUE -          260
THEREAFTER -  GROWING AT  GROWTH RATE SALG

SALF
1995 VALUE -          343
1996 VALUE -          350
THEREAFTER -  GROWING AT  GROWTH RATE SALG

MISCELLANEOUS INCOMES
---------------------

TEMPORARY INCOME
1995 VALUE -      100,000
1996 VALUE -      100,000
THEREAFTER -   GROWING AT  GROWTH RATE MISG

MISCELLANEOUS
1995 VALUE -       25,000
1996 VALUE -       25,000
THEREAFTER -   GROWING AT GROWTH RATE MISG

EXPENSES

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -         0.00
1996 VALUE -    1,285,000
THEREAFTER -   GROWING AT GROWTH RATE EMPG

CDEP-DEPRECIATION , REFERRED TO AS CDEP
DESCRIBED AS COMMON AREA MAINTENANCE EXPENSE; MANAGEMENT FEE PASS-THROUGH AN INFORMATIONAL EXPENSE
1995 VALUE -      228,833
THEREAFTER - CONSTANT

CANC-ANCHOR CONT. , REFERRED TO AS CANC
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTION POOL
AN INFORMATIONAL   EXPENSE
1995 VALUE   -     97,949
1996 VALUE   -     97,949
1997 VALUE   -     97,949
1998 VALUE   -     97,949
1999 VALUE   -     97,949
2000 VALUE   -     97,949
2001 VALUE   -     97,949
2002 VALUE   -     97,949
2003 VALUE   -     97,949
2004 VALUE   -     97,949
2005 VALUE   -     97,949
2006 VALUE   -     97,949
2007 VALUE   -     97,949
2008 VALUE   -     97,949
2009 VALUE   -     97,949
THEREAFTER   - CONSTANT

CAMl-RECOVERY CAMI, REFERRED TO AS CAM1
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 1 AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 2 AN INFORMATIONAL EXPENSE

ZERO

CAM3-RECOVERY CAM, REFERRED TO AS CAM3
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 3 AN INFORMATIONAL EXPENSE
ZERO

CAM4-RECOVERY CAM4, REFERRED TO AS CAM
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 4 AN INFORMATIONAL EXPENSE
ZERO

REAL ESTATE TAXES , REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -         0.0
1996 VALUE -     412,000
THEREAFTER - GROWING AT GROWTH RATE TAXG

TANC-ANCHOR CONT. , REFERRED TO AS TANC
DESCRIBED AS REAL ESTATE TAXES; ANCHOR TAX CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1995 VALUE -        0.00
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 1
AN INFORMATIONAL EXPENSE
1995 VALUE -     317,983
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 2
AN INFORMATIONAL EXPENSE
ZERO

UTILITY EXPENSE    , REFERRED TO AS UTLX
DESCRIBED AS UTILITIES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -        0.00
1996 VALUE -     435,000
THEREAFTER - GROWING AT GROWTH RATE UTLG

UTL-UTILITIES      , REFERRED TO AS UTLR
DESCRIBED AS UTILITIES; MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+130.0% OF UTLX

WATER & SEWER EXP., REFERRED TO AS W/SX
DESCRIBED AS WATER & SEWER; GENERAL EXPENSE
AN INFORMATIONAL EXPENSE
1995 VALUE -        0.00
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE UTLG

W/S-WATER & SEWER , REFERRED TO AS W/SR
DESCRIBED AS WATER & SEWER; MALL SHOP PASS-THROUGH
AM INFORMATIONAL EXPENSE
+100.0% OF W/SX

FOOD COURT EXPENSE, REFERRED TO AS FCTX
DESCRIBED AS FOOD COURT; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE         45,000
1996 VALUE         45,000
THEREAFTER   GROWING AT GROWTH RATE EXPG

FCT-FOOD COURT   ,    REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT; FOOD COURT PASS-THROUGH
AN INFORMATIONAL EXPENSE
+115.0% OF FCTX

GENERAL & ADMIN. , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL & ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -         0.00
1996 VALUE -       40,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
CHARGED AGAINST MET OPERATING INCOME
1995 VALUE -         0.00
1996 VALUE -       35,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MISCELLANEOUS      , REFERRED TO AS MISX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -         0.00
1996 VALUE -       50,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL  GROSS INCOME
FOR ALL TENANTS SUBJECT  TO VACANCY
1995 VALUE -         2.00
1996 VALUE -         2.00
1997 VALUE -         2.50
1998 VALUE -         4.00
THEREAFTER - CONSTANT

MANAGEMENT  FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -         3.00
1996 VALUE -         3.00
THEREAFTER -  CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 5.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.500% OF TOTAL RENT

STANDARD METHOD #3 - 3.250% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1     CASHED OUT

STANDARD METHOD #2 - CASHED OUT


STANDARD METHOD #3 - CASHED OUT


STANDARD METHOD #4 - CASHED OUT


STANDARD METHOD #5 - CASHED OUT



ALTERATION CALCULATION
----------------------


NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT


STANDARD METHOD #2 - CASHED OUT


STANDARD METHOD #3 - CASHED OUT


STANDARD METHOD #4 - CASHED OUT


STANDARD METHOD #5 - CASHED OUT



COMMON AREA MAINTENANCE POOL
----------------------------


CONTRIBUTIONS CONTAINED IN EXPENSE CANC

BASED ON RECOVERIES ASSIGNED TO COST CENTER     2 - CAM-ANCHOR TENANTS

FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):

     4 - ANCHOR TENANTS



CAPITAL EXPENDITURES
--------------------


REPL'MENT RESERVE
MARKET RATE RESX MULTIPLIED BY AREA MEASURE OGLA


CAPITAL REPAIRS

1995 VALUE -       0.00
1996 VALUE -    400,000
1997 VALUE -    200,000
THEREAFTER -  CONSTANT



PRIMARY CLASSIFICATION CODES
----------------------------

     1 - MALL SHOP TENANTS
     2 - FOOD COURT TENANTS
     3 - KIOSK TENANTS
     4 - ANCHOR TENANTS
     5 - THEATRE



SECONDARY CLASSIFICATION CODES
------------------------------

     1 - TENANTS < 750
     2 - TENANTS  751-1200
     3 - TENANTS 1201-2000
     4 - TENANTS 2001-3500

     5 - TENANTS 3501-5000
     6 - TENANTS 5001-10000
     7 - TENANTS > 10000
     8 - FOOD COURT TENANTS
     9 - KIOSK TENANTS
    10 - ANCHOR TENANTS
    11 - EXC FROM RECOVERY

COST CENTERS
------------

     1 - CAM-MALL SHOPS
     2 - CAM-ANCHOR TENANTS
     3 - TAX-MALL SHOPS
     4 - TAX-ANCHOR TENANTS
     5 - UTL-UTILITY INCOME
     6 - W/S-WATER & SEWER
     7 - HVC-HVAC INCOME
     8 - FCT-FOOD COURT

SALES VOLUME PROFILE
--------------------

          PERCENT OF       RELATIVE
MONTH    ANNUAL SALES      VOLUME
-----    ------------      --------
 JAN           8.33%           1.00
 FEB           8.33%           1.00
 MAR           8.33%           1.00
 APR           8.33%           1.00
 MAY           8.33%           1.00
 JUN           8-33%           1.00
 JUL           8.33%           1.00
 AUG           8.33%           1.00
 SEP           8.33%           1.00
 OCT           8.33%           1.00
 Nov           8.33%           1.00
 DEC           8.33%           1.00
              -------        -------
TOTALS        100.00%         12.00

GLOBAL  RECOVERIES
------------------

CAMl-RECOVERY CAM1, REFERRED TO AS CAMI
DESCRIBED AS CAM RECOVERY; TYPE 1
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS CAM RECOVERY; TYPE 2
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE MGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A C0MPLETE PASSTHROUGH

CAM3-RECOVERY CAM3, REFERRED TO AS CAM3
DESCRIBED AS CAM RECOVERY; TYPE 3
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS

PRO RATA SHARE RECOVERY OF EXPENSE CAM3
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /3
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS CAM RECOVERY; TYPE 4
ASSIGNED TO COST CENTER     1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM4
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE EXCR
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; TYPE 1
ASSIGNED TO COST CENTER     3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE TAX1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; TYPE 2
ASSIGNED TO COST CENTER     3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE TAX2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

UTILITY RECOVERY , REFERRED TO AS UTLR
DESCRIBED AS UTILITY RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       5 - UTL-UTILITY INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE -  MARKET RATE UTLR
THEREAFTER   -  GROWING AT GROWTH RATE UTLG
CAP          -  NONE

W/S-WATER & SEWER , REFERRED TO AS W/SR
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER 6 - W/S-WATER & SEWER
PRO RATA SHARE RECOVERY OF EXPENSE W/SR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE SGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH
NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FOOD COURT CHARGE , REFERRED TO AS FDCT
DESCRIBED AS HVAC RECOVERY; MALL TENANT CHARGE
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - MARKET RATE FDCT
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

FCTR-FOOO COURT    , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER      8 - FCT-FOOD COURT
  3.00% OF SALES

FCT-FOOO COURT     , REFERRED TO AS FOOD
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY  CAM1
GLOBAL RECOVERY  TAX1
GLOBAL RECOVERY  UTLR

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY  CAM2
GLOBAL RECOVERY  TAX2
GLOBAL RECOVERY  UTLR
GLOBAL RECOVERY  W/SR

CAM RECOVERY        , REFERRED TO AS CAM*
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE -      20,000
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SOUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKTI
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS INCREASE     FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 3 - MKT3
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

* 4 - MKT4
BASE LEASE DATES:      1/1996 TO 12/2005
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:             1
PRIMARY CODE:               1 - HALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT     MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE   FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------   ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE Of TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               7 - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER      - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:       1/1996 To 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                2 - FOOD COURT TENANTS
SECONDARY CODE:              8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER      - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL C0MMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB

RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 9 - MKT9-KIOSKS
BASE LEASE DATES:       1/1996 TO 12/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                3 - KIOSK TENANTS
SECONDARY CODE:              9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT   SQ FT      MONTHS OF
TERM YEARS.MONTHS   MONTHS  INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
---- ------------   ------  --------    ----------   -----------   -----------
1        10.00         2      NONE        NONE           YES           YES
2        10.00         2      NONE        NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT9
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT    0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 30
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: NONE

                                  DOVER COMMONS
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS
                                 6/24/96 @ 8:57


BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF DOVER COMMONS BEGINNING 6/1995
FOR 15 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

SGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1995 VALUE -      23,005
1996 VALUE -      23,005
THEREAFTER -  CONSTANT

AGLA
DESCRIBED AS  GROSS LEASABLE AREA; ANCHOR TENANTS
1995 VALUE -      28,971
1996 VALUE -      28,971
THEREAFTER -  CONSTANT

OGLA
DESCRIBED AS  GROSS LEASABLE AREA; TOTAL OWNED GLA
1995 VALUE -      51,976
1996 VALUE -      51,976
THEREAFTER -  CONSTANT

CAM1
DESCRIBED AS  GROSS OCCUPIED AREA; USED FOR CAM AND TAX RECOVERY
1995 VALUE -      30,592
1996 VALUE -      36,276
1997 VALUE -      49,591
1998 VALUE -      49,987
1999 VALUE -      49,726
2000 VALUE -      51,743
2001 VALUE -      51,436
2002 VALUE -      48,326
2003 VALUE -      50,344
2004 VALUE -      49,369
2005 VALUE -      51,743
2006 VALUE -      51,569
2007 VALUE -      48,803
2008 VALUE -      49,943
2009 VALUE -      49,369
THEREAFTER - CONSTANT


GROWTH RATES
------------

RENG
DESCRIBED AS  GROWTH RATE FACTOR; MARKET RENT GROWTH
1995 VALUE -         0.00
1996 VALUE -         0.00
1997 VALUE -         3.00
THEREAFTER -  CONSTANT

EXPG
DESCRIBED AS  GROWTH RATE FACTOR; GENERAL EXPENSE GROWTH
1995 VALUE -         3.50
1996 VALUE -         3.50
THEREAFTER -  CONSTANT

TAXG

DESCRIBED AS GROWTH RATE FACOTR; TAX EXPENSE GROWTH
1995 VALUE -       3.50
1996 VALUE -       3.50
THEREAFTER - CONSTANT

MISG
1995 VALUE -       3.00
1996 VALUE -       3.00
THEREAFTER - CONSTANT

MARKET RATES
------------

MKT1
DESCRIBED AS  MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE -      12.00
1996 VALUE -      12.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE -       8.00
1996 VALUE -       8.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

ALTS
DESCRIBED AS  ALTERATION RATE; FORMER SILO SPACE (SUITE 100)
1995 VALUE -      10.00
THEREAFTER -  CONSTANT

ALTN
DESCRIBED AS  ALTERATION RATE; NEW TENANTS
1995 VALUE -       5.00
1996 VALUE -       5.00
THEREAFTER -  GROWING AT   GROWTH RATE EXPG

ALTR
DESCRIBED AS  ALTERATION   RATE; RENEWAL TENANTS
1995 VALUE -       1.00
1996 VALUE -       1.00
THEREAFTER -  GROWING AT   GROWTH RATE EXPG

ALTB
DESCRIBED AS  ALTERATION   RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY
 +30.0% OF ALTN +70.0% OF ALTR

COMN
DESCRIBED AS  COMMISSION   RATE; NEW TENANTS
1995 VALUE -       3.50
1996 VALUE -       3.50
1997 VALUE -       3.50
1998 VALUE -       3.50
1999 VALUE -       3.50
2000 VALUE -       3.50
2001 VALUE -       4.00
2002 VALUE -       4.00
2003 VALUE -       4.00
2004 VALUE -       4.00
2005 VALUE -       4.00
2006 VALUE -       4.50
THEREAFTER - CONSTANT

COMR
DESCRIBED AS  COMMISSION RATE; RENEWAL TENANTS
1995 VALUE -       1.50
1996 VALUE -       1.50
1997 VALUE -       1.50

1998 VALUE -       1.50
1999 VALUE -       1.50
2000 VALUE -       1.50
2001 VALUE -       1.75
2002 VALUE -       1.75
2003 VALUE -       1.75
2004 VALUE -       1.75
2005 VALUE -       1.75
2006 VALUE -       2.00
THEREAFTER - CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF CONN +70.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE -       0.20
1996 VALUE -       0.20
THEREAFTER - GROWING AT GROWTH RATE EXPG

FREE
1995 VALUE -       5.00
THEREAFTER - CONSTANT

MISCELLANEOUS INCOMES
---------------------

/1
1995 VALUE -       0.00
1996 VALUE -       0.00
THEREAFTER - GROWING AT GROWTH RATE MISG

/2
1995 VALUE -       0.00
1996 VALUE -       0.00
THEREAFTER - GROWING AT GROWTH RATE MISG

EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     50,000
1996 VALUE -     50,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CMGT-MGMT.FEE       , REFERRED TO AS CMGT
DESCRIBED AS C0MMON AREA MAINTENANCE EXPENSE; MANAGEMENT FEE PASS-THROUGH AN INFORMATIONAL EXPENSE
ZERO

CANC-ANCHOR CONT., REFERRED TO AS CANC
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTION POOL
AN INFORMATIONAL EXPENSE
1995  VALUE -      0.00
1996  VALUE -      0.00
1997  VALUE -      0.00
1998  VALUE -      0.00
1999  VALUE -      0.00
2000  VALUE -      0.00
2001  VALUE -      0.00
2002  VALUE -      0.00
2003  VALUE -      0.00
2004  VALUE -      0.00

2005 VALUE -       0.00
2006 VALUE -       0.00
2007 VALUE -       0.00
2008 VALUE -       0.00
2009 VALUE -       0.00
THEREAFTER - CONSTANT

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 1 AN INFORMATIONAL EXPENSE
+115.0% OF CAMX

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 2 AN INFORMATIONAL EXPENSE
ZERO

CAM3-RECOVERY CAM3,  REFEWD TO AS CAM3
DESCRIBED AS C0MMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 3 AN INFORMATIONAL EXPENSE
ZERO

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 4 AN INFORMATIONAL EXPENSE
ZERO

REAL ESTATE TAXES, REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     32,500
1996 VALUE -     32.500
THEREAFTER - GROWING AT GROWTH RATE TAXG

TANC-ANCHOR CONT., REFERRED TO AS TANC
DESCRIBED AS REAL ESTATE TAXES; ANCHOR TAX CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1995 VALUE -       0.00
1996 VALUE -       0.00
THEREAFTER - GROWING AT  GROWTH RATE TAXG

TAXl-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 1
AN INFORMATIONAL EXPENSE
ZERO

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 2
AN INFORMATIONAL EXPENSE
ZERO

UTILITY EXPENSE    , REFERRED TO AS UTLX
DESCRIBED AS UTILITIES; GENERAL EXPENSE
CHARGED AGAINST MET OPERATING INCOME
1995 VALUE -      7,000
1996 VALUE -      7,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

UTL-UTILITIES      , REFERRED TO AS UTLR
DESCRIBED AS UTILITIES; MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+130.0% OF UTLX

WATER & SEWER EXP., REFERRED TO AS W/SX
DESCRIBED AS WATER & SEWER; GENERAL EXPENSE
CHARGED AGAINST MET OPERATING INCOME
1995 VALUE -       1,000
1996 VALUE -       1,000

THEREAFTER - GROWING AT GROWTH RATE EXPG

W/S-WATER & SEWER  , REFERRED TO AS W/SR
DESCRIBED AS WATER & SEWER; MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+100.0% OF W/SX

FOOD COURT EXPENSE, REFERRED TO AS FCTX
DESCRIBED AS FOOD COURT; GENERAL EXPENSE
AN INFORMATIONAL EXPENSE
1995 VALUE -        0.00
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

FCT-FOOD COURT    , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT; FOOD COURT PASS-THROUGH
AN INFORMATIONAL EXPENSE
+115.0% OF FCTX

GENERAL & ADMIN. , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL & ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       2,800
1996 VALUE -       2,800
THEREAFTER - GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
AN INFORMATIONAL EXPENSE
1995 VALUE -        0.00
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

MISCELLANEOUS     , REFERRED TO AS MISX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       1,000
1996 VALUE -       1,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

AN INFORMATIONAL EXPENSE
ZERO

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL  GROSS INCOME
FOR ALL TENANTS SUBJECT  TO VACANCY
1995 VALUE -        2.50
1996 VALUE -        2.50
1997 VALUE -        3.50
1998 VALUE -        5.00
THEREAFTER - CONSTANT

MANAGEMENT  FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -        5.00
1996 VALUE -        5.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - PERCENT OF EACH YEAR'S RENT WITH EXTENSION:
YEAR 1 - 6.000%
YEAR 2 - 4.000%
YEAR 3 - 4.000%
YEAR 4 - 4.000%
YEAR 5 - 3.000%

STANDARD METHOD #2 - PERCENT OF EACH YEAR'S RENT WITH EXTENSION:

YEAR 1 - 1.800%
YEAR 2 - 1.200%
YEAR 3 - 1.200%
YEAR 4 - 1.200%
YEAR 5 - 0.900%

STANDARD METHOD #3 -  3.250% OF TOTAL RENT

STANDARD METHOD #2 -  0.000% OF TOTAL RENT

STANDARD METHOD #5 -  0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

CONTRIBUTIONS CONTAINED IN EXPENSE CANC
BASED ON RECOVERIES ASSIGNED TO COST CENTER 2 - CAM-ANCHOR TENANTS FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
     4 - ANCHOR TENANTS

CAPITAL EXPENDITURES
--------------------


REPL'MENT RESERVE

MARKET RATE RESX MULTIPLIED BY AREA MEASURE OGLA


/1
1995 VALUE -         0.00
1996 VALUE -         0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG


PRIMARY CLASSIFICATION CODES
----------------------------

     1 - MALL SHOP TENANTS
     2 - FOOD COURT TENANTS
     3 - KIOSK TENANTS
     4 - ANCHOR TENANTS


SECONDARY CLASSIFICATION CODES
------------------------------

     1 - TENANTS  < 750
     2 - TENANTS  751-1200
     3 - TENANTS  1201-2000
     4 - TENANTS  2001-3500
     5 - TENANTS  3501-5000
     6 - TENANTS  5001-10000
     7 - TENANTS  > 10000
     8 - FOOD COURT TENANTS
     9 - KIOSK TENANTS
    10 - ANCHOR TENANTS


COST CENTERS
------------

     1 - CAM-MALL SHOPS
     2 - CAM-ANCHOR TENANTS
     3 - TAX-MALL SHOPS
     4 - TAX-ANCHOR TENANTS
     5 - UTL-UTILITY INCOME
     6 - W/S-WATER & SEWER
     7 - HVC-HVAC INCOME
     8 - FCT-FOOD COURT


SALES  VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH     ANNUAL SALES       VOLUME
-----      ------------      --------

 JAN            8.33%           1.00
 FEB            8.33%           1.00
 MAR            8.33%           1.00
 APR            8.33%           1.00
 MAY            8.33%           1.00
 JUN            8.33%           1.00
 JUL            8.33%           1.00
 AUG            8.33%           1.00
 SEP            8.33%           1.00
 OCT            8.33%           1.00
 NOV            8.33%           1.00
 DEC            8.33%           1.00
              -------         -------

TOTALS    100.00%         12.00


GLOBAL RECOVERIES
-----------------

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS CAM RECOVERY; TYPE 1
ASSIGNED TO COST CENTER    1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A C0MPLETE PASSTHROUGH

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS CAN RECOVERY; TYPE 2
ASSIGNED TO COST CENTER 1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM3-RECOVERY CAM3, REFERRED TO AS CAM3
DESCRIBED AS CAM RECOVERY; TYPE 3
ASSIGNED TO COST CENTER 1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM3
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /3
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS CAM RECOVERY; TYPE 4
ASSIGNED TO COST CENTER 1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM4
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /4
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES , REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; TYPE 1
ASSIGNED TO COST CENTER 3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAXX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A C0MPLETE PASSTHROUGH

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; TYPE 2
ASSIGNED TO COST CENTER     3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /6
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A C0MPLETE PASSTHROUGH

UTL-UTILITIES    , REFERRED TO AS UTLR
DESCRIBED AS UTILITY RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER     5 - UTL-UTILITY INCOME
PRO RATA SHARE RECOVERY OF EXPENSE UTLR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

W/S-WATER & SEWER , REFERRED TO AS W/SR
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER 6 - W/S-WATER & SEWER
PRO RATA SHARE RECOVERY OF EXPENSE W/SR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE /1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A RASE OF ZERO FOR A COMPLETE PASSTHROUGH

HVCR-HVAC CHARGE , REFERRED TO AS HVCR
DESCRIBED AS HVAC RECOVERY; MALL TENANT CHARGE
ASSIGNED TO COST CENTER       7 - HVC-HVAC INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE -    0.00/SF
THEREAFTER   -    GROWING AT 0.00%
CAP          -    NONE

FCTR-FOOD COURT    , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER        8  FCT-FOOD COURT
 3.00% OF SALES

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY  CAM1
GLOBAL RECOVERY  TAX1

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY  CAM2
GLOBAL RECOVERY  TAX2
GLOBAL RECOVERY  UTLR
GLOBAL RECOVERY  W/SR

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SOUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1   MALL SHOP TENANTS
SECONDARY CODE:               2   TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER     - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------

 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 3 - MKT3
BASE LEASE BATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1  - MALL SHOP TENANTS
SECONDARY CODE:              3  - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    -  GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 4 - MKT4
BASE LEASE DATES:      1/1996 TO 12/2005
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:             1
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS; NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /5
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:

INITIAL SALES -          0/YEAR
THEREAFTER    -   GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    -   GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              7 - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /9
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB

RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:      1/1996 TO 12/2005
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:             1
PRIMARY CODE:               2 - FOOD COURT TENANTS
SECONDARY CODE:             8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    -    GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       10.00         2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /10
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 9 - MKT9-KIOSKS
BASE LEASE DATES:        1/1996 TO 12/2000
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 3 - KIOSK TENANTS
SECONDARY CODE:               9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR

THEREAFTER     GROWING AT   0.00%
WITH A NATURAL BREA0OINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH       VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------   ------   --------  ---------   -----------    -----------
 1       5.00          2        NONE      NONE          YES           YES
 2       5.00          2        NONE      NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER Of 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /11
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

                                   DOVER MALL
                                 TENANT REGISTER
                                 6/24/96 @ 9:00


                  TENANT                      SQUARE FEET    BEGIN DATE     END DATE
----------------------------------------      ------------   -----------    --------
       1 - MALL SHOP  TENANTS
# 2  - SUITE 1004     PAYLESS SHOES                  2,940      12/1987        6/1997
# 3  - SUITE 1008     SUNCOAST MOTION PI             2,350       3/1990        3/2002
# 4  - SUITE 1016     VACANT                         2,408       1/1998       12/2007
# 5  - SUITE 1020     RUBY TUESDAY                   4,784       4/1993        4/2008
# 6  - SUITE 1028     GORDONS JEWELERS               1,143       1/1988       12/1997
# 7  - SUITE 1036     RECORD TOWN                    3,975       5/1993        5/2003
# 8  - SUITE 1040     FOOTLOCKER                     2,130       8/1982       12/1997
# 9  - SUITE 1044     VACANT                         1,360       1/1998       12/2007
# 10 - SUITE 1056     EXPRESS/STRUCTURE             14,182       5/1992        5/2004
# 11 - SUITE 1060     LERNER NY                      7,311       4/1993        4/2003
# 12 - SUITE 1068     CHILDRENS PLACE                3,309      11/1996       10/2006
# 13 - SUITE 1072     THE GAP                        3,647       7/1985        7/1997
# 14 - SUITE 1076     MATTHEW'S HALLMARK             3,726       5/1993        6/2003
# 15 - SUITE 1080     SAM GOODY                      4,160      11/1986       12/1998
# 16 - SUITE 1084     RADIO SHACK                    2,449       1/1993       12/2002
# 17 - SUITE 1088     VACANT                         3,951       1/1998       12/2007
# 18 - SUITE 1092     JEANS WEST                     2,139       3/1991        3/2001
# 19 - SUITE 1096     BOMBAY COMPANY                 3,804       5/1994        4/2004
# 20 - SUITE 1110     AMERICAN EAGLE                 4,176       3/1995        1/2006
# 22 - SUITE 2008     ZALES JEWELERS                 2,882      11/1994       12/2004
# 23 - SUITE 2016     VACANT                         2,016       1/1997       12/2006
# 24 - SUITE 2024     VICTORIA'S SECRET              6,168       4/1993        1/2004
# 25 - SUITE 2032     FOOTACTION                     3,010       1/1995       12/2004
# 26 - SUITE 2036     SPENCER GIFTS                  2,015       5/1995        1/2006
# 27 - SUITE 2040     KAY BEE TOYS                   3,828       7/1994        7/2004
# 28 - SUITE 2044     COUNTY SEAT                    3,213       3/1991        3/2001
# 29 - SUITE 2046     JUST SPORTS                    1,870       9/1996        8/2006
# 30 - SUITE 2050     SMALL'S                        1,033      11/1986       12/1997
# 31 - SUITE 2052     CUTLER CAMERA                  1,474      11/1990       11/2002
# 33 - SUITE 3004     AUNTIE ANNE'S  PRET            1,015       5/1992        3/1998
# 34 - SUITE 3012     GIFT DESIGN GALLER             2,463      11/1995        1/2006
# 36 - SUITE 3024     AEROPASTALE                    4,274      11/1995        1/2006
# 37 - SUITE 3028     GENERAL NUTRITION              1,194       8/1993        7/2003
# 38 - SUITE 3032     B. DALTON BOOKS                2,676       2/1993        3/2003
# 39 - SUITE 3036     ORIGINAL COOKIE                  720       1/1993       12/1999
# 50 - SUITE 3076     VACANT                           567       7/1997        6/2007
# 51 - SUITE 3080     CARGO FURNITURE                  685       6/1987        6/1997
# 52 - SUITE 3084     ELECTRONICS BOUTIQ             1,412       3/1993        3/2003
# 53 - SUITE 3088     THE COFFEE BEANERY               863       3/1992        2/2002
# 54 - SUITE 3092     SUNGLASS HUT                     258      12/1990       11/1997
# 55 - SUITE 3096     SWEET FACTORY                    651       8/1993        6/2003
# 56 - SUITE 3098     VACANT                           843       7/1996        6/2006
# 57 - SUITE 4004     JOLLY TIME                     5,097       1/1987       12/1996
# 58 - SUITE 4008     BURLINGTON  SHOE               4,457      10/1986        6/1996
# 59 - SUITE 4012     UNISEX                         1,873       1/1993       12/1998
# 60 - SUITE 4016     FAST FEET                        420       6/1992        6/1997
# 61 - SUITE 4018     UNISEX 11                        420       3/1989        2/1997
# 62 - SUITE 4020     FOLEY JEWELERS                   947      10/1987        3/1998
# 63 - SUITE 4024     LIMITED                        7,220       9/1993        1/2006
# 64 - SUITE 4036     LANE BRYANT                    4,337       5/1995        4/2005
# 65 - SUITE 4040     DEB SHOP                       6,192       8/1982        1/1998
# 66 - SUITE 4044     VACANT                         2,989      10/1996        9/2006
# 67 - SUITE 4056     THE DISNEY STORE               4,720       7/1995        6/2005
# 68 - SUITE 4060     HANOVER SHOES                    898       1/1995       12/2004
# 69 - SUITE 4062     EXPRESSLY PORTRAIT             1,442      12/1993        2/2004
# 70 - SUITE 4068     VACANT                           609      10/1997        9/2007
# 72 - SUITE 5004     VACANT                         1,192      10/1997        9/2007
# 73 - SUITE 5008     PEARLE VISION                    903      10/1993        9/2003
# 74 - SUITE 5012     LITTMAN JEWELERS               1,230       9/1986        8/1998
# 75 - SUITE 5014     CLAIRE'S BOUTIQUE                750       7/1994       12/2004
# 76 - SUITE 5016     J. RIGGINGS                    2,524       3/1991        3/2001
# 77 - SUITE 5020     WILSON'S LEATHER               2,480       8/1986        1/1997

DOVER HALL                                                                PAGE 2



                  TENANT                      SQUARE FEET    BEGIN DATE     END DATE
----------------------------------------      ------------   -----------    --------
# 78 - SUITE 5024     LEGENDS SPORTING               3,100      11/1995        1/2006
# 79 - SUITE 5028     CVS                            6,067       8/1982        1/1998
# 80 - SUITE 5032     VACANT                         3,158      10/1996       9/2006
# 81 - SUITE 5036     WALDENBOOKS                    3,317       2/1994        1/2004
# 82 - SUITE 5040     VACANT                         8,120       1/1997       12/2006
# 83 - SUITE 5048     MASTER CUTS                      965      10/1994        9/2004
# 84 - SUITE 5052     VACANT                           965       7/1997        6/2007
# 85 - SUITE 5056     DOLLAR TREE                    2,500      11/1988       12/1998
# 86 - SUITE 5061     VACANT                         2,385       4/1997        3/2007
# 87 - SUITE 5062     VACANT                         1,483       4/1997        3/2007
# 88 - SUITE 5066     BEST JEWELERS                  2,316      11/1987        6/1997
                                               -----------
         73 TENANTS                                204,150

       2 - FOOD COURT TENANTS

# 40 - SUITE 3040     VACANT FOOD COURT              1,046       7/1996        6/2006
# 41 - SUITE 3042     CHINA COURT                      490       2/1986        6/1996
# 42 - SUITE 3044     VACANT FOOD COURT                304       7/1996        6/2006
# 43 - SUITE 3048     VACANT FOOD COURT                732      10/1997        9/2007
# 44 - SUITE 3052     A & W                            828       1/1993       12/1999
# 45 - SUITE 3056     MCDONALD'S                       952       5/1996        4/2006
# 46 - SUITE 3060     SBARRO                           785       1/1989       12/1998
# 47 - SUITE 3064     BOARDWALK FRIES                  834       1/1993        2/2003
# 48 - SUITE 3068     CHICK-FIL-A                    1,044      11/1993       10/2003
# 49 - SUITE 3072     BULL ON THE BEACH              2,203       1/1989       12/1996
                                               -----------
         10 TENANTS                                  9,218

       3 - KIOSK TENANTS

#  1 - SUITE 0015     BANK OF DELAWARE                  15      12/1991       11/1996
# 89 - SUITE A002     AT&T TRIDOM                        1       4/1995        3/2015
# 90 - SUITE K002     PIERCING PAGODA                  160       1/1994       12/1999
# 91 - SUITE K003     THINGS REMEMBERED                160       5/1994        4/1999
# 92 - SUITE K005     CRYSTAL GARDEN                   120       2/1993        1/1998
                                               -----------
         5 TENANTS                                     456

       4 - ANCHOR TENANTS

# 21 - SUITE 2000     LEGGETT                       74,671       8/1982        8/2002
# 32 - SUITE 3000     SEARS                        111,309       8/1982        8/2002
# 71 - SUITE 5000     JC PENNEY                    116,480       8/1993        8/2048
                                               -----------
         3 TENANTS                                 302,460

       5 - THEATRE

# 35 - SUITE 3020     FOX THEATER                   18,210       7/1983       12/1998
                                               -----------
         1 TENANTS                                  18,210
                                               -----------
        92 TENANTS                                 534,494
                                               ===========

                                  DOVER COMMONS
                                 TENANT REGISTER
                                 6/24/96 @ 8:58


                  TENANT                      SQUARE FEET    BEGIN DATE     END DATE
----------------------------------------      ------------   -----------    --------
         1- MALL SHOP   TENANTS

#  2 - SUITE  101     VACANT                         1,640       7/1996        6/2001
#  3 - SUITE  103     VACANT                         1,600      10/1996        9/2001
#  4 - SUITE  105     PLAY IT AGAIN SPID             2,987      12/1993       11/1998
#  5 - SUITE  109     PROGRESSIVE CASUAL             1,297       3/1995       11/1998
#  6 - SUITE  111     VACANT                         1,260       4/1997        3/2002
#  7 - SUITE  113     AL'S TV SERVICE                1,400       3/1995       12/1999
#  8 - SUITE  115     NORTH AMERICAN                 1,400       7/1989        5/1996
#  9 - SUITE  117     HOUSEHOLD FINANCE              2,400       4/1994        3/1999
# 10 - SUITE  121     WEIGHT WATCHERS                2,404       9/1992        8/1997
# 11 - SUITE  125     CATHERINE'S                    3,226       5/1992        4/1997
# 12 - SUITE  129     AIRWAVE TECHNOLOGY               800       5/1995        4/1998
# 13 - SUITE  131     UNITED STATES ARMY             2,591       9/1990       12/1996
                                               -----------
         12 TENANTS                                 23,005

       4 - ANCHOR TENANTS

#  1 - SUITE 100      VACANT                        11,020       1/1997       12/2001
# 14 - SUITE 143      RAINBOW RECORDS                8,995       6/1995        6/1998
# 15 - SUITE 150      PIER ONE IMPORTS               8,956       2/1989        2/1999
                                               -----------
         3 TENANTS                                  28,971
                                               -----------
        15 TENANTS                                  51,976
                                               ===========

                                   DOVER MALL
                                EXPIRATION REPORT
                        YEARS 1997 To 2006, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/24/96 @ 9:03

                                    TERM/     BASE                TOTAL  MARKET
    TENANT            SQUAER FT  END DATE    RENT/SF   RECV/SF   RENT/SF RENT/SF
-------------------   ---------  --------    -------   -------   ---------------

# 41-SUITE 3042                   INITIAL
CHINA COURT                 490    6/1996     59.66     24.59     84.24    40.00

# 58-SUITE 4008                   INITIAL
BURLINGTON SHOE           4,457    6/1996     15.35     10.51     25.85    19.00

# 1-SUITE 0015                    INITIAL
BANK OF DELAWARE             15   11/1996    560.00      1.60    561.60   150.00

# 57-SUITE 4004                   INITIAL
JOLLY TIME                5,097   12/1996     15.54     10.51     26.05    18.00

# 49-SUITE 3072                   INITIAL
BULL ON THE BEACH         2,203   12/1996     25.33     14.33     39.66    40.00

# 77-SUITE 5020                   INITIAL
WILSON'S LEATHER          2,480    1/1997    14.00      10.89     24.89    22.50

# 61-SUITE 4018                   INITIAL
UNISEX II                   420    2/1997     42.86     11.37     54.23    46.50
                        -------             -------   -------   -------   ------
 7 FY 97 EXPIRATIONS     15,162               19.37     11.59     30.97    23.86



# 60-SUITE 4016                   INITIAL
FAST FEET                   420    6/1997     42.86     11.17     54.03    46.50

# 2-SUITE 1004                    INITIAL
PAYLESS SHOES             2,940    6/1997     17.00     11.36     28.36    22.50

# 51-SUITE 3080                   INITIAL
CARGO FURNITURE             685    6/1997     32.13     10.90     43.02    46.50

# 88-SUITE 5066                   INITIAL
BEST JEWELERS             2,316    6/1997     24.00     10.81     34.81    22.50

# 13-SUITE 1072                   INITIAL
THE GAP                   3,647    7/1997     16.00     11.06     27.06    19.00

# 54-SUITE 3092                   INITIAL
SUNGLASS HUT                258   11/1997    108.51     11.35    119.86    46.50

# 6-SUITE 1028                    INITIAL
GORDONS JEWELERS          1,143   12/1997     39.37     11.36     50.73    33.83

# 30-SUITE 2050                   INITIAL
SMALL'S                   1,033   12/1997     14.87     10.90     25.77    33.83

# B-SUITE 1040                    INITIAL
FOOTLOCKER                2,130   12/1997     47.25     10.36     57.61    23.06

# 79-SUITE 5028                   INITIAL
CVS                       6,067    1/1998     10.00      9.30     19.30    18.45

# 65-SUITE 4040                   INITIAL
DEB SHOP                  6,192    1/1998      9.00      6.86     15.86    18.45

                                    TERM/     BASE                TOTAL  MARKET
    TENANT            SQUAER FT  END DATE    RENT/SF   RECV/SF   RENT/SF RENT/SF
-------------------   ---------  --------    -------   -------   ------- --------
# 92-SUITE K005                  INITIAL
CRYSTAL GARDEN             120    1/1998     125.00    18.50      143.50  153.75

# 62-SUITE 4020                  INITIAL
FOLEY JEWELERS             947    3/1998      59.49    11.23      70.72    33.83

# 33-SUITE 3004                  INITIAL
AUNTIE ANNE'S PRET       1,015    3/1998      37.48    11.55      49.03    33.83
                       -------               ------    -----     ------   ------
14 FY 98 EXPIRATIONS    28,913                21.40     9.81      31.21    23.68

                       -------               ------    -----     ------   ------
21 CUMULATIVE EXPS      44,075                20.70    10.43      31.13    23.74


# 74-SUITE 5012                  INITIAL
LITTMAN JEWELERS         1,230    8/1998      69.71    11.27      80.98    25.63

# 35-SUITE 3020                  INITIAL
FOX THEATER             18,210   12/1998       9.11     5.48      14.59    15.84

# 15-SUITE 1080                  INITIAL
SAM GOODY                4,160   12/1998      26.48    11.27      37.74    20.06

# 85-SUITE 5056                  INITIAL
DOLLAR TREE              2,500   12/1998      12.00    11.7 5     23.75    23.73

# 59-SUITE 4012                  INITIAL
UNISEX                   1,873   12/1998      25.00    11.55      36.54    26.39

# 46-SUITE 3060                  INITIAL
SBARRO                   7857    12/1998      68.73    34.09     102.82    42.23

# 91-SUITE K003                  INITIAL
THINGS REMEMBERED          160    4/1999     156.23    11.25     167.48   158.36
                        -------              ------    -----     ------   ------
7 FY 99 EXPIRATIONS     28,918                17.90     8.30      26.20    19.73
                        -------              ------    -----     ------   ------
28 CUMULATIVE EXPS      72,993                19.59     9.58      29.17    22.15


# 90-SUITE K002                  INITIAL
PIERCING PAGODA            160   12/1999     223.95    11.25     235.20   163.11

# 39-SUITE 3036                  INITIAL
ORIGINAL COOKIE            720   12/1999      55.57    11.95      67.52    50.57

# 44-SUITE 3052                  INITIAL
A & W                      828   12/1999      35.01    20.96      55.97    43.50
                       -------               ------    -----     ------   ------
3 FY100 EXPIRATIONS      1,708                61.38    16.25      77.63    57.68
                       -------               ------    -----     ------   ------
31 CUMULATIVE EXPS      74,701                20.55     9.74      30.28    22.97


# 28-SUITE 2044                  INITIAL
COUNTY SEAT              3,213    3/2001      25.00    13.01      38.01    25.20

# 76-SUITE 5016                  INITIAL
J. RIGGINGS              2,524    3/2001      28.00    12.97      40.96    25.20

                                   TERM/     BASE                TOTAL   MARKET
    TENANT           SQUAER FT  END DATE    RENT/SF   RECV/SF   RENT/SF  RENT/SF
-------------------  ---------  --------    -------   -------   ------- --------
# 18-SUITE 1092                 INITIAL
JEANS WEST              2,139    3/2001      31.00    12.96      43.97     25.20
                       ------               ------    -----     ------    ------
3 FY101 EXPIRATIONS     7,876                27.59    12.98      40.57     25.20
                       ------               ------    -----     ------    ------
34 CUMULATIVE EXPS     82,577                21.22    10.05      31.26     23.18


# 53-SUITE 3088                 INITIAL
THE COFFEE BEANERY        863    2/2002      48.44    13.22      61.67     38.07

# 3-SUITE 1008                  INITIAL
SUNCOAST M0TION PI      2,350    3/2002      28.00    13.46      41.45     25.96
                       ------               ------    -----     ------    ------
2 FY102 EXPIRATIONS     3,213                33.49    13.39      46.88     29.21
                       ------               ------    -----     ------    ------
36 CUMULATIVE EXPS     85,790                21.68    10.17      31.85     23.40

# 31-SUITE 2052                 INITIAL
CUTLER CAMERA           1,474   11/2002      33.22    13.46      46.68     28.84

# 16-SUITE 1084                 INITIAL
RADIO SNACK             2,449   12/2002      22.00    13.22      35.22     26.74

# 47-SUITE 3064                 INITIAL
BOARDWALK FRIES           834    2/2003      41.97    34.37      76.35     47.53

# 38-SUITE 3032                 INITIAL
B. DALTON BOOKS         2,676    3/2003      29.00    13.68      42.68     26.74

# 52-SUITE 3084                 INITIAL
ELECTRONICS BOUTIQ      1,412    3/2003      54.41    13.67      68.08     29.71

# 11-SUITE 1060                 INITIAL
LERNER NY               7,311    4/2003      20.00     9.22      29.22     21.39

# 7-SUITE 1036                  INITIAL
RECORD TOWN             3,975    5/2003      27.00    13.57      40.57     22.58
                       ------                -----    -----      -----     -----
 7 FY103 EXPIRATIONS   20,131                27.11    12.82      39.93     25.20
                       ------                -----    -----     ------    ------

43 CUMULATIVE EXPS    105,921                22.71    10.67      33.39     23.75


# 14-SUITE 1076                 INITIAL
MATTHEW'S HALLMARK      3,726    6/2003      29.63    13.67      43.31     22.58

# 55-SUITE 3096                 INITIAL
SWEET FACTORY             651    6/2003      53.75    13.57      67.32     55.25

# 37-SUITE 3028                 INITIAL
GENERAL NUTRITION       1,194    7/2003      41.09    13.67      54.75     39.21

# 73-SUITE 5008                 INITIAL
PEARLE VISION             903    9/2003      31.27    13.67      44.94     39.21

# 48-SUITE 3068                 INITIAL
CHICK-FIL-A             1,044   10/2003      41.95    24.01      65.97     47.53

                                    TERM/   BASE                TOTAL  MARKET
    TENANT            SQUAER FT  END DATE  RENT/SF   RECV/SF   RENT/SF RENT/SF
-------------------   ---------  --------  -------   -------   ---------------

# 81-SUITE 5036                  INITIAL
WALDENBOOKS              3,317    1/2004    30.00    14.15      44.15     27.54

# 24-SUITE 2024                  INITIAL
VICTORIA'S SECRET        6,168    1/2004    20.00     8.15      28.15     22.03

# 69-SUITE 4062                  INITIAL
EXPRESSLY PORTRAIT       1,442    2/2004    27.74    14.15      41.88     30.60

# 19-SUITE 1096                  INITIAL
BOMBAY COMPANY           3,804    4/2004    24.00    14.15      38.15     23.25

# 10-SUITE 1056                  INITIAL
EXPRESS/STRUCTURE       14,182    5/2004    22.00     9.04      31.04     18.36
                        ------              -----    -----     ------    ------
10 FY104 EXPIRATIONS    36,431              25.60    11.34      36.94     23.94

                        ------              -----    -----     ------    ------

53 CUMULATIVE EXPS      142,352             23.45    10.84      34.30     23.79



# 27-SUITE 2040                  INITIAL
KAY SEE TOYS             3,828    7/2004    28.00    14.15      42.15     23.25

# 83-SUITE 5048                  INITIAL
MASTER CUTS                965    9/2004    30.01    14.15      44.16     40.39

# 68-SUITE 4060                  INITIAL
HANOVER SHOES              898   12/2004    53.45    14.15      67.60     41.60

# 75-SUITE 5014                  INITIAL
CLAIRE'S BOUTIQUE          750   12/2004    57.31    14.14      71.46     58.62

# 22-SUITE 2008                  INITIAL
ZALES JEWELERS           2,882   12/2004    40.64    14.15      54.79     28.36

# 25-SUITE 2032                  INITIAL
FOOTACTION               3,010   12/2004    37.76    16.62      54.38     28.36

# 64-SUITE 4036                  INITIAL
LANE BRYANT              4,337    4/2005    18.00    10.66      28.66     23.95
                        ------              -----    -----     ------    ------
 7 FY105 EXPIRATIONS    16,670              32.15    13.69      45.84     28.81
                        ------              -----    -----     ------    ------

60 CUMULATIVE EXPS      159,022             24.36    11.14      35.51     24.32



# 67-SUITE 4056                  INITIAL
THE DISNEY STORE         4,720    6/2005    21.00    14.38      35.38     23.95

# 20-SUITE 1110                  INITIAL
AMERICAN EAGLE           4,176    1/2006    18.00    15.14      33.14     24.67

# 36-SUITE 3024                  INITIAL
AEROPASTALE              4,274    1/2006    27.00    15.14      42.14     24.67

# 63-SUITE 4024                  INITIAL
LIMITED                  7,220    1/2006    20.00     8.31      28.31     23.37

# 78-SUITE 5024                  INITIAL
LEGENDS SPORTING         3,100    1/2006    26.00    15.14      41.14     29.21

                                    TERM/   BASE               TOTAL     MARKET
    TENANT            SQUAER FT  END DATE  RENT/SF   RECV/SF  RENT/SF    RENT/SF
-------------------   ---------  --------  -------   -------  --------   -------
# 26-SUITE 2036                  INITIAL
SPENCER GIFTS            2,015    1/2006      27.00    15.14     42.14     29.21

# 34-SUITE 3012                  INITIAL
GIFT DESIGN GALLER       2,463    1/2006      32.00    15.14     47.14     29.21

# 45-SUITE 3056                  INITIAL
MCDONALDIS                 952    4/2006      42.03    25.46     67.49     51.94
                        ------                -----    -----    ------    ------
 8 FY106 EXPIRATIONS    28,920                23.79    13.65     37.44     26.32
                        ------                -----    -----    ------    ------
68 CLNJLATIVE EXPS      187,942               24.27    11.53     35.80     24.63

                                  DOVER COMMONS
                                EXPIRATION REPORT
                        YEARS 1997 TO 2006, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/24/96 @ 8:59

                                    TERM/   BASE               TOTAL     MARKET
    TENANT            SQUAER FT  END DATE  RENT/SF   RECV/SF  RENT/SF    RENT/SF
-------------------   ---------  --------  -------   -------  --------   -------
# 13-SUITE 131                   INITIAL
UNITED STATES ARMY       2,591   12/1996      14.00     0.00      14.00     12.00

# 11-SUITE 125                   INITIAL
CATHERINE'S              3,226    4/1997       9.50     1.88      11.38     12.00
                        ------                -----    -----     ------    ------
 2 FY 97 EXPIRATIONS     5,817                11.50     1.04      12.55     12.00

 10-SUITE 121                    INITIAL
WEIGHT WATCHERS          2,404    8/1997      13.00     1.14      14.14     12.00

# 12-SUITE 129                   INITIAL
AIRWAVE TECHNOLOGY         800    4/1998      13.01     1.92      14.93     12.36
                        ------                -----    -----     ------    ------
 2 FY 98 EXPIRATIONS     3,204                13.00     1.34      14.34     12.09
                        ------                -----    -----     ------    ------
 4 CUMULATIVE EXPS       9,021                12.04     1.15      13.18     12.03

  14-SUITE 143                   INITIAL
RAINBOW RECORDS          8,995    6/1998       9.00     1.93      10.93      8.24

#  4-SUITE 105                   INITIAL
PLAY IT AGAIN SPO        2,987   11/1998      10.00     1.93      11.93     12.36

# 5-SUITE 109                    INITIAL
PROGRESSIVE CASUAL       1,297   11/1998      12.00     1.92      13.92     12.36

# 15-SUITE 150                   INITIAL
PIER ONE IMPORTS         8,956    2/1999      14.75     1.23      15.98      8.49

# 9-SUITE 117                    INITIAL
HOUSEHOLD FINANCE        2,400    3/1999      11.70     2.01      13.70     12.73
                        ------                -----    -----    ------    ------
 5 FY 99 EXPIRATIONS              24,635      11.63     1.68      13.31      9.48
                        ------                -----    -----    ------    ------
 9 CUMULATIVE EXPS      33,656                11.74     1.54      13.28     10.17


   7-SUITE 113                   INITIAL
AL'S TV SERVICE          1,400   12/1999      14.00     2.01      16.01     13.11
                        ------                -----    -----    ------    ------
 1 FY100 EXPIRATIONS     1,400                14.00     2.01      16.01     13.11
                        ------                -----    -----    ------    ------

10 CUMULATIVE EXPS      35,056                11.83     1.56      13.39     10.28


# 2-SUITE 101                    INITIAL
VACANT                   1,640    6/2001      13.51     2.08      15.59     13.51

# 8-SUITE 115                    RENEWAL 1
NORTH AMERICAN           1,400    7/2001      14.63     2.08      16.71     13.51

                                    TERM/   BASE               TOTAL     MARKET
    TENANT            SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF    RENT/SF
-------------------   ---------  --------  -------   -------  --------   -------

# 3-SUITE 103                    INITIAL
VACANT                   1,600    9/2001      13.51     2.08      15.59     13.51

# 1-SUITE 100                    INITIAL
VACANT                  11,020   12/2001       9.00     2.08      11.08      9.27

# 13-SUITE 131                   RENEWAL 1
UNITED STATES ARMY       2,591    2/2002      15.76     2.29      18.04     13.91

# 6-SUITE 111                    INITIAL
VACANT                   1,260    3/2002      13.50     2.30      15.80     13.91
                        ------                -----    -----     ------    ------
 6 FY102 EXPIRATIONS    19,511                11.34     2.12      13.46     11.20
                        ------                -----    -----     ------    ------
16 CUMULATIVE EXPS      54,567                11.66     1.76      13.41     10.61


# 11-SUITE 125                   RENEWAL I
CATHERINE'S              3,226    6/2002      13.51     2.29      15.79     13.91

# 10-SUITE 121                   RENEWAL 1
WEIGHT WATCHERS          2,404   10/2002      14.63     2.29      16.92     13.91

                        ------                -----    -----     ------    ------
 2 FY103 EXPIRATIONS     5,630                13.99     2.29      16.28     13.91
                        ------                -----    -----     ------    ------
18 CUMULATIVE EXPS      60,197                11.87     1.81      13.68     10.92

# 12-SUITE 129                   RENEWAL 1
AIRWAVE TECHNOLOGY         800    6/2003      14.63     2.28      16.91     14.33

# 14-SUITE 143                   RENEWAL 1
RAINBOW RECORDS          8,995    8/2003      10.13     2.27      12.40      9.55

# 4-SUITE 105                    RENEWAL 1
PLAY IT AGAIN SPO        2,987    1/2004      14.33     2.40      16.73     14.76

# 5-SUITE 109                    RENEWAL 1
PROGRESSIVE CASUAL       1,297    1/2004      14.33     2.41      16.74     14.76

# 15-SUITE 150                   RENEWAL 1
PIER ONE IMPORTS         8,956    4/2004      16.60     2.40      19.00      9.84

# 9-SUITE 117                    RENEWAL 1
HOUSEHOLD FINANCE        2,400    5/2004      14.33     2.40      16.73     14.76
                        ------                -----    -----     ------    ------
 6 FY104 EXPIRATIONS    25,435                13.65     2.35      16.01     11.17

                        ------                -----    -----     ------    ------
24 CUMULATIVE EXPS     85,632                12.40     1.97      14.37     10.99


 # 7-SUITE 113                   RENEWAL 1
AL'S TV SERVICE          1,400    2/2005      15.75     2.37      18.13     15.20
                        ------                -----    -----    ------    ------
  1 FY105 EXPIRATIONS    1,400                15.75     2.37      18.13     15.20

                        ------                -----    -----    ------    ------
25 CUMULATIVE EXPS      87,032                12.46     1.98      14.43     11.06

                  RETAIL, COMMUNITY AND NEIGHBOHOOD CENTERS

                                                                                                                         Projection
                  Going In Cap Rate     Terminal Cap Rate            IRR               Income Growth      Expense Growth   Period
====================================================================================================================================
                   Low        High         Low       High       Low        High       Low        High     Low        High   Years
------------------------------------------------------------------------------------------------------------------------------------
                  9.50%      11.00%       9.00%     10.50%     14.00%     14.00%      3.25%      3.25%    4.00%      4.00%    5
                  9.00%      10.00%       9.00%     10.00%     11.50%     12.50%      3.50%      3.50%    3.50%      3.50%   10
                  9.50%       9.75%       9.75%     10.00%     11.50%     11.75%      3.50%      4.00%    3.50%      3.50%   10
                  9.50%       9.50%      10.00%     10.00%     12.50%     12.50%      0.00%      4.00%    4.00%      4.00%   10
                  9.00%      10.50%       9.75%     11.50%     10.00%     14.00%      2.00%      4.00%    4.00%      4.00%   10
                 10.00%      10.00%      10.00%     10.00%     12.00%     12.00%      4.00%      4.00%    4.00%      4.00%   10
                  8.50%       9.50%       9.50%     10.50%     11.50%     12.50%      4.00%      4.00%    4.00%      4.00%   10
                  9.50%       9.75%       9.75%     10.00%     11.25%     11.50%      3.00%      4.00%    3.50%      4.50%   10
                  8.50%       9.00%       9.00%      9.50%     11.00%     12.00%      3.00%      3.00%    3.00%      3.00%   10
                  9.50%      10.00%      10.00%     10.50%     11.50%     12.50%      3.00%      3.00%    3.00%      3.00%   10
                                          9.00%     10.00%
                  9.50%       9.50%      10.00%     10.00%     12.00%     12.00%      3.00%      3.00%    3.00%      3.00%   10
                  8.50%       9.50%      10.00%     11.00%     11.25%     12.50%      3.00%      3.00%    3.00%      3.00%   10
                  9.00%       9.25%      10.00%     10.25%     12.00%     12.00%      4.00%      4.00%    4.00%      4.00%   10

---------------------------------------------------------------------------------------------------------------------------
No. of Responses    13          13          14         14         13         13         13         13       13         13
Average           9.19%       9.79%       9.63%     10.27%     11.69%     12.44%      3.02%      3.60%    3.58%      3.65%
---------------------------------------------------------------------------------------------------------------------------

                  RETAIL, POWER CENTERS AND "BIG BOX"

                                                                                                                          Projection
                  Going in Cap Rate      Terminal Cap Rate          IRR                Income Growth        Expense Growth    Period
====================================================================================================================================
                    Low       High        Low       High       Low        High        Low        High       Low        High    Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.25%      9.50%      9.50%     10.00%     11.50%      11.50       3.00%      3.50%      4.00%      4.00%     10
                   9.50%      9.75%      9.75%     10.00%     10.50%      11.50%      3.50%      4.00%      3.50%      3.50%     10
                  10.00%     10.00%     10.00%     10.00%     12.00%      12.00%      0.00%      4.00%      4.00%      4.00%     10
                   9.00%      9.50%      9.50%     10.00%     11.00%      12.00%      2.00%      3.50%      3.50%      3.50%     10
                   8.00%      9.00%      9.00%     10.00%     11.00%      12.00%      4.00%      4.00%      4.00%      4.00%     10
                   9.75%     10.00%      9.75%     10.00%     11.20%      11.50%      3.00%      3.50%      3.50%      4.00%     10
                   9.00%      9.50%     10.00%     10.00%     10.50%      11.00%      2.50%      2.50%      2.50%      2.50%     10
                   9.50%     10.00%     10.00%     10.50%     11.50%      12.50%      3.00%      3.00%      3.00%      3.00%     10
                                         8.50%      9.50%
                   9.00%      9.00%      9.50%      9.50%     11.50%      11.50%      3.00%      3.00%      3.00%      3.00%     10
                   9.50%      9.50%      9.75%      9.75%     11.25%      11.25%      4.00%      4.00%      4.00%      4.00%     10
                   9.00%      9.25%     10.00%     10.25%     12.00%      12.00%      4.00%      4.00%      4.00%      4.00%     10

----------------------------------------------------------------------------------------------------------------------------
No. of Responses     11         11         12         12         11          11         11         11         11         11
Average            9.23%      9.55%      9.60%      9.96%     11.27%      11.70%      2.91%      3.55%      3.55%      3.59%
----------------------------------------------------------------------------------------------------------------------------

                  REGIONAL MALLS

                                                                                                                          Projection
                     Going In Cap Rate   Terminal Cap Rate          IRR               lncome Growth       Expense Growth    Period
====================================================================================================================================
                       Low       High      Low        High      Low        High        Low       High       Low       High     Years
------------------------------------------------------------------------------------------------------------------------------------
                       8.00%     8.50%     8.50%      9.00%     10.50%     10.50%      3.00%     3.50%      4.00%      4.00%     10
                       7.75%     8.25%     8.50%      8.75%     11.00%     11.50%      3.50%     4.00%      3.50%      3.50%     10
                       7.50%     7.50%     8.00%      8.00%     11.50%     11.50%      0.00%     4.00%      4.00%      4.00%     10
                       7.50%     9.00%     8.00%      9.75%     10.00%     12.00%      2.00%     4.00%      4.00%      4.00%     10
                       7.00%     8.00%     7.00%      8.00%     11.00%     11.00%      4.00%     4.00%      4.00%      4.00%     10
                       7.60%     8.00%     7.50%      9.00%     10.50%     11.50%      2.00%     3.50%      3.50%      3.50%     10
                       7.00%     8.00%     9.00%     10.00%     10.50%     11.50%      4.00%     4.00%      4.00%      4.00%     10
                       7.50%     8.00%     8.50%      8.50%     10.00%     11.00%      3.00%     3.00%      3.00%      3.00%     10
                       7.50%     9.00%     8.50%      8.50%     11.50%     11.50%      4.00%     5.00%                           10

-----------------------------------------------------------------------------------------------------------------------------
No. of Responses          9         9         9          9          9          9          9         9          8          8
Average                7.47%     8.25%     8.17%      8.83%     10.72%     11.33%      2.83%     3.89%      3.75%      3.75%
-----------------------------------------------------------------------------------------------------------------------------

SURVEY OF RECENT CLOSED TRANSACTIONS

                          Net Rentable Area   Sales Price Per Sq. Ft.         Going-in Cap Rate           Internal Rate of Return
                         ------------------  ------------------------  -------------------------------   -------------------------
   Property                  No. Sales             No. Sales                       No. Sales                     No. Sales
     Type                Reported  Average   Median Reported Average    Median Reported  Average Median  Reported  Average  Median
                         -------- --------  ------- -------- ------    ------- --------  ------- ------- --------- -------  -----
Offices, Urban                16   498,859   440,929    16   $130.66   $116.76     12    9.68%    9.13%      9     12.42%  12.75%
Offices, Suburban             66   230,760   191,893    66    $83.39    $78.78     57    9.97%   10.00%     11     13.20%  12.25%
Industrial                    57   150,787   118,400    57    $37.75    $37.87     28   10.80%   10.61%     (Sample Not Large
                                                                                                             Enough to Report)
Retail (Other Than Malls)     29   136,429   121,552    29    $95.99    $91.67     27   10.05%   10.00%      8     11.59%  11.33%
Malls                          9   615,102   649,130     9   $124.68    $96.00      9    9.29%    9.53%       (Sample Not Large
                                                                                                              Enough to Report)

                               Number of Units        Sales Price Per Unit        Going-in Cap Rate
                        ---------------------------  ------------------------   ------------------------
                        No. Sales                    No. Sales                  No. Sales
                        Reported   Average  Median   Reported Average   Median  Reported  Average Median
                        --------- --------  -------  -------- --------  -----   --------- ------- -------

Apartments                   50        201     190      50    $47,975   $46,458     41    9.19%    9.30%

                                       QUALIFICATIONS OF RICHARD W. LATELLA
================================================================================


Professional Affiliations
Member, American Institute of Real Estate Appraisers
(MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R
State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216

New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member - International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W. Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.


Formal Education

Trenton State College, Trenton, New Jersey
Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

                                            QUALIFICATIONS OF BRIAN J. BOOTH
================================================================================

General Experience

     Brain J. Booth joined Cushman & Wakefield Valuation Advisory Services in 1995. Cushman & Wakefield is a national full service real estate organization.

     Mr. Booth previously worked for two years at C. Spencer Powell & Associates in Portland, Oregon, where he was an associate appraiser. He worked on the analysis and valuation of numerous properties including, office buildings, apartments, industrials, retail centers, vacant land, and special purpose properties.

Academic Education

Bachelor of Science (BS)                          Willamette University (1993)

Major: Business-Economics                         Salem, Oregon

Study Overseas (Spring 1992)                      London University
                                                  London, England


Appraisal Education
110       Appraisal Principles                    Appraisal Institute         1993
120       Appraisal Procedures                    Appraisal Institute         1994
310       Income Capitalization                   Appraisal Institute         1994
320       General Applications                    Appraisal Institute         1994
410       Standards of Professional Practice A    Appraisal Institute         1993
420       Standards of Professional Practice B    Appraisal Institute         1993
Professional Affiliation
Candidate MAI, Appraisal Institute

                                         QUALIFICATIONS OF PATRICK T. CRAIG
================================================================================

Background


     Patrick T. Craig is an Associate Director of Cushman & Wakefield's New York Valuation Advisory Services. Mr. Craig joined Cushman & Wakefield in October 1991 as a senior appraiser in the Los Angeles, California office. After working in Cushman & Wakefield's Long Island office from July 1993 to January 1995, Mr. Craig transferred to the New York office where he is currently employed. In October 1993, Mr. Craig was promoted to the position of Associate Director.

     Prior to his employment with Cushman & Wakefield, Mr. Craig was employed from September 1990 to October 1991 as a Senior Appraiser with European American Bank in Uniondale, New York. Preceding that, Mr. Craig was employed from June 1986 to September 1990 as a Staff Appraiser with Dorman & Wilson, Inc. in Jericho, New York.

Appraisal Experience

     Appraisal and consulting assignments have included proposed and existing regional malls and shopping centers, multi-tenanted office buildings, industrial buildings, research and development facilities, cooperative, condominium and rental apartment properties, feasibility and market studies, vacant land, residential subdivisions, adult homes, day care centers, hotels, motels and proposed development. Mr. Craig has also consulted institutional clients on the sale, acquisition or performance of nationwide portfolios of investment property, and has performed as a financial analyst for the brokerage of several office buildings in the New York area.

Memberships, licenses and Professional Affiliations

   Member, Appraisal Institute (MAI #9847)
   Certified New York State - General Appraiser #46000009039
   Certified California State - General Appraiser #AG004848

Education

   University of Massachusetts at Amherst
   Bachelor of Arts, Economics - May, 1986

Appraisal Education

   Successfully completed all courses and experience requirements to qualify for the MAI designation. Mr. Craig was awarded the designation in March 1993. As of the date of this report, Patrick T. Craig, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.